Exhibit 10.11

Docket #1906 Date Filed: 12/7/2009

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

In re:

Case No. 08-53104

GREEKTOWN HOLDINGS, L.L.C., et al.[1]	Chapter 11
Jointly Administered

Debtors.	Hon. Walter Shapero

________________________________________________/

DISCLOSURE STATEMENT FOR SECOND AMENDED JOINT PLANS OF
REORGANIZATION FOR THE DEBTORS PROPOSED BY
NOTEHOLDER PLAN PROPONENTS INCLUDING OFFICIAL COMMITTEE OF
UNSECURED CREDITORS AND INDENTURE TRUSTEE

Dated: December 7, 2009

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS JANUARY 4, 2010, AT 7:00 P.M., UNLESS EXTENDED. TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY THE CLAIMS AGENT BEFORE THE VOTING DEADLINE.

1The Debtors in these jointly-administered cases include Greektown Holdings, L.L.C.; Greektown Casino, L.L.C.; Kewadin Greektown Casino, L.L.C.; Monroe Partners, L.L.C.; Greektown Holdings II, Inc.; Contract Builders Corporation; Realty Equity Company Inc.; and Trappers GC Partner, LLC.

PLEASE READ THIS IMPORTANT INFORMATION

          THE BANKRUPTCY CODE REQUIRES THAT A PARTY PROPOSING A CHAPTER 11 PLAN OF REORGANIZATION PREPARE AND FILE A DOCUMENT WITH THE BANKRUPTCY COURT CALLED A “DISCLOSURE STATEMENT.” THIS DOCUMENT IS THE DISCLOSURE STATEMENT FOR THE JOINT PLANS OF REORGANIZATION OF GREEKTOWN HOLDINGS, LLC AND ITS DEBTOR AFFILIATES IN THESE CHAPTER 11 CASES. THE INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT IS FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE PLAN AND SHOULD NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN.

          THIS DISCLOSURE STATEMENT INCLUDES CERTAIN EXHIBITS, EACH OF WHICH ARE INCORPORATED INTO THIS DISCLOSURE STATEMENT BY REFERENCE. ALL UNDEFINED CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN.

          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO BANKRUPTCY CODE SECTION 1125 AND BANKRUPTCY RULE 3016(b) AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PLAN PROVISIONS AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE NOTEHOLDER PLAN PROPONENTS BELIEVE THAT THE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF FINANCIAL INFORMATION AND THE DOCUMENTS ATTACHED TO, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED IN THIS DISCLOSURE STATEMENT BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

          THE STATEMENTS AND FINANCIAL INFORMATION IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE OF THIS DISCLOSURE STATEMENT UNLESS OTHERWISE SPECIFIED. CLAIM AND INTEREST HOLDERS REVIEWING THIS STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS IN THIS DISCLOSURE STATEMENT. THE NOTEHOLDER PLAN PROPONENTS ARE UNDER NO OBLIGATION, AND EXPRESSLY DISCLAIM ANY OBLIGATION, TO UPDATE THIS DISCLOSURE STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. EACH CLAIM HOLDER ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT, AND THE EXHIBITS TO EACH IN THEIR ENTIRETY BEFORE CASTING A BALLOT.

          NO ONE IS AUTHORIZED TO GIVE ANY INFORMATION RESPECTING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE NOTEHOLDER PLAN PROPONENTS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. HOLDERS OF CLAIMS SHOULD NOT RELY UPON ANY INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND IN THE PLAN.

          THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER IS A STATEMENT MADE IN THE CONTEXT OF SETTLEMENT NEGOTIATIONS UNDER FEDERAL RULE OF EVIDENCE 408.

          THE DEBTORS AND THE FINANCIAL ADVISOR TO THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS IN CONNECTION WITH CERTAIN FINANCIAL INFORMATION PROVIDED BY THE DEBTORS PREPARED THE FINANCIAL PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT. THE PROJECTIONS ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH WILL BE BEYOND THE NOTEHOLDER PLAN PROPONENTS’ CONTROL. THE NOTEHOLDER PLAN PROPONENTS CAUTION THAT THEY CAN NEITHER MAKE ANY REPRESENTATIONS AS TO THE FINANCIAL PROJECTIONS’ ACCURACY NOR TO REORGANIZED GREEKTOWN’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS WILL INEVITABLY NOT MATERIALIZE. FURTHERMORE, EVENTS AND CIRCUMSTANCES OCCURRING AFTER THE DATE THESE FINANCIAL PROJECTIONS WERE PREPARED MAY DIFFER FROM ANY ASSUMED FACTS AND CIRCUMSTANCES. MOREOVER, UNANTICIPATED EVENTS AND CIRCUMSTANCES MAY COME TO PASS, AND MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF ACTUAL RESULTS.

          PLEASE REFER TO ARTICLE VII OF THIS DISCLOSURE STATEMENT, “CERTAIN FACTORS TO BE CONSIDERED BEFORE VOTING”, FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY AN IMPAIRED CLAIM HOLDER ENTITLED TO VOTE ON THE PLAN TO ACCEPT THE PLAN.

          THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING TO COMMENCE ON JANUARY 12, 2010, AT 10:00 A.M. PREVAILING EASTERN TIME BEFORE THE HONORABLE WALTER SHAPERO, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF MICHIGAN, SOUTHERN DIVISION, LOCATED AT THE THEODORE LEVIN COURTHOUSE, 231 WEST LAFAYETTE BLVD., 10TH FLOOR, DETROIT,

MICHIGAN 48226. THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT OF THE CONFIRMATION HEARING.

          TO BE COUNTED, IMPAIRED CLAIM HOLDERS ENTITLED TO VOTE ON THE PLAN MUST CAST THEIR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN IN ACCORDANCE WITH THE INSTRUCTIONS ON THE BALLOT AND IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN FURTHER DETAIL IN THIS DISCLOSURE STATEMENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE WILL BE COUNTED IN THE NOTEHOLDER PLAN PROPONENTS’ SOLE DISCRETION.

          MANY OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED TO CREDITORS WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT“), OR ANY SIMILAR FEDERAL, STATE, OR LOCAL LAW, AND WILL INSTEAD RELY UPON (A) THE EXEMPTIONS SET FORTH IN BANKRUPTCY CODE SECTION 1145 TO THE MAXIMUM EXTENT PERMITTED AND APPLICABLE AND (B) TO THE EXTENT SECTION 1145 IS EITHER NOT PERMITTED OR NOT APPLICABLE, THE EXEMPTION SET FORTH IN SECTION 4(2) OF THE SECURITIES ACT OR REGULATION D PROMULGATED THEREUNDER. THE NOTEHOLDER PLAN PROPONENTS RECOMMEND THAT POTENTIAL RECIPIENTS OF ANY SECURITIES UNDER THE PLAN CONSULT THEIR OWN LEGAL COUNSEL CONCERNING THE SECURITIES LAWS GOVERNING THE TRANSFERABILITY OF ANY SUCH SECURITIES.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE AUTHORITY HAVE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.

          THIS DISCLOSURE STATEMENT MAY CONTAIN “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF SECTION 27A AND SECTION 21E OF THE SECURITIES ACT. SUCH STATEMENTS MAY CONTAIN WORDS SUCH AS “MAY”, “EXPECT”, “ANTICIPATE”, “ESTIMATE”, OR “CONTINUE” OR THE NEGATIVE THEREOF OR COMPARABLE TERMINOLOGY, AND MAY INCLUDE, WITHOUT LIMITATION, INFORMATION REGARDING THE DEBTORS’ EXPECTATIONS REGARDING FUTURE EVENTS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN, PARTICULARLY IN LIGHT OF THE CURRENT WORLDWIDE FINANCIAL AND CREDIT CRISIS, AND ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED OR IMPLIED IN THIS DISCLOSURE STATEMENT AND THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. IN PREPARING THIS DISCLOSURE STATEMENT, THE NOTEHOLDER PLAN PROPONENTS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS OR THAT WAS OTHERWISE MADE AVAILABLE TO THEM AT THE TIME OF SUCH PREPARATION AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR EXPECTED FUTURE

RESULTS AND OPERATIONS. WHILE THE NOTEHOLDER PLAN PROPONENTS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR THE NOTEHOLDER PLAN PROPONENTS’ ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND DEBTORS’ FUTURE RESULTS AND OPERATIONS. THE NOTEHOLDER PLAN PROPONENTS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.

AMONG OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT ESTIMATES OF FUTURE PERFORMANCE ARE THE FOLLOWING: (1) THE NOTEHOLDER PLAN PROPONENTS’ ABILITY TO DEVELOP, PROSECUTE, CONFIRM, AND CONSUMMATE ONE OR MORE PLANS OF REORGANIZATION; (2) THE CHAPTER 11 CASES’ POTENTIAL ADVERSE IMPACT ON THE DEBTORS’ OPERATIONS, MANAGEMENT, AND EMPLOYEES; (3) THE OUTCOME AND TIMING OF THE DEBTORS’ EFFORTS TO RESTRUCTURE AND/OR SELL CERTAIN ASSETS; (4) THE EFFECT OF THE CURRENT RECESSION AND TURMOIL IN THE CREDIT AND FINANCIAL MARKETS; (5) THE EFFECTS OF INTENSE COMPETITION IN THE GAMING INDUSTRY; (6) THE RISK THAT THE DEBTORS MAY LOSE OR FAIL TO OBTAIN OR RENEW GAMING OR OTHER NECESSARY LICENSES REQUIRED FOR THEIR BUSINESSES’ OPERATION; (7) THE RISK THAT THE RECIPIENTS OF NEW PREFERRED STOCK AND/OR NEW COMMON STOCK MAY FAIL TO OBTAIN GAMING OR OTHER NECESSARY LICENSES REQUIRED FOR THEIR BUSINESSES’ OPERATION; (8) THE EFFECTS OF EXTENSIVE GOVERNMENT GAMING REGULATION AND TAXATION POLICIES THAT THE DEBTORS ARE SUBJECT TO, AS WELL AS ANY CHANGES IN LAWS AND REGULATIONS THAT COULD HARM THE DEBTORS’ BUSINESSES; (9) THE RISKS RELATING TO MECHANICAL FAILURES AT THE DEBTORS’ LOCATION; (10) THE RISKS RELATING TO REGULATORY COMPLIANCE; (11) THE EFFECTS OF EVENTS ADVERSELY IMPACTING THE ECONOMY OR THE REGION WHERE THE DEBTORS DRAW A SIGNIFICANT PERCENTAGE OF THEIR CUSTOMERS, INCLUDING THE EFFECTS OF WAR, TERRORISM, OR SIMILAR ACTIVITY OR DISASTERS IN, AT, OR AROUND THE DEBTORS’ LOCATION; (12) THE EFFECTS OF ENERGY PRICE INCREASES ON THE DEBTORS’ COST OF OPERATIONS AND REVENUES; AND (13) FINANCIAL COMMUNITY AND RATING-AGENCY PERCEPTIONS OF THE DEBTORS’ BUSINESS, AND THE EFFECT OF ECONOMIC, CREDIT, AND CAPITAL-MARKET CONDITIONS ON THE ECONOMY AND THE GAMING AND HOTEL INDUSTRY.

THE LIQUIDATION ANALYSIS, DISTRIBUTION PROJECTIONS, AND OTHER INFORMATION IN THIS DISCLOSURE STATEMENT ARE ESTIMATES ONLY, AND THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO ALLOWED CLAIM HOLDERS MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED. THEREFORE, ANY ANALYSES, ESTIMATES, OR RECOVERY PROJECTIONS MAY OR

v

MAY NOT TURN OUT TO BE ACCURATE.

CLAIMS HOLDERS MAY NOT RELY ON THIS DISCLOSURE STATEMENT FOR, AND THIS DISCLOSURE STATEMENT DOES NOT PROVIDE, ANY LEGAL, FINANCIAL, REGULATORY, SECURITIES, TAX OR BUSINESS ADVICE. THE NOTEHOLDER PLAN PROPONENTS URGE EACH CLAIM HOLDER TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY SUCH LEGAL, FINANCIAL, REGULATORY, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND EACH OF THE PROPOSED TRANSACTIONS. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF DISCLOSURE IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN’S MERITS.

TABLE OF CONTENTS

Summary of The Plan		ix

I. INTRODUCTION		1
A.	Rules of Interpretation, Computation of Time, and Reference to Monetary Figures	2
B.	Source of Information	3
C.	Solicitation Package	3
D.	General Voting Procedures and Deadline	4
E.	Questions About Voting Procedures	4
F.	Confirmation Hearing and Deadline for Objections to Confirmation	4

II. BACKGROUND INFORMATION		5
A.	The Debtors’ Businesses	5
B.	Directors, Managers, and Officers	6
C.	Regulation Under the Michigan Gaming Control and Revenue Act	9
D.	The Construction Project	22
E.	The Debtors’ Pre-petition Capital Structure	24
F.	Events Leading to the Chapter 11 Cases	25

III. SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES		26
A.	Filing the Chapter 11 Case Petitions	26
B.	Business Continuation; Litigation Stay	26
C.	Stabilizing Operations	27
D.	Unsecured Creditors	31
E.	Regulatory Issues	32
F.	Insider Transactions	33
G.	Retention of Investment Banker and Exploration of Sale Options	34
H.	Retention of The Fine Point Group	34
I.	Claims Process and Bar Dates	34
J.	Pending and Contemplated Litigation and Other Contested Matters	34
K.	Exclusivity	35
L.	The Debtor/Lender Plan and Solicitation	36
M.	The Purchase and Put Agreement	36
N.	The Letter Agreement	37
O.	The Stipulation	37

IV. SUMMARY OF SIGNIFICANT TRANSACTIONS CONTEMPLATED UNDER THE PLAN AND DESCRIPTION OF POST-CONFIRMATION CAPITAL STRUCTURE		38
A.	New Revolving Credit Facility	38
B.	New Senior Secured Notes	38
C.	New Preferred Stock and Rights Offering Warrants	38
D.	New Common Stock	40
E.	Litigation Trust	40

V. SUMMARY OF THE JOINT PLAN OF REORGANIZATION		40
A.	Purpose and Effect of the Plan	40
B.	Classification and Treatment of Claims and Interests	40

C.	Acceptance or Rejection of the Plan	48
D.	Procedures for Resolving Disputed Claims	49
E.	Executory Contracts and Unexpired Leases	52
F.	Means for Implementation of the Plan	54
G.	Provisions Governing Distributions	70
H.	Settlement, Release, Injunction, and Related Provisions	75
I.	Allowance and Payment of Certain Administrative Claims	79
J.	Confirmation and Consummation of the Plan	81
K.	Plan Modification, Revocation, or Withdrawal	83
L.	Retention of Jurisdiction	84
M.	Miscellaneous Provisions	86

VI. STATUTORY REQUIREMENTS FOR PLAN CONFIRMATION		88
A.	The Confirmation Hearing	89
B.	Confirmation Standards	89
C.	Best Interests of Creditors Test	90
D.	Financial Feasibility	91
E.	Acceptance by Impaired Classes	91
F.	Confirmation Without Acceptance by All Impaired Classes	91

VII. CERTAIN FACTORS TO BE CONSIDERED BEFORE VOTING		92
A.	Certain Bankruptcy Law Considerations	92
B.	Risk Factors That May Affect Allowed Claim Holders’ Recovery	94
C.	Risk Factors that Could Negatively Impact the Debtors’ Businesses	96
D.	Risks Associated With Forward-Looking Statements	105
E.	Disclosure Statement Disclaimer	105
F.	Alternatives to Confirmation and Consummation of the Plan	107

VIII. SECURITIES LAWS MATTERS		108

IX. CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS		111
A.	U.S. Federal Income Tax Considerations for the Debtors	113
B.	U.S. Federal Income Tax Considerations for Holders	115

X. VOTING INSTRUCTIONS		121
A.	Record Date	121
B.	Confirmation Generally	122
C.	Who Can Vote	122
D.	Classes Impaired Under the Plan	123
E.	Contents of the Solicitation Package	123
F.	Distribution of Solicitation Package	124
G.	Voting	124
H.	Establishing Claim Amounts	125
I.	Ballot Tabulation	125
J.	Subscription Procedures	127

XI. RECOMMENDATION		129

Summary of The Plan

          This summary is a general overview only and is intended only as a summary of the background of the Debtors’ Chapter 11 Cases and the Plan’s distribution provisions. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained in the Plan and elsewhere in this Disclosure Statement. For a complete understanding of the Plan, you should read this Disclosure Statement, the Plan, and the Exhibits to each. All descriptions of documents and agreements herein are qualified in the entirety by reference to such provisions of such documents and agreements. All undefined capitalized terms in this Disclosure Statement have the meanings set forth in the Plan. A copy of the Plan is attached as Exhibit A to this Disclosure Statement.

          On May 29, 2008 (the “Petition Pate”), Greektown Holdings, L.L.C. (“Holdings”), and its affiliates Greektown Casino, L.L.C. (“Casino”); Kewadin Greektown Casino, L.L.C. (“Kewadin”): Monroe Partners, L.L.C. (“Monroe”); Greektown Holdings II, Inc. (“Holdings II”); Contract Builders Corporation (“Builders”); Realty Equity Company Inc. (“Realty”); and Trappers GC Partner, LLC (“Trappers”) each commenced a case in the United States Bankruptcy Court for the Eastern District of Michigan under Chapter 11 of the Bankruptcy Code. Under Bankruptcy Code sections 1107 and 1108, the Debtors are operating their businesses as debtors in possession. On June 13, 2008, the Bankruptcy Court entered an order under Bankruptcy Rule 1015(b) jointly administering the Chapter 11 Cases under the lead case, Greektown Holdings, L.L.C, Case No. 08-53104.

          The Noteholder Plan Proponents submit this Disclosure Statement to Claim and Interest Holders in connection with the solicitation of votes to accept or reject the Plan and the Confirmation Hearing, which is scheduled for January 12, 2010 at 10:00 a.m., prevailing Eastern time.

          The Plan described in this Disclosure Statement is offered as an alternative to the plan previously submitted by the Debtors (as has been amended from time to time, the (“Debtor/Lender Plan”) for your vote. The Plan described herein results in a higher valuation and provides a higher recovery to the General Unsecured Classes and a combination of New Common Stock and the right to participate in the Rights Offering to the Holders of Bond Claims, who would receive nothing under the Debtor/Lender Plan. The key terms of the Plan, are:

•	A $200 million fully committed equity offering pursuant to the terms and conditions set forth in the Purchase and Put Agreement attached to the Plan as Exhibit 2;

•

The issuance of approximately $385 million of new secured notes pursuant to the terms and conditions set forth in the Letter Agreement attached as Exhibit 1 to the Plan, or under certain circumstances set forth in the Plan, similar terms;

•	Payment of the DIP Facility Claims in Cash in full on the Effective Date;

•	Payment of the Allowed Pre-Petition Credit Agreement Claims in Cash in full on the Effective Date;

•

A distribution to the Holders of the Allowed Bond Claims of 6% (assuming full conversion of the New Preferred Stock on the Effective Date) of New Common Stock of Reorganized Greektown, the opportunity for the Holders of Bond Claims to participate in the Rights Offering, and interests in a Litigation Trust containing certain causes of action;

•

A Cash distribution to General Unsecured Creditors (other than Holders of Bond Claims) in the aggregate amount of $10 million plus interests in a liquidation trust that contains certain causes of action.

          The Noteholder Plan Proponents believe that the Plan described herein will maximize the value of the Debtors’ estates and provide a higher recovery for all creditors than is provided under the Debtor/Lender Plan.

General Plan Structure

          The John Hancock Strategic Income Fund, John Hancock Trust Strategic Income Trust, John Hancock Funds II Strategic Income Fund, John Hancock High Yield Fund, John Hancock Trust High Income Trust, John Hancock Funds II High Income Fund, John Hancock Bond Fund, John Hancock Income Securities, John Hancock Investors Trust, John Hancock Funds III Leveraged Companies Fund, John Hancock Funds II Active Bond Fund, John Hancock Funds Trust Active Bond Trust, Manulife Global Fund U.S. Bond Fund, Manulife Global Fund U.S. High Yield Fund, Manulife Global Fund Strategic Income, MIL Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Income Fund, Oppenheimer Strategic Bond Fund / VA, Oppenheimer High Income Fund / VA and ING Oppenheimer Strategic Income Portfolio, Brigade Capital Management, Sola Ltd, and Solus Core Opportunities Master Fund Ltd, Holders of Bond Claims and/or Pre-petition Credit Agreement Claims, together with the Creditors’ Committee and the Indenture Trustee under that certain Indenture dated December 2, 2005, among Greektown Holdings, L.L.C., Greektown Holdings II, Inc. and Deutsche Bank Trust Company Americas are each proponents of the Plan within the meaning of Bankruptcy Code section 1129 (the “Noteholder Plan Proponents”). The Plan contains separate Classes and proposes recoveries for Claim and Interest Holders. After careful review of the Debtors’ current business operations, estimated recoveries in a liquidation scenario, and the prospects of an ongoing business, the Noteholder Plan Proponents have concluded that the Holders’ recovery will be maximized by the reorganization contemplated by the Plan. Specifically, the Noteholder Plan Proponents believe that the Debtors’ businesses and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part.

          The Plan contemplates execution of the following transactions, which are described in more detail in Article IV and V of this Disclosure Statement and in Article IV of the Plan:

•

Holdings, Casino, Builders, and Realty will continue to exist as Reorganized Holdings, Reorganized Casino, Reorganized Builders, and Reorganized Realty, respectively. Each entity will retain all of the assets held by the predecessor entity as of the date of Confirmation.

•

A new holding company classified as a corporation for U.S. federal income tax purposes (such holding company, “Newco”) will be formed, which will hold, either solely or together with a newly-formed subsidiary (“New Sub”) 100% of the equity interests in Reorganized Holdings;

x

•

With the exception of Litigation Trust Causes of Action, all assets of each of the Non-reorganizing Debtors (Holdings II and Trappers) shall be transferred to Reorganized Casino free and clear of all claims and encumbrances, and as soon thereafter as practicable, each of the Non-reorganizing Debtors shall be dissolved. The Non-reorganizing Debtors’ Causes of Action shall be transferred to and vest in Reorganized Holdings.

•

Except as otherwise provided in the Plan, all agreements, Instruments, and other documents evidencing any equity Interest in Holdings, or in any of the Non-reorganizing Debtors, and any right of any Holder in respect thereof including any Claim related thereto, shall be deemed cancelled, discharged, and of no force or effect

•	The Holders of DIP Facility Claims will be paid in Cash in full satisfaction of their Allowed Claims from the proceeds of the Rights Offering and Exit Facility.

•	The Holders of Pre-Petition Credit Agreement Claims will be paid in Cash in full satisfaction of their Allowed Claims from the proceeds of the Rights Offering and the Exit Facility.

•

Newco will issue 140,000 shares of New Common Stock to be distributed to the Bondholders on a Pro Rata Basis, which distribution will represent 6% (assuming full conversion of the New Preferred Stock on the Effective Date) of New Common Stock of Reorganized Greektown.

•

Holders of Bond Claims will be allowed to subscribe to the Rights Offering on a Pro Rata basis and purchase Rights Offering Securities of Newco as provided for in the Plan, and will receive an interest in the Litigation Trust. The Put Parties will purchase any Rights Offering Securities not purchased and certain Put Parties will purchase an additional 150,000 Rights Offering Securities so that Reorganized Greektown will realize a $200 million equity infusion. The Put Parties will receive certain fees in exchange for their commitment as described in Section IV of this Disclosure Statement.

•	Holders of Allowed Claims in the General Unsecured Classes will receive their Pro Rata portion of $10,000,000 in Cash plus a share of the Litigation Trust Interests.

•

Reorganized Greektown (which includes Newco and to the extent Newco Sub is formed, Newco Sub) will obtain Exit Financing, including a $30 million revolving line of credit, approximately $385 million of New Senior Secured Notes, or any other credit facility, subject to certain limitations and approval by the Noteholder Plan Proponents and, to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group. In addition, approval of the MGCB will be required for changes to existing credit facilities or the entry into new revolving lines of credit or other credit facilities by Reorganized Greektown or Newco.

•	Monroe and Kewadin will not be reorganized under the Plan, and shall remain in chapter 11 until (i) they confirm their own plans of reorganization, or (ii) their chapter 11 cases are dismissed or converted to chapter 7 cases pursuant to section 1112 of the Bankruptcy Code.

Summary of Treatment of Claims and Interests Under the Plan

          The Plan divides all Claims and Interests, except Administrative Claims, Priority Tax Claims, and other Priority Claims, into various Classes. The classification and treatment for each Class is described in more detail in Article V of this Disclosure Statement and Article III of the Plan. The below-listed recovery ranges are based on various assumptions, including assumptions about the total amount of Allowed General Unsecured Claims and assumptions concerning Reorganized Greektown’s value.

1.	Unclassified Claims

Claim/Interest	Plan Treatment	Projected Recovery Under the Plan

Administrative Claims	Cash equal to the unpaid portion of such Allowed Administrative Claim or payment pursuant to an agreement with one or more of the Debtors.	100%

Priority Tax Claims	Equal Cash payments on each Periodic Distribution Date during a period not to exceed five (5) years after the Petition Date, totaling the aggregate amount of such Claim plus simple interest at the rate required by applicable law on any outstanding balance from the Petition Date, or such lesser rate as is set by the Bankruptcy Court or agreed to by the Holder of an Allowed Priority Tax Claim, or such other treatment as is agreed to by the Holder of an Allowed Priority Tax Claim and the Debtors.	100%

Other Priority Claims	Cash payment equal to the unpaid Allowed portion, paid on the Plan’s Effective Date.	100%

DIP Facility Claims	Cash payment in full on the Effective Date	100%

2.	Classified Claims

          The classification, treatment, and the projected recoveries for Holders of Claims and Interests under the Plan are summarized below for illustrative purposes only and are subject to the more detailed and complete descriptions contained in Article V of this Disclosure Statement and Article III of the Plan.

          The Noteholder Plan Proponents believe that the estimated percentage recoveries are reasonable and within the range of assumed recovery, but there is no assurance that the actual amounts of Allowed Claims in each Class will not materially exceed the estimated aggregate amounts, resulting in reduced percentage recoveries. The Holders’ actual recoveries will depend on a variety of factors including, without limitation, whether, and in what amount and with what priority, contingent claims against the Debtors become non-contingent and fixed; and whether, and to what extent, Disputed Claims are resolved in favor of the Debtors. Accordingly, the Noteholder Plan Proponents cannot and do not make any representations as to whether each estimated percentage recovery shown in the table below will be realized by an Allowed Claim or Interest Holder in any particular Class.

          The range of recoveries for Holders of Bond Claims described below are based on (1) the midpoint of the Debtors’ valuation analysis, as provided in connection with the Debtor/Lender Plan and attached hereto as Exhibit E; (2) the implied value of Newco’s Total Equity Shares derived from the Put Parties’ commitment to purchase at the Preferred Rights Offering Price the aggregate principal amount of Rights Offering Securities, not otherwise subscribed for in the Rights Offering; and (3) the midpoint of the valuation of Charles S. Edelman LLC, attached hereto as Exhibit D, using the XRoads Financial Projections, as defined below and attached hereto as Exhibit F. The estimated recovery to Holders of Bond Claims does not include any value attributable to the right of Holders of Bond Claims to participate in the Rights Offering or any proceeds from the Litigation Trust. Such estimates do not purport to reflect or constitute appraisals, liquidation values, or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. The value of an operating business is subject to numerous uncertainties and contingencies which are difficult or impossible to predict, and will fluctuate with changes in factors affecting the financial condition and prospects of such a business.

Claim/Interest	Plan Treatment	Projected Recovery Under the Plan

Class 1: Pre-petition Lenders’ Claims Against Holdings	Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.	100%

Class 2: Other Allowed Secured Claims Against Holdings	At the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) reinstatement of such Holder’s Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code, (ii) Cash in an amount equal to such Allowed Other Secured Claim, including any interest pursuant to section 506(b) of the Bankruptcy Code, or (iii) the Collateral securing such Holder’s Allowed Other Secured Claim and any interest to be paid pursuant to	100%

section 506(b) of the Bankruptcy Code.

Class 3: Bond Claims Against Holdings

From Newco, such Holder’s Pro Rata share of 140,000 shares of New Common Stock (subject to Section 4.10.5 of the Plan), from the Debtors, a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed Bond Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4 and the right to participate in the Rights Offering and purchase such Holder’s Pro Rata share of Rights Offering Securities as provided in Section 4.7 of the Plan. For the avoidance of doubt, the treatment of Bond Claims against Holdings in Class 3 and against Holdings II in Class 13 shall entitle each Holder to only one recovery on account of its Allowed Bond Claim and shall not be duplicated.

4.7% - 6.5% - 10%[1] Recovery estimation does not include any value attributable to the right to participate in the Rights Offering or any proceeds from the Litigation Trust.

Class 4: General Unsecured Claims Against Holdings

A distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4.

10% — 30 % Recovery estimation does not include any value attributable to proceeds from the Litigation Trust.

[1] Range of recoveries are based on (1) the midpoint of the Debtors’ valuation analysis, as provided in connection with the Debtor/Lender Plan and attached hereto as Exhibit E; (2) the value the Put Parties attributed to Newco’s Total Equity Shares through their commitment to purchase at the Preferred Rights Offering Price the aggregate principal amount of Rights Offering Securities, not otherwise subscribed for in the Rights Offering; and (3) the midpoint of the valuation of Charles S. Edelman LLC, attached hereto as Exhibit D, using the XRoads Financial Projections, as defined below.

Class 5: Intercompany Claims Against Holdings

An interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

		10% — 30%

Class 6: Interests in Holdings	No distribution.	0%

Class 7: Pre-petition Lenders’ Claims Against Casino	Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.	100%

Class 8: Other Allowed Secured Claims Against Casino	At the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) reinstatement of such Holder’s Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code, (ii) Cash in an amount equal to such Allowed Other Secured Claim, including any interest pursuant to section 506(b) of the Bankruptcy Code, or (iii) the Collateral securing such Holder’s Allowed Other Secured Claim and any interest to be paid pursuant to section 506(b) of the Bankruptcy Code.	100%

Class 9: General Unsecured Claims Against Casino

A distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and a Pro Rata share of the Casino Litigation Trust Interest

		10% — 30 % Recovery estimation does not include any value attributable to proceeds from the Litigation Trust.

Class 10: Intercompany Claims Against Casino

An interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor

		10% — 30%

	Debtor.

Class 11: Pre-petition Lenders’ Claims Against Holdings II	Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.	100%

Class 12: Other Allowed Secured Claims Against Holdings II	At the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) reinstatement of such Holder’s Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code, (ii) Cash in an amount equal to such Allowed Other Secured Claim, including any interest pursuant to section 506(b) of the Bankruptcy Code, or (iii) the Collateral securing such Holder’s Allowed Other Secured Claim and any interest to be paid pursuant to section 506(b) of the Bankruptcy Code.	100%

Class 13: Bond Claims against Holdings II

From Newco, such Holder’s Pro Rata share of 140,000 shares of New Common Stock (subject to Section 4.10.5 of the Plan), from the Debtors, a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed Bond Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4 and the right to participate in the Rights Offering and purchase such Holder’s Pro Rata share of Rights Offering Securities as provided in Section 4.7 of the Plan. For the avoidance of doubt, the treatment of Bond Claims against Holdings in Class 3 and against Holdings II in Class 13 shall entitle each Holder to

		4.7% - 6.5% - 10%[2] Recovery estimation does not include any value attributable to the right to participate in the Rights Offering or any proceeds from the Litigation Trust.

[2] Range of recoveries are based on (1) the midpoint of the Debtors’ valuation analysis, as provided in connection with the Debtor/Lender Plan and attached hereto as Exhibit E; (2) the value the Put Parties attributed to Newco’s Total Equity Shares through their commitment to purchase at the Preferred Rights Offering Price the aggregate principal amount of Rights Offering Securities, not otherwise subscribed for in the Rights Offering; and (3) the midpoint of the valuation of Charles S. Edelman LLC, attached hereto as Exhibit D, using the XRoads Financial Projections, as defined below.

	only one recovery on account of its Allowed Bond Claim and shall not be duplicated.

Class 14: General Unsecured Claims Against Holdings II

A distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

		10% — 30%

Class 15: Intercompany Claims against Holdings II

An interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

		10% — 30%

Class 16: Pre-petition Lenders’ Claims Against Builders	Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.	100%

Class 17: Other Allowed Secured Claims Against Builders or Builders Property	At the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) reinstatement of such Holder’s Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code, (ii) Cash in an amount equal to such Allowed Other Secured Claim, including any interest pursuant to section 506(b) of the Bankruptcy Code, or (iii) the Collateral securing such Holder’s Allowed Other Secured Claim and any interest to be paid pursuant to section 506(b) of the Bankruptcy Code.	100%

Class 18: General Unsecured Claims	A distribution of Cash from the	10% — 30%

Against Builders

Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

Class 19: Intercompany Claims Against Builders

An interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

		10% — 30%

Class 20: Pre-petition Lenders’ Claims Against Realty	Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.	100%

Class 21: Other Allowed Secured Claims Against Realty or the Realty Property	At the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) reinstatement of such Holder’s Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code, (ii) Cash in an amount equal to such Allowed Other Secured Claim, including any interest pursuant to section 506(b) of the Bankruptcy Code, or (iii) the Collateral securing such Holder’s Allowed Other Secured Claim and any interest to be paid pursuant to section 506(b) of the Bankruptcy Code.	100%

Class 22: General Unsecured Claims Against Realty

A distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

		10% — 30%

Class 23: Intercompany Claims Against Realty

An interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

		10% — 30%

Class 24: Pre-petition Lenders’ Claims Against Trappers	Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.	100%

Class 25: Other Allowed Secured Claims Against Trappers or Trappers Property	At the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) reinstatement of such Holder’s Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code, (ii) Cash in an amount equal to such Allowed Other Secured Claim, including any interest pursuant to section 506(b) of the Bankruptcy Code, or (iii) the Collateral securing such Holder’s Allowed Other Secured Claim and any interest to be paid pursuant to section 506(b) of the Bankruptcy Code.	100%

Class 26: General Unsecured Claims Against Trappers	A distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the	10% — 30%

General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

Class 27: Intercompany Claims Against Trappers

An interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

10% — 30%

Consummation

          Following Confirmation, the Plan will be consummated on the Effective Date, which is the date after the Confirmation Date on which no Confirmation Order stay is in effect, and all conditions to Consummation set forth in Article VI of the Plan have been satisfied or waived. Unless otherwise provided in the Plan, distributions to Allowed Claim or Interest Holders will be made on the Distribution Date or as soon as practical thereafter. All other Plan distributions will be made under the Plan’s distribution provisions.

Liquidation and Valuation Analyses

          The Noteholder Plan Proponents believe that the Plan will produce a greater recovery for Allowed Claim and Interest Holders than would be achieved in a liquidation under chapter 7 of the Bankruptcy Code because of, among other things, (1) the additional Administrative Claims generated by conversion to chapter 7 cases; (2) the administrative costs of liquidation and associated delays in connection with chapter 7 liquidations; (3) the negative impact on the market for the Debtors’ assets resulting from attempts to sell the assets in a short time frame; and (4) regulatory concerns and impairment of value in connection with chapter 7 liquidations, each of which likely would diminish the overall value of the Debtors’ assets available for distributions.

          In order to assist Claims Holders in determining whether to vote to accept or reject the Plan, attached to this Disclosure Statement is the Hypothetical Liquidation Analysis as prepared by the Debtors (the “Liquidation Analysis”) [Exhibit B] and in the same form as attached to the disclosure statement issued in connection with the Debtor/Lender Plan.

          Additionally, attached hereto is a summary of a valuation analysis prepared by Charles S. Edelman, LLC, retained by the Committee, which sets forth an analysis of the enterprise valuation of the Debtors (the “Valuation Analysis”) [Exhibit D]. The Valuation Analysis was prepared using available data received from the Debtors and is premised upon, among other things, financial projections (the “XRoads Financial Projections”) containing assumptions based on confirmation and consummation of the Debtor/Lender Plan prepared by the Committee’s financial advisor XRoads Solutions Group, LLC. XRoads has updated its financial projections to reflect the various transaction contemplated under the Plan described herein, which projections are attached to this Disclosure Statement as Exhibit F.

          The Valuation Analysis prepared by Charles S. Edelman LLC indicates that the estimated reorganization value of Reorganized Greektown is within the hypothetical range of $626.7 million to $696.2 million with a mid-point estimate of $662.7 million, utilizing the Debtor Financial Projections, and a hypothetical range of $677.6 million to $754.1 million with a mid-point estimate of $715.6 million, utilizing the XRoads Financial Projections.

          The Liquidation Analysis and the Valuation Analysis compare the proceeds to be realized if the Debtors were to be liquidated in hypothetical cases under chapter 7 of the Bankruptcy Code with distributions to Allowed Claim and Interest Holders under the Plan. The analyses are based on the value of the Debtors’ assets and liabilities as of a certain date and incorporate various estimates and assumptions, including a hypothetical conversion to chapter 7 liquidations as of a certain date. Further, each analysis is subject to the possibility of material change, including changes in economic and business conditions and legal rulings. The Debtors’ actual liquidation value could, therefore, differ materially from the Liquidation Analysis estimates, and Reorganized Greektown’s actual reorganization equity value could vary materially from the Valuation Analysis estimates.

          The Valuation Analysis is based on data and information as of October 16, 2009. The Noteholder Plan Proponents make no representations as to changes to the data and events that may have occurred, or any information that may have become available since October 16, 2009, including any changes to anticipated costs and expenses under the Plan when compared to the assumptions contained in the Debtor Financial Projections and the XRoads Financial Projection which were based on confirmation and consummation of the Debtor/Lender Plan.

          The Debtors have also prepared a valuation analysis, a summary of which is attached hereto as Exhibit E. The Debtors’ valuation analysis is based on financial projections prepared by the Debtors in connection with the Debtor/Lender Plan (the “Debtor Financial Projections”), which are attached hereto as Exhibit G. The Noteholder Plan Proponents believe that the Debtors’ valuation analysis and Debtor Financial Projections underestimate the value of Reorganized Greektown. However, Holders of Claims entitled to vote are urged to compare the information provided in each and reach their own conclusions as to whether to vote to accept or reject the Plan. As indicated above, the Valuation Analysis as prepared by Charles S. Edelman LLC contains two separate valuation ranges based upon whether the Debtor Financial Projections or XRoads Financial Projections are utilized.

Voting and Confirmation

          Claim Holders in Classes 1, 2, 7, 8, 11, 12, 16, 17, 20, 21, 24 and 25 are Unimpaired under the Plan and are deemed to accept the Plan. Holders of Intercompany Claims in Classes 5, 10, 15, 19, 23, and 27 are required under the terms of the Stipulation, as defined below, to vote in favor of the Plan and therefore are deemed to accept the Plan. Interest Holders in Class 6 are wholly impaired and are deemed to reject the Plan. Accordingly, Claim and Interest Holders in Classes 1, 2, 5, 6, 7, 8, 10, 11, 12, 16, 17, 19, 20, 21, 23, 24, 25 and 27 are not entitled to vote on the Plan, and their votes will not be solicited. Only Claim Holders in Classes 3, 4, 9, 13, 14, 18, 22 and 26 may vote to accept or reject the Plan.

          Under Bankruptcy Code sections 1126(c) and (d) and except as otherwise provided in Bankruptcy Code section 1126(e): (1) an Impaired Class of Claims accepts the Plan if at least two-thirds in dollar amount and one-half in number of the actually voting Allowed Claim Holders in the Class vote to accept the Plan; and (2) an Impaired Class of Interests accepts the Plan if at least two-thirds in amount of the actually voting Allowed Interest Holders in the Class vote to accept the Plan. The Noteholder Plan Proponents will tabulate all Plan votes to determine whether the Plan satisfies Bankruptcy Code sections 1129(a)(8) and 1129(a)(10).

          Assuming the Plan is accepted, the Noteholder Plan Proponents intend to seek Confirmation at the Confirmation Hearing scheduled for January 12, 2010 at 10:00 a.m. prevailing Eastern time, before the Bankruptcy Court. The Noteholder Plan Proponents also reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code, including the right to seek confirmation under section 1129(b) of the Bankruptcy Code.

          The Bankruptcy Court has established December 1, 2009 as the Voting Record Date for determining which Holders may vote on the Plan. Ballots, along with this Disclosure Statement, the Plan, and the Solicitation Procedures Order, will be mailed to all registered Claim Holders that may vote on the Plan as of the Voting Record Date. An appropriate return envelope, postage prepaid, will be included with each Ballot, if appropriate.

          The Debtors have engaged Kurtzman Carson Consultants LLC, the Claims Agent to assist in the voting process. The Claims Agent will answer questions about the procedures and requirements for voting on the Plan and for objecting to the Plan, provide additional copies of all materials, and oversee the voting tabulation.

          For answers to any questions regarding solicitation procedures, parties may call the Claims Agent toll free at 866-381-9100.

          Ballots must be received by the Claims Agent by the Voting Deadline, which is January 4, 2010 at 7:00 p.m. at the address listed below, whether by first-class mail, overnight courier, or personal delivery. The Ballots and the accompanying pre-addressed postage-paid envelopes will clearly indicate the appropriate return address. Completed Ballots must be returned to: (1) for Holders of Claims in the General Unsecured Classes, Greektown Holdings, LLC, C/O Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, CA 90245, Attn: Ballot Processing Department; or (2) for Holders of Bond Claims, to your nominee for processing and delivery to Greektown Balloting Center, c/o

Kurtzman Carson Consultants LLC, Attn: David M. Sharp, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020

          To be counted, Ballots indicating acceptance or rejection of the Plan must be received by the Claims Agent no later than the Voting Deadline, January 4, 2010 at 7:00 p.m. Such Ballots should be cast in accordance with the solicitation procedures described in further detail in Article X of this Disclosure Statement. Any Ballot received after the Voting Deadline will be counted in the sole discretion of the Noteholder Plan Proponents.

          To obtain an additional copy of the Plan, this Disclosure Statement, or other Solicitation Package (as defined below) materials (including Ballots), please refer to the Claims Agent’s website at http://www.kccllc.net/greektowncasino or request a copy from the Claims Agent by mail at 2335 Alaska Avenue, El Segundo, California 90245, Arm: Greektown Balloting; by telephone toll free at 866-381-9100; or by e-mail at greektowninfor@kccllc.com.

          In the view of the Noteholder Plan Proponents, the Plan provides the Claim and Interest Holders with the best recovery possible. Accordingly, the Noteholder Plan Proponents believe that the Plan is in the best interests of the Holders and strongly recommend that all Holders entitled to vote, vote to accept the Plan.

I. INTRODUCTION

          Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.3 In addition to allowing a debtor to rehabilitate, chapter 11 promotes equal treatment for similarly situated creditors and equity interest holders, subject to certain distribution priorities. Commencement of a chapter 11 case creates an estate of all the debtor’s legal and equitable interests as of the filing date. The Bankruptcy Code allows the debtor to continue operating its business and possess its property as a “debtor-in-possession.”

          Consummating a reorganization plan is the principal objective of a chapter 11 case. Confirmation of a plan by the bankruptcy court binds the debtor, any securities issuer under the plan, any person acquiring property under the plan, any creditor or equity interest Holder of the debtor, and any other party in interest under the applicable Bankruptcy Code provisions. Subject to certain limited exceptions, the Bankruptcy Court’s confirmation order discharges the debtor from any pre-confirmation debt and provides for treatment of the debt under the plan terms.

          Before soliciting acceptance of a plan, Bankruptcy Code section 1125 requires a plan proponent to prepare a disclosure statement containing information of a kind, and in sufficient detail, to allow a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan. This Disclosure Statement is being submitted in accordance with these requirements for the purpose of soliciting votes on the Plan, a copy of which is attached as Exhibit A.

          This Disclosure Statement sets forth certain information about the Debtors’ history before the Petition Date, significant events that have occurred during the Chapter 11 Cases, the Debtors’ anticipated reorganization, and Reorganized Greektown’s anticipated post-reorganization operation and financing. Much of the background information contained herein has been provided by and is derived from the Debtors’ Second Amended Disclosure Statement for the Joint Plans of Reorganization, which was approved by the Bankruptcy Court on September 3, 2009. The Noteholder Plan Proponents possess no independent knowledge of the facts derived from the Debtors’ previously submitted disclosure statement. This Disclosure Statement also describes the Plan’s terms and provisions, including certain alternatives to the Plan, certain effects of Confirmation, certain risk factors associated with the Plan, certain securities to be issued under the Plan, and the manner in which Plan distributions will be made. In addition, this Disclosure Statement discusses the Confirmation process and the solicitation procedures that Claim Holders must follow for then-votes to be counted.

          For a description of the Plan and various risks and other factors pertaining to the Plan as it relates to Claims against and Interests in the Debtors, please see Article V and Article VII of this Disclosure Statement. For further information and instruction on voting to accept or reject the Plan, see Article X of this Disclosure Statement.

          THE NOTEHOLDER PLAN PROPONENTS BELIEVE THAT THE PLAN WILL ENABLE THE DEBTORS TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11

[3]	Unless otherwise specifically stated, undefined capitalized terms in this Disclosure Statement have the meanings set forth in the Plan.

AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND CLAIM HOLDERS. THE NOTEHOLDER PLAN PROPONENTS BELIEVE THAT THE PLAN RESULTS IN A HIGHER VALUATION OF THE DEBTORS’ BUSINESS AND PROVIDES A HIGHER RECOVERY TO THE DEBTORS’ CREDITORS. ACCORDINGLY, THE NOTEHOLDER PLAN PROPONENTS URGE CLAIM HOLDERS TO VOTE TO ACCEPT THE PLAN.

A.	Rules of Interpretation, Computation of Time, and Reference to Monetary Figures

1.	Rules of Interpretation

          For purposes of this Disclosure Statement: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter; (c) any reference in this Disclosure Statement to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented; (d) any reference to a Person as a Holder of a Claim or Interest includes that Person’s successors and assigns; (e) all references in this Disclosure Statement to Sections, Articles, and Exhibits are references to Sections, Articles, and Exhibits of or to this Disclosure Statement; (i) the words “herein,” “hereunder,” and “hereto” refer to this Disclosure Statement in its entirety rather than to a particular portion of this Disclosure Statement; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Disclosure Statement; (h) subject to the provisions of any contract, certificates of incorporation or organization, by-laws or operating agreement, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply unless otherwise set forth in this Disclosure Statement; (j) any term used in capitalized form in this Disclosure Statement that is not otherwise defined in the Plan or this Disclosure Statement but that is used in the Bankruptcy Code or Bankruptcy Rules shall have the meaning given the term in the Bankruptcy Code or Bankruptcy Rules, as applicable; (k) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; and (1) all references to statutes, regulations, orders, rules of courts, and the like, unless otherwise stated, mean as amended from time to time, as applicable to the Chapter 11 Cases, unless otherwise stated.

2.	Computation of Time

          In computing any time period prescribed or allowed, the provisions of the Bankruptcy Rule 9006(a) shall apply unless otherwise stated by an order of the Bankruptcy Court. If the date on which a transaction may occur under this Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

3.	References to Monetary Figures

          All references in this Disclosure Statement to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

4.	Exhibits

          All Exhibits are incorporated into and are a part of this Disclosure Statement as if set forth in full in this Disclosure Statement and, to the extent not attached to this Disclosure Statement, such Exhibits shall be Filed with the Bankruptcy Court on or before the Exhibit Filing Date. After each Exhibit is Filed, it may be inspected in the office of the Bankruptcy Court clerk (or its designee) during normal business hours or at the Bankruptcy Court’s website, for a fee, at www.mieb.uscourts.gov. Exhibits may also be reviewed for free at the following website, which is maintained by the Debtors’ Claims Agent: www.kccllc.net/greektowncasino. The Exhibits are an integral part of the Plan, and entry of the Confirmation Order by the Bankruptcy Court shall constitute an approval of the Exhibits. To the extent any Exhibit is inconsistent with the terms of the Plan and unless otherwise provided for in the Confirmation Order, the terms of the Exhibit shall control as to the transactions contemplated by the Exhibit.

B.	Source of Information

          The Noteholder Plan Proponents have provided this Disclosure Statement to certain Claim and Interest Holders to solicit votes on the Plan and to others for informational purposes. This Disclosure Statement’s purpose is to provide adequate information to enable each Claim Holder entitled to vote on the Plan to make a reasonably informed decision in deciding whether to accept or reject the Plan.

          By order entered on December 7, 2009, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient and adequate detail to enable Claim Holders entitled to vote on the Plan to make an informed judgment with respect to acceptance or rejection of the Plan. The Bankruptcy Court’s approval of this Disclosure Statement is neither a guaranty of its accuracy or completeness nor an endorsement of the Plan.

          Claim Holders entitled to vote on the Plan should read the Plan and this Disclosure Statement and their attachments carefully and in their entirety before voting to accept or reject the Plan. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

          This Disclosure Statement and the other materials in the Solicitation Package (defined below) are the only documents authorized by the Court to be used in connection with the solicitation of votes on the Plan. Distribution of this Disclosure Statement is a prerequisite to solicitation of votes, and no person has been authorized to distribute any other information concerning the Debtors or the Plan.

C.	Solicitation Package

          Accompanying this Disclosure Statement are, among other things, copies of (1) the Plan (Exhibit A); (2) the Disclosure Statement Order; (3) the Solicitation Procedures Order (without exhibits, except the Solicitation Procedures); (4) the Confirmation Hearing Notice; (5) if you are entitled to vote, one or more Ballots, as applicable (and pre-addressed, postage-paid return envelopes); (6) the solicitation cover letter; (7) the Committee Solicitation Letter and (8) such other materials as the Bankruptcy Court may direct, (collectively, the “Solicitation Package”).

D.	General Voting Procedures and Deadline

          After carefully reviewing the Plan, this Disclosure Statement, and (if you are entitled to vote) the detailed instructions accompanying your Ballot, please accept or reject the Plan by checking the appropriate box on your Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided. Failure to provide all of the information requested on the Ballot may disqualify your vote. Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot sent to you with this Disclosure Statement.

          FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN JANUARY 4, 2010 AT 7:00 P.M. (PREVAILING EASTERN TIME) (THE “VOTING DEADLINE”) BY THE NOTEHOLDER PLAN PROPONENTS’ CLAIMS AGENT, AT (1) FOR HOLDERS OF CLAIMS IN THE GENERAL UNSECURED CLASSES, GREEKTOWN HOLDINGS, LLC, C/O KURTZMAN CARSON CONSULTANTS LLC, 2335 ALASKA AVENUE, EL SEGUNDO, CA 90245, ATTN: BALLOT PROCESSING DEPARTMENT; OR (2) FOR HOLDERS OF BOND CLAIMS, TO YOUR NOMINEE FOR PROCESSING AND DELIVERY TO GREEKTOWN BALLOTING CENTER, C/O KURTZMAN CARSON CONSULTANTS LLC, ATTN: DAVID M. SHARP, 1230 AVENUE OF THE AMERICAS, 7TH FLOOR, NEW YORK, NEW YORK 10020. BALLOTS RECEIVED AFTER SUCH TIME WILL BE COUNTED IN THE SOLE DISCRETION OF THE NOTEHOLDER PLAN PROPONENTS. BALLOTS SHOULD NOT BE DELIVERED TO ANY OTHER PARTY OR ADDRESS.

E.	Questions About Voting Procedures

          If (1) you have questions about (a) the procedure for voting your Claim, (b) the packet of materials that you have received, or (c) the amount of your Claim or Interest; or (2) you wish to obtain, at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)) an additional copy of the Plan, this Disclosure Statement, or any appendices or Exhibits to those documents, please refer to the Claims Agent’s website at http://www.kccllc.net/greektowncasino or request a copy from the Claims Agent by mail at 2335 Alaska Avenue, El Segundo, California 90245, Attn: Greektown Balloting; by telephone toll free at 866-381-9100; or by e-mail at greektowninfo@kccllc.com.

          For further information and instructions on voting on the Plan, see Article X of this Disclosure Statement.

F.	Confirmation Hearing and Deadline for Objections to Confirmation

          Under Bankruptcy Code section 1128 and Bankruptcy Rule 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing for January 12, 2010, at 10:00 a.m. (prevailing eastern time) before the Honorable Walter Shapero, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, located at The Theodore Levin Courthouse, 211 West Lafayette Blvd., 10th Floor, Detroit, Michigan 48226. Objections to Confirmation, if any, must be filed and received in accordance with Solicitation Procedures contained in the Solicitation Procedures Order by January 5, 2010 at 5:00 p.m. (prevailing eastern time). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except by announcement of the adjournment date at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

II. BACKGROUND INFORMATION

          The following description of the Debtors’ business before commencement of the Chapter 11 Cases, including the events leading to the Chapter 11 Cases, has been provided by and is derived from the Debtors’ Second Amended Disclosure Statement for the Joint Plans of Reorganization, which was approved by the Bankruptcy Court on September 3, 2009. Except where certain descriptions have been updated to reflect changes in circumstances since the approval of the Debtors’ Second Amended Disclosure Statement for the Joint Plans of Reorganization, the Noteholder Plan Proponents possess no independent knowledge of the facts contained herein.

A.	The Debtors’ Businesses

1.	Corporate Structure

          As illustrated in the corporate organization chart attached as Exhibit C the assets of the Greektown Casino (“Greektown”) are owned by Greektown Casino, L.L.C. (“Casino”). Greektown Holdings, L.L.C. (“Holdings”), a holding company, owns 100% of Casino’s membership interests. Holdings’ membership interests, in turn, are owned 50% by Monroe Partners, L.L.C. (“Monroe”), a holding company, and 50% by Kewadin Greektown Casino, L.L.C. (“Kewadin”). Kewadin also owns 97.1875% of Monroe’s membership interests.

          Kewadin is wholly owned by the Kewadin Casinos Gaming Authority, a tribal instrumentality wholly owned by the Sault Ste. Marie Tribe of Chippewa Indians, a federally recognized Indian Tribal Government (the “Tribe”). The Tribe established Kewadin to oversee its gaming operations.

          Casino also owns 100% of the shares of Realty Equity Company, Inc. (“Realty”). 100% of Contract Builders Corporation (“Builders”) shares, and 100% of the membership interests of Trappers GC Partner, LLC (“Trappers”). Realty, Builders, and Trappers are real-estate holding companies that each own certain real property located in Detroit, Michigan. Holdings also owns 100% of the shares of Greektown Holdings II, Inc. (“Holdings II”) a holding company that does not own any assets.

2.	Background

          Greektown, which was developed by the Tribe in a partnership with private investors, opened in November 2000 as the first tribal-owned casino in the U.S. to operate on non-tribal lands. One of only three commercially licensed casinos operating in Michigan, Greektown is located in the historic Greektown district of downtown Detroit, Michigan. Greektown is accessible from the six interstate highways that pass through downtown Detroit, including Interstate 375, which has an off-ramp adjacent to one of Greektown’s parking structures.

          Greektown offers a full range of gaming, dining, and entertainment alternatives. In 2008, Greektown’s share of the Metro Detroit Gaming Market (defined below) was 23.2%, and Greektown generated $286.7 million in net revenues and $(153.1) million in net income. Greektown generates stable cash flow from its slot-based business, which represented approximately 83% of gross gaming revenues in 2008, and from table games, which are predominantly cash based.

          Greektown’s market is primarily a “drive-to” gaming market, with over 90% of its patrons residing within 100 miles of its location. It is estimated that Greektown attracts approximately 15,800 patrons per day, a significant number of which make regular visits to its property. “Club Greektown” Greektown’s players club, is a membership/loyalty program that attracts customers by offering incentives to frequent casino visitors. As of December 31, 2008, there were approximately 1,005,000 people in the Club Greektown database, 73,000 of which are considered active members.

3.	Overview of the Greektown Property

          Greektown was designed to blend in with the fabric of its neighborhood surroundings while providing a destination of excitement and entertainment for visitors. A number of public attractions and corporate offices are located within walking distance or a short drive from Greektown, including stadiums for the Detroit Tigers, Detroit Lions, and Detroit Red Wings and the headquarters for Blue Cross Blue Shield of Michigan, Compuware, and General Motors.

          Since July 2006, Greektown has been engaged in an expansive renovation of its gaming floor and amenities, including construction of an adjacent parking garage and 400-room hotel (the “Expanded Complex”). The following table summarizes the impact on Greektown’s property of the Expanded Complex, which was substantially completed in February 2009:

	Pre-Expanded Complex	Expanded Complex	February 2009

Gaming Square-Feet	75,000	25,000	100,000
No. of Slots	2,308	592	2,900
No. of Tables	73	1	74
No. of Parking Spaces	1,882	2,900	4,782
No. of Hotel Rooms	N/A	400	400

B.	Directors, Managers, and Officers

1.	The Debtors’ Boards of Directors/Managers and Executive Officers

          The following persons are the Debtors’ executive officers and/or serve on the Debtors’ boards of directors or managers.

•	Kewadin. Kewadin’s Chairman is D. Joe McCoy; and its Managers are D. Joe McCoy, Jake Miklojcik and Louis Glazier. Kewadin is a manager-managed LLC.

•	Monroe. Monroe’s Chairman is D. Joe McCoy; and its Managers are D. Joe McCoy, Jake Miklojcik and Louis Glazier. Monroe is a manager-managed LLC.

•

Holdings. Holdings’ Chairman is D. Joe McCoy; its Chief Executive Officer is Randall Fine; its Chief Financial Officer is Cliff Vallier; and its Managers are D. Joe McCoy, Jake Miklojcik and Louis Glazier. Holdings is a manager-managed LLC.

•

Casino. Casino’s Chairman is D. Joe McCoy; its Chief Executive Officer is Randall Fine; its General Manager is Chris Colwell; its Chief Financial Officer is Cliff Vallier; and its Managers are D. Joe McCoy, Jake Miklojcik and Louis Glazier. Casino is a manager-managed LLC.

•

Holdings II. Holdings II’s Chairman is D. Joe McCoy; its Chief Executive Officer is Randall Fine; its Chief Financial Officer is Cliff Vallier; and its Directors are D. Joe McCoy, Jake Miklojcik and Louis Glazier.

•

Realty. Realty’s President is D. Joe McCoy; its Chief Executive Officer is Randall Fine; its Secretary and Treasurer is Cliff Vallier; and its Directors are D. Joe McCoy, Jake Miklojcik and Louis Glazier. Realty is a corporation.

•

Builders. Builders’ President is D. Joe McCoy; its Chief Executive Officer is Randall Fine; its Secretary and Treasurer is Cliff Valier; and its Directors are D. Joe McCoy, Jake Miklojcik and Louis Glazier. Builders is a corporation.

•

Trappers. Trappers’ President is D. Joe McCoy; its Chief Executive Officer is Randall Fine; its Secretary and Treasurer is Cliff Vallier; and its sole member is Greektown Casino, LLC. Trappers is a member-managed LLC.

2.	Direct Competition Overview

          The direct competitors of Greektown are the two other Detroit casinos, MGM and MotorCity, which initially opened in 1999, and Caesars, which initially opened in 1994. The three Detroit casinos operate as commercial entities under the Michigan Gaming Control and Revenue Act (the “Gaming Act”). Detroit casinos are licensed to offer both slot machines and table games, with no specific limit on the number of gaming positions that a casino may operate within the authorized gaming square footage. MGM, MotorCity, and Caesars may each have greater name recognition and financial, marketing, and other resources than Greektown. For example, MGM benefits from the use of a national player database, MGM, MotorCity, and Greektown, had 42.5%, 34.2%, and 23.2% market share, respectively, as of December 31,2008. Below is a summary of the gaming amenities offered by MGM and MotorCity.

a.	MGM Grand Detroit

          MGM was the first casino to open in Detroit, in July 1999, and since 2001 has been the market leader. In October 2007, MGM completed construction of a new, permanent casino, which significantly increased MGM’s gaming revenues over the prior twelve-month period. The new facility houses approximately 100,000 square feet of gaming space with an estimated 4,200 slot machines and 98 table games, 400 hotel rooms, over 5,000 parking spaces, 13 restaurant/bars, and five entertainment venues. The property also offers a 30,000-square-foot meeting facility, which includes a 14,000-square-foot ballroom. For the twelve months ending December 31, 2008, MGM’s adjusted gross gaming revenue was $578 million, a significant increase over the prior year. MGM Mirage owns a controlling interest in the casino, with the remaining interest held by Detroit Partners, LLC, a group of local residents and businesses.

b.	MotorCity Casino

          MotorCity was the second casino to open in Detroit, in December 1999, and since 2001 has maintained a second-place market position behind MGM. In 2005, MotorCity began renovating its existing casino space. The new facility has 100,000 square feet of gaming space with an estimated 2,850 slot machines and 83 table games, over 4,000 parking spaces, 10 restaurants/bars, and two entertainment venues. For the twelve months ending December 31, 2008, Motor City’s adjusted gross gaming revenue was $464 million, a slight decline over the prior year. The facility is privately owned by its sole stockholder, Marian Ilitch, and was formerly owned by Mandalay Resort Group.

c.	Caesars Windsor

          Caesars opened in a temporary location in May 1994. Caesars is the largest casino-resort in Canada and is owned by the government of Ontario and operated by a consortium that includes Harrah’s Entertainment, Inc. and Hilton Hotels Corporation. At its peak in the late 1990s, the casino attracted in excess of 6 million visitors annually. In February 2005, the casino announced a $400 million expansion, which resulted in a complex of approximately 100,000 square feet of gaming space, 95 table games, 2,600 slot machines, and 3,000 parking spaces. Caesars now offers 758 hotel rooms, a 5,000-seat entertainment center, and approximately 100,000 square feet of convention space.

3.	Michigan Tribal Gaming

          Nineteen Native American casinos are currently operating in western, central, and northern Michigan, five of which are owned and operated by the Tribe, and the closest of which is 150 miles from Greektown. Furthermore, a number of additional Native American casinos are in various stages of the planning process:

•

The Tribe has entered into a land settlement agreement with the State of Michigan and is currently seeking government approvals to construct a casino in Monroe County, Flint, or Romulus, which would be within 20 to 75 miles of Greektown.

•

Another tribe has also entered into a land settlement agreement with the State of Michigan and is currently seeking government approval for a casino in Port Huron, which would be within 75 miles of Greektown.

•	Two more tribes were authorized to open casinos in western Michigan under compacts signed in 1998, but no facility has opened to date.

•	Another tribe has been federally recognized and seeks to enter into a compact with the State of Michigan for a casino in western Michigan.

•	Another tribe has indicated an intention to apply to the Bureau of Indian Affairs for trust status for a site in Romulus.

The opening of additional Native American casinos near Detroit or throughout Michigan could have a detrimental effect on Greektown’s gaming revenues.

4.	The Michigan Lottery

          Greektown competes with the State of Michigan Lottery, which offers a variety of lottery tickets and drawings. Additionally, the Bureau of State Lottery oversees and licenses charitable gaming by non-profit organizations throughout the state. In 2004, Michigan also introduced new “Club Games,” including keno and various pull-tab games, in licensed bars and restaurants.

5.	Other Competition

          Greektown also competes, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, Internet gaming, on- and off-track wagering, and card parlors. The expansion of legalized gaming to new jurisdictions throughout the United States has also increased competition and will continue to do so in the future. On November 3, 2009, Ohio voters passed a casino gaming initiative authorizing casino-style gaming at four locations in the state: Cincinnati, Cleveland, Columbus, and Toledo. Should casinos be built in these jurisdictions, Greektown will face increased competition. Additionally, if gaming facilities in Greektown’s markets were purchased by entities with more recognized brand names or larger capital resources, or if gaming were legalized in other jurisdictions near Greektown where gaming currently is not permitted, Greektown would face additional competition.

6.	Proposal 1

          In November 2004, Michigan voters passed Proposal 1, which requires a voter referendum before new forms of gambling are permitted in Michigan. This limits the government’s ability to enact changes to state laws permitting incremental forms of gaming in Michigan. Proposal 1 does not apply to tribal gaming or to the three existing Detroit casinos, but applies to new lottery games, consisting of “table games” and “player-operated mechanical or electronic devices” or other forms of gaming or additional casinos.

C.	Regulation Under the Michigan Gaming Control and Revenue Act

1.	Michigan Regulation

          The Debtors’ gaming facility and operations are subject to various state and local laws and regulations. In November 1996, Michigan voters approved Proposal E, which effectively authorized three licensed casinos to be built in Detroit, and was later substantially amended and signed into law as the Michigan Gaming Control and Revenue Act, M.C.L. §§ 432.201 et seq,, referred to in this Disclosure Statement as the Gaming Act. Greektown is subject to the provisions of the Gaming Act, including rules promulgated pursuant thereto (the “Gaming Rules”), MGCB Orders and Resolutions (“Board Orders and Resolutions”), and MGCB approved Internal Controls, the Michigan Liquor Control Code, the Rules of the Michigan Liquor Control Commission, and various local ordinances and regulations, and is subject to the regulatory control of the MGCB, the City of Detroit, and other applicable governmental entities, including, without limitation, the Michigan Liquor Control Commission and the Michigan Department of Treasury.

          Among other things, the Gaming Act:

(i) Authorizes up to three licensed commercial casinos in any “city”, which currently includes only the City of Detroit;

          (ii)       Vests the MGCB (a Type I state agency within the Michigan Department of Treasury) with exclusive authority to license, regulate, and control casino gaming operations at the three authorized Detroit casinos;

(iii) Authorizes the MGCB to promulgate necessary administrative rules to properly implement, administer, and enforce the Gaming Act;

(iv) Provides for the licensing, regulation, and control of casino gaming operations, manufacturers and distributors of gaming equipment and supplies, and casino employees;

(v) Establishes licensing standards and procedures for the issuance of casino licenses, casino-supplier licenses, and occupational licenses;

(vi) Imposes civil and criminal penalties for violations of the Gaming Act;

(vii) Authorizes and imposes certain taxes and fees on casinos and others involved in casino gaming;

          (viii)    Provides for the distribution of casino tax revenue for certain purposes, including K-12 public education in Michigan, and for capital improvements, youth programs, and tax relief in the City of Detroit;

          (ix)      Creates certain funds for the operation of the MGCB to license, regulate, and control casino gaming, and addresses contributions to compulsive gambling prevention programs, and other casino-related Michigan programs;

(x) Requires certain safeguards by casino licensees to prevent compulsive and underage gambling;

(xi) Prohibits state and local political contributions by certain persons with casino interests, including licensed suppliers and supplier-license applicants; and

(xii) Establishes ethical standards and requirements for members, employees, and agents of the MGCB, license applicants, licensees, and others involved in gaming.

          The Gaming Act also vests the MGCB with extensive authority to conduct background investigations to determine the suitability and eligibility of casino-license applicants, affiliated companies, persons, and entities. Typically, persons who have a 1% or greater ownership interest in a licensee and all persons considered “key,” such as upper management and board members, are required to undergo an extensive application and disclosure process with the MGCB, pursuant to which an investigation is conducted before a decision is made by the MGCB as to suitability and eligibility. Newco intends to register the New Common Stock on a registration statement on Form 10 and become a reporting issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon becoming a reporting issuer under the Exchange Act, the Gaming Act’s ownership threshold for licensing purposes applicable to Newco generally increases to 5%. Additionally, if the holder of stock of a reporting issuer under the Exchange Act is an Institutional Investor, as defined in the Gaming Act, the holder may be eligible for waiver of the eligibility and suitability requirements if it owns no more than 15% of the casino licensee according to the Gaming Act and rules.

          Prior to the Debtors’ bankruptcy, in November of 2005 the Board issued an Order Approving Debt Transaction, Supplier-Licensing Exemption Requests, and Eligibility, Suitability, and Qualification of Certain Key Persons of Greektown Casino, L.L.C. (“2005 Order”). This Order provided that Casino, Holdings and Holdings II could enter into credit agreements with Merrill Lynch Capital Corporation and Merrill Lynch Pierce Fenner and Smith Inc. to refinance a 2003 credit agreement, refinance letter of credit obligations to the City of Detroit, fund operations, and expand the casino (“Debt Transaction”). The 2005 Order required, as a condition of approval of the Debt Transaction, that Holdings meet and maintain financial benchmarks, including net debt to EBITDA ratios and fixed charge coverage ratios. The Gaming Act requires that a casino licensee have sufficient liquidity to responsibly maintain the casino operation.

          The Board’s approval of the Debt Transaction in the 2005 Order was also conditioned upon the Board’s right to initiate a sale process if the Financial Benchmarks were not met. If, in the judgment of the Executive Director of the Board, any Financial Benchmark is not satisfied by the date that the certified audit for a particular fiscal year is due, the Board may notify Casino in writing that the process for sale of its interests in the casino operations (“Sale Transaction”) will take effect. Within 180 days of that notification, Debtors must enter a contract to transfer all interests in the casino and the transferee(s) must file a transfer of interest application. If the Sale Transaction process obligations are not satisfied or if the Board finds a transferee ineligible, unsuitable, or unqualified, the Gaming Act’s provisions for appointment of a conservator to operate the casino enterprise take effect.

          In the fall of 2006, the Debtors requested that the Board amend the covenants to allow an additional year for them to come into compliance with the 2008 Financial Benchmarks and each successive benchmark. The Board denied this request for modification in an order dated December 12, 2006. The Debtors thereafter failed to meet the December 31, 2007, net debt to EBITDA ratios. The Debtors have remained continuously in default of these regulatory requirements since that date.

          In March of 2008, Debtors again requested a waiver of the Financial Benchmark requirements of the 2005 Order and further requested that the initiation of the Sale Transaction be waived. The Board denied Debtors’ request in an Order dated May 13, 2008. This order found that the Debtors had failed to meet one of the Financial Benchmarks for the fiscal year ending December 31, 2007 and the matter was set for a June 10, 2008 show cause hearing as to why the Board should not invoke the Sale Transaction. During the interim period between the

May 13, 2008 Order and the show cause hearing, which was scheduled for June 10, 2008, the Debtors filed their Chapter 11 petitions. At the show cause hearing, in deference to the Bankruptcy Court and the bankruptcy process, the Board took the decision on whether to invoke the Sale Transaction under advisement. The MGCB continues to assert that its regulatory powers under the Gaming Act, Gaming Rules, and previous orders are not stayed by the bankruptcy proceedings and could be exercised at any point. As noted above these powers include, but are not limited to, the ability to order a sale of the casino assets, appoint a conservator, and suspend or revoke the Debtors’ gaming license.

          In August of 2008, the Debtors’ gaming license was up for renewal. To date, in an exercise of its discretion, the Board has taken no administrative action with respect to the Debtors’ defaults and has held the decision on license renewal in abeyance for over a year. The Debtors are under a statutory duty to prove by clear and convincing evidence that they meet the criteria for continuation of a casino license. M.C.L. § 432.206(5). These criteria include that they be well capitalized and that they responsibly maintain casino operations and assets.

2.	City of Detroit Regulation

          The Detroit City Council (the “City Council”) has enacted several ordinances affecting Detroit casinos. One ordinance, entitled “Casino Gaming Authorization and Casino Development Agreement Certification and Compliance,” (the “City Gaming Ordinance”) authorizes casino gaming only by a person who is licensed by the MGCB and is a party to a “development agreement” approved and certified by the City Council and currently in effect.

          After a lengthy competitive bidding process in 1997, Greektown, MGM, and MotorCity negotiated development agreements with the City of Detroit (the “City of Detroit”), which were finalized and approved by City Council on March 12, 1998. The City’ of Detroit’s initial plan was to acquire sufficient land to locate all three casinos on the Detroit riverfront, which plan was ultimately unsuccessful. Because of this significant change in plans and for other less material factors, the three developers and the City of Detroit renegotiated their respective development agreements and, on August 2, 2002, finalized revised development agreements, permitting the casinos to develop their casino complexes in various locations within the City of Detroit, which remain effective as of this date. Both MotorCity and Greektown chose to expand their complexes at their existing location, whereas MGM chose to develop an entirely new facility at a different location.

          The revised development agreements require the three casinos to construct expanded casino complexes to include at least 400 hotel rooms and other amenities within certain designated time frames, which were modified as a result of litigation that enjoined construction of the facilities for 2-1/2 years. Greektown did not meet the initial completion date but did complete construction of its hotel. It opened all 400 rooms to the public on February 15, 2009 within the final completion deadlines set forth in its development agreement (the “Development Agreement”).

          The City Gaming Ordinance requires each casino operator to submit to the Mayor of Detroit and to the City Council annual reports regarding the operator’s compliance with its development agreement or, in the event of noncompliance, reasons for non-compliance and an explanation of its efforts to comply. The City Gaming Ordinance requires the Mayor of Detroit to monitor each casino operator’s compliance with its respective development agreement, to take appropriate enforcement action in the event of default, and to notify the City Council of defaults and enforcement action taken. If a development agreement is terminated, the City Gaming Ordinance requires the City Council to transmit notice of such action to the MGCB within five business days, along with the City of Detroit request that the MGCB revoke the relevant operator’s certificate of suitability or casino license. If a development agreement is terminated, the Gaming Act requires the MGCB to revoke the relevant operator’s casino license upon the request of the City of Detroit.

          Greektown filed a motion with the United States Bankruptcy Court on March 11, 2009, seeking authority to assume the Development Agreement (the “Assumption Motion”). Greektown asserted that the Development Agreement is necessary for Greektown to operate its casino under the Michigan Gaming Control and Revenue Act and that the right to assume the Development Agreement was an important step toward receiving certification for a reduction in the Michigan wagering tax rate.

          The City of Detroit opposed the Assumption Motion, alleging that Greektown was in default under the Development Agreement for various reasons, including: (1) failure to build a 1,000-plus seat theater as a component of its Casino Complex; (2) violation of a City Zoning Ordinance for failing to build a theater in accordance with the plans approved by the City Council; (3) failure to complete construction of the Casino Complex by the Final Completion Date; (4) failure to pay Development Process Costs; and (5) failure to conduct a public offering (the “Public Offering”) to local residents. The City of Detroit claimed that some of the alleged defaults were incapable of being cured and that as a result Greektown could not assume the Development Agreement. The City of Detroit also argued that Greektown could not assume the Development Agreement in any event because the City of Detroit does not consent to assignment of the Development Agreement by Greektown.

          Greektown denied, in detail, each allegation of default by the City of Detroit, contended that it has performed all of its obligations thereunder, and further responded that the City of Detroit has never declared a default of any kind in the six-plus years of the Development Agreement’s existence.

          After conducting a two-day evidentiary hearing on the matter and receiving additional briefing as well as oral argument, the Court granted the Assumption Motion in a written opinion dated May 13, 2009. The Court found that there was no dispute that the Development Agreement was beneficial to the Debtors’ estates and also found that, contrary to the City of Detroit’s position, Greektown was not in default under the Development Agreement.

          On May 14, 2009, the City of Detroit filed a motion with the Court requesting that the Court lift the automatic stay so that the City of Detroit can issue a default notice under the Development Agreement; a hearing on this motion was held on June 3, 2009. The Court granted the City of Detroit’s motion but in doing so, (i) the Court did not make any finding that any default existed or appeared to exist, only that the City of Detroit may issue a notice, as required under the Development Agreement, asserting that one or more defaults exist, and (ii) the Court held that the City of Detroit may not issue any such notice of default until on or after August 10, 2009.

          On June 10, 2009, the Court entered its Order Approving Debtors’ Assumption of Development Agreement (Docket No. 1207). On June 22, 2009, the City filed a Notice of Appeal with regard to the Court’s rulings and order granting Greektown’s Assumption Motion.

          The City submitted a letter on August 10, 2009 notifying Greektown of a number of alleged defaults. The issuance of the letter, however, did not itself establish the existence of any defaults, and Greektown has the right under the Development Agreement to a cure period of at least 30 days, and up to 180 days under some circumstances.

          On October 9, 2009, the Debtors together with the City of Detroit and the proponents of the Debtor/Lender Plan submitted to the Bankruptcy Court for approval the Joint Motion for Order Pursuant to Sections 105 and 363 of the Bankruptcy Code and Federal Rules of Bankruptcy Procedure 2002 and 9019 Authorizing Entry Into and Approval of a Settlement with City of Detroit (the “Settlement Motion”). The Settlement Motion seeks approval of a settlement (the “City Settlement”) of all outstanding disputes between the Debtors and the City of Detroit pursuant to which the Debtors will pay the City of Detroit $15,300,000.00 in the manner described therein. Among other provisions, the City Settlement contemplates that, to the extent the Reorganized Debtors under the Debtor/Lender Plan offer to sell shares to the public pursuant to an underwritten public offering, the Reorganized Debtors will recommend to the underwriters of such offering to allow City of Detroit residents to participate in a “directed share program,” limited to two percent (2%) of the total offering. The City Settlement also contemplates the appointment of an ombudsman, to be selected by the City of Detroit, who will attend meetings of the Reorganized Debtors’ board of directors and will receive materials provided to the directors in connection therewith. As of the date hereof, the Settlement Motion has not been approved by the Bankruptcy Court. Further, the settlement is subject to several conditions precedent.

          The Noteholder Plan Proponents have had discussions with the City of Detroit and intend to enter into negotiations with the City of Detroit to reach a similar settlement. However, the City Settlement is only effective under the Debtor/Lender Plan and does not apply to the Plan described herein. There is no guarantee that the Noteholder Plan Proponents will reach a settlement with the City of Detroit.

a.	Statement by the City

The City of Detroit has requested that the following statement be included with this Disclosure Statement. The Noteholder Plan Proponents and the Debtors do not agree with many of the positions taken by the City of Detroit in such statement and do not endorse the statement and make no representations with respect to the accuracy of the statement and reserve all of their rights to dispute all or portions of this statement.

          There are five major areas of dispute between the City and Greektown which could materially impact Greektown’s future business operations: 1) the reversal of the ruling allowing the assumption of the Development Agreement, 2) the City’s claims for defaults under the Development Agreement; 3) Greektown’s lack of entitlement to a tax rollback; 4) delinquent taxes owed by Greektown; and 5) the current lack of consent by the City to the Plan’s proposed transfers.

          As described in greater detail below, the risks for Greektown arising out of these disputes are significant, including, but not limited to, significant monetary damages, a prohibition on the transfer of the Development Agreement, termination of same and/or the shutdown of Greektown, and the inability to consummate the plan without the City’s consent to the transfer. Under Michigan law, a casino must have a valid development agreement in order to obtain or renew a gaming license. Without a gaming license, a casino cannot operate.

          Below is a description of each of the five areas of dispute between Greektown and the City.

(i)	Assumption of the Development Agreement

          The City objected to the Assumption Motion for multiple reasons: 1) Greektown was barred from assuming the Development Agreement under the “hypothetical test” under Section 365(c) of the Bankruptcy Code; 2) Greektown’s bankruptcy filing is a default under the Development Agreement because Section 365(e)(2) revived the “ipso facto” clause; 3) Greektown had failed to cure numerous defaults under the Development Agreement, and 4) Greektown was unable to cure certain historic defaults under the Development Agreement. The City alleged that Greektown was in default under the Development Agreement for the following reasons: 1) failure to build a 1,000-plus seat theater as a component of the Casino Complex, 2) violation of a City zoning ordinance for failing to build a theater in accordance with the plans that Greektown submitted to and that were approved by City Council; 3) failure to complete the construction of the entire Casino Complex by the date specified in the Development Agreement; 4) failure to pay development process costs; and 5) failure to conduct a public offering to local residents.

          The crux of the Bankruptcy Court’s ruling was that the City had not issued a formal notice of default under the Development Agreement. Thus, the Bankruptcy Court did not opine whether Greektown was or was not in compliance with the Development Agreement, but only whether formal notice had been given. The Bankruptcy Court subsequently allowed the City to issue a formal notice of default as of August 10, 2009, after which the City intends to pursue all of its rights and remedies, including filing an adversary complaint against Greektown for breach of the Development Agreement.

          On August 10, 2009, the City of Detroit issued a Notice of Default and a Notice of Election to Receive Liquidated Damages to Greektown. On the same date, August 10, 2009, the City of Detroit also filed an Adversary Complaint against Greektown in the Bankruptcy Court seeking damages against Greektown for its alleged breaches of the assumed Development Agreement, as described in greater detail below in the next section. The City filed a Notice of Appeal to appeal certain rulings made by the Bankruptcy Court in connection with the Assumption Motion.

          The City is appealing the Bankruptcy Court’s rulings relating to 1) application of the “hypothetical test” under Section 365(c) to the Debtor’s Assumption Motion; 2) whether the “ipso facto” clause in the Development Agreement creates an incurable default which the City may enforce pursuant to Section 365(e)(2); 3) whether the Debtor had notice of the defaults under the Development Agreement; 4) whether a debtor seeking to assume an executory contract must cure defaults for which it has no formal notice; and 5) whether Greektown had an obligation to cure the aforementioned defaults and provide adequate assurance of future performance. Greektown is opposing the City’s appeal.

          If the City is successful in its appeal, it could have material consequences for Greektown, including, but not limited to: 1) Greektown could be barred from assuming the Development Agreement, which would effectively terminate the Development Agreement; or 2) the case could be remanded to the Bankruptcy Court for further proceedings, which could result in further delay and could also ultimately result in Greektown being barred from assuming the Development Agreement, the award of compensatory and liquidated damages in favor of the City, specific performance of the terms of the Development Agreement, and/or termination of the Development Agreement.

(ii)	Defaults Under the Development Agreement

          The City filed an adversary complaint in the Bankruptcy Court on August 10, 2009, relating to Greektown’s numerous defaults and breaches under the Development Agreement. In its adversary complaint, the City has alleged, among other things, that Greektown is currently not in compliance with or in default of the Development Agreement for the following reasons:

1.	Greektown has failed to complete the “theater” component of the “Casino Complex,” which has resulted in the following breaches of separate sections of the Development Agreement:

	a.	Greektown has failed to construct all of the components of the “Casino Complex.”

	b.	Greektown has failed to comply with governmental regulations by not constructing its Casino Complex in accordance with the plans submitted to the City Council of Detroit.

	c.	Greektown is not in compliance with its approved zoning which requires the construction of a “theater.”

	d.	Greektown failed to construct the theater component “simultaneously” with the other components of its Casino Complex.

	e.	Greektown failed to complete construction of certain components its Casino Complex by the Completion Date.

	f.	Greektown failed to complete construction of all of the components of its Casino Complex by the Final Completion Date.

	g.	Greektown suspended its construction of its Casino Complex before all components were completed.

2.	Greektown failed to comply with financial covenants established by the Board from December 31, 2007 to the present (and has stated it will not comply with them until 2010).

3.	Greektown failed to conduct a public offering of its interests in the Casino to City residents.

4.	Greektown failed to reimburse the City for the City’s costs in connection with Greektown casino, which include the City’s professional fees related to the bankruptcy and it’s restructuring.

5.	Greektown failed to submit a complete and timely report showing its compliance with various “social” and other covenants as required under the Development Agreement.

6.	Greektown’s filing of bankruptcy constituted a violation of the Development Agreement.

7.	Greektown has failed to pay a 1% tax increase that became effective on July 1, 2009, pursuant to M.C.L. 432.206 because Greektown’s “casino enterprise” is not “fully operational.”

          The Development Agreement provides for different remedies for different breaches and defaults. These remedies could have a negative affect on Greektown’s future business operations. The City’s potential remedies against Greektown include, but are not limited to, the following: 1) specific performance of the terms of the Development Agreement; 2) liquidated damages of $40,000 per day; 3) actual damages caused by the breaches; 4) termination of the Development Agreement, which could result in the closure and mandatory sale of the Casino Complex.

(iii)	Opposition to Greektown’s Request for a Tax Rollback

          In 2004, the Michigan State Legislature raised gaming taxes from 19% to 24% to provide an incentive for casinos to become fully operational and to comply with their development agreements. Under the Act, if the casinos met those requirements, the tax would “rollback” to the original 19%. But if the casinos were not in compliance with the requirements of the Act, the 24% tax would be raised by an additional 1%, commencing on July 1, 2009.

          To be eligible for the “rollback” of the gaming tax, the Act requires a casino licensee to petition the Board and satisfy two preconditions:

(1) the casino licensee must have been “fully operational” for at least thirty consecutive days; and

(2) the casino licensee must have been “in compliance” with its development agreement with the City for at least thirty consecutive days since becoming fully operational.

M.C.L. 432.212(7). The Act defines “fully operational” to mean “a certificate of occupancy has been issued to the casino licensee for the operation of the hotel with not fewer than 400 guest rooms and, after issuance of the certificate of occupancy, the casino licensee’s casino, casino enterprise [emphasis added], and 400-guest-room hotel have been opened and made available for public use at their permanent location and maintained in that status.” M.C.L.432.212(15)(a).

          The City alleges that Greektown has not satisfied the conditions of the tax rollback incentive. Greektown’s casino enterprise is not “fully operational” because it has not constructed the theater component of the casino enterprise; moreover, Greektown is not in compliance with the Development Agreement for the reasons in the previous section above. Greektown has asserted that its casino is fully operational and that it is in compliance with the Development Agreement.

          If the Board does not certify Greektown for a tax rollback, Greektown’s future profits would be negatively affected, as the tax would remain at 25%, subject to increase by an additional 1% per year through 2011.

          Greektown has asserted that it is entitled to the tax rollback because it believes it was not formally in default of the Development Agreement on February 15, 2009, or 30 days thereafter. In support of this contention, Greektown states that the City only has issued a notice of default on August 10, 2009, and that it is entitled to notice of the default and a cure period of 30 to 180 days.

          The City believes that these arguments are misguided for two reasons: first, the question for the tax rollback certification is whether Greektown is “in compliance” under the Development Agreement, and not whether a formal default has occurred. The City contends that Greektown was not “in compliance” with numerous sections of the Development Agreement, as described in the section above.

          Second, the City contends that Greektown actually was “in default” under the Development Agreement on February 15, 2009, or within 30 days thereafter. Greektown fails to recognize that several of the types of defaults under the Development Agreement are specifically excepted from the notice and cure requirements, such as the default for filing a bankruptcy petition, or the default for failing to complete all of the parts of the Casino Complex by the date specified in the Development Agreement. The City believes that Greektown was not entitled to notice of these defaults, and that these defaults respectively occurred upon 1) the filing of the bankruptcy petition, and 2) on March 8, 2009, after Greektown had failed to complete construction of the theater. The City believes that each of these defaults, by themselves, bar Greektown from being eligible to receive the tax rollback certification.

(iv)	Assessment, Enforcement, and Collection of Delinquent Taxes Owed By Greektown

          The City believes Greektown was obligated to pay an additional 1% tax beginning on July 1, 2009 pursuant to M.C.L. 432.212(6) (the “1% Tax Increase”) because its “casino enterprise” is not yet “fully operational.” Greektown has failed to pay the 1% Tax Increase. The City is empowered to collect the tax under the Detroit City Code, Article XIV, Secs. 18-14-4, 18-14-5. These provisions allow the City to collect the delinquent taxes in the same manner that income taxes are administered, enforced and collected under the Detroit City Code. The City is entitled to interest and penalties permitted under the Detroit City Code, Chapter 18, Article X, Sec. 18-10-17(6).

          Greektown asserts that it has no obligation to pay the 1% Tax Increase because its “casino enterprise” is “fully operational.” The City contests such assertion as the theater has not been constructed, and thus asserts that the “casino enterprise” is not “fully operational.”

          There are several potential consequences of Greektown’s willful failure to pay the 1% Tax Increase, including the following: 1) conviction of a felony which would result in Greektown becoming ineligible to renew its gaming license, 2) the collection of the delinquent taxes plus interest accrued, 3) the imposition of a penalty, up to 25% of the delinquent taxes, and 4) the creation of a lien on Greektown’s assets.

          The Gaming Control and Revenue Act makes willful failure to pay taxes a felony. See M.C.L. 432.218(1)(e). A conviction of a felony renders an applicant ineligible to receive a license. See M.C.L. 432.206(4)(a).

          The interest charged for delinquent taxes is a formula linked to the prime rate, and the amount of the penalty for delinquent taxes is 1% of the tax owed, assessed on a monthly basis, up to a total of 25%. Furthermore, the City is empowered by the Detroit City Code to establish a lien against all of Greektown’s assets to the extent that there are unpaid taxes. See Article XIV, Sec. 18-14-7.

          Moreover, the failure to pay the 1% Tax Increase could subject Greektown to disciplinary actions by the Board up to and including revocation of Greektown’s gaming license. The Board is permitted to consider whether a casino licensee has delinquent taxes when deciding whether to renew a gaming license.

(v)	Enforcement of the Anti-Transfer Provisions

          Greektown’s Plan proposes a transfer of ownership that would violate the Detroit City Code if not consented to by the City’s Mayor and City Council. The Plan currently proposes to transfer ownership and thereby the Development Agreement to a newly created entity which shall be owned substantially by the Holders of Bond Claims and Put Parties. Without receiving the required consents such a transfer would not only violate the Development Agreement’s restrictions on transfers of ownership, but it would also violate the Detroit City Code. The Detroit City Code provides:

Sec. 18-13-10. Prohibitions upon assignment of development agreement.

A development agreement may not be sold or transferred in any manner, nor may any party other than the designated developer operate a casino or casino complex pursuant to the development agreement, unless the mayor and city council give their consent to the sale or transfer (Ord. No. 17-97, § 1, 6-18-97).

DETROIT, MICH., CODE, Chapter 18, Article XIII, Sec. 18-13-10. To date, Greektown has not obtained the City’s consent to a transfer either to Newco or the Holders of Bond Claims and Put Parties. The Plan cannot be confirmed without the City’s consent or any such transfer could be voided as an illegal transfer.

3.	State of Michigan Casino Operating Fees

          According to section 12 of the Gaming Act, the State of Michigan and the City of Detroit currently tax Greektown 12.1% and 11.9%, respectively, against adjusted gross gaming revenues. Additionally, the Development Agreement with the City of Detroit adds an incremental 1.0% to the current 11.9% tax rate. Therefore, the aggregate wagering tax is 25.0%. Under section 12 of the Gaming Act, if the MGCB determines that (1) Greektown has been “fully operational” for 30 consecutive days and (2) Greektown has been in compliance with the Development Agreement for at least 30 consecutive days, then the MGCB is required to certify that Greektown is entitled to have its tax rate under the Gaming Act reduced from 24% to 19% of adjusted gross receipts.

          “Fully operational” is defined in the Gaming Act as follows:

a certificate of occupancy has been issued to the casino licensee for the operation of a hotel with not fewer than 400 guest rooms and, after issuance of the certificate of occupancy, the casino licensee’s casino, casino enterprise and 400-guest room hotel have been opened and made available for public use at their permanent location and maintained in that status.

MCL 432.212(15)(a). Greektown received a temporary certificate of occupancy for the 400 guest room hotel on February 6, 2009 and opened all of the 400 guest rooms to the public on February 15, 2009.

          On May 14, 2009, Greektown submitted a letter to the MGCB requesting certification for the tax rate reduction under the Gaming Act. The City of Detroit submitted a letter to the MGCB on May 20, 2009 asking the MGCB to delay consideration of Greektown’s request for certification because the City of Detroit intended to seek authority from the Court to issue a notice of default under the Development Agreement and because the City of Detroit intended to appeal the Court’s ruling finding that no defaults existed. The City of Detroit also stated in its letter that Greektown would not be harmed by the delay because if the MGCB ultimately determines that Greektown’s certification request is meritorious, Greektown will be entitled to retroactive application of the tax rollback.

          Greektown has submitted that it believes that under the Gaming Act, the City of Detroit’s August 10, 2009, notice of default is of no relevance to Greektown’s pending request for tax rollback certification before the MGCB because, among other things, Greektown has already met both of the tax rollback certification requirements (that Greektown was both fully operational, and in compliance with the Development Agreement, for 30 consecutive days) and therefore Greektown is entitled to the tax rollback regardless of whether the City of Detroit sends a notice of default at some point in the future.

          The MGCB requested and received submissions from the City of Detroit and Greektown in support of their positions on Greektown’s tax rollback certification request and the request is pending. In its submission to the MGCB, the City of Detroit reiterated the alleged defaults of the Development Agreement that it had raised before this Court in the litigation of the Assumption Motion, and added three additional alleged defaults: (1) the filing of a bankruptcy petition, (2)

failure to meet certain financial covenants in MGCB Order NO. GTC-2005-006, and (3) inadequacies in the 2009 annual Compliance Report regarding so-called “social” and other commitments by Greektown under the Development Agreement. Greektown denied in detail each of these additional default allegations.

          As further described in Section II.C., above, the City of Detroit and the Debtors have entered into a Settlement Agreement pursuant to which, among other things, the City of Detroit will withdraw its opposition to Greektown’s tax rollback certification request.

          The Noteholder Plan Proponents have had discussions with the City of Detroit and intend to enter into negotiations with the City of Detroit to reach a similar settlement. However, the City Settlement is only effective under the Debtor/Lender Plan and does not apply to the Plan described herein. There is no guarantee that the Noteholder Plan Proponents will reach a settlement with the City of Detroit. Further, the decision whether to grant the Tax Rollback rests with the MGCB. That decision remains under advisement and is not controlled by any settlement between the other parties in this case, including the Debtors, Noteholder Plan Proponents, and the City of Detroit.

          In addition to payment of the wagering tax, the City of Detroit may impose an annual municipal service fee upon each of the licensed casinos in Detroit. Currently, the municipal service fee is the greater of 1.25% of gross gaming revenues or $4 million.

4.	Legal / Compliance Matters

          Various lawsuits were filed in the state and federal courts challenging the constitutionality of the Casino Development Competitive Selection Process Ordinance. The lawsuits sought to revoke the casino licenses issued to the three selected Detroit casino developers and to require the City of Detroit to reselect casino developers. A settlement agreement reached in mid-2005 requires Greektown to pay $40 million in annual $1 million payments (inclusive of interest) through 2031. As of September 30, 2008, Greektown had paid $17 million toward the settlement agreement.

          On June 8, 2006, Greektown entered into an Acknowledgment of Violation (“AOV”) with the MGCB staff, which was approved by the MGCB on June 13, 2006, in an order titled Final Decision and Order Approving Acknowledgment of Violation and Approving Certain Amendments to the Debt Transaction Documents (“June 13th Order”). This matter arose out of Greektown’s failure to comply with the MGCB’s November 2005 order approving the Pre-petition Credit Facility by failing to obtain MGCB approval before amending certain debt transaction documents. Greektown was assessed a $400,000 fine, although $300,000 is being held in abeyance so long as Greektown does not violate any MGCB order regarding a debt transaction. Greektown paid the $100,000 fine in 2006 and has not been required to make any additional payments under the June 13th Order. The AOV and MGCB order also required Greektown to establish an employment position for a person responsible for ensuring compliance with MGCB orders and to act as a liaison between Greektown and the MGCB, which it has done.

          The MGCB’s November 2005 order also made approval of the Pre-petition Credit Facility contingent upon Greektown maintaining certain financial covenants. Upon Greektown’s noncompliance with such covenants, the MGCB was entitled to invoke a sale process that could potentially force Greektown to sell its casino interests on 180 days’ notice (the “Sale Transaction Process”). Greektown subsequently failed to comply with one of the covenants, and the MGCB refused to waive such noncompliance, and ordered Greektown to “show cause” as to why the Sale Transaction Process should not have been invoked. Just before that hearing, Greektown filed for bankruptcy. The MGCB nonetheless conducted the show cause hearing, but held in abeyance its rights in this regard. The MGCB contends that it still has the authority to invoke that process, despite the bankruptcy.

          In December 2007, Greektown entered into another AOV regarding certain purchasing practices, among other things. Greektown agreed to a fine of $750,000, of which $450,000 is being held in abeyance for three years provided Greektown does not commit any violations of the nature at issue in this AOV. Greektown paid the $300,000 remainder of the fine. Greektown also agreed to various other commitments to ensure compliance.

          The MGCB continues to assert that its regulatory authority is not stayed by the bankruptcy proceedings and believes that even were a plan of reorganization successfully confirmed, the Board would still have the authority to order the sale of the casino should violations of the Gaming Act, the Gaming Rules, or Board Orders continue. In addition, Board approval is required for any transfer of the casino license, and certain interests in the licensee, to another party and the decision on whether to renew Debtors’ casino license remains under advisement. It is possible that the Board could decide to suspend or revoke the casino license either during or after the bankruptcy proceedings. Without a casino license, neither any of the Reorganized Debtors nor the Newco proposed in the Plan could operate a casino in the state of Michigan and the value of the enterprise would be drastically affected by this decision.

          Finally, Greektown is a party to various other legal and governmental proceedings arising in the ordinary course of business. Additionally, Greektown is involved in several disputes with the City of Detroit with respect to legal and compliance issues. For a full description of these disputes, please see Section II.C. above.

D.	The Construction Project

          In connection with its obligations under the Revised Development Agreement, Greektown has completed the Expanded Complex, which includes expanding the existing casino and building a new hotel and new parking garage on property adjacent to the casino. The Expanded Complex consists of approximately 25,000 square feet of additional gaming space, approximately 2,900 new attached parking spaces, a 400-room hotel, up to four restaurants (including buffet) and nine bars, convention space, and entertainment venue. The project includes the complete renovation of the high limit area (the “Pantheon Room”) and patrons have direct access to the area through a special VIP valet service. There is currently 25,000 square feet of entertainment/event center space with 11,000 square feet adjacent space that have been left as unfinished core and shell space for future build out.

1.	Construction Budget

          The budget for the Expanded Complex construction cost is $245 million, and the project management team currently anticipates that the construction of the Expanded Complex will be completed within budget.4

2.	Construction Contracts

          Greektown engaged Jenkins/Skanska Venture LLC (“Jenkins/Skanska”) to be the project general contractor and construction manager under an Agreement Between Owner and Construction Manager, dated October 3, 2002, as amended (the “GC Agreement”). Greektown engaged Hnedak Bobo Group to act as the master architect for the Expanded Complex and architect of record for the casino expansion/renovation, and Hnedak Bobo Group engaged Rossetti Associates to be the architect of record for the new hotel. Greektown engaged Rich and Associates, Inc. Parking Consultants to be the architect of record for the new parking garage.

          Initially, the project was managed by Greektown’s finance team in coordination with the primary general contractor, Jenkins/Skanska. Recognizing cost overruns and construction delays, Greektown’s management board retained Hammes Company (“Hammes”) in May 2007 on a month-to-month basis to assist in high-level project management decisions while Greektown continued to lead the project. The Hammes role was expanded in October 2007 when it was officially retained to provide project consulting on a full-time basis. This role gradually expanded until spring 2008 when Greektown retained Hammes to initiate financial management and logistics planning of the project.

3.	Construction Summary

          Greektown commenced construction of the Expanded Complex in July 2006. During the first 22 months of development, the Expanded Complex was subject to a number of cost overruns and construction delays. The primary cost overruns were related to design finalization and changes, ineffective contracts for concrete, and mechanical and engineering work. Through Hammes’ effort, the project was restructured to focus on meeting construction milestones, managing costs and coordinating logistics so construction was in line with the other facets of the Expanded Complex. To date, construction of the Expanded Complex has been substantially completed.

4.	Jenkins/Skanska Claim

          On June 2,2008, Jenkins/Skanska sent a letter to Greektown requesting reimbursement of $507,316 for attorneys fees and costs incurred by Jenkins/Skanska in connection with the Chapter 11 Cases. Jenkins/Skanska claims it is entitled to reimbursement of this amount under the GC Agreement. Greektown disputes this claim and has denied the request for payment.

[4] Amount excludes the costs of the site acquisition and improvements, furnishings and fixtures and the cost of the land and improvements which were approximately $97 million.

E.	The Debtors’ Pre-petition Capital Structure[5]

          On December 2, 2005, Holdings and Holdings II, as borrowers, and Merrill Lynch Capital Corporation, as lender and agent for itself and other lenders (the “Pre-petition Lenders”) entered into the Pre-petition Credit Agreement, under which Holdings and Holdings II obtained a $290 million senior secured credit facility (the “Pre-petition Credit Facility”) consisting of a $190 million seven-year term loan and a $100 million, five-year revolving credit facility. In April 2007, the Pre-petition Lenders provided Holdings and Holdings II with an additional $37.5 million incremental term loan and increased the availability under the revolving credit facility to $125 million. Approximately $49.5 million of the revolving credit facility had been issued as a letter of credit to support certain bonds. Each of Casino, Trappers, Contractors and Realty guaranteed the obligations of Holdings and Holdings II under the Pre-petition Credit Facility. The Pre-petition Credit Facility is secured by all of the assets of Holdings, Holdings II, Casino, Trappers, Contractors and Realty.

          Also on December 2, 2005, Holdings and Holdings II issued $185 million in senior unsecured notes due 2013 (the “Notes”).

          As a result of certain covenant violations under the Pre-petition Credit Agreement, on November 14, 2007, the Tribe made an equity contribution to Holdings in the amount of $35 million, which was used to reduce the outstanding balance of the term loan and incremental term loan on a pro rata basis. As of March 31, 2008, the principal amount of $326 million was outstanding on the term loan and revolving credit facility. All amounts due and payable under the term loans are due December 3, 2012. All amounts due and payable under the revolving loans are due December 2, 2010, other than for the portion used to support the letter of credit, which became due the second business day after the letter of credit was presented for payment.

          As of the Petition Date, the Debtors owed approximately $24 million to Jenkins/Skanska, the general contractor for the Expanded Complex construction project for work during March and April 2008. Also as of the Petition Date, the Debtors owed approximately $600,000 to Hnedek Bobo, the architect for the Expanded Complex (“Hnedek”) and approximately $3.2 million to certain other contractors, consultants, architects, and suppliers (the “Other Contractors” and together with Jenkins/Skanska and Hnedek, collectively the “Contractors”) who have contracted directly with the Debtors for goods or services related to the Expanded Complex.

          In summary, as of the Petition Date, each of the Debtors’ indebtedness was as follows:

•

Holdings and Holdings, II. Holdings and Holdings II had total joint-and-several outstanding indebtedness of approximately $521 million, approximately $326 million of which represents the pre-petition secured credit facility, and approximately $195 million of which represents senior unsecured notes.

[5] The estimated amounts of Claims listed herein is derived wholly from information supplied by the Debtors. The Plan Proponents cannot guarantee the accuracy of these estimates and reserve all rights to object to any particular Claim or amount.

•

Casino. Casino had outstanding indebtedness of approximately $84 million including the claims of suppliers, professionals, and construction contractors. Casino guaranteed the obligations of Holdings and Holdings II under the Pre-petition Credit Facility, which was approximately $326 million as of the Petition Date.

•

Kewadin. Kewadin had outstanding indebtedness of approximately $65.5 million, all of which represents claims for balances due to current or former members of Monroe for Kewadin’s purchase of certain equity of Monroe.

•

Monroe. Monroe had outstanding indebtedness of approximately $70 million, approximately $64 million of which represents secured claims for balances due to current and former members of Monroe, and approximately $6 million of which represents general unsecured claims for balances due to Greektown and a former member of Monroe.

•

Realty, Builders, and Trappers. Neither Realty, nor Builders, nor Trappers had any outstanding indebtedness, other than that each of Realty, Builders and Trappers guaranteed the obligations of Holdings and Holdings II under the Pre-petition Credit Facility, which was approximately $326 million as of the Petition Date.

F.	Events Leading to the Chapter 11 Cases

          The following events were the primary causes of the Chapter 11 Cases:

1.	Holdings’ uncertainty over its ability to comply with certain covenants under the Pre-petition Credit Agreement after June 30, 2008

          As of December 31, 2007, Holdings was not in compliance with certain covenants of the Pre-petition Credit Agreement, but had received a limited waiver of its covenant violations from the Pre-petition Lenders through June 30, 2008. The waiver required, among other things, an equity contribution in 2008, which the Debtors had not obtained by the Petition Date. As a result of the existing and anticipated covenant violations, all outstanding debt obligations of Holdings and Holdings II could have become due in 2008.

2.	Greektown’s inability to obtain sufficient debt or equity financing to complete the Expanded Complex

          Significant delays and cost overruns related to the Expanded Complex adversely affected Greektown’s business, results of operations, financial condition, and cash flow. As of the Petition Date, Greektown was unable to secure a financing source for the approximately $161 million needed to complete the Expanded Complex. Failure to complete the Expanded Complex on a timely basis would have resulted in a default under the Development Agreement, may have hindered Greektown’s ability to compete in the Metro Detroit Gaming Market, and may have resulted in monetary penalties and delays of the Tax Rollback (and eventually a tax increase). Further, because Greektown lacked sufficient funds to complete the Expanded Complex, Greektown’s general contractor, Jenkins/Skanska, had threatened to suspend work.

3.	Greektown’s uncertainty with respect to its ability to cure or receive a waiver of certain financial covenant violations with the MGCB

          As a condition to approving the Pre-Petition Credit Facility and Notes, the MGCB imposed certain financial covenants on Greektown with which Greektown had not complied as of December 31, 2007. Nor did Greektown cure or obtain a waiver of the covenant defaults before an MGCB-imposed April 30, 2008 deadline. The Debtors remain in default of certain of these covenants. As noted above, the MGCB believes that it retains the ability to exercise its regulatory authority despite the bankruptcy proceedings, including invoking the Sale Transaction Process.

4.	Monroe’s inability to make installment payments to its former members

          In July 2000, Monroe agreed to make installment payments to certain of its members in exchange for all of their membership interests. Concurrently with the redemption, Kewadin purchased membership interests from Monroe in an amount equal to the redeemed interests and, in connection with that purchase, agreed to secure Monroe’s payment obligations to its former members with Kewadin’s membership interests in Monroe. An installment payment in the amount of $20.7 million was due to certain of the former members on November 10, 2007, but was extended through June 2008, subject to the former members’ option to terminate the waiver on 14 days’ written notice. Outside of bankruptcy, failure to make this installment payment could have resulted in Kewadin being required to sell its interests in Monroe, a “change-in-control” event of default under the Pre-petition Credit Agreement.

III. SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES

          The following contains an overview of certain events occurring after the chapter 11 filings, including the administration of the Chapter 11 Cases, the stabilization of the Debtors’ operations, and the Debtors’ restructuring initiatives.

A.	Filing the Chapter 11 Case Petitions

          On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing their voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors continue to operate their businesses and manage their properties as debtors in possession under Bankruptcy Code sections 1107(a) and 1108. On June 13, 2008, the Bankruptcy Court entered an order jointly administering the Chapter 11 Cases under Bankruptcy Rule 1015(b). Accordingly, the Chapter 11 Cases have been administered jointly under the lead case, Greektown Holdings, L.L.C., Case No. 08-53104. No trustee or examiner has been appointed in the Chapter 11 Cases.

B.	Business Continuation; Litigation Stay

          The Debtors’ chapter 11 filings immediately gave rise to the Bankruptcy Code’s “automatic stay” which, with limited exceptions, enjoined commencement and continuation of all creditor collection efforts, litigation against the Debtors, and enforcement of Liens against the Debtors’ property. This relief provided the Debtors with “breathing room” to assess and reorganize their businesses. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until Consummation of the Plan.

C.	Stabilizing Operations

          Immediately following the Petition Date, the Debtors devoted substantial efforts to stabilizing their operations and preserving and restoring relationships impacted by the Chapter 11 Cases, including with vendors, customers, employees, and utility providers. These initial efforts minimized the Chapter 11 Cases’ negative impact on the Debtors and others.

          The day following the Petition Date, the Debtors filed a number of motions with the Bankruptcy Court (the “First Day Motions”). On the same day, the Bankruptcy Court entered an order scheduling hearings on the First Day Motions [Docket No. 18]. Within a short time, the Bankruptcy Court entered several orders in connection with the First Day Motions (the “First Day Orders”) that, among other things: (1) prevented interruptions to the Debtors’ businesses; (2) eased the strain on the Debtors’ relationships with certain essential constituencies; (3) provided access to much-needed working capital; and (4) allowed the Debtors to retain certain advisors necessary to assist the Debtors with administration of the Chapter 11 Cases.

1.	Procedural Motions

          To allow a smooth and efficient administration of the Chapter 11 Cases and to reduce the administrative burden associated with the cases, the Bankruptcy Court entered procedural orders: (a) authorizing joint administration of the Chapter 11 Cases [Docket Nos. 114, 115, and 117]; (b) granting the Debtors an extension of time to file their Schedules [Docket No. 106]; (c) (c) designating the Chapter 11 Cases as “Large Bankruptcy Cases” under the Bankruptcy Court’s Local Rule 9001-1 [Docket No. 107]; and (d) waiving the requirement that each Debtor file a separate creditor and equity-Holder mailing matrix, authorizing the filing of a consolidated list of the top-40 unsecured creditors, and authorizing the mailing of initial notices [Docket No. 108].

2.	Advisor Employment and Compensation

          To help the Debtors carry out their duties as debtors in possession and to otherwise represent the Debtors’ interests in the Chapter 11 Cases, the Bankruptcy Court entered First Day Orders authorizing the Debtors to retain and employ: (a) Kurtzman Carson Consultants LLC, as Claims Agent [Docket No. 211]; and (b) Conway, McKenzie, & Dunleavy, as financial advisors [Docket No. 129]. Later in the Chapter 11 Cases, the Bankruptcy Court entered orders authorizing employment of (a) Moelis & Company (“Moelis”), as investment bankers [Docket No. 514]; (b) Schafer & Weiner, PLLC, as bankruptcy counsel [Docket No. 208]; (c) Honigman Miller Schwartz and Cohn LLP, as special counsel [Docket No. 480]; and (d) certain professionals used in the ordinary course of the Debtors’ businesses [Docket No. 427]. Further, on My 24, 2008, the Bankruptcy Court entered an order approving certain procedures for the interim compensation and reimbursement of Professionals in the Chapter 11 Cases [Docket No. 227].

3.	Taxes and Fees

          The Debtors believed that certain authorities could have exercised rights detrimental to the restructuring should the Debtors fail to satisfy certain tax and fee obligations. To eliminate the possibility of unnecessary distractions, the Debtors sought, and the Bankruptcy Court entered, a First Day Order authorizing the Debtors to pay certain pre-petition taxes and fees, including gaming, sales, use, trust-fund, gross-receipt, single-business, and other taxes that became due after the Petition Date [Docket No. 109].

4.	Casino Chips and Other Customer Gaming Liabilities

          To ensure a smooth transition into chapter 11 and prevent a potential backlash from the Debtors’ current and potential customers, regulatory authorities, and the media, the Debtors deemed it extremely important to honor all casino chips that were outstanding as of the Petition Date, and to continue certain customer programs designed to develop customer loyalty, encourage repeat business, and ensure customer satisfaction. The Debtors believe that the customer programs assisted, and continue to assist, them in retaining current customers, attracting new customers, and, ultimately, increasing revenue. The continuation of the customer programs and retention of core customers is a critical element of the Debtors’ successful reorganization. Accordingly, the Bankruptcy Court entered a First Day Order authorizing the Debtors to honor outstanding casino chips, continue their customer programs, and honor the pre-petition commitments owed with respect to those programs [Docket No. 103].

5.	Employee Compensation

          The Debtors rely on their employees for day-to-day business operations. Without the ability to honor pre-petition wages, salaries, benefits, commission, and the like, the Debtors’ employees may have sought alternative employment opportunities, perhaps with the Debtors’ competitors, thereby depleting the Debtors’ workforce, hindering the Debtors’ ability to meet their customer obligations, and likely diminishing stakeholder confidence in the Debtors’ ability to successfully reorganize. The loss of valuable employees would have been distracting at a critical time when the Debtors were focused on stabilizing their operations. Accordingly, the Bankruptcy Court entered a First Day Order authorizing the Debtors to pay, among other amounts, pre-petition Claims and obligations for (a) wages, salaries, bonuses, commissions, and other compensation, (b) deductions and payroll taxes, (c) reimbursable employee expenses, and (d) employee medical and similar benefits [Docket No. 120].

6.	Utilities

          Bankruptcy Code section 366 protects debtors from utility service cutoffs upon a bankruptcy filing while providing utility companies with adequate assurance that the debtors will pay for postpetition services. The Debtors felt that the financing provided by their DIP Facility, along with a two week deposit and the Debtors’ clear incentive to maintain their utility services, provided the adequate assurance required by the Bankruptcy Code. Consequently, the Bankruptcy Court entered an interim First Day Order and, ultimately, a Final Order approving procedures for, among other things, determining adequate assurance for utility providers and prohibiting utility providers from altering, refusing, or discontinuing services without further Bankruptcy Court order [Docket No. 167].

7.	Cash Management System

          As part of a smooth transition into these Chapter 11 Cases, and in an effort to avoid administrative inefficiencies, maintaining the Debtors’ cash management system with a multitude of banks and various depository institutions was critically important. Thus, the Debtors sought and the Bankruptcy Court entered a First Day Order authorizing the Debtors to continue using their existing cash management system, bank accounts, and business forms. Further, the Court deemed the Debtors’ bank accounts debtor-in-possession accounts and authorized the Debtors to maintain and continue using these accounts in the same manner and with the same account numbers, styles, and document forms employed before the Petition Date [Docket No. 133].

8.	Debtor-in-Possession Financing and Use of Lenders’ Cash Collateral

          Before the Petition Date, Greektown was generating insufficient cash flow to sustain its operations and complete construction of the Expanded Complex. Accordingly, the Debtors negotiated the terms of the debtor in possession financing with certain Pre-petition Lenders before the Petition Date. On May 30, 2008, the Debtors filed their motion for approval of post-petition financing (the “Original DIP Financing Motion”) seeking entry of an order, among other things:

(a)

authorizing the Debtors to obtain post-petition financing with secured, super-priority status pursuant to sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1), 364(e) and 503(b) of the Bankruptcy Code;

(b)	authorizing the Debtors to use cash collateral;

(c)

providing the Debtors’ Pre-petition Lenders with adequate protection pursuant to sections 361,362, 363 and 364 of the Bankruptcy Code to compensate them for any diminished value in their pre-petition position caused by the Debtors’ use of cash collateral and the liens and protections granted to the DIP Lenders;

(d)	modifying the automatic stay pursuant to section 364(d) of the Bankruptcy Code; and

(e)	giving notice of a final hearing pursuant to Bankruptcy Rule 4001(b)(2) and (c)(2).

[Docket No 29.]

          The terms of the Debtors’ original DIP financing facility are set forth in the Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of June 9, 2008 between Greektown Holdings, L.L.C. and Greektown Holdings II, Inc. as Borrowers (collectively, the “Borrowers”), Greektown Casino, LL.C, Trappers GC Partner, L.L.C, Contract Builders Corporation and Realty Equity Company, Inc. as Guarantors (collectively, the “Guarantors”), various financial institutions as Lenders, Merrill Lynch Capital Corporation as Administrative Agent, Wachovia Bank, National Association, as the Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Lead Arranger and Joint Book Runner, Wachovia Capital Markets, LLC as Co-Lead Arranger and Joint Book Runner, and Wachovia Capital Markets, LLC, as Syndication Agent (collectively, the “Original Post-petition Lenders”) (as amended, the “Original DIP Credit Agreement”). While not all of the Debtors’ Pre-petition Lenders elected to participate as Original Post-petition Lenders, none objected to the Original DP Financing Motion.

          Under the terms of the Original DIP Credit Agreement the Original Post-petition Lenders agreed to provide Debtors with financing in an aggregate amount not to exceed $150 million, consisting of (x) term loans in an amount not to exceed $135 million intended to fund construction costs associated with the Debtors’ hotel and (y) revolving loans in an amount not to exceed $15 million intended to fund both operating and construction costs. Under the Original DIP Credit Agreement the Borrowers and Guarantors agreed to various covenants customary for credit facilities of this size and type, including financial covenants.

          On June 4, 2008, the Bankruptcy Court entered an interim order approving the Original DIP Financing Motion, but limited the aggregate amount permitted to be borrowed by the Debtors to $51.3 million before a final hearing (the “Original Interim DIP Financing Order”) [Docket No. 74]. On June 5, 2008, the MGCB approved the financing authorized by the Original Interim DIP Financing Order. Subsequently, on June 26, 2008, the Bankruptcy Court entered a final order approving the Original DIP Financing Motion (the “Original Final DIP Financing Order”) [Docket No. 175]. The financing authorized by the Original Final DIP Financing Order approved by the MGCB on June 27, 2008.

          After entry of the Original Final DIP Financing Order, the Original DIP Credit Agreement was amended on six occasions to, among other things, modify the procedures for obtaining advances under the term loan facility, require designation of a new Chief Executive Officer and selection of a management consultant, accommodate the Debtors’ acquisition of certain gaming machines, permit the granting of a Lien to secure insurance premiums, and provide for various waivers by the Original Post-petition Lenders of defaults occurring under the Original DIP Credit Agreement. While Bankruptcy Court approval was not required for these amendments, the MGCB’s approval was required and obtained.

          The financing provided by the Original DIP Credit Agreement was not itself sufficient to fund completion of the Debtors’ Expanded Complex. The Debtors intended to invest excess cash projected to be generated from operations to fund these additional amounts. But the general economic recession has significantly impacted the gaming industry, and the Debtors’ operations did not generate sufficient cash to permit funding of the construction project shortfall. As a result, the Debtors and certain of the Original Post-petition Lenders negotiated an expansion of the initial post-petition DIP facility. On January 29, 2009, the Debtors filed their motion for approval of additional post-petition financing (the “Restated DIP Financing Motion”) seeking entry of orders comparable to the Original Interim DIP Financing Order and Original Final DIP Financing Order authorizing this additional financing [Docket No. 813].

          The terms of this additional financing are set forth in an Amended and Restated Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of February 20, 2009 between Borrowers, Guarantors, various financial institutions as Lenders, Merrill Lynch Capital Corporation as Administrative Agent, Wachovia Bank, National Association, as the Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Lead Arranger, and Merrill Lynch Capital Corporation and Wells Fargo Foothill, Inc. as Co-Managers (as defined in the Plan, the “Additional Post-petition Lenders” and together with the Original Post-petition Lenders, as defined in the Plan, the “DIP Lenders”) (as amended, as defined in the Plan, the “DIP Credit Agreement”). While not all of the Original Post-Petition Lenders elected to participate as

Additional Post-Petition Lenders, neither the non-participating Original Post-Petition Lenders nor any of Debtors’ Pre-petition Lenders objected to the Restated DIP Financing Motion.

          Under the terms of the DIP Credit Agreement, the Additional Post-petition Lenders agreed to provide the Debtors with financing in an aggregate amount not to exceed $46 million, consisting of (x) term loans in an amount not to exceed $26 million intended to fund construction costs associated with the Debtors’ hotel and (y) term loans in an amount not to exceed $20 million intended to fund both operating and construction costs. As with the Original DIP Credit Agreement, under the DIP Credit Agreement the Borrowers and Guarantors agreed to various covenants customary for credit facilities of this size and type, including financial covenants.

          On February 4, 2009 the Bankruptcy Court entered an interim order approving the Restated DIP Financing Motion but limited the aggregate amount permitted to be borrowed by the Debtors to $22.5 million before a final hearing (the “Restated Interim DIP Financing Order”) [Docket No. 833]. On February 10, 2009, the MGCB approved the financing authorized by the Restated Interim DIP Financing Order. Subsequently, on March 4, 2009, the Bankruptcy Court entered a final order approving the Restated DIP Financing Motion (the “Restated Final DIP Financing Order”) [Docket No. 892]. The financing authorized by the Restated Final DIP Financing Order was subsequently approved by the MGCB on March 10, 2009.

          After entry of the Restated Final DIP Financing Order, the DIP Credit Agreement was amended once to, among other things, permit Debtors to grant a purchase money security interest in certain gaming equipment and provide for waivers by the Original Post-petition Lenders and the Additional Post-petition Lenders of defaults occurring under the DIP Credit Agreement. Pursuant to the Restated Final DIP Financing Order, Bankruptcy Court approval was not required for this amendment. However, the MGCB has approved of this amendment.

D.	Unsecured Creditors

1.	Creditors’ Committee Appointment

          On June 6, 2008, the United States Trustee appointed the Creditors’ Committee under section 1102 of the Bankruptcy Code. The members of the Creditors’ Committee include the following: (a) Lac Vieux Desert Band of Lake Superior Chippewa Indians; (b) International Game Technology; (c) Deutsche Bank Trust Company Americas; (d) Arthur Blackwell; (e) International Union, UAW; (f) The Berline Group; and (g) NRT Technology Corporation.

          The Creditors’ Committee retained Clark Hill, PLC as its counsel. On July 3, 2008, the Bankruptcy Court entered a Final Order approving the retention of Clark Hill, PLC as counsel to the Creditors’ Committee and certain other financial consultants to the Creditors’ Committee [Docket No. 195], Since its formation, the Creditors’ Committee has played an active and important role in the Chapter 11 Cases.

2.	Meeting of Creditors

          The meeting of creditors under Bankruptcy Code section 341 was held on July 2, 2008 at 211 West Fort Street, Room 315E, Detroit, Michigan 48226. In accordance with Bankruptcy Rule 9001(5) (which requires, at a minimum, that one representative of the Debtors appear at such meeting of creditors for the purpose of being examined under oath by a representative of the

United States Trustee and by any attending parties in interest), Craig Ghelfi, Cliff Vallier, and Jason Pasko, along with their financial advisors Charles Moore and Kevin Berry, and their counsel, attended the meeting and answered questions posed by the United States Trustee and other parties in interest present.

3.	The Construction Project

          After the Petition Date, construction of the Expanded Complex continued expeditiously, such that all major components were completed within internal timelines and have been open for business since February 15, 2009. Only a few punch-list work items and ancillary incidental construction work items remain to be completed, and work is continuing on such items. The Debtors expect all such work to be fully completed expeditiously (with the exception of the Events Center, which is complete on a core-and-shell basis). Jenkins/Skanska has, however, filed a Lien against the project for amounts earned but not yet due. In addition, on June 2, 2008, Jenkins/Skanska sent a letter to Greektown requesting reimbursement of $507,316 for attorneys fees and costs incurred by Jenkins/Skanska in connection with the Chapter 11 Cases. Jenkins/Skanska claims it is entitled to reimbursement of this amount under the GC Agreement. Greektown disputes this claim and has denied the request for payment.

E.	Regulatory Issues

          MGCB.

          As described in more detail in Section II.C. above, the MGCB has the right under Michigan law to force a sale of Greektown if it fails to satisfy certain financial covenants. In 2007, after Greektown fell out of compliance with such a covenant, the MGCB denied Greektown a limited waiver and demanded that Greektown “show cause” as to why the MGCB should not invoke the sale process. Greektown filed for bankruptcy just before the show-cause hearing. The MGCB nonetheless conducted the hearing, and while it held its rights in abeyance, the MGCB maintains that it has authority to invoke the Sale Transaction Process despite the bankruptcy filing. Greektown maintains that the bankruptcy stays the Sale Transaction Process.

          City of Detroit.

          Greektown has been involved in a number of disputes concerning regulatory matters with the City of Detroit, which are subject to a pending Settlement Motion not effective for the purposes of the Plan. For further description of the disputes and the City Settlement, please see Section II.C., above.

          Litigation.

          As noted in Section II.D., above, Greektown is required to make annual $1 million payments (inclusive of interest) until 2031 under a settlement agreement arising out of a lawsuit challenging the Greektown’s constitutional status. In addition, as detailed above in Section II.C., the Debtors are party to the dispute over the assumption of the Development Agreement, and the City of Detroit’s appeal of the Bankruptcy Court’s decision allowing its assumption. Should this appeal be decided in the City of Detroit’s favor, the possibility exists that the Debtors would not be allowed to assume the Development Agreement and therefore be ineligible to operate the casino. The Debtors have entered into the City Settlement, which will resolve the dispute between the Debtors and the City of Detroit should the Settlement Motion be approved and all conditions precedent met.

          The Noteholder Plan Proponents have had discussions with the City of Detroit and intend to enter into negotiations with the City of Detroit to reach a similar settlement. However, the City Settlement is only effective under the Debtor/Lender Plan and does not apply to the Plan described herein. There is no guarantee that the Noteholder Plan Proponents will reach a settlement with the City of Detroit.

          The Debtors are also parties to various other legal and governmental proceedings arising in the ordinary course of business.

F.	Insider Transactions

          Under the provisions of Greektown’s internal control system, expenditures to any one related party in excess of $50,000 annually must be approved by Greektown’s management board. Quarterly and annual updates are provided to the board for its continuing oversight. The Board seeks to ensure that Greektown’s involvement is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and is in its best interest.

          Further, Greektown has a related-person policy regarding vendor relationships with Greektown. Specifically, employees are permitted to engage in business with Greektown in an annual amount of $25,000 or less and the terms of such transaction must be approved by Greektown’s management board, who determines if such proposed transaction would constitute a conflict of interest. Employees are required to be forthcoming regarding all relationships with vendors, purchasers, and competitors. The approval process requires that a formal business proposal be submitted and proposal bids for comparison must be pursued.

          Any third-party vendor or supplier to Greektown is subject to the licensure requirements of the MGCB, unless deemed exempt. The MGCB generally does not review the substance of the contracts, but the MGCB has the right to conduct an investigation for many reasons, including if it believes a proper bid process was not conducted, the contract is commercially unreasonable, or the contract is related to an improper subject matter. The MGCB may impose disciplinary measures against Greektown in respect of such investigation.

          Greektown has entered into certain related party transactions and is currently a party to the following related party transactions:

•	Agreement with the Atheneum Hotel Corporation, which is owned by Ted Gatzaraos, a minority equity holder in Monroe, to provide complimentary hotel services to Greektown patrons;

•	Agreement with International Marketplace Inc. (d/b/a Fishbone’s Restaurant), which is owned by Ted Gatzaros, to provide complimentary food services to Greektown patrons;

•	Agreement with 400 Monroe Associates, which is owned by Ted Gaztaros, to provide walkway maintenance services;

•

Agreement with Warehouse Associates, IXC, which is owned by Jason Pasko, Senior Director of Finances and Accounting for Greektown and William Williams, Vice President of Guest Services for Greektown, to provide storage services; and

•	Agreement with New Millennium Advisor, which is owned by Marvin Beatty, a minority owner of Monroe and the Chief Community Officer of Greektown, to provide uniforms for Greektown employees;

G.	Retention of Investment Banker and Exploration of Sale Options

          The Debtors retained Moelis as their investment banker on October 8, 2008 to pursue a restructuring transaction, sale transaction, and/or capital transaction. In accordance with the exclusivity settlement agreement filed on September 26,2008 [Docket No. 469], Moelis began to pursue a sale transaction pursuant to the milestones set forth therein. After further review and subsequent discussions with the potential acquirers, it was determined that the bids were at levels that were not satisfactory to the Debtors’ Secured Lenders. This information was communicated to the potential acquirers and Stipulating Parties in late April 2009.

H.	Retention of The Fine Point Group

          On January 8, 2009, the Bankruptcy Court entered an order approving the Debtors’ retention of The Fine Point Group as gaming consultants pursuant to Bankruptcy Code section 327(a) [Docket No. 767]. After obtaining regulatory approval, The Fine Point Group’s managing director, Randall A. Fine, was appointed Chief Executive Officer of Greektown.

I.	Claims Process and Bar Dates

1.	Pre-petition Claims

          On August 25, 2008, the Bankruptcy Court entered an Order Establishing a Bar Date For Filing Proofs of Claim and Approving the Manner and Notice Thereof, setting November 30, 2008 at 8:00 p.m. Eastern time as the Bar Date for non-governmental pre-petition Claims and for Claims asserted under Bankruptcy Code section 503(b)(9) [Docket No. 320]. In accordance with the order, written notice of the Claims Bar Date was mailed to, among others, all Claim Holders listed on the Schedules.

2.	Administrative Claims

          The Administrative Claims Bar Date, as set forth in Section 1.2.2 of the Plan, will be 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

J.	Pending and Contemplated Litigation and Other Contested Matters

          The Debtors are, from time to time, during the ordinary course of operating their businesses, subject to various litigation claims and legal disputes, including contract, lease, employment, and regulatory claims as well as claims made by visitors to the Debtors’ property.

In addition, as detailed above in Section II.C., the Debtors are party to the dispute over the assumption of the Development Agreement, and the City of Detroit’s appeal of the Bankruptcy Court’s decision allowing its assumption. Should this appeal be decided in the City of Detroit’s favor, the possibility exists that the Debtors would not be allowed to assume the Development Agreement and therefore be ineligible to operate the casino. The Debtors have entered into the City Settlement, which will resolve the dispute between the Debtors and the City of Detroit should the Settlement Motion be approved and all conditions precedent met.

          The Noteholder Plan Proponents have had discussions with the City of Detroit and intend to enter into negotiations with the City of Detroit to reach a similar settlement. However, the City Settlement is only effective under the Debtor/Lender Plan and does not apply to the Plan described herein. There is no guarantee that the Noteholder Plan Proponents will reach a settlement with the City of Detroit.

          In connection with the matters covered in Section II.C. of this Disclosure Statement, the City of Detroit has taken the position that Greektown has failed to construct the theater component of the casino complex as required under the Development Agreement, and that such alleged failure is a zoning violation which, if not cured, could subject the casino to closure. The Debtors maintain that they have in fact fulfilled the requirement of a theater component to the casino complex, and therefore no such zoning violation exists and no such cure is necessary; and further, that under the City of Detroit’s zoning and permitting ordinances, even if a cure was necessary Greektown could effect such cure without any significant risk of a closure.

          Certain litigation claims may not be covered entirely or at all by the Debtors’ insurance policies or their insurance carriers may deny such coverage. In addition, litigation claims can be expensive to defend and may divert the Debtors’ attention from the operations of their businesses. Further, litigation involving visitors to the Debtors’ properties, even if without merit, can attract adverse media attention. As a result, litigation can have a material adverse effect on the Debtors’ businesses and, because the Debtors cannot predict the outcome of any action, it is possible that adverse judgments or settlements could significantly reduce their earnings or result in losses.

          With certain exceptions, the filing of the Chapter 11 Cases operated as a stay of commencement or continuation of litigation against the Debtors that was or could have been brought before the commencement of the Chapter 11 Cases. In addition, with respect to the litigation stayed by the commencement of the Chapter 11 Cases, the Debtors’ liability is subject to discharge in connection with the Confirmation of a Plan, with certain exceptions. Therefore, certain litigation claims against the Debtors may be subject to compromise in connection with the Chapter 11 Cases. This may reduce the Debtors’ exposure to losses in connection with the adverse determination of such litigation.

K.	Exclusivity

          Under Bankruptcy Code section 1121, a debtor has the exclusive right to file and solicit acceptance of a plan of reorganization for a 120-day period from its petition date. If the debtor files a plan within this exclusive period, then it has the exclusive right for 180 days from the petition date to solicit plan acceptances. During these exclusive periods, no other party in interest may file a competing plan. A court may extend these periods upon request of a party in interest and “for cause”.

          The Debtors obtained two extensions of the exclusivity period from the Bankruptcy Court. The first, by stipulated order entered on August 27, 2008 [Docket No. 327], extended the exclusivity period through December 15, 2008. The second, entered by stipulated order on December 4, 2008 [Docket No. 650], extended the exclusivity period through February 1, 2009. The second extension, however, granted the Stipulating Parties, as defined therein, only the collective co-exclusive right to file a plan. That extension expired without a plan having been submitted. The Debtors’ exclusivity period has therefore expired.

L.	The Debtor/Lender Plan and Solicitation

          On June 1, 2009, the Debtors submitted to the Bankruptcy Court the Joint Plans of Reorganization and the Disclosure Statement for the Joint Plans of Reorganization. The Debtors twice amended their plan and disclosure statement, submitting the Second Amended Disclosure Statement for the Joint Plans of Reorganization (the “Debtor/Lender Disclosure Statement”) and the Second Amended Joint Plans of Reorganization (as thereafter amended, the “Debtor/Lender Plan”) for Bankruptcy Court Approval on August 26, 2009. Simultaneously therewith, the Debtors filed the Debtors Motion for an Order (I) Approving the Solicitation and Notice Procedures, (II) Approving the Voting and Tabulation Procedures, and (III) Scheduling a Hearing to Consider Confirmation of the Joint Plans of Reorganization (the “Debtor/Lender Solicitation Motion”). On September 3, 2009, the Bankruptcy Court approved the Debtor/Lender Disclosure Statement and the Debtors’ Solicitation Motion, allowing the Debtors to solicit votes on the Debtor/Lender Plan and setting the deadline for voting to approve or reject the Debtor/Lender Plan as October 8, 2009 at 7:00 p.m.

          Only one class of Claims or Interests, the Pre-petition Lenders, voted to accept the Debtor/Lender Plan. The Court scheduled a hearing on confirmation of the Debtor/Lender Plan for November 3, 2009. A number of objections were interposed to certain provisions of the Debtor/Lender Plan including a joint objection filed by the Committee, the Indenture Trustee, and MFC Global Investment Management (U.S.), LLC. As more fully discussed in Section III.O, below, the hearing on confirmation of the Debtor/Lender Plan has been continued.

M.	The Purchase and Put Agreement

          On November 2, 2009, John Hancock Strategic Income Fund, John Hancock Trust Strategic Income Trust, John Hancock Funds II Strategic Income Fund, John Hancock High Yield Fund, John Hancock Trust High Income Trust, John Hancock Funds II High Income Fund, John Hancock Bond Fund, John Hancock Income Securities, John Hancock Investors Trust, John Hancock Funds III Leveraged Companies Fund, John Hancock Funds II Active Bond Fund, John Hancock Funds Trust Active Bond Trust, Manulife Global Fund U.S. Bond Fund, Manulife Global Fund U.S. High Yield Fund, Manulife Global Fund Strategic Income, MIL Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Income Fund, Oppenheimer Strategic Bond Fund / VA, Oppenheimer High Income Fund / VA and ING Oppenheimer Strategic Income Portfolio, Brigade Capital Management, Sola Ltd, and Solus Core Opportunities Master Fund Ltd (the “Put Parties”) executed an agreement to provide certain amounts of new capital to the Debtors in connection with a new restructuring plan (the “Purchase and Put Agreement”) on the terms and subject to the conditions set forth therein. Attached to the Purchase and Put Agreement was a term sheet setting forth material terms to be included in the Plan and describing the various transactions contemplated thereunder as otherwise encompassed in the Plan and this Disclosure Statement. In addition, the Put Parties have committed to purchase $150,000,000 of DIP financing, if necessary. The Purchase and Put Agreement is attached to the Plan as Exhibit 2.

On November 2, 2009, the Put Parties, as Noteholder Plan Proponents, submitted the first iteration of their plan of reorganization for the Debtors to the Bankruptcy Court.

N.	The Letter Agreement

          On November 13, 2009, the Put Parties, and a group of pre-petition lenders holding an aggregate amount of $98.7 million in principal amount of Pre-petition Credit Agreement Claims (the “Ad Hoc Lender Group”), entered into a letter agreement (the “Letter Agreement”), pursuant to which the Ad Hoc Lender Group agreed to, among other things, actively assist the Put Parties in achieving confirmation of the Plan and obtaining all necessary or appropriate regulatory approvals until the occurrence of a Milestone Event (as defined below), participate in up to 65% of any new DIP financing, if necessary, offered by the Put Parties or, in the event the Ad Hoc Lender Group provides additional DIP financing, to allow the Put Parties to participate in up to 35% of such financing, and to adjourn, and to direct the Pre-petition Agent to adjourn, the hearing on confirmation of the Debtor’s plan until the earlier of the occurrence of a Milestone Event and the termination of the Letter Agreement. The Letter Agreement is attached to the Plan as Exhibit 1.

          A Milestone Event is defined in the Letter Agreement as (i) the failure of the Plan to be confirmed on or prior to January 31, 2010 (or, in the event that a third party files a competing plan of reorganization with respect to any of the Cases, March 31, 2010) or (ii) the failure of the Effective Date of the Plan to occur on or before June 30, 2010; and in the case of either (i) or (ii) such Milestone Failure Event is not directly caused by any action or inaction on the part of any member of the Ad Hoc Lender Group. Under the Letter Agreement, a Milestone Event may be waived by the Holders of the majority in principal amount of the outstanding Pre-petition Credit Agreement Claims.

O.	The Stipulation

          After the Put Parties submitted the first iteration of the Plan to the Court, they entered into negotiations with the Debtors, the Committee, the Indenture Trustee, the Pre-petition Agent, and the Ad Hoc Lender Group to reach a consensual resolution as to how to proceed with the confirmation proceedings with respect to the Noteholder Plan and the Debtor/Lender Plan. By stipulation dated and entered on November 20, 2009 (the “Stipulation”), the Put Parties agreed to certain modifications to the Plan, including an increased recovery to Holders of Claims in the General Unsecured Classes and the creation of the Litigation Trust, in exchange for the Indenture Trustee’s and the Committee’s support as Noteholder Plan Proponents of the Plan. Additionally, the Debtors and the Pre-petition Agent, among others, agreed to support the Noteholder Plan Proponents in achieving confirmation and consummation of the Plan and in obtaining all necessary regulatory approvals in connection therewith. As a condition of the Debtors’ and the Pre-petition Agent’s support for the Plan, the Noteholder Plan Proponents have agreed that if Confirmation of the Plan does not occur by January 31, 2010, or March 31, 2010 if a third party files a competing plan of reorganization for the Debtors, or if the Effective Date of the Plan does not occur by June 30, 2010, then the Debtors may seek expedited confirmation of the Debtor/Lender Plan and the Put Parties will not object thereto or vote against the Debtor/Lender Plan. The Stipulation is attached to the Plan as Exhibit 3.

IV.	SUMMARY OF SIGNIFICANT TRANSACTIONS CONTEMPLATED UNDER THE PLAN AND DESCRIPTION OF POST-CONFIRMATION CAPITAL STRUCTURE

A.	New Revolving Credit Facility

          On or prior to the Effective Date, Newco will enter into the New Revolving Credit Facility pursuant to which $30,000,000 will be made available to Newco on a revolving basis to use as working capital pursuant to the terms contained therein. The New Revolving Credit Facility will be secured on a first priority basis by substantially all of the assets of Newco and guaranteed by the Reorganized Debtors and their subsidiaries. In addition, approval of the MGCB will be required for changes to existing credit facilities or the entry into new revolving lines of credit or other credit facilities by Reorganized Greektown or Newco.

B.	New Senior Secured Notes

          On or prior to the Effective Date, Newco will issue New Senior Secured Notes in the aggregate principal amount of approximately $385,000,000 on terms and conditions provided in the Letter Agreement or, under certain circumstances set forth in the Plan, similar terms, which terms and conditions shall be acceptable to Reorganized Greektown, the Noteholder Plan Proponents and, to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group.

          Pursuant to the Letter Agreement described above, the Put Parties and the Ad Hoc Lender Group have agreed subject to the terms and conditions contained therein to purchase the full issuance of New Senior Secured Notes. The terms of the proposed New Senior Secured Notes are contained in Exhibit A to the Letter Agreement attached to the Plan as Exhibit 1. The proceeds from the sale of New Senior Secured Notes will be utilized, among other things, to fund certain Cash distributions made under the Plan. In addition, approval of the MGCB will be required for changes to existing credit facilities or the entry into new revolving lines of credit or other credit facilities by Reorganized Greektown or Newco.

C.	New Preferred Stock and Rights Offering Warrants

          At the end of the day on the Effective Date, Newco shall authorize not less than 2,333,333 shares of New Preferred Stock. Pursuant to an election to be made in conjunction with voting on the Plan, the Holders of Allowed Bond Claims shall have the right to purchase their Pro Rata share of Rights Offering Securities (the “Rights Offering”) at a purchase price of $100 per security (the “Subscription Purchase Price”). Holders of Allowed Bond Claims that participate in the Rights Offering will receive on the effective date of the Plan their pro rata share of One Million Eight Hundred Fifty Thousand (1,850,000) Rights Offering Securities to be

issued by Newco consisting of (i) shares of New Preferred Stock; (ii) Reduced Vote Rights Offering Shares, which are shares of New Preferred Stock with reduced voting rights; (iii) Rights Offering Warrants; and/or (iv) Reduced Votes Rights Offering Warrants in the manner described below.

          In accordance with the Purchase and Put Agreement, the Put Parties have committed to purchase at the Preferred Rights Offering Price the aggregate principal amount of Rights Offering Securities, not otherwise subscribed for in the Rights Offering. In exchange for entering into the Purchase and Put Agreement, the Put Parties shall receive a put premium in the aggregate equal to (i) Ten Million Dollars ($10,000,000) and (ii) Two Hundred Twenty Two Thousand Two Hundred Twenty Two (222,222) Rights Offering Securities; provided, however, that the Put Parties have reserved the right to accept an additional One Hundred Thousand One Hundred Eleven (111,111) Rights Offering Securities in lieu of the Cash payment.

In addition, under the Purchase and Put Agreement, certain of the Put Parties will purchase 150,000 Rights Offering Securities at the Subscription Purchase Price.

          The Gaming Act requires individuals and entities requesting permission to hold certain percentages of equity interests in a casino licensee to demonstrate their eligibility and suitability under the Gaming Act’s licensing standards. The MGCB requires these applicants to undergo an extensive application and disclosure process pursuant to which an investigation is conducted and a decision is made by the MGCB. Generally, and assuming Newco becomes a reporting issuer under the Securities Exchange Act of 1934, as amended, the Gaming Act and rules establish a 5% ownership threshold for most individuals and entities and a 15% ownership threshold for Institutional Investors that have received waivers of the Gaming Act’s eligibility and suitability requirements. Therefore, the Plan provides that the Put Parties and Holders of Allowed Bond Claims who participate in the Rights Offering, but do not provide certain documentation described below, will receive, as their Rights Offering Securities, Rights Offering Shares representing no more than 4.9% of the Total Equity Shares of Newco and the remainder of their purchased Rights Offering Securities in Rights Offering Warrants. Put Parties and Holders of Allowed Bond Claims who participate in the Rights Offering may receive all of their Rights Offering Securities in Rights Offering Shares if, within fifteen (15) days prior to the Effective Date, such parties provide documentation in the manner described and within the time required in the Effective Date Notice that they are MGCB Qualified. Put Parties and Holders of Allowed Bond Claims who participate in the Rights Offering and who are not MGCB Qualified may receive Rights Offering Shares representing up to 14.9% of the Total Equity Shares of Newco if such parties provide documentation in the manner described and within the time required in the Effective Date Notice that they have received Institutional Investor waivers within the meaning of the Gaming Act and related rules.

          For certain tax reasons, the Plan also provides the option for Holders of Allowed Bond Claims and the Put Parties who participate in the Rights Offering to elect to receive a maximum of 9.9% of the total combined voting power of all classes of stock of Newco entitled to vote. Holders of Allowed Bond Claims who wish to participate in the Rights Offering should consult their own tax advisors regarding their selection.

D.	New Common Stock

          At the end of the day on the Effective Date, Reorganized Holdings shall authorize sufficient shares of New Membership Interests to effectuate the transactions described in the Plan and Newco shall authorize up to 5,000,000 shares of New Common Stock. Newco will issue, on a Pro Rata basis, 140,000 shares of New Common Stock to the Holders of Bond Claims against Holdings and Holdings II in the manner described in Section V.B. below.

E.	Litigation Trust

          As described in greater detail below in Section V and in Article IV of the Plan, on the effective date, all outstanding Avoidance Claims of the Debtors will be placed into a Litigation Trust. Avoidance Claims of Holdings, including Bond Avoidance Action Claims that have not been settled or waived by the Debtors prior to the Effective Date (which the Debtors will have authority to settle or waive, solely at the express written direction of the Noteholder Plan Proponents, and the proceeds of any settlement of such Bond Avoidance Action Claims shall remain in the Estate and be transferred to and vest in Reorganized Casino on the Effective Date), will be placed into the Litigation Trust for the benefit of General Unsecured Creditors of Holdings (other than any deficiency claims of the Pre-petition Lenders) and holders of Bond Claims, provided that 10% of the net proceeds of any recoveries (after the re-payment of the Litigation Trust Loan and interest) from the Avoidance Claims of Holdings will be payable to the General Unsecured Creditors of Casino. Avoidance Action Claims of Debtors other than Holdings will be transferred to the Litigation Trust for benefit of all General Unsecured Creditors to be used solely for Claims reduction, setoff or defensive purposes.

          The Litigation Trust will have authority and standing to, among other things, (i) monitor distributions to General Unsecured Creditors under the Noteholder Plan and (ii) perform the General Unsecured Creditors claims reconciliation process.

V. SUMMARY OF THE JOINT PLAN OF REORGANIZATION

          The following Sections summarize certain key information in the Plan. This summary refers to, and is qualified in its entirety by, reference to the Plan. The Plan’s terms will govern any inconsistencies between this summary and the Plan.

A.	Purpose and Effect of the Plan

          The Noteholder Plan Proponents believe that the Debtors’ businesses and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part. Consistent with the Liquidation Analysis described in this Disclosure Statement and other analyses prepared by the Noteholder Plan Proponents and their professionals, the value of the Debtors’ Estates would be considerably greater if the Debtors continue to operate as a going concern instead of liquidating.

B.	Classification and Treatment of Claims and Interests

The Plan divides all Claims and Interests, except Administrative Claims, Priority Tax Claims, and other Priority Claims, into various Classes. The projected recoveries are based upon certain assumptions contained in the Valuation Analysis prepared by the Noteholder Plan Proponents and their advisors. The assumed reorganization value of Newco’s equity was derived from commonly accepted valuation techniques and is not an estimate of trading value for such securities. The range of recoveries listed at page xii, et seq., above are based on various assumptions, including assumptions regarding the total amount of Allowed General Unsecured Claims and assumptions concerning the value of Reorganized Greektown.

          The Classes of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation, and distribution pursuant to this Disclosure Statement and to Bankruptcy Code sections 1122 and 1123(a)(1). The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or interest qualifies within the description of such different Class. A Claim or Interest is in a particular class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled before the Effective Date.

The following table summarizes the classes of Claims and Interests that have been identified:

Class	Claim	Status	Voting Rights

1	Pre-petition Lenders’ Claims Against Holdings	Unimpaired	Deemed to Accept
2	Other Allowed Secured Claims Against Holdings	Unimpaired	Deemed to Accept
3	Bond Claims Against Holdings	Impaired	Entitled to Vote
4	General Unsecured Claims Against Holdings	Impaired	Entitled to Vote
5	Intercompany Claims Against Holdings	Impaired	Deemed to Accept
6	Interests in Holdings	Impaired	Deemed to Reject

7	Pre-petition Lenders’ Claims Against Casino	Unimpaired	Deemed to Accept
8	Other Allowed Secured Claims Against Casino	Unimpaired	Deemed to Accept
9	General Unsecured Claims Against Casino	Impaired	Entitled to Vote
10	Intercompany Claims Against Casino	Impaired	Deemed to Accept

11	Pre-petition Lenders’ Claims Against Holdings II	Unimpaired	Deemed to Accept
12	Other Allowed Secured Claims Against Holdings II	Unimpaired	Deemed to Accept

Class	Claim	Status	Voting Rights

13	Bond Claims Against Holdings II	Impaired	Entitled to Vote
14	General Unsecured Claims Against Holdings II	Impaired	Entitled to Vote
15	Intercompany Claims Against Holdings II	Impaired	Deemed to Accept

16	Pre-petition Lenders’ Claims Against Builders	Unimpaired	Deemed to Accept
17	Other Allowed Secured Claims Against Builders or	Unimpaired	Deemed to Accept
the Builders Property
18	General Unsecured Claims Against Builders	Impaired	Entitled to Vote
19	Intercompany Claims Against Builders	Impaired	Deemed to Accept

20	Pre-petition Lenders’ Claims Against Realty	Unimpaired	Deemed to Accept
21	Other Allowed Secured Claims Against Realty or	Unimpaired	Deemed to Accept
the Realty Property
22	General Unsecured Claims Against Realty	Impaired	Entitled to Vote
23	Intercompany Claims Against Realty	Impaired	Deemed to Accept

24	Pre-petition Lenders’ Claims Against Trappers	Unimpaired	Deemed to Accept
25	Other Allowed Secured Claims Against Trappers or	Unimpaired	Deemed to Accept
the Trappers Property
26	General Unsecured Claims Against Trappers	Impaired	Entitled to Vote
27	Intercompany Claims Against Trappers	Impaired	Deemed to Accept

1.	Unclassified Claims

          Under section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and other Priority Claims have not been classified and are therefore excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

a.	Administrative Claims

          Administrative Claims cover the costs and expenses of administering the Chapter 11 Cases, which are allowed under Bankruptcy Code sections 503(b), 507(b) or 1114(e)(2), and include: (a) the actual and necessary costs and expenses of preserving the Estates and operating the Debtors’ businesses (e.g., wages, salaries, commissions for services and payments for inventories, leased equipment, and premises); (b) compensation for legal, financial advisory, accounting and other services rendered after the Petition Date, and reimbursement of expenses incurred in connection with such services, awarded or allowed under Bankruptcy Code sections 330(a) or 331; (c) all fees and charges assessed against the Estates under 28 U.S.C. §§ 1911-30; and (d) the Restructuring Transaction closing costs.

          Subject to the provisions of Article VIII of the Plan, on the latest of (a) the Effective Date (or as soon thereafter as is practicable); (b) the date an Administrative Claim becomes an Allowed Administrative Claim; or (c) the date when an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor, Newco, or Newco Sub) and the Holder of such Administrative Claim, a Holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim or such other less favorable treatment that the Debtors or Reorganized Greektown and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under contracts assumed during the Chapter 11 Cases prior to, on or as of the Effective Date shall be deemed Allowed Administrative Claims and paid by the Debtors or Reorganized Greektown in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; and provided further that any Cure payments associated with the Assumed Contracts shall be paid in accordance with Article XIII of the Plan.

b.	Priority Tax Claims

          With respect to each Allowed Priority Tax Claim in any Debtor’s Chapter 11 Case, at the sole option of the Debtors (or Reorganized Greektown after the Effective Date), the Holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Priority Tax Claim, (a) regular installments payable in Cash commencing on the first Periodic Distribution Date occurring after the later of (i) the date a Priority Tax Claim becomes an Allowed Priority Tax Claim or (ii) the date an Allowed Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor, Newco, or Newco Sub) and the Holder of such Allowed Priority Tax Claim, over a period not exceeding five years after the Petition Date, in the amount of the Allowed Amount of such Claim as of the Effective Date plus simple interest at the rate required by applicable law on any outstanding balance from the Petition Date, or such lesser rate as is set by the Bankruptcy Court or agreed to by the Holder of an Allowed Priority Tax Claim, (b) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or Reorganized Greektown), provided such treatment is on more favorable terms to the Debtors (or Reorganized Greektown) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash on the Effective Date (or as soon thereafter as is practicable).

	c.	DIP Facility Claims

          On the Effective Date (or as soon as practicable thereafter), all Allowed DIP Facility Claims shall be paid in full in Cash or otherwise satisfied in a manner acceptable to such Holders of DIP Facility Claims in accordance with the terms of the DIP Facility and the DIP Credit Agreement. Upon compliance with the preceding sentence, all Liens and security interests granted to secure the obligations under the DIP Credit Agreement shall be deemed cancelled and shall be of no further force and effect.

	d.	Other Priority Claims

          All other Allowed Priority Claims, to the extent of the applicable priority under section 507(a) of the Bankruptcy Code, will be paid the Allowed Amount of such Claim as of the Effective Date in accordance with the Plan.

2.	Classified Claims

	a.	Classes 1, 7, 11, 16, 20 and 24

Classification: Secured Claims of Pre-petition Lenders against each Reorganizing Debtor, Trappers, and Holdings II.

Treatment: Each Holder of an Allowed Claim in these Classes shall receive in full satisfaction of its Allowed Pre-petition Credit Agreement Claim Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.

Voting: Holders of Claims in these Classes are Unimpaired. Each Holder of an Allowed Claim in these Classes as of the Voting Record Date is deemed to accept the Plan and is not entitled to vote to accept or reject the Plan.

	b.	Classes 2, 8, 12, 17, 21 and 25

Classification: Other Allowed Secured Claims Against Holdings, Casino, Holdings II, Builders, Builders Property, Realty, Realty Property, Trappers and Trappers Property.

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 agrees to a different treatment, at the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) on the Effective Date or as soon thereafter as is practicable, each Allowed Other Secured Claim shall be Reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the Holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each Holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such

Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each Holder of an Allowed Other Secured Claim in 2, 8, 12, 17, 21 or 25 shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

To the extent an Allowed Claim in Classes 2, 8, 12, 17, 21 or 25 is asserted to be a Secured Claim, but the value of the Holder’s interest in the applicable Estate’s interest is less than the amount of the Claim, the undersecured amount of the Claim shall be treated as a General Unsecured Claim against the respective Debtor.

Voting: Holders of Claims in these Classes are Unimpaired. Each Holder of an Allowed Claim in these Classes as of the Voting Record Date is deemed to accept the Plan and is not entitled to vote to accept or reject the Plan.

c.	Class 3 and 13

Classification: Bond Claims Against Holdings and Holdings II

Treatment: Each Holder of an Allowed Claim in Classes 3 and 13 shall receive, in full satisfaction of such Allowed Claim, (i) subject to Section 4.10.5 of the Plan, from Newco, such Holder’s Pro Rata share of 140,000 shares of New Common Stock, (ii) from the Debtors, a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed Bond Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4 and (iii) the right to participate in the Rights Offering and purchase such Holder’s Pro Rata share of Rights Offering Securities as provided in Section 4.7 of the Plan.

Voting: Holders of Claims in these Classes are Impaired. Each Holder of an Allowed Claim in these Classes as of the Voting Record Date is entitled to vote to accept or reject the Plan.

d.	Class 4

Classification: General Unsecured Claims Against Holdings.

Treatment: Each Holder of an Allowed Claim in Class 4 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed Claim in this Class as of the Voting Record Date is entitled to vote to accept or reject the Plan.

e.	Class 9

Classification: General Unsecured Claims Against Casino.

Treatment: Each Holder of an Allowed Claim in Class 9 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a Pro Rata share of the Casino Litigation Trust Interest. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed Claim in this Class as of the Voting Record Date is entitled to vote to accept or reject the Plan.

f.	Class 14

Classification: General Unsecured Claims Against Holdings II.

Treatment: Each Holder of an Allowed Claim in the Class 14 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed Claim in this Class as of the Voting Record Date is entitled to vote to accept or reject the Plan.

g.	Class 18

Classification: General Unsecured Claims Against Builders.

Treatment: Each Holder of an Allowed Claim in the Class shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed Claim in this Class as of the Voting Record Date is entitled to vote to accept or reject the Plan.

h.	Class 22

Classification: General Unsecured Claims Against Realty.

Treatment: Each Holder of an Allowed Claim in Class 22 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed Claim in this Class as of the Voting Record Date is entitled to vote to accept or reject the Plan.

i.	Class 26

Classification: General Unsecured Claims Against Trappers.

Treatment: Each Holder of an Allowed Claim in Class 26 shall receive, in full satisfaction of such Allowed Claim, , (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed

Claim in this Class as of the Voting Record Date is entitled to vote to accept or reject the Plan.

		j.	Class 5, 10, 15, 19, 23 and 27

Classification: Intercompany Claims

Treatment: Each Obligee Debtor that holds an Intercompany Claim against an Obligor Debtor shall receive, in full satisfaction of such Intercompany Claim, an interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

Voting: Holders of Claims in these Classes are Impaired. Each Holder of an Allowed Claim in this Class as of the Voting Record Date is required under the terms of the Stipulation to vote in favor of the Plan and therefore is deemed to accept the Plan and is not entitled to vote to accept or reject the Plan.

		k.	Class 6

Classification: Equity Interests – Holdings

Treatment: Each Holder of an Allowed Claim in these Classes shall not receive or retain any interest or property under the Plan and all Equity Interests in Holdings shall be cancelled and extinguished on the Effective Date.

Voting: Holders of Claims in this Class are Impaired. Each Holder of an Allowed Claim in this Class is deemed to reject the Plan and is not entitled to vote on the Plan.

C.	Acceptance or Rejection of the Plan

	1.	Presumed Acceptance of Plan

          Classes 1, 2, 7, 8, 11, 12, 16, 17, 20, 21, 24 and 25 are Unimpaired under the Plan and deemed to have accepted the Plan under Bankruptcy Code section 1126(f). Holders of Intercompany Claims in Classes 5, 10, 15, 19, 23, and 27 are required under the terms of the Stipulation, as defined below, to vote in favor of the Plan and therefore are deemed to accept the Plan.

	2.	Voting Classes

          Classes 3, 4, 9, 13, 14, 18, 22 and 26 are Impaired Classes that may vote to accept or reject the Plan (the “Voting Classes”). Each Holder of an Allowed Claim or Interest as of the Voting Record Date in each of the Voting Classes will be entitled to vote to accept or reject the Plan.

	3.	Acceptance by Impaired Classes of Claims

          Under section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an unpaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

	4.	Presumed Rejection of the Plan

          Class 6 is Impaired and Holders of Interests in this Class shall receive no distribution under the Plan on account of their Interests and are, therefore, presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.

	5.	Confirmation Under Bankruptcy Code Sections 1129(a) and (b)

          Bankruptcy Code section 1129(a) will be satisfied for purposes of Confirmation by acceptances of the Plan by an Impaired Class of Claims. The Noteholder Plan Proponents will seek Plan Confirmation under Bankruptcy Code section 1129(b) with respect to any rejecting Class of Claims or Interests.

	6.	Controversy Concerning Impairment

          If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court will, after notice and a hearing, determine such controversy on or before the Confirmation Date.

D.	Procedures for Resolving Disputed Claims

	1.	Claims Administration

          Reorganized Greektown, shall be responsible for and shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against, and Interests in, the Debtors, including all Administrative Claims, Priority Tax Claims, and other Priority Claims, and making distributions (if any) with respect to all Claims and Interests, except that the Litigation Trustee shall be responsible for and shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims in each of the General Unsecured Classes as provided for in Article III of the Plan. The Litigation Trustee shall be entitled to compensation for its activities relating to Claims administration under this Section solely as provided in the Litigation Trust Agreement, and Reorganized Greektown shall have no obligation to provide any funding or compensation for such Claims administration.

	2.	Filing of Objections

          Unless otherwise provided in the Plan or extended by the Bankruptcy Court, any objections to Claims and/or Interests shall be served and Filed on or before the Claim Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the Holder of the Claim or Interest if Reorganized Greektown or the Litigation Trustee, as the case may be, effect service in any of the following manners: (i) in accordance with Bankruptcy Rule 3007, (ii) to the extent counsel for a Holder of a Claim or Interest is unknown, by first-class mail, postage prepaid, on the signatory on the Proof of Claim or other representative identified on the Proof of Claim or any attachment thereto (or at the last known addresses of such Holders of Claims if no Proof of Claim is Filed or if the Debtors and the Litigation Trustee have been notified in writing of a change of address), or (iii) by first-class mail, postage prepaid, on any counsel that has appeared on behalf of the Holder of the Claim or Interest in the Chapter 11 Cases and has not withdrawn such appearance.

3.	Claim Dispute Resolution Procedures

Resolution of disputes regarding Claims shall be subject to the following parameters:

•

If the Settlement Amount for a General Unsecured Claim, Secured Claim, Priority Claim, Administrative Claim, or other Claim or postpetition Claim is less than $250,000, Reorganized Greektown or Litigation Trustee, as applicable, shall be authorized to settle such Claim or Interest without the need for further Bankruptcy Court approval or further notice.

•

If the Settlement Amount for a General Unsecured Claim, Secured Claim, Priority Claim, Administrative Claim, or other Claim or postpetition Claim is greater than or equal to $250,000, Reorganized Greektown or the Litigation Trustee, as applicable, shall file a proposed settlement stipulation with the Bankruptcy Court with notice and hearing consistent with the Local Rules and the Bankruptcy Rules.

•

Settlement of any pre-petition controversies in these categories resulting in monetary Claims against the Debtors shall be resolved solely by determination and allowance of a Claim, subject to the requirements of the Plan.

•

Settlement of any postpetition controversies in these categories resulting in monetary Claims against the Debtors or Reorganized Debtors may be resolved, where applicable, by Reorganized Greektown, by an allowance of an Administrative Claim related to such settlement, subject to the requirements of Article V of the Plan.

•	Reorganized Greektown is authorized to allow Claims against specific Debtors and their Estates, where the allowance of such Claims otherwise meets the requirements of Article V of the Plan.

•

Reorganized Greektown is authorized to allow Claims with a specific priority and security status, where the allowance of such Claims otherwise meets the requirements of Article V of the Plan and does not in any way affect, whether as a prior or subordinated Lien, the Lien of any other party. For purposes of clarity and without limitation, the granting or recognition of a subordinated Lien shall not be Allowed, absent a Bankruptcy Court order, without the consent of all other Lien Holders with respect to the affected collateral.

•

The Litigation Trustee shall be authorized to settle only Claims in the General Unsecured Classes and shall not be authorized to allow or permit any recovery other than the allowance of the Claims in the General Unsecured Classes. For purposes of clarity and without limitation, the Litigation Trustee shall not be authorized to recognize or allow any Secured Claim or Priority Claim. Notwithstanding anything to the contrary in these procedures, to the extent that an asserted Secured Claim or Priority

Claim is recharacterized as a Claim in the General Unsecured Classes, the Litigation Trustee shall have no less than thirty (30) days after entry of a Final Order recharacterizing the Claim to object to Allowance of the Claim in full or in part.

4.	Determination of Claims

          Any Claim (or any revision, modification, or amendment thereof) determined and liquidated pursuant to (i) the procedures listed in Article V of the Plan, or (ii) a Final Order of the Bankruptcy Court shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan. The payment of any Allowed Claim shall be made pursuant to Articles III and VIII of the Plan, unless otherwise ordered by the Bankruptcy Court.

5.	Insider Settlements

Notwithstanding anything to the contrary in the Plan, any settlement that involves an Insider shall be effected only in accordance with Bankruptcy Rule 9019(a).

6.	Ordinary Course of Business Exception

          The applicable Plan provisions shall in no manner affect, impair, impede, or otherwise alter the right of Reorganized Greektown to resolve any controversy arising in the ordinary course of the Debtors’ or Reorganized Debtors’ business or under any other order of the Bankruptcy Court.

7.	Adjustment to Claims Without Objection

          Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtor or the Litigation Trustee without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.

8.	Disallowance of Claims

          Any Claim or Interest held by Persons from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that are transferees of transfers avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims and Interests may not receive any distribution of account of such Claims and Interests until such time as such Causes of Action against that Person have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Litigation Trust by that Person have been turned over or paid. All Claims Filed on account of any employee benefits or wages referenced in the Schedules which were paid by the Debtors before the Confirmation Date, shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, without further notice to, or action, order, or approval of, the Bankruptcy Court.

9.	Claims Bar Date

          Except as provided in the Plan or otherwise agreed, any and all Claims for which a Proof of Claim was Filed after the applicable Bar Date shall be disallowed, expunged and forever barred as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Date such late Claims have been deemed timely Filed by a Final Order.

	10.	Amendments to Claims

          On or after the Effective Date, except as provided herein, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court, Reorganized Greektown, or the Litigation Trustee. To the extent any such Claim is Filed without such authorization, such Claim shall be deemed to be a Disallowed Claim and expunged without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.

	11.	Offer of Judgment

          Reorganized Greektown or the Litigation Trustee is authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Fed.R.Civ.P. 68 shall apply to such offer of judgment. To the extent the Holder of a Claim must pay the costs incurred by Reorganized Greektown or the Litigation Trustee after the making of such an offer, Reorganized Greektown or the Litigation Trustee is entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.

E.	Executory Contracts and Unexpired Leases

	1.	Executory Contract and Unexpired Lease Assumption and Rejection

          All executory contracts and unexpired leases as to which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contracts or unexpired leases (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court; (ii) shall be the subject of a motion to reject or assume such contract or lease pending on the Effective Date; (iii) shall have expired or terminated on or prior to the Effective Date (and not otherwise extended) pursuant to their own terms; (iv) are listed on the schedule of rejected executory contracts and unexpired leases included in the Plan Supplement, provided, however, that the Noteholder Plan Proponents reserve their right, at any time prior to the Effective Date, to amend such schedule to delete therefrom or add thereto an executory contract or unexpired lease with notice to the affected Creditor only; or (v) are otherwise rejected pursuant to the terms of the Plan; provided, however, that any collective bargaining agreement to which the Debtors are a party may only be rejected in accordance with section 1113 of the Bankruptcy Code. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to Section 13.1 of the Plan shall vest in, and be fully enforceable by, the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing or providing for its assumption, or applicable federal law. The Debtors reserve the right to file a motion on or before the Effective Date to assume or reject any executory contract or unexpired lease.

2.	Modifications and Rights Related to Unexpired Leases and Executory Contracts

          Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real or personal property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases, appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, uses, or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of the Plan. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming any unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code. Modifications, amendments, supplements, and restatements to executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claim that may arise in connection therewith.

3.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

          If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the Reorganized Debtor, Newco or Newco Sub, or any assignee to provide “adequate assurance of performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to the assumption, the Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Noteholder Plan Proponents or Reorganized Greektown shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or Reorganized Greektown. Upon reasonable request, the Notice Parties shall be provided access to information regarding the Debtors’ or Reorganized Greektown’s proposed Cure payments.

4.	Claims Based on Executory Contract or Unexpired Lease Rejection

          On the Effective Date, each executory contract and unexpired lease listed in the Plan Supplement to the Plan shall be rejected pursuant to section 365 of the Bankruptcy Code but only to the extent that any such contract is an executory contract or unexpired lease. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described above, pursuant to section 365 of the Bankruptcy Code, as of the earlier of (i) the Confirmation Date or (ii) the date that the affected Creditor party to such lease or executory contract is provided written notice of such rejection. All Allowed Claims arising from the rejection of unexpired leases and executory contracts shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

5.	Rejection Damages Bar Date

If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, Newco or Newco Sub, or the properties of any of them unless a Proof of Claim is Filed with the Claims Agent and served upon counsel to the Debtors or Reorganized Greektown within thirty (30) days after the later of (a) the Effective Date or (b) notice that the executory contract or unexpired lease has been rejected, unless otherwise ordered by the Bankruptcy Court. Any Proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against the Reorganized Debtor, Newco or Newco Sub or further notice to or action, order, or approval of the Bankruptcy Court or other Person, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

	6.	Reservation of Rights

          Neither the exclusion nor inclusion of any contract or lease in the Plan nor anything contained in the Plan, the Plan Supplement, or this Disclosure Statement, shall constitute an admission by the Noteholder Plan Proponents that any such contract or lease is in fact an executory contract or unexpired lease or that any Reorganized Debtor, or Newco, or Newco Sub has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Noteholder Plan Proponents or Reorganized Greektown, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

F.	Means for Implementation of the Plan

	1.	Excluded Debtors

          The Excluded Debtors will not be reorganized under the Plan, and shall remain in chapter 11 until (i) such Excluded Debtors confirm their own plans of reorganization, or (ii) such Excluded Debtors’ chapter 11 cases are dismissed or converted the chapter 7 cases pursuant to section 1112 of the Bankruptcy Code.

	2.	Continued Corporate or Company Existence of Reorganized Holdings, Reorganized Casino, Reorganized Builders and Reorganized Realty

          After the Effective Date, Holdings will continue to exist as Reorganized Holdings, with all the powers of a limited liability company under Michigan law pursuant to Reorganized Holdings Organizational Documents. Holdings may convert to a corporation or otherwise elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes at any time before, on or after the Effective Date, and shall determine the effective date of such conversion or election, in the sole discretion of the Put Parties, and all parties shall take all actions necessary to effectuate such conversion or election. All assets of Holdings other than Litigation Trust Assets shall be retained by Reorganized Holdings.

          After the Effective Date, Casino will continue to exist as Reorganized Casino with all the powers of a limited liability company under Michigan law pursuant to Casino’s membership agreement and other organizational documents in effect prior to the Effective Date. All assets of Casino other than Litigation Trust Assets will be retained by Reorganized Casino.

          After the Effective Date, Builders will continue to exist as Reorganized Builders with all the powers of a corporation under Michigan law pursuant to Builders’ organizational documents in effect prior to the Effective Date. All assets of Builders other than Litigation Trust Assets will be retained by Reorganized Builders.

          After the Effective Date, Realty will continue to exist as Reorganized Realty with all the powers of a corporation under Michigan law pursuant to Realty’s organizational documents in effect prior to the Effective Date. All assets of Realty other than Litigation Trust Assets will be retained by Reorganized Realty.

3.	Formation of Newco

          On or prior to the Effective Date Newco will be formed. The Newco Organizational Documents shall satisfy the provisions of the Plan and section 1123(a)(6) of the Bankruptcy Code. The Newco Certificate of Formation shall, among other things, authorize (a) up to 5,000,000 shares of New Common Stock, $0.01 par value per share and (b) not less than 2,333,333 shares of New Preferred Stock, $100 per share liquidation preference. Particular shares of New Common Stock and New Preferred Stock may have reduced voting rights. The form of the Newco Certificate of Formation and the form bylaws for Newco will be included in the Plan Supplement, each of which must be acceptable in form and substance to the Put Parties.

4.	Authorization and Issuance of New Common Stock and New Preferred Stock

          In connection with the Plan and subject to Section 4.10.5 of the Plan, (i) Newco shall authorize up to 5,000,000 shares of New Common Stock, and not less than 2,333,333 shares of New Preferred Stock and Reorganized Holdings shall authorize sufficient New Membership Interests to effectuate the transaction described in Section 3.4.2 and 4.10.5; (ii) Newco shall issue such number of shares of New Common Stock as are needed to effectuate the transactions contemplated by the Plan, which shall be free and clear of all liens or other encumbrances of any kind or nature except those created under applicable securities laws for distribution to holders of Allowed Claims in Classes 3 and 13; and (iii) Newco shall issue the New Preferred Stock, which shall be free and clear of all liens or other encumbrances of any kind or nature except those created under applicable securities laws, to the Rights Offering Participants to the extent such shares are subscribed for in accordance with Section 4.7 of the Plan and to the Put Parties to the extent provided for under the Purchase and Put Agreement. The amount of New Common Stock authorized in Section 4.5.1 of the Plan shall include reserves for the number of shares of New Common Stock necessary to satisfy (1) the distribution, if any of shares to be granted under the Management Agreement and (2) the amount to be issued in connection with any conversion of the New Preferred Stock into New Common Stock.

          The New Common Stock issued under the Plan shall be subject to dilution based upon (i) any issuance of New Common Stock pursuant to the Management Agreement as set forth in Section 4.9 of the Plan, (ii) any conversion of New Preferred Stock into New Common Stock and (iii) any other shares of New Common Stock issued after the consummation of the Plan.

          The issuance of the New Common Stock and of the New Preferred Stock pursuant to the Rights Offering pursuant to the Plan (including pursuant to the exercise by the Rights Offering Participants of their subscription rights under the Rights Offering) shall be authorized under section 1145 of the Bankruptcy Code and shall be exempt from registration thereunder as of the Effective Date without further act or action by any Person. The issuance of New Common Stock pursuant to the Plan and the Put Agreement will be exempt from registration under Section 4(2) of the Exchange Act or Regulation D promulgated thereunder.

          The value of New Common Stock issued by Newco and the value of New Membership Interests issued by Holdings in connection with the Allowed Bond Claims will be determined in good faith by the Put Parties, and none of Reorganized Greektown, the Holders of Allowed Claims in Classes 3 and 13, the Holders of Interests or any other party hereto shall take any position on its tax returns or otherwise that is inconsistent with such valuation unless required by applicable law.

5.	Exit Financing

          On or prior to the Effective Date, Newco and Reorganized Greektown shall enter into the Exit Facility, and all the documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective on the Effective Date simultaneously with the closing of the Rights Offering. The proceeds of the Exit Facility shall be used to fund the required Cash distributions under the Plan and for general corporate purposes. Approval of the MGCB will be required for any new revolving lines of credit or other credit facilities incurred by Reorganized Greektown or Newco.

6.	Rights Offering

          Subject to Section 4.10.5 of the Plan, Newco shall consummate the Rights Offering, through which each Holder of an Allowed Bond Claim shall have been given the opportunity to purchase such Holder’s Pro Rata share of the Rights Offering Securities.

On the Effective Date, the proceeds from the Rights Offering shall be used to fund the required Cash distributions under the Plan and for general corporate purposes.

          Each Holder of an Allowed Bond Claim that was a Holder as of the Rights Offering Record Date shall receive Subscription Rights entitling such Holder to purchase its Pro Rata share, as of the Rights Offering Record Date, of Rights Offering Securities, which Rights Offering Securities shall be issued pursuant to Section 4.10.5 of the Plan. Holders of Allowed Bond Claims, as of the Rights Offering Record Date, shall have the right, but not the obligation, to participate in the Rights Offering as provided in the Plan.

          The Rights Offering shall commence on the Rights Offering Commencement Date. Each Holder of an Allowed Bond Claim intending to participate in the Rights Offering must affirmatively make a binding election to exercise its Subscription Rights on or prior to the Subscription Expiration Date. After the Subscription Expiration Date, unexercised Subscription Rights shall be treated as acquired by the Put Parties and any exercise of such Subscription Rights by any entity other than the Put Parties shall be null and void and Reorganized Greektown shall not be obligated to honor any such purported exercise received by the Rights Offering Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

Each Holder of a Subscription Right shall be required to pay, on or prior to the Rights

Offering Funding Date, the Subscription Purchase Price for each Subscription Right exercised pursuant to the Rights Offering.

          In order to exercise Subscription Rights, each Holder of an Allowed Bond Claim must: (a) be a Holder as of the Rights Offering Record Date, and (b) return a duly completed Subscription Form to such Holder’s nominee so that the Master Subscription Form of such nominee, together with copies of the Beneficial Holder Subscription Forms, is actually received by the Rights Offering Agent on or before the Subscription Expiration Date. If the Rights Offering Agent for any reason does not receive a Holder’s Beneficial Holder Subscription Form on or prior to the Subscription Expiration Date, such Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

          Each party that has exercised Subscription Rights shall receive the Effective Date Notice at least thirty (30) days prior to the Anticipated Effective Date, which will provide notice of the Rights Offering Funding Date. Each Holder of an Allowed Bond Claim that has exercised Subscription Rights is obligated pay to the Rights Offering Agent on or before the Rights Offering Funding Date such Holder’s Holder Purchase Payment in accordance with the wire instructions set forth on the Effective Date Notice or by bank or cashier’s check delivered to the Rights Offering Agent. If, on or prior to the Rights Offering Funding Date, the Rights Offering Agent for any reason does not receive from a given Holder of Subscription Rights the Holder Purchase Payment in immediately available funds as set forth above, such Holder shall be deemed to have relinquished and waived (i) its right under the Plan to receive any of the distribution of New Common Stock provided to Holders of Allowed Bond Claims pursuant to Section 3.4.2 of the Plan and (ii) its right to participate in the Rights Offering; provided, however that the Put Parties have the right to bring an action in the Bankruptcy Court for specific performance and reimbursement of any costs and fees associated with such action, and all consequential damages arising from such breach, which consequential damages may exceed the amount of such Holder’s Holder Purchase Payment, against any Holder that has exercised Subscription Rights but does not provide the Holder Purchase Payment in immediately available funds as set forth above on or prior to the Rights Offering Funding Date.

          The payments made in accordance with the Rights Offering shall be deposited and held by the Rights Offering Agent in the Rights Offering Trust Account. The Rights Offering Trust Account will be maintained by the Rights Offering Agent for the purpose of holding the money for administration of the Rights Offering until the Effective Date or such other later date, at the option of Reorganized Greektown. The Rights Offering Agent shall not use such funds for any other purpose and shall not encumber or permit such funds to be encumbered with any Lien or similar encumbrance.

          Each holder of an Allowed Bond Claim as of the Rights Offering Record Date may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form. The valid exercise of Subscription Rights shall be irrevocable. In order to facilitate the exercise of the Subscription Rights, on the commencement date of the Rights Offering, the Debtors will distribute the Subscription Form to each holder of an Allowed Bond Claim as of the Rights Offering Record Date together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form. The Put Parties may adopt such additional detailed procedures consistent with the provisions of this Article IV to more efficiently administer the exercise of the Subscription Rights.

          The Subscription Rights are not transferable. Any such transfer or attempted transfer is null and void and any purported transferee will not be treated as the holder of any Subscription Rights. Once the Holder of an Allowed Bond Claim has properly exercised its Subscription Rights, such exercise is irrevocable by such Holder.

          Any amount of Rights Offering Securities not purchased pursuant to the Subscription Rights issued to the holders of Allowed Bond Claims shall be purchased by the Put Parties pursuant to the terms and subject to the conditions of the Purchase and Put Agreement at the same price provided in the Rights Offering. Pursuant to the terms and subject to the conditions of the Purchase and Put Agreement, the Put Parties shall pay to the Rights Offering Agent, by wire transfer in immediately available funds on or prior to the Put Agreement Funding Date, Cash in an amount equal to the Subscription Purchase Price multiplied by the number of Rights Offering Securities not purchased pursuant to the Subscription Rights issued to the holders of Allowed Bond Claims. The Rights Offering Agent shall deposit such payment into the Rights Offering Trust Account. In consideration for the Put Agreement, the Put Parties shall receive the put premiums set forth in the Purchase and Put Agreement.

          At the end of the day on the Effective Date or as soon as reasonably practicable thereafter, the Rights Offering Agent shall facilitate the distribution of the Rights Offering Securities purchased pursuant to the Rights Offering.

          (i) Any party that has exercised Subscription Rights in accordance with Section 4.7.6 of the Plan or has otherwise agreed to purchase Rights Offering Securities in accordance with Section 4.7.8 of the Plan that is neither a MGCB Qualified Person nor an Institutional Investor with a waiver of the Gaming Act’s eligibility and suitability requirements will receive such Rights Offering Securities in the form of Rights Offering Shares in an amount that, when added to the shares of New Common Stock received by such party pursuant to the Plan, does not exceed 4.9% of the Total Equity Shares. Such party will receive the balance of the Rights Offering Securities to which it has subscribed or of which it has agreed to purchase in the form of Rights Offering Warrants.

          (ii) Any party that has exercised Subscription Rights in accordance with Section 4.7.6 of the Plan or has otherwise agreed to purchase Rights Offering Securities in accordance with Section 4.7.8 of the Plan that is an Institutional Investor with a waiver of the Gaming Act’s eligibility and suitability requirements but not a MGCB Qualified Person will receive such Rights Offering Securities in the form of Rights Offering Shares in an amount that, when added to the shares of New Common Stock received by such party pursuant to the Plan, does not exceed 14.9% of the Total Equity Shares. Such party will receive the balance of the Rights Offering Securities to which it has subscribed or of which it has agreed to purchase in the form of Rights Offering Warrants.

          (iii) Any party that has exercised Subscription Rights in accordance with Section 4.7.6 hereof or otherwise agreed to purchase Rights Offering Securities in accordance with Section 4.7.8 hereof that is a MGCB Qualified Person will receive all such Rights Offering Securities in the form of Rights Offering Shares.

          (iv) Each party that has exercised Subscription Rights or otherwise agreed to purchase Rights Offering Securities will receive the Effective Date Notice at least thirty (30) days prior to the Effective Date. The Effective Date Notice will require that each such party provide documentation that such party is either a MGCB Qualified Person or an Institutional Investor with a waiver of the Gaming Act’’s eligibility and suitability requirements. Any party that has exercised Subscription Rights or otherwise agreed to purchase Rights Offering Securities that does not provide such documentation on or prior to fifteen (15) days prior to the Anticipated Effective Date shall receive the Rights Offering Securities to which they have subscribed or otherwise agreed to purchase in the form of Rights Offering Shares to the extent such Rights Offering Shares, when added to the shares of New Common Stock received by such party pursuant to the Plan, equals 4.9% of the Total Equity Shares, and the remaining Rights Offering Securities to which they have subscribed or otherwise agreed to purchase in the form of Rights Offering Warrants.

          The Subscription Form shall provide each Holder of an Allowed Bond Claim that has exercised Subscription Rights in accordance with Section 4.7.6 of the Plan and each Put Party that will purchase Rights Offering Securities pursuant to Section 4.7.8 of the Plan with an option, provided for certain tax purposes, allowing such party to elect to receive a combination of Reduced Vote Rights Offering Shares in lieu of Rights Offering Shares and Reduced Vote Rights Offering Warrants in lieu of Rights Offering Warrants that will allow each such party to own no more than 9.9% of the total combined voting power of all classes of stock of Newco entitled to vote.

          No interest shall be paid to entities exercising Subscription Rights on account of amounts paid in connection with such exercise.

          All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Noteholder Plan Proponents, whose good-faith determinations shall be final and binding. The Noteholder Plan Proponents, in their reasonable discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Noteholder Plan Proponents determine in their reasonable discretion. The Noteholder Plan Proponents will use commercially reasonable efforts to give notice to any Holder of Subscription Rights regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such Holder and may permit such defect or irregularity to be cured within such time as they may determine in good-faith to be appropriate; provided, however, that neither the Noteholder Plan Proponents nor the Rights Offering Agent shall incur any liability for failure to give such notification.

          In the event that the Conditions to Consummation of the Plan pursuant to section 6.2 hereof fail to occur, and the Confirmation Order is vacated and the Plan becomes null and void pursuant to section 6.4 hereof, any monies contained in the Rights Offering Trust Account shall be returned to each Holder of Subscription Rights that has paid funds held in the Rights Offering Trust Account in the an amount equal to the funds paid by such Holder, and no further liability shall attach to any of the Rights Offering Agent, the Noteholder Plan Proponents, or the Debtors.

7.	New Board of Directors

          A new board of directors will be selected for each of Reorganized Greektown by the Put Parties after consultation with the other Noteholder Plan Proponents and consistent with applicable regulatory requirements.

8.	Management Agreement

          On the Effective Date, Reorganized Greektown and the Management Entity will enter into the Management Agreement. To be eligible to enter into the Management Agreement, the Management Entity will be required to obtain any license required by the MGCB. The decision whether to grant any license to the Management Entity or any of its employees rests in the sole discretion of the MGCB, subject to the Gaming Act and related rules, and any grant of a license cannot be assured. The Management Agreement may contain provisions whereby the Management Entity shall receive certain shares of New Common Stock.

9.	Restructuring Transactions

          Except as otherwise provided in the Plan, at the end of the day on the Effective Date: (i) all assets other than Litigation Trust Assets of each of the Non-reorganizing Debtors shall be transferred to Reorganized Casino free and clear of all Liens, Claims, mortgages, options, rights, encumbrances and interests of any kind or nature whatsoever, and as soon thereafter as practicable, each of the Non-reorganizing Debtors shall be dissolved; (ii) each and every Intercompany Executory Contract shall be rejected; and (iii) each and every Intercompany Interest shall be retained, except for the Interests in Holdings, and in each of the Non-reorganizing Debtors, which Interests shall be canceled as of the Effective Date.

          On or prior to the Effective Date, Holders of Allowed Bond Claims will contribute the portions of their Bonds and their Allowed Bond Claims that will be exchanged for New Common Stock to Newco, which will be a newly-formed holding company classified as a corporation for U.S. federal income tax purposes. On or prior to the Effective Date, Newco will enter into the Exit Facility. In addition, on or prior to on the Effective Date, each Holder of an Allowed Bond Claim that has exercised its Subscription Right and each Put Party shall contribute its purchase price for its Rights Offering Securities to Newco in exchange for Rights Offering Securities issued by Newco. On the Effective Date, (i) Newco (or Newco and Newco Sub, a wholly-owned subsidiary corporation of Newco, to the extent Newco contributes a portion of such proceeds to Newco Sub) will transfer the proceeds Newco received from the Exit Facility and the Rights Offering to Reorganized Holdings, which proceeds shall be distributed in accordance with the Plan, in exchange for a corresponding value of New Membership Interests of Reorganized Holdings in accordance with Newco and Newco Sub’s (if applicable) ownership percentages, and (ii) Newco (or Newco and Newco Sub) will contribute such Bonds and Allowed Bond Claims to Reorganized Holdings and will receive in exchange a corresponding value of New Membership Interests of Reorganized Holdings in accordance with Newco and Newco Sub’s (if applicable) ownership percentages, with respect to the portion of the Allowed Bond Claims that are to be contributed to Newco for New Common Stock under the Plan. In the sole discretion of the Put Parties, the transactional steps with respect to the Holders of Allowed Bond Claims may also be reordered and their timing changed so that, for example, Holders of Allowed Bond Claims contribute the relevant portion of their Bonds and Allowed Bond Claims to Reorganized Holdings in exchange for a corresponding value of New Membership Interests, and thereafter contribute such New Membership Interests to Newco in exchange for their respective shares of New Common Stock (and, if applicable, Newco contributes a portion of such New Membership Interests to Newco Sub in accordance with their respective ownership percentages), or Holders of Allowed Bond Claims transfer the relevant portion of their Bonds and Allowed Bond Claims directly to Newco Sub in exchange for New Common Stock of Newco. After the Effective Date, Newco and Newco Sub, if applicable shall own, in the aggregate, 100% of the New Membership Interests in Reorganized Holdings. Notwithstanding the foregoing, prior to the issuance of any New Membership Interests of Reorganized Holdings to Newco and Newco Sub and prior to the cancellation of the pre-existing Interests in Holdings and consistent with Section 7.1, all Claims against the Debtors shall be extinguished such that any cancellation of indebtedness income realized in connection with the Plan will be realized by Holdings and the other Debtors while Holdings is treated as a partnership for U.S. federal income tax purposes and owned exclusively by the existing Holders of equity Interests in Holdings. All such cancellation of indebtedness income as well as all items of income, gain, loss and deduction recognized by Holdings through the end of the day on the Effective Date (including with respect to the transfer of the Litigation Trust Assets, and any other deemed or actual asset transfers pursuant to the Plan) shall be allocated to the Holders of equity Interests in Holdings that held such equity Interests immediately prior to the Effective Date. The existing equity Interests in Holdings will not be cancelled, and the New Membership Interests in Reorganized Holdings shall not be issued, until the end of the day on the Effective Date. In furtherance of the foregoing, Cash will not be transferred to Holdings until after 12:00 p.m. on the Effective Date. In no event shall Newco, Newco Sub, Holders of Allowed Bond Claims or the Put Parties be allocated any cancellation of indebtedness income or any other item of income, gain, loss or deduction that is attributable or related to the Plan. The tax returns of Reorganized Greektown and the Debtors for the year of cancellation, including the allocation of items to and among the owners of equity Interests in Holdings, and all elections relating thereto as well as the tax characterization of the Restructuring Transactions shall be determined in the sole discretion of the Put Parties. The Put Parties shall also determine the relative proportions of Bonds and Allowed Bond Claims, and therefore the relative percentages of the Holders’ tax basis, attributable to each portion of the consideration the Holders of Allowed Bondholder Claims receive hereunder. None of the Debtors or any of the direct or indirect Holders of equity Interests in the Debtors shall make an election under IRC Section 108(i) with respect to any cancellation of indebtedness income realized by the Debtors or such Holders in connection with the Plan. Subject to Section 4.15.2 of the Plan, each of the Debtors, Holders and Noteholder Plan Proponents agree to file tax returns and otherwise treat the transactions under the Plan in a manner consistent with the tax treatment described in Section 4.10.5 of the Plan and the other provisions of the Plan as determined by the Put Parties.

10.	Cancellation of Existing Equity Interests in Holdings and the Non-reorganizing Debtors

          Except as otherwise provided in the Plan, on the Effective Date, all agreements, Instruments, and other documents evidencing any equity Interest in Holdings or in any other of the Non-reorganizing Debtors, and any right of any Holder in respect thereof including any Claim related thereto, shall be deemed cancelled, discharged, and of no force or effect.

11.	Litigation Trust

	a.	General

          On or before the Effective Date, the Litigation Trust Agreement, in form and substance reasonably acceptable to each of the Noteholder Plan Proponents, shall be executed, and all other necessary steps shall be taken to establish the Litigation Trust and the beneficial interests therein, which shall be for the benefit of the Holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule. In the event of any conflict between the terms of the Plan and the terms of the Litigation Trust Agreement, the terms of the Litigation Trust Agreement shall govern. Such Litigation Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Litigation Trust as a liquidating trust for United States federal income tax purposes, or otherwise have material adverse effect on the recovery of holders of Allowed General Unsecured Claims or Allowed Bond Claims.

b.	Purpose of Litigation Trust

          The Litigation Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

c.	Fees and Expenses of Litigation Trust

          All fees, expenses, and costs of the Litigation Trust (including interest on the Litigation Trust Loan) shall be paid by the Litigation Trust, and Reorganized Greektown shall not be responsible for any fees, expenses and costs of the Litigation Trust.

d.	Litigation Trust Loan

          On the Effective Date, Reorganized Casino shall make the Litigation Trust Loan to the Litigation Trust.

          The Litigation Trust Loan shall be evidenced by a note payable by the Litigation Trust to Reorganized Casino and such other appropriate documentation to evidence the Litigation Trust Loan, the forms of which shall be included in the Plan Supplement and reasonably acceptable in form and substance to the Put Parties. In the event of any inconsistency between the terms of the Plan and the terms of such documentation, the terms of such documentation shall control.

          The Litigation Trust Loan shall accrue simple interest at the rate of 8% annually. The Litigation Trust Loan and accrued interest on that loan shall be paid in accordance with the Litigation Distribution Schedule.

e.	Litigation Trust Assets

          As of the Effective Date, the Debtors shall assign and transfer to the Litigation Trust all of their rights, title and interest in and to the Litigation Trust Assets for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors or Reorganized Debtors (other than Reorganized Casino with respect to the Litigation Trust Loan), shall have any interest, legal, beneficial, or otherwise, in the Litigation Trust or the Litigation Trust Assets upon their assignment and transfer to the Litigation Trust (other than as provided herein or in the Litigation Trust Agreement); provided, however, that such assets shall be transferred to the Litigation Trust subject only to the obligation of the Litigation Trust to make distributions under the Litigation Distribution Schedule pursuant to Section 4.12.14 of the Plan.

f.	Governance of Litigation Trust

          The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trustee.

g.	Appointment of the Litigation Trustee

          Prior to the Effective Date, the Creditors’ Committee, with the prior consent of the other Noteholder Plan Proponents, shall select the Litigation Trustee. The identity of and contact information for the Litigation Trustee (or proposed Litigation Trustee, if applicable) shall be set forth in the Litigation Trust Agreement. In the event the Litigation Trustee dies, is terminated, or resigns for any reason, a successor shall be designated in accordance with the Litigation Trust Agreement.

h.	The Trust Governing Board

          The Litigation Trustee shall take direction from a “Trust Governing Board” that shall initially consist of three (3) directors selected by the Creditors’ Committee with the prior consent of the other Noteholder Plan Proponents. The identity of the individuals serving (or if applicable to be nominated to serve) on the Trust Governing Board shall be set forth in the Litigation Trust Agreement. In the event one of the Trust Governing Board directors dies, is terminated, or resigns for any reason, a successor shall be designated in accordance with the Litigation Trust Agreement.

          Any fees and expenses of individuals serving on the Trust Governing Board shall be Litigation Claims Costs.

          In all circumstances, the Trust Governing Board shall act in the best interests of all beneficiaries of the Litigation Trust and in furtherance of the purpose of the Litigation Trust.

i.	Role of the Litigation Trustee

          In furtherance of and consistent with the purpose of the Litigation Trust and the Plan, the Litigation Trustee shall (i) hold the Litigation Trust Assets for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims and such other beneficiaries as described in the Litigation Distribution Schedule, (ii) make distributions of Litigation Claim

Proceeds pursuant to the Litigation Distribution Schedule as provided herein, and (iii) have the power and authority to resolve any Avoidance Claims and Unsettled Bond Avoidance Action Claims, provided, however, Avoidance Claims other than Unsettled Bond Avoidance Action Claims shall be used solely in the Claims reconciliation process for Claims reduction, setoff or defensive purposes, provided further, however, the Litigation Trustee cannot settle any Avoidance Claims unless the Bankruptcy Court enters an order approving such settlement pursuant to Rule 9019 of the Bankruptcy Rules. To the extent that any action has been taken to prosecute or otherwise resolve any Avoidance Claims prior to the Effective Date by the Debtors, the Creditors’ Committee, and/or any other party, the Litigation Trustee shall be substituted for the Debtors, the Creditors’ Committee, and/or the other party in connection therewith. The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of all beneficiaries of the Litigation Trust and in furtherance of the purpose of the Litigation Trust.

j.	Litigation Trust Interests

          The Litigation Trust Interests shall not be certificated and are not transferable.

k.	Cash

          The Litigation Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

l.	Retention of Professionals by the Litigation Trustee

          The Litigation Trustee may retain and reasonably compensate counsel and other professionals, as applicable, to assist in its duties as Litigation Trustee on such terms as the Litigation Trustee deems appropriate, without Bankruptcy Court approval, subject to the prior approval of the Trust Governing Board.

m.	Compensation of the Litigation Trustee

          The salient terms of the Litigation Trustee’s employment, including the Litigation Trustee’s duties and compensation (which compensation shall be negotiated by the Litigation Trustee), to the extent not set forth in the Plan, shall be set forth in the Litigation Trust Agreement. The Litigation Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy cases.

n.	Distribution of Litigation Trust Assets

          As soon as reasonably practicable in the reasonable discretion of the Litigation Trustee, the Litigation Trustee shall distribute all Cash on hand (treating as Cash for purposes of this Section any permitted investments under Section 4.12.11 of the Plan), except such amounts (A) as would be distributable to a Holder of a Disputed General Unsecured Claim (as of the time of such distribution) if such Disputed General Unsecured Claim had been Allowed in the full amount asserted by the Holder of such Claim prior to the time of such distribution (but only until such Claim is resolved), which amounts shall be held in the LT Disputed Claims Reserve, (B) as are reasonably necessary, in the sole discretion of the Litigation Trustee, to meet contingent liabilities and to maintain the value of the Litigation Trust during liquidation, (C) to pay reasonable expenses in the sole discretion of the Litigation Trustee (including, but not limited to, any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets, including any taxes in respect of LT Disputed Claims Reserve), and (D) to satisfy other liabilities incurred by the Litigation Trust in accordance with the Plan or the Litigation Trust Agreement. The Litigation Trustee shall distribute Cash in accordance with the Litigation Distribution Schedule.

          The Litigation Trustee shall remove funds from the LT Disputed Claims Reserve as the Disputed General Unsecured Claims are resolved, which funds shall be distributed in the manner provided for in Section 4.12.14(A) of the Plan.

o.	Federal Income Tax Treatment of Litigation Trust

(i) Litigation Trust Assets Treated as Owned by Creditors

          For all federal income tax purposes, all parties (including, without limitation, the Debtors, Reorganized Greektown, the Litigation Trustee, and the holders of Allowed General Unsecured Claims and Allowed Bond Claims) shall treat the transfer of the Litigation Trust Assets to the Litigation Trust including any amounts or other assets subsequently transferred to the Litigation Trust (but only at such time as actually transferred) for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule as (A) a transfer of the Litigation Trust Assets, for all purposes of the Internal Revenue Code of 1986, as amended (including sections 61(a)(12), 483, 1001, 1012, and 1274), directly to the beneficiaries of the Litigation Trust, followed by (B) the transfer by such persons to the Litigation Trust of such Litigation Trust Assets in exchange for beneficial interests in the Litigation Trust. Accordingly, the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the applicable Litigation Trust Assets.

(ii) Tax Reporting

          Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), all parties shall treat the Litigation Trust as a “liquidating trust” in accordance with Treasury Regulations section 301.7701-4(d), of which the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule are the grantors and beneficiaries. In the event an alternative treatment of the Litigation Trust is required for federal income tax purposes, the Litigation Trustee shall promptly notify in writing (or by comparable means) all holders of beneficial interests in the Litigation Trust, and anyone who subsequently becomes a Holder, of such alternative treatment. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) and in accordance with Section 4.12.15 of the Plan. The Litigation Trustee also shall annually send to each record Holder of a beneficial interest in the Litigation Trust a separate statement setting forth such Holder’s share of items of income, gain, loss, deduction, or credit and shall instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Litigation Trustee shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Litigation Trust that are required by any governmental unit. Subject to Section 4.12.15(ii)(C) of the Plan, the Litigation Trust’s taxable income, gain, loss, deduction or credit shall be allocated by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distribution described in the Plan) if, immediately prior to the deemed distribution, the Litigation Trust had distributed all of its other assets (valued at their tax book value) in accordance with the provisions of the Plan and the Litigation Trust Agreement, up to the tax book value of the Litigation Trust Assets treated as contributed by the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule, adjusted for prior taxable income and loss, and taking into account all prior and concurrent distributions from the Litigation Trust. Similarly, taxable loss of the Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets.

          As soon as possible after the Effective Date, the Litigation Trustee shall make a good faith valuation of the value of the Litigation Trust Assets. Such valuation shall be made available from time to time, to the extent relevant, and all parties must consistently use such valuation for all federal income tax purposes.

          Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee requests one, or the receipt of an adverse determination by the Internal Revenue Service upon an audit if not contested by the Litigation Trustee), the Litigation Trustee shall (1) make an election pursuant to Treasury Regulations section 1.468B-9 to treat the LT Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section; (2) treat as taxable income or loss of the LT Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Litigation Trust that would have been allocated to the holders of Disputed General Unsecured Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (3) treat as a distribution from the LT Disputed Claims Reserve any assets previously allocated to or retained on account of Disputed General Unsecured Claims as and when, and to the extent, such claims are subsequently resolved (following which time such assets shall no longer be held in the LT Disputed Claims Reserve), and (4) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes (including making any appropriate elections). The holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule shall report, for tax purposes, consistent with the foregoing.

          The Litigation Trustee shall be responsible for payments, out of the Litigation Trust Assets, of any taxes imposed on the Litigation Trust or the Litigation Trust Assets, including the LT Disputed Claims Reserve.

          The Litigation Trustee may request an expedited determination of taxes of the Litigation Trust, including the LT Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code, for all returns filed for, or on behalf of, the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust (including the LT Disputed Claims Reserve).

p.	Dissolution of Litigation Trust

          The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trustee determines that the pursuit of additional Avoidance Actions is not likely to yield sufficient additional Litigation Claims Proceeds to justify further pursuit of such claims and (ii) all distributions of Litigation Claims Proceeds required to be made by the Litigation Trustee under the Plan have been made, but in no event shall the Litigation Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the six (6) month period prior to such fifth (5th) anniversary (and, in the event for further extension, at least six (6) months prior to the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on and liquidation of the Litigation Trust Assets. Upon dissolution of the Litigation Trust, any remaining Litigation Trust Assets shall be distributed in accordance with the Litigation Trust Agreement (which shall include the Litigation Distribution Schedule).

12.	Dissolution of the Creditors’ Committee

          The Creditors’ Committee shall continue in existence until the Effective Date, shall continue to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code, and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of all of their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate except as provided in the Plan.

          Notwithstanding the foregoing, after the occurrence of the Effective Date, the Creditors’ Committee shall continue with respect to: (a) claims for compensation for the Creditors’ Committee’s Professionals; (b) any appeals of the Confirmation Order; and (c) any adversary proceedings or contested matters pending as of the Effective Date to which it is a party, including final resolution of any objections to Claims Filed by the Creditors’ Committee. But the Debtors and Reorganized Debtors shall have no further obligation to fund, compensate, or reimburse the Creditors’ Committee for any costs, fees, or expenses incurred after the Effective

Date, except for services rendered in connection with applications for allowance of Professional Claims pending on the Effective Date or filed after the Effective Date.

          After the Effective Date, the Litigation Trustee shall have standing to bring an action in the Bankruptcy Court to compel payment of the installments payments of the Unsecured Distribution Fund provided in sections 3.5.2, 3.6.2, 3.7.2, 3.8.2, 3.9.2, and 3.10.2 of the Plan.

13.	Additional Restructuring Transactions

          Upon the occurrence of the Effective Date, subject to the provisions and obligations set forth in the Plan, and to the extent required under the terms of the Letter Agreement, the Letter Agreement, Reorganized Greektown may enter into such other transactions and may take any such actions as Reorganized Greektown may deem to be necessary or appropriate without the need to provide notice or to seek approval from the Bankruptcy Court.

          After Confirmation, but before the occurrence of the Effective Date, subject to (i) applicable law and (ii) the provisions of the Plan, the Debtors, at the request of the Put Parties and, to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group may enter into further or additional Restructuring Transactions which may include, among other things and without limitation, a change in the organizational form or the tax treatment of any of the Debtors or Reorganized Greektown or a change in any of the transactions described herein (provided that any such change is not inconsistent with the terms and conditions of the Letter Agreement) or their tax treatment, a sale of assets by Holdings and/or Casino to a newly-formed entity, or the filing of registration statements of any or all of the Reorganizing Debtors or Newco or Newco Sub with the Securities and Exchange Commission and any appropriate state agency. No further notice or Bankruptcy Court approval of any kind shall be necessary for any such transactions consistent with the Plan that shall become effective after the Effective Date. Any additional restructuring transactions may require the approval of the MGCB.

14.	Corporate or Company Action

          Each of the matters provided for in the Plan involving the organizational structure of any Debtor or Reorganized Debtor, or Newco or Newco Sub, corporate or company action to be taken or required of any Debtor or Reorganized Debtor, or Newco or Newco Sub, and the issuance of the New Common Stock and New Preferred Stock shall, as of the Effective Date, be deemed to have occurred, and have been approved and authorized, and shall be effective as provided under the Plan without the requirement of any further action of any kind by the shareholders, directors, officers, members, or management board of the Debtors or Reorganized Debtors.

15.	Effectuating Documents

          Each of the chief executive officer and the chief financial officer or any other officer of the Debtors and, where appropriate, the Disbursing Agent, shall be and hereby is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate on behalf of the Debtors or Reorganized Debtors to effectuate and further evidence the terms and conditions of the Plan without further notice to or order, action or approval of the Debtors’ management board or the Bankruptcy Court.

16.	Exemption from Taxes

          Pursuant to section 1146(a) of the Bankruptcy Code, any sale or transfer from a Debtor or Reorganized Debtor or Newco or Newco Sub to another Debtor or Reorganized Debtor, or Newco or Newco Sub or to any other Person pursuant to, in contemplation of, or in connection with the Plan, including the issuance of the New Common Stock and New Preferred Stock, the transfer, assignment or sale of real and personal property, the creation, transfer, assignment or recording of any securities, title documents, bills of sale, leases or subleases, mortgages, security interests and other Liens and instruments, shall not be subject to any transfer, sales, use, or stamp, recording or value-added taxes and any other similar tax, levy, withholding, charge, deduction or governmental assessment to the fullest extent contemplated by section 1146 of the Bankruptcy Code. Similarly, any cancellation or discharge of indebtedness income that would otherwise be realized under any state or local tax on or measured by income by a Debtor that is treated as a partnership for federal income tax purposes shall not be realized by such Debtor pursuant to Section 346(j) of the Bankruptcy Code. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

17.	Transfer of Causes of Action

          On the Effective Date, Reorganized Greektown shall transfer all rights to commence and pursue, as appropriate, any and all and all Avoidance Actions (except for Bond Avoidance Action Claims that are settled or waived pursuant to Section 4.20 of the Plan), whether belonging to the Reorganizing Debtors or the Non-reorganizing Debtors, and whether arising before or after the Petition Date, to the Litigation Trust. All such Avoidance Claims, along with all rights, interests and defenses related thereto, shall vest with the Litigation Trust. In accordance with section 1123(b) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether belonging to the Reorganizing Debtors or the Non-reorganizing Debtors, and whether arising before or after the Petition Date, including, but not limited to, Retained Causes of Action assigned to the Reorganized Debtors by the Non-Reorganizing Debtors as provided in the Plan. All such Retained Causes of Action, along with all rights, interests and defenses related thereto, shall vest with the applicable Reorganized Debtor. All Retained Causes of Action of the Non-reorganizing Debtors shall be transferred to, and shall vest in, Reorganized Holdings.

          Unless any Cause of Action against a Person is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, all Causes of Action are specifically reserved for later adjudication, including all Causes of Action belonging to the Non-reorganizing Debtors. Therefore, no preclusion doctrine, estoppel (judicial, equitable or otherwise) or laches shall apply to any of the Causes of Action upon, after or as a consequence of the Confirmation, the Effective Date or Consummation of the Plan.

          Whether or not any Retained Cause of Action is pursued or abandoned, Reorganized Greektown reserve their rights to use any Cause of Action defensively, including for the purposes of asserting a setoff or recoupment, or to object to all or part of any claim pursuant to section 502(d) of the Bankruptcy Code or otherwise.

18.	Settlement or Waiver of Bond Avoidance Action Claims

          After the Confirmation Date but prior to the Effective Date, the Debtors, solely at the express written direction of the Noteholder Plan Proponents, may settle or waive any Bond Avoidance Action Claims, and proceeds of any settlement of such Bond Avoidance Action Claims shall remain in the Estate and be transferred to and vest in Reorganized Casino on the Effective Date.

19.	Payment of Certain Fees and Expenses

          On the Effective Date, Reorganized Greektown shall pay all reasonable fees and expenses of all counsel and financial advisors to the Put Parties and to the Ad Hoc Lender Group, and to the Indenture Trustee that have not been previously paid by the Debtors. Also on the Effective Date, Reorganized Greektown shall pay all reasonable fees and expenses of the Indenture Trustee, any fees and amounts payable to parties to the Letter Agreement and the Purchase and Put Agreement pursuant to the terms of such agreements that have not been previously paid by the Debtors, and any fees of the Rights Offering Agent that have not been previously paid by the Debtors.

20.	Direct Equity Purchase.

          On the Effective Date, subject to the terms and conditions contained in the Purchase and Put agreement, Sola Ltd and Solus Core Opportunities Master Fund Ltd will consummate the Direct Equity Purchase.

G.	Provisions Governing Distributions

	1.	Distribution on Claims Allowed as of the Effective Date

          Except as otherwise provided for in the Plan or this Disclosure Statement, as agreed by the relevant parties, or ordered by the Bankruptcy Court, distributions on account of Claims Allowed on or before the Effective Date under the Plan shall be made on the Distribution Date; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice.

2.	No Interest on Disputed Claims

          Unless otherwise specifically provided for in the Plan, the Confirmation Order, the DIP Facility Order, or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on Claims, and no Holder of any Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

3.	Disbursing Agent

          The Disbursing Agent or the Litigation Trustee, as applicable, shall make all distributions required under the Plan. The Debtors and Reorganized Greektown, as applicable, have the authority, in their sole discretion, to enter into agreements with one or more Disbursing Agents to facilitate the distributions required under the Plan or to not engage a Disbursing Agent. As a condition to serving as a Disbursing Agent, a Disbursing Agent must: (a) affirm its obligation to promptly distribute any documents; (b) affirm its obligation to promptly distribute any recoveries or distributions required under the Plan; and (c) waive any right or ability to setoff, deduct from, or assert any Lien or encumbrance against the distributions required under the Plan that are to be distributed by such Disbursing Agent. Reorganized Greektown will reimburse any Disbursing Agent for reasonable and necessary services performed by it (including reasonable attorneys’ fees and documented out-of-pocket expenses) in connection with the making of distributions under the Plan to Holders of Allowed Claims or Allowed Interests, without the need for the filing of an application with, or approval by, the Bankruptcy Court. The Disbursing Agent must submit detailed invoices to the Debtors or Reorganized Greektown, as applicable, for all fees and expenses for which the Disbursing Agent seeks reimbursement and the Debtors or Reorganized Greektown, as applicable, will pay those amounts that they, in their sole discretion, deem reasonable, and will object in writing to those fees and expenses, if any, that the Debtors or Reorganized Greektown, as applicable, deem to be unreasonable. To the extent that there are any disputes that the reviewing parties are unable to resolve with the Disbursing Agent, the reviewing parties will report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of the Disbursing Agent’s (and their attorneys’) fees and expenses. Any such unresolved disputes may be submitted to the Bankruptcy Court for resolution.

4.	Distribution of Unsecured Distribution Fund.

          The Disbursing Agent shall, after receiving each installment payment of the Unsecured Distribution Amount, establish reserves for Disputed Claims pursuant to Section 8.9.3 of the Plan. As soon as practicable thereafter, the Disbursing Agent shall distribute remaining funds in the Unsecured Distribution Fund to the Holders of Allowed General Unsecured Claims in the General Unsecured Classes pursuant to Sections 3.5 through 3.10 of the Plan.

5.	Surrender of Securities or Instruments

          On or before the Distribution Date, or as soon as practical after the Distribution Date, each Holder of an Instrument must surrender the Instrument to the Disbursing Agent, and the Instrument will be cancelled (automatically on the Effective Date and without regard to surrender) solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such Instruments; provided, however, that this paragraph does not apply to any Claims Reinstated pursuant to the terms of the Plan. In the event an Instrument has been lost, stolen, destroyed, or is otherwise unavailable, the Holder of a Claim shall, in lieu of surrendering the Instrument, execute an affidavit of loss setting forth the unavailability of the Instrument and provide indemnity reasonably satisfactory to the Disbursing Agent to hold the Disbursing Agent harmless from any liabilities, damages, and costs incurred in treating the Holder as a Holder of an Allowed Claim. The acceptance of the affidavit of loss and indemnity by the Disbursing Agent shall be deemed, for all purposes pursuant to the Plan, to be a surrender of the Instrument. No distribution of property under the Plan shall be made to or on behalf of any such Holder unless and until such Instrument is received by the Disbursing Agent or the unavailability of such Instrument is reasonably established to the satisfaction of the Disbursing Agent. Any Holder who fails to surrender or cause to be surrendered such Instrument, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Instrument and shall not participate in any distribution under the Plan, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to Reorganized Greektown notwithstanding any federal or state escheat laws to the contrary.

          On the close of business on the Effective Date, the transfer ledgers for the Bonds shall be closed, and there shall be no further changes in the record holders of any Bonds. The Debtors and the Indenture Trustee shall have no obligation to recognize any transfer of the Bonds occurring after the Effective Date. The Debtors and the Indenture Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers of the Indenture Trustee as of the close of business on the Effective Date.

          On the Effective Date, the Indenture shall be deemed canceled, terminated, and of no further force or effect. Notwithstanding the foregoing, such cancellation of the Indenture shall not impair the rights of holders of the Bonds to receive distributions on account of such Allowed Bond Claims pursuant to the Plan, nor shall such cancellation impair the rights and duties under the Indenture as between the Indenture Trustee and holders of Allowed Bond Claims.

          Upon the performance by the Indenture Trustee required hereunder, the Indenture Trustee, and its successors and assigns, shall be relieved of all obligations associated with the Indenture.

6.	Delivery of Distributions in General

          Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims shall be made by the Disbursing Agent or the Litigation Trustee (a) at the addresses set forth on the Proofs of Claim Filed by such Holders of Claims or Interests (or at the last known addresses of such Holders of Claims or Interests if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent or Litigation Trustee after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Disbursing Agent or Litigation Trustee has not received a written notice of a change of address, or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. If any distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Disbursing Agent or the Litigation Trustee is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions shall be returned to Reorganized Greektown or Litigation Trust, as applicable, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the later of (i) the first anniversary of the Effective Date or (ii) six months after such Holders’ Claim becomes an Allowed Claim. After such date, all unclaimed property shall revert to Reorganized Greektown.

Upon such reversion, the Claim of any Holder of a Claim and its successors and assigns with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. The Debtors, Reorganized Greektown, the Disbursing Agent, and the Litigation Trustee, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

7.	Compliance with Tax Requirements and Allocations

          In connection with the Plan, to the extent applicable, Reorganized Greektown, the Disbursing Agent and the Litigation Trustee shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, Reorganized Greektown, the Disbursing Agent, and the Litigation Trustee shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Reorganized Greektown reserves the right, in its sole discretion, to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, other spousal awards, Liens, and encumbrances

8.	Distributions for Tax Purposes

          For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

9.	Distributions with Respect to Disputed Claims

a.	Payments and Distributions on Disputed Claims

          Except as otherwise provided in the Plan, ordered by the Bankruptcy Court, or as agreed to by the relevant parties, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the first Periodic Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim, or in accordance with the Litigation Trust Agreement, as applicable; provided, however, that Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice.

b.	No Distributions Pending Allowance

          Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order and the Disputed Claim has become an

Allowed Claim; and (b) any Person that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Claims have been Allowed. All distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class.

c.	Distribution Reserves

          On the Effective Date, the Disbursing Agent shall establish one or more distribution reserves for the purpose of effectuating distributions to Holders of Disputed Claims pending the allowance or disallowance of such Claims in accordance with the Plan in their sole discretion. Reorganized Greektown may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). Also on the Effective Date, the LT Disputed Claims Reserve shall be established in accordance with the Litigation Trust Agreement.

d.	No Recourse to Debtors or Reorganized Debtors

          Any Disputed Claim that ultimately becomes an Allowed Claim shall be entitled to receive its applicable distribution under the Plan solely from the distribution reserve established on account of such Disputed Claim, or in accordance with the Litigation Trust Agreement, as applicable. In no event shall any Holder of a Disputed Claim have any recourse with respect to distributions made, or to be made, under the Plan to Holders of such Claims to any Debtor or Reorganized Debtor or Newco or Newco Sub on account of such Disputed Claim, regardless of whether such Disputed Claim shall ultimately become an Allowed Claim, or regardless of whether sufficient property remains available for distribution in the applicable distribution reserve established on account of such Disputed Claim at the time such Claim becomes entitled to receive a distribution under the Plan.

e.	Fractional Payments

          No fractional shares of New Common Stock will be issued or distributed under the Plan. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever distributions to a Person would otherwise call for distribution of a fraction of a share of New Common Stock, the actual distribution of shares of such New Common Stock will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half being rounded to the next lower whole number. The total number or shares of New Common Stock will be adjusted as necessary to account for the rounding provided herein. Any other provision of the Plan notwithstanding, neither Reorganized Greektown nor the Litigation Trust will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), which half dollars being rounded down.

f.	Failure to Present Checks

          Checks issued by a Disbursing Agent or the Litigation Trust on account of Allowed Claims shall be null and void if not negotiated within 120 days after the issuance of such check. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 120 days after the issuance of such checks, Reorganized Greektown and the Litigation Trustee shall File with the Bankruptcy Court a list of the Holders of any un-negotiated checks. This list shall be maintained and updated periodically in the sole discretion of Reorganized Greektown and the Litigation Trustee for as long as the Debtors’ Chapter 11 Cases stay open. Requests for reissuance of any check shall be made directly to the Disbursing Agent or Litigation Trustee by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and expunged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against Reorganized Greektown, the Litigation Trust, or their property. In such cases, any Cash held for payment on account of such Claims shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and become property of Reorganized Greektown or the Litigation Trust, as applicable, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require Reorganized Greektown or Litigation Trustee to attempt to locate any Holder of an Allowed Claim.

10.	Manner of Payment Under the Plan

          Any payment in Cash to be made pursuant to the Plan shall be made at the election of Reorganized Greektown, the Disbursing Agent, or the Litigation Trustee, as applicable, by check or by wire transfer.

H.	Settlement, Release, Injunction, and Related Provisions

	1.	Claim Discharge and Interest Termination

          Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in the Confirmation Order or under the terms of the documents evidencing and order approving the Exit Facility, Confirmation of the Plan and the distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date, of all Claims and causes of action, whether known or unknown, against, liabilities of, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such Claim, debt, right, or Interest is Filed or deemed Filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is

Allowed under section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Interest accepted the Plan, The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

2.	Subordinated Claims

          Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtor reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

3.	Releases

	a.	Release By Debtor Released Parties of Released Parties

          Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession for and on behalf of its Estate, and each other Debtor Released Party automatically and without further notice, consent or order shall be deemed to have, and shall have, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties (subject only to the limitations of this section) for and from any and all claims or Causes of Action existing from the beginning of time through the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Exculpated Claims, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtors and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner relating to any such Claims, Interests, restructuring, a Restructuring Transaction or the Chapter 11 Cases; provided, however, that the Debtors or Reorganized Greektown may assert any Retained Actions against the Released Parties solely for defensive purposes to defend against Claims asserted by the Released Parties against the Debtors or Reorganized Greekown (but such Retained Actions shall not be assignable except as assigned pursuant to the Plan), provided further, however, that nothing contained herein is intended to operate as a release of any potential claims based upon gross negligence or willful misconduct or Claims that are included within Litigation Trust Assets.

b.	Releases by Holders of Claims and Interests

          Except as otherwise provided in the Plan on or after the Effective Date, Holders of Claims and Interests shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including Exculpated Claims, any derivative claims asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, a Restructuring Transaction, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the

Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims or Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements or other documents, instruments, the Debtor/Lender Plan and Debtor/Lender Disclosure Statement, or related agreements or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that nothing contained herein is intended to operate as a release of any potential claims based upon gross negligence or willful misconduct, of Retained Actions, or of Litigation Trust Assets; provided further, however, that Section 7.3 of the Plan shall not release any Released Party from any Cause of Action held by a Governmental Unit existing as of the Effective Date based on (i) the IRC or other domestic state, city, or municipal tax code; (ii) the environmental laws of the United States or any domestic state, city or municipality; (iii) any criminal laws of the United States or any domestic state, city or municipality; (iv) the Exchange Act, the Securities Act, or other securities laws of the United States or any domestic state, city or municipality; (v) the ERISA; or (vi) the Michigan Gaming Control and Revenue Act, MCL 432.201, et seq., as amended, or the regulations promulgated thereunder.

4.	Exculpation

          Except as otherwise provided in the Plan, effective as of the Effective Date, no Released Party shall have or incur, and each Released Party is released and exculpated from, any Claim, obligation, cause of action, or liability for any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Released Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Released Parties have, and on the Effective Date shall be deemed to have, participated in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions made pursuant to the Plan, and therefore are not, and on account of such distributions, shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

5.	Injunction

          Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all Persons that have held, currently hold, or may hold Claims or Interests that have been discharged or terminated pursuant to the terms of the Plan, including, without limitation, Article VII thereof, are permanently enjoined from taking any of the following actions against any of the Debtor Released Parties, or their property on account of any such discharged Claims, debts, liabilities, or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors; and (v) commencing or continuing any action in any manner, in any place that does not comply, or is consistent, with the provisions of the Plan.

6.	Protections Against Discriminatory Treatment

          Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons, including Governmental Units, shall not discriminate against Reorganized Greektown or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, Reorganized Greektown, or other Persons with whom the Reorganized Greektown has been associated, solely because one or more of the Debtors has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

7.	Setoffs

          Except as otherwise expressly provided for in the Plan, each Reorganized Debtor, Newco or Newco Sub pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed by the Holder of a Claim, may setoff against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, Newco or Newco Sub, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor, Newco or Newco Sub of any such Claims, rights, and Causes of Action that such Reorganized Debtor, Newco or Newco Sub may possess against such Holder. In no event shall any Holder of Claims be entitled to setoff any Claim against any Claim, right, or Cause of Action of the Debtors or Reorganized Debtor, Newco or Newco Sub, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

8.	Recoupment

          In no event shall any Holder of a Claim or Interest be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtor or Newco or Newco Sub, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

9.	Lien Release

          Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Articles III and VIII of the Plan, or with respect to the Pre-petition Lenders, the payment in full of the Claims of the Pre-petition Lenders, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Greektown and its successors and assigns.

10.	Document Retention

          On and after the Effective Date, Reorganized Greektown may maintain documents in accordance with their current document retention policy, as may be altered, amended, modified, or supplemented by Reorganized Greektown.

11.	Reimbursement or Contribution

          If the Bankruptcy Court disallows a Claim for reimbursement or contribution of a Person pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent

12.	Exclusions and Limitations on Exculpation and Releases

          Notwithstanding anything in the Plan to the contrary, no provision of the Plan or the Confirmation Order, including, without limitation, any exculpation or release provision, shall modify, release, or otherwise limit the liability of any Person not specifically released under the Plan, including, without limitation, any Person who is a co-obligor or joint tortfeasor of a Released Party or who is otherwise liable under theories of vicarious or other derivative liability.

I.	Allowance and Payment of Certain Administrative Claims

1.	Professional Claims

a.	Final Fee Applications

          All final requests for payment of Professional Claims and requests for reimbursement of expenses of members of any official committee must be Filed no later than the Administrative Claims Bar Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed Amount of such Professional Claims and expenses shall be determined by the Bankruptcy Court.

b.	Payment of Professional Claims

          Reorganized Greektown shall pay all unpaid portions of Allowed Professional Claims within thirty (30) days of entry of a Final Order Allowing such Claims. Any Professional may request that Reorganized Greektown provide adequate assurance of payment of Allowed Professional Claims. To the extent Reorganized Greektown and any such Professional cannot agree on the form of such adequate assurance, the Court shall determine upon motion by such Professional the form of such adequate assurance, if any is necessary.

c.	Post-Effective Date Retention

          On the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date or to make any disclosures pursuant to Bankruptcy Rules 2014 and 2016 shall terminate, and Reorganized Greektown shall employ and pay Professionals in the ordinary course of business.

2.	Substantial Contribution Compensation and Expenses Bar Date

          Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and/or (5) of the Bankruptcy Code shall File an application with the clerk of the Bankruptcy Court on or before the Administrative Claims Bar Date or be forever barred from seeking such compensation or expense reimbursement. The Bankruptcy Court shall determine any timely Filed request for compensation or expense reimbursement made under Section 2.5 of the Plan, and Reorganized Greektown shall pay any amount determined to be owed within thirty (30) days of entry of a Final Order approving such payment.

3.	DIP Facility Claims

          On the Effective Date (or as soon as practicable thereafter), all Allowed DIP Facility Claims shall be paid in full in Cash or otherwise satisfied in a manner acceptable to such Holders of DIP Facility Claims in accordance with the terms of the DIP Facility and the DIP Credit Agreement. Upon compliance with the preceding sentence, all Liens and security interests granted to secure the obligations under the DIP Credit Agreement shall be deemed cancelled and shall be of no further force and effect.

4.	Other Administrative Claims

          All other requests for payment of an Administrative Claim (other than as set forth in Section 2.4 or 2.5 of the Plan) must be Filed with the Bankruptcy Court on or before the Administrative Claims Bar Date. Any Administrative Claim that (i) was required to be Filed before the Bar Date pursuant to the Bar Date Order, and (ii) was not so filed, shall be a Disallowed Claim. Any request for payment of an Administrative Claim pursuant to Section 2.7 of the Plan that is not Filed before the Administrative Claims Bar Date shall be disallowed and forever barred without the need for any objection. The Debtors or Reorganized Greektown may settle an Administrative Claim without further Bankruptcy Court approval. Unless an objection to an Administrative Claim is Filed within ninety (90) days of the Administrative Claims Bar Date (unless such objection period is extended by the Bankruptcy Court), such Administrative Claim shall be deemed Allowed in the amount requested. In the event that an objection to an Administrative Claim is filed, the Bankruptcy Court shall determine the Allowed Amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim that has been previously paid in the ordinary course of business.

J.	Confirmation and Consummation of the Plan

	1.	Conditions Precedent to Confirmation

          The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in writing in accordance with Section 6.3 of the Plan:

•

The Confirmation Order, the Plan, and all exhibits and annexes to each of the Plan and the Confirmation Order shall be in form and substance acceptable to each of the Noteholder Plan Proponents, and, solely with respect to the Confirmation Order, reasonably acceptable to the Ad Hoc Lender Group.

•

The Confirmation Order shall have been entered by the Bankruptcy Court on or prior to January 31, 2010 (or, in the event that a third party files a competing plan of reorganization, March 31, 2010), unless such date is extended or waived pursuant to Section 6.3 of the Plan; provided, however that the failure of the Bankruptcy Court to enter the Confirmation Order on or prior to January 31, 2010 or March 31, 2010, as applicable, is not directly caused by any action or inaction on the part of any member of the Ad Hoc Lender Group.

	2.	Conditions Precedent to Consummation

          The following are conditions precedent to Consummation, each of which may be satisfied or waived in writing in accordance with Section 6.3 of the Plan:

•

The conditions precedent to the effectiveness of the Exit Facility and the Purchase and Put Agreement are satisfied or waived in accordance with the terms thereof by the parties thereto and Reorganized Greektown has access to funding under the Exit Facility and access to the proceeds of the Rights Offering, the Put Agreement, and the Direct Equity Purchase;

•

The Confirmation Order, with the Plan and all exhibits and annexes to each, in form and substance reasonably satisfactory to the Noteholder Plan Proponents, and, solely with respect to the Confirmation Order, reasonably acceptable to the Ad Hoc Lender Group, shall have been entered by the Bankruptcy Court and shall be a Final Order.

•

All actions, documents and agreements necessary to implement the Plan shall be in form and substance satisfactory to the Noteholder Plan Proponents, and, to the extent required under the Letter Agreement, the Ad Hoc Lender Group, and shall have been effected or executed as applicable.

•

All authorizations, consents and regulatory approvals required for the Plan’s effectiveness shall have been obtained and not revoked including, without limitation, any required City of Detroit or required MGCB regulatory approvals and consents, and, as required, Reorganized Greektown’s ownership structure, capitalization and management shall have been approved by the MGCB and the City of Detroit.

•	The Tax Rollback shall have become effective.

•

The Effective Date shall have occurred on or prior to June 30, 2010, unless such date is extended or waived pursuant to Section 6.3 of the Plan; provided, however that the failure of the Effective Date to occur on or prior to June 30, 2010 is not directly caused by any action or inaction on the part of any member of the Ad Hoc Lender Group.

•

Either the Debtors’ assumption of the current development agreement with the City of Detroit, or the Debtors’ entry into a revised development agreement with the City of Detroit acceptable to the Put Parties that complies with MCL § 432.206(1)(b) shall have been approved by a Final Order.

	3.	Waiver of Conditions Precedent.

          The conditions to Confirmation or Consummation of the Plan set forth in Section 6.1.1, 6.2.2 and 6.2.3 thereof may be waived in whole or in part by written consent of the Noteholder Plan Proponents without further notice to, action, order, or approval of the Bankruptcy Court or any other Person. The conditions to Consummation of the Plan set forth in Sections 6.2.1, 6.2.5, and 6.2.7 thereof may be waived in whole or in part by written consent of all of the Put Parties (and, solely with respect to Section 6.2.1 of the Plan and to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group) without further notice to, action, order, or approval of the Bankruptcy Court or any other Person. The conditions to Confirmation or Consummation of the Plan set forth in Section 6.1.2 and Section 6.2.6 thereof may only be extended or waived by written consent of both (a) the holders of a majority of the principal amount of the Secured Claims under the Pre-Petition Credit Agreement, and (b) the Debtors; provided, however, that if, in the case of either Section 6.1.2 or 6.2.6 of the Plan, the failure to satisfy such condition is directly caused by any action or inaction (after a written request from the Put Parties requesting that action be taken which is required to effect the provisions of the Stipulation) on the part of the Debtors or the DIP Agent or the Pre-petition Agent, such condition can be extended or waived without the consent of the Debtors; provided further, however, that the Debtors shall agree to grant such waiver or extension unless in the proper exercise of their fiduciary duties they determine that such consent should not be provided under the circumstances. The failure of the Put Parties, the Noteholder Plan Proponents, or the Pre-petition Lenders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

4.	Effect of Non-Occurrence of Conditions to the Effective Date

          Each of the conditions to Consummation must be satisfied or waived pursuant to Section 6.2 or Section 6.3 of the Plan. If the conditions to Consummation have not been satisfied or waived pursuant to Section 6.2 or Section 6.3 of the Plan by June 30, 2010, unless such date is extended or waived pursuant to Section 6.3 of the Plan, the Confirmation Order shall be vacated according to its terms. Additionally, if the conditions to Consummation have not been satisfied or waived pursuant to Section 6.2 or Section 6.3 of the Plan, then upon motion by one or more of the Noteholder Plan Proponents made before the Effective Date and following a hearing on such motion, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the Filing of such motion to vacate, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters a Final Order granting such motion. If the Confirmation Order is vacated pursuant to Section 6.4 of the Plan or otherwise, then except as provided in any Final Order vacating the Confirmation Order, the Plan will be null and void in all respects, including the discharge of Claims and termination of Interests pursuant to the Plan and section 1141 of the Bankruptcy Code and the assumptions, assignments, and rejections of executory contracts or unexpired leases pursuant to Article XIII of the Plan, and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, Causes of Action or Retained Actions; (2) prejudice in any manner the rights of any Debtor or any other Person; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Person.

5.	Satisfaction of Conditions Precedent to Confirmation

          On entry of a Confirmation Order acceptable to the Debtors each of the conditions precedent to Confirmation, as set forth in Article VI of the Plan, shall be deemed to have been satisfied or waived in accordance with the Plan.

K.	Plan Modification, Revocation, or Withdrawal

	1.	Plan Modification and Amendment

          Except as otherwise provided in the Plan, the Letter Agreement, or the Stipulation, the Noteholder Plan Proponents may, from time to time, propose amendments or modifications to the Plan prior to the Confirmation Date, without leave of the Bankruptcy Court; provided, however that the Noteholder Plan Proponents shall not propose any amendment or modification to the Plan that would alter the treatment of the Holders of Pre-petition Credit Agreement Claims pursuant to Section 3.2 of the Plan or the Holders of DIP Facility Claims pursuant to Section 2.6 of the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modification set forth in the Plan and the Letter Agreement, the Noteholder Plan Proponents expressly reserve their rights to revoke or withdraw, or to alter, amend or modify materially the Plan with respect one or more Debtors, one or more times, after the Confirmation Date. After the Confirmation Date, the Noteholder Plan Proponents may, with leave of the Bankruptcy Court, and upon notice and opportunity for hearing to the affected Creditor(s) and the Notice Parties only, remedy any defect or omission, reconcile any inconsistencies in the Plan or in the Confirmation Order, or otherwise modify the Plan.

2.	Effect of Confirmation on Plan Modifications

          Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

3.	Plan Revocation or Withdrawal

          Except as expressly provided in the Letter Agreement or the Stipulation, the Noteholder Plan Proponents reserve the right to revoke or withdraw the Plan before the Confirmation Date and to File subsequent chapter 11 plans. If the Noteholder Plan Proponents revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption, assignment, or rejection of executory contracts or unexpired leases effected by the

Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the right of such Debtors or any other Person; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtors or any other Person. Except as expressly provided in the Letter Agreement or the Stipulation, in the event that one or more, but less than all, of the Noteholder Plan Proponents seeks to revoke or withdraw the Plan, and subject, to the extent applicable, to the terms of the Stipulation, nothing in the Plan prevents any Noteholder Plan Proponent from continuing to seek Confirmation of the Plan or from Filing and seeking Confirmation of any alternative or competing Plan.

L.	Retention of Jurisdiction

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and subject to the MGCB retaining exclusive jurisdiction to determine all regulatory matters arising under the Michigan Gaming Act, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including without limitation, jurisdiction to:

•

Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

•

Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

•

Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including Cure or Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any executory contract or unexpired lease that is assumed; (c) Reorganized Greektown amending, modifying, or supplementing, after the Effective Date, pursuant to Article XIII of the Plan, any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

•	Ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

•

Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving any Debtor that may be pending on the Effective Date;

•	Adjudicate, decide, or resolve any and all matters related to any Causes of Action;

•	Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

•

Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and Confirmation Order and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

•	Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

•

Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Person’s obligations incurred in connection with the Plan;

•	Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of the Plan;

•

Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VII, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

•

Resolve any and all cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by a Holder of a Claim for amounts not timely repaid;

•	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

•	Adjudicate any and all disputes arising from or relating to payments or distributions under the Plan;

•	Consider any and all modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Final Order, including the Confirmation Order;

•	Hear and determine requests for the payment or distribution on account of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

•

Hear and determine any and all disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

	•	Hear and determine any and all disputes arising under sections 525 or 543 of the Bankruptcy Code;

•

Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code with any tax incurred or alleged to be incurred by any Debtor or Reorganized Debtor or Newco or Newco Sub as a result of Consummation of the Plan being considered to be incurred or alleged to be incurred during the administration of these Chapter 11 Cases for purposes of section 505(b) of the Bankruptcy Code, of any entity’s request for the tax rollback pursuant to M.C.L. § 432.212;

•

Hear and determine any and all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

•

Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

	•	Enforce any orders previously entered by the Bankruptcy Court;

	•	Hear any and all other matters not inconsistent with the Bankruptcy Code; and

	•	Enter an order or Final Decree concluding or closing the Chapter 11 Cases.

M.	Miscellaneous Provisions

	1.	Immediate Binding Effect

          Subject to Article VI of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Greektown, and any and all Holders of Claims or Interests (irrespective of whether any such Holders of Claims or Interests did not vote to accept or reject the Plan, voted to accept or reject the Plan, or is deemed to accept or reject the Plan), all Persons that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan and this Disclosure Statement, each Person acquiring property under the Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.

2.	Additional Documents

          On or before the Effective Date, the Noteholder Plan Proponents may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Greektown, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

3.	Reservation of Rights

          Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Noteholder Plan Proponent with respect to the Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of any Noteholder Plan Proponent with respect to the Holders of Claims or Interests prior to the Effective Date.

4.	Term of Injunctions or Stays

          Unless otherwise provided in the Plan or Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under Bankruptcy Code sections 105 or 362 or any Bankruptcy Court order, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), will remain in full force and effect until the Effective Date.

          All injunctions or stays in the Plan or Confirmation Order will remain in fall force and effect in accordance with their terms.

5.	Termination of Liens and Encumbrances

          Any of the Debtors, Reorganized Greektown, and all parties in interest, including without limitation any Creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the terms and conditions of the Plan. This shall include without limitation any execution by any of the Debtors or Reorganized Greektown of Uniform Commercial Code financing statements and the execution by Creditors of any Uniform Commercial Code termination and mortgage releases and termination. Reorganized Greektown is expressly authorized to file any termination statement to release a Lien which is either discharged or satisfied as a result of the Plan or any payments made in accordance with the Plan.

6.	Causes of Action; Standing

          Except as otherwise provided in the Plan, Reorganized Greektown or the Litigation Trust, as applicable, shall have the right to commence, continue, amend or compromise all Causes of Action available to any Debtor, the Estate or the debtor in possession, including without limitation all Avoidance Claims whether or not those Causes of Action or Avoidance Claims were the subject of a suit as of the Confirmation Date.

7.	Governing Law

          Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Michigan, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control).

8.	Plan Provisions Nonseverable

          If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

9.	Closing of Chapter 11 Cases

          Reorganized Greektown shall, promptly after the full administration of any of the Chapter 11 Cases, File with the Bankruptcy Court, all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close their Chapter 11 Cases.

10.	Waiver or Estoppel

          Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court before the Confirmation Date.

11.	Conflicts and Plan Interpretation

          Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, or any other Bankruptcy Court order (other than the Confirmation Order) referenced in the Plan (or any Exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

VI. STATUTORY REQUIREMENTS FOR PLAN CONFIRMATION

          The following is a brief summary of the Plan Confirmation process. Claim and Interest Holders are encouraged to review the Bankruptcy Code’s relevant provisions and to consult their own attorneys.

A.	The Confirmation Hearing

          Bankruptcy Code section 1128(a) requires the Bankruptcy Court, after notice, to hold a hearing on Plan Confirmation. Under Bankruptcy Code section 1128(b), any party in interest may object to Plan Confirmation.

          The Confirmation Hearing will commence on January 12, 2010 at 10:00 a.m. (prevailing eastern time), before the Honorable Walter Shapero, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, located at The Theodore Levin Courthouse, 211 West Lafayette Blvd., 10th Floor, Detroit, Michigan 48226. The Bankruptcy Court may adjourn the Confirmation Hearing from time to time without further notice except by announcing the adjournment date at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

B.	Confirmation Standards

          To confirm the Plan, the Bankruptcy Court must find that, among other things, the requirements of Bankruptcy Code section 1129 are satisfied. In summary, these requirements include the following:

          1.          The Plan complies with all applicable Bankruptcy Code provisions.

          2.           The Noteholder Plan Proponents have complied with the applicable Bankruptcy Code provisions.

          3.          The Plan has been proposed in good faith and not by any means forbidden by law.

          4.           Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the cases, has been disclosed to the Bankruptcy Court, and any such payment made before Plan Confirmation is reasonable, or if such payment is to be fixed after Confirmation, such payment is subject to Bankruptcy Court approval as reasonable.

          5.           With respect to each Class of Impaired Claims or Interests, either each Claim or Interest Holder in such Class has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest, property of a value, as of the Effective Date, not less than the amount such Holder would receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code.

          6.           Each Class of Claims or Equity Interests entitled to vote on the Plan either has accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class under Bankruptcy Code section 1129(b).

          7.           Except to the extent a particular Claim Holder agrees to different treatment, Allowed Administrative Claims and other Allowed Priority Claims will be fully paid on, or as soon as reasonably practical after, the Effective Date.

          8.           At least one Class of Impaired Claims or Equity Interests has accepted the Plan, determined without including any acceptance of the Plan by any Insider holding a Claim or Interest in such Class.

          9.           Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless the liquidation or reorganization is proposed in the Plan.

          10.           All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

          11.          The Plan addresses payment of retiree benefits in accordance with Bankruptcy Code section 1114.

          The Noteholder Plan Proponents believe that the Plan satisfies the requirements of Bankruptcy Code section 1129, including, without limitation, that (i) the Plan satisfies or will satisfy all of the Bankruptcy Code’s statutory requirements; (ii) the Noteholder Plan Proponents have complied or will have complied with all of the Bankruptcy Code’s requirements; and (iii) the Noteholder Plan Proponents proposed the Plan in good faith.

C.	Best Interests of Creditors Test

          Before it can confirm the Plan, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each Claim or Interest Holder in such Class either: (a) has accepted the Plan; or (b) will receive or retain under the Plan property of a value, as of the Effective Date, not less than the amount that such Person would receive or retain if the Debtors liquidated under chapter 7 of the Bankruptcy Code.

          In chapter 7 liquidation cases, unsecured creditors and interest holders are generally paid from available assets in the following order, with no junior class receiving any payments until all amounts due to senior classes have been fully paid or any such payment is provided for:

•	Secured creditors (to the extent of their collateral’s value);

•	Administrative and other priority creditors;

•	Unsecured creditors;

•	Debt expressly subordinated by its terms or by Bankruptcy Court order; and

•	Equity interest holders.

          As described in more detail in the Liquidation Analysis set forth in Exhibit B to this Disclosure Statement, the Noteholder Plan Proponents believe that the value of any distributions in a chapter 7 case would be less than the value of Plan distributions because, among other reasons, distributions in a chapter 7 case may not occur for a longer period of time, reducing the distributions’ present value. In this regard, it is possible that chapter 7 distributions could be delayed for a period for a trustee and its professionals to become knowledgeable about the

Chapter 11 Cases and the Claims against the Debtors. In addition, chapter 7 distributions are likely to be significantly discounted because of the sale’s distressed nature, and because the chapter 7 trustee’s and professionals’ fees and expenses would likely exceed those of the Debtors’ Professionals (further reducing Cash available for distribution).

D.	Financial Feasibility

          Before it can confirm the Plan, the Bankruptcy Court must also find that Confirmation is not likely to be followed by Reorganized Greektown’s liquidation or the need for further financial reorganization, unless that liquidation or reorganization is contemplated by the Plan. For purposes of showing that the Plan meets this feasibility standard, the Noteholder Plan Proponents have analyzed the Reorganized Greektown’s ability to meet their obligations under the Plan and to retain sufficient liquidity and capital resources to conduct their businesses.

          The Noteholder Plan Proponents believe that, with a significantly deleveraged capital structure, the Debtors’ businesses will be viable. The decreased debt on the Debtors’ balance sheet will substantially reduce their interest expense, thereby improving cash flow.

          Projections indicate that Reorganized Greektown should have sufficient cash flow to pay and service their debt obligations and to fund their operations. Accordingly, the Noteholder Plan Proponents believe that the Plan complies with Bankruptcy Code section 1129(a)(l l)’s financial feasibility standard.

E.	Acceptance by Impaired Classes

          The Bankruptcy Code requires, as a condition to plan confirmation, that, except as described in the following Section, each class of impaired claims or equity interests accept the plan. A class not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the Holder of that claim or interest; (b) cures any default and reinstates the original terms of the obligation; or (c) provides that, on the consummation date, the claim or interest Holder receives Cash equal to the allowed amount of its claim or, with respect to any interest, any fixed liquidation preference to which the interest Holder is entitled or any fixed price at which the debtors may redeem the security.

F.	Confirmation Without Acceptance by All Impaired Classes

          Bankruptcy Code section 1129(b) allows a Bankruptcy Court to confirm a plan, even if all impaired classes entitled to vote on the plan have not accepted it, provided that the plan has been accepted by at least one impaired class. Bankruptcy Code section 1129(b) states that, notwithstanding an impaired class’s failure to accept a plan, the plan shall be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or interests impaired that is impaired under, and has not accepted, the plan.

          Courts will take into account a number of factors in determining whether a plan discriminates unfairly, including the effect of applicable subordination agreements between parties. Accordingly, a plan could treat two unsecured-creditor classes differently without unfairly discriminating against either class.

          The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (a) the secured claim holders retain the liens securing their claims for the claims’ allowed amount, whether the debtors’ retain the applicable encumbered property or transfer it to another entity under the plan; and (b) each secured claim Holder in the class receives deferred Cash payments totaling at least the claims’ allowed amount with a present value, as of the plan’s effective date, at least equivalent to the value of the secured claimant’s interest in the applicable encumbered property.

          The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims requires that either: (a) the plan provides that each claim Holder in the class receive or retain property valued, as of the plan’s effective date of the plan, equal to the claim’s allowed amount; or (b) any claim or interest Holder junior to the claims of the class will not receive or retain under the plan any property for the junior claim or equity interest

          The condition that a plan be “fair and equitable” to a non-accepting class of equity interests requires that either: (a) the plan provides that each interest Holder in the class receives or retains under the plan property of a value, as of the plan’s effective date, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which the interest Holder is entitled, (if) any fixed redemption price to which the interest Holder is entitled, or (iii) the interest’s value;

          or (b) if the class does not receive such an amount as required under (a), no class of equity-interests junior to the non-accepting class receives a distribution under the plan.

          The Plan provides that if any Impaired Class rejects the Plan, the Noteholder Plan Proponents reserve the right to seek to Plan Confirmation under Bankruptcy Code section 1129(b)’s “cram down” provisions. If any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Noteholder Plan Proponents will request Plan Confirmation under Bankruptcy Code section 1129(b). The Noteholder Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including for the purpose of satisfying Bankruptcy Code section 1129(b)’s requirements, if necessary.

VII. CERTAIN FACTORS TO BE CONSIDERED BEFORE VOTING

          Before voting on the Plan, all Impaired Claim Holders should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced in this Disclosure Statement. These factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation.

A.	Certain Bankruptcy Law Considerations

          The occurrence of nonoccurrence of any or all of the following contingencies, and any others, could affect distributions available to Allowed Claim and Interest Holders under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Claim and/or Interest Holders in such Impaired Classes.

1.	Parties in Interest May Object to the Noteholder Plan Proponents’ Classification of Claims and Interests

          Bankruptcy Code section 1122 provides that a plan may place a claim or an equity interest in a particular class only if such claim or interest is substantially similar to other claims or equity interests in such class. The Noteholder Plan Proponents believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Noteholder Plan Proponents created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to other Claims and Interests in each such Class. There can be no assurance, however, that the Bankruptcy Court will reach the same conclusion.

2.	Failure to Satisfy Vote Requirements

          If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Noteholder Plan Proponents intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. If sufficient votes are not received, the Noteholder Plan Proponents may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan.

3.	The Noteholder Plan Proponents May Not be Able to Secure Confirmation of the Plan

          There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A nonaccepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and the voting results are appropriate, the Bankruptcy Court can still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to nonaccepting Classes.

          Consummation of the Plan is also subject to certain conditions described in Article VI of the Plan. If the Plan is not consummated, it is unclear what distributions, if any, Holders of Allowed Claims or Interests will receive with respect to their Allowed Claims or Interests.

          The Noteholder Plan Proponents, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in a less favorable treatment of any nonaccepting Class, as well as of any Classes junior to such nonaccepting Class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.

4.	Nonconsensual Confirmation

          If any impaired class of claims or equity interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm such a plan at the plan proponents’ request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any Insider in such class) and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.

          The Noteholder Plan Proponents believe that the Plan satisfies these requirements and the Noteholder Plan Proponents may request such nonconsensual Confirmation in accordance with section 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to Professional Claims and the expiration of financing commitments.

5.	The Debtors May Object to the Amount or Classification of a Claim

          Except as otherwise provided in the Plan, the Noteholder Plan Proponents reserve the right to object to the amount or classification of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

6.	Risk of Non-Occurrence of the Effective Date

          Although the Noteholder Plan Proponents believe that the Effective Date will occur quickly after the Confirmation Date and after MGCB approval is obtained, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur. If the Effective Date does not occur by June 30, 2010, and the Noteholder Plan Proponents cannot obtain a waiver of such condition as contained in the Stipulation, the Noteholder Plan Proponents are required to withdraw the Plan.

7.	Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan

          The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Debtors are consolidated and whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

B.	Risk Factors That May Affect Allowed Claim Holders’ Recovery

          Claim Holders should read and consider carefully the risk factors set forth below, as well as the other information set forth in this Disclosure Statement and related documents, referred to or incorporated by reference in this Disclosure Statement, before voting to accept or reject the Plan. This Article provides information regarding potential risks in connection with the Plan, the financial projections attached to this Disclosure Statement, and other risks that could impact Reorganized Greektown’s future business operations and performance. These factors should not, however, be regarded as the only risks involved in connection with the Plan and its implementation.

1.

Reorganized Greektown May Not Be Able to Achieve Projected Financial Results or Meet Post-Reorganization Debt Obligations and Finance All Operating Expenses, Working Capital Needs, and Capital Expenditures

          Reorganized Greektown may not be able to meet its projected financial results or achieve projected revenues and cash flows that they have assumed in projecting future business prospects. To the extent that Reorganized Greektown may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, or may not be able to meet their operational needs. Anyone of these failures may preclude Reorganized Greektown from, among other things, (a) enhancing its current customer offerings; (b) taking advantage of future opportunities; (c) growing its businesses; or (d) responding to competitive pressures. Further, a failure of Reorganized Greektown to meet its projected financial results or achieve projected revenues and cash flows could lead to cash flow and working capital constraints, which constraints may require the Reorganized Greektown to seek additional working capital. Reorganized Greektown may not be able to obtain such working capital when it is required. Further, even if Reorganized Greektown were able to obtain additional working capital, it may only be available on unreasonable terms. For example, Reorganized Greektown may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of Reorganized Greektown. If any such required capital is obtained in the form of equity, the equity interests of the holders of New Common Stock and New Preferred Stock of Newco could be diluted. There is no guarantee that the XRoads Financial Projections will be realized.

2.

Estimated Valuation of Reorganized Greektown, the New Common Stock and New Preferred Stock, and the Estimated Recoveries to Holders of Allowed Claims Are Not Intended to Represent the Potential Market Values (if any) of the New Common Stock and New Preferred Stock

          The Noteholder Plan Proponents’ estimated recoveries to Allowed Claim Holders are not intended to represent the market value, if any, of the Newco’s New Common Stock and New Preferred Stock. The estimated recoveries are based on (1) the midpoint of the Debtors’ valuation analysis, as provided in connection with the Debtor/Lender Plan and attached hereto as Exhibit E; (2) the implied value of Newco’s Total Equity Shares derived from the Put Parties’ commitment to purchase at the Preferred Rights Offering Price the aggregate principal amount of Rights Offering Securities, not otherwise subscribed for in the Rights Offering; and (3) the midpoint of the valuation of Charles S. Edelman LLC, attached hereto as Exhibit D, using the XRoads Financial Projections, as defined below and attached hereto as Exhibit F. The valuations are based on numerous assumptions (the realization of many of which are beyond Reorganized Greektown’s control), including, without limitation: (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) Reorganized

Greektown’s ability to achieve the operating and financial results included in the Debtor’s Financial Projections and the XRoads Financial Projections; (d) Reorganized Greektown’s ability to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

3.	Many Tax Implications of the Debtors’ Bankruptcy and Reorganization Are Uncertain

          The tax laws with respect to the bankruptcy of limited liability companies are extremely complex and uncertain, and the tax characterization and tax consequences of the implementation of the Plan are also largely uncertain. Allowed Claim Holders should carefully review Article IX of this Disclosure Statement, “Certain United States Federal Income Tax Considerations,” to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Holders, the Debtors and Reorganized Greektown.

4.	Potential Dilution Caused By Rights Offering, Warrants, or Management Agreement

          As stated above, the holders of Allowed Bond Claims shall have the right to purchase on the effective date of the Plan their pro rata share of One Million Eight Hundred Fifty Thousand (1,850,000) shares of the Rights Offering Securities, including New Preferred Stock to be issued by Newco. Additionally, as discussed above, New Common Stock may be issued to Management under the Management Agreement. If New Common Stock is issued to Management, or the New Preferred Stock is converted into New Common Stock, the ownership percentage represented by the New Common Stock distributed under the Plan will be diluted. Additionally, owners of New Preferred Stock may receive dividends in the form of New Common Stock which would dilute the ownership percentage represented by the New Common Stock distributed under the Plan.

C.	Risk Factors that Could Negatively Impact the Debtors’ Businesses

	1.	Bankruptcy-Related Risk Factors

During the pendency of the Chapter 11 Cases, the Debtors are subject to various risks, including the following:

          •          The Chapter 11 Cases may adversely affect the Debtors’ business prospects and/or their ability to operate during the reorganization.

          •          The Chapter 11 Cases and the attendant difficulties of operating the Debtors’ business while attempting to reorganize the business in bankruptcy may make it more difficult to maintain and promote the Debtors’ facilities and attract customers to their facilities.

          •          The Chapter 11 Cases will cause the Debtors to incur substantial costs for Professional fees and other expenses associated with the Chapter 11 Cases.

          •          The Chapter 11 Cases may adversely affect the Debtors’ ability to maintain or renew their gaming licenses in the jurisdiction in which they operate.

          •          The Chapter 11 Cases may prevent the Debtors from continuing to grow their businesses and may restrict their ability to pursue other business strategies. Among other things, the Bankruptcy Code limits the Debtors’ ability to incur additional indebtedness, make investments, sell assets, consolidate, merge or sell, or otherwise dispose of all or substantially all of their assets or grant Liens. These restrictions may place the Debtors at a competitive disadvantage.

          •          The Chapter 11 Cases may adversely affect the Debtors’ ability to maintain, expand, develop, and remodel their properties.

          •          Transactions by the Debtors outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit their ability to respond timely to certain events or take advantage of certain opportunities. The Debtors may not be able to obtain Bankruptcy Court approval or such approval may be delayed with respect to actions they seek to undertake in the Chapter 11 Cases.

          •          The Debtors may be unable to retain and motivate key executives and employees through the process of reorganization, and the Debtors may have difficulty attracting new employees. In addition, so long as the Chapter 11 Cases continue, the Debtors’ senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations.

          •          The Debtors may be unable to maintain satisfactory labor relations through the process of reorganization.

          •          There can be no assurance as to the Debtors’ ability to maintain sufficient financing sources to fund their businesses and meet future obligations.

          •          There can be no assurance that the Noteholder Plan Proponents will be able to successfully develop, prosecute, Confirm, and Consummate the Plan with respect to the Chapter 11 Cases that is acceptable to the Bankruptcy Court and the Debtors’ Creditors, equity holders, and other parties in interest. Additionally, other third parties may seek to propose and confirm one or more plans of reorganization, to appoint a chapter 11 trustee, or to convert the cases to chapter 7 cases.

          In addition, the uncertainty regarding the eventual outcome of the Debtors’ restructuring, and the effect of other unknown adverse factors could threaten the Debtors’ existence as a going concern. Continuing on a going-concern basis is dependent on, among other things, obtaining Bankruptcy Court approval of a reorganization plan, maintaining the Debtors’ gaming licenses, maintaining the support of key vendors and customers, and retaining key personnel, along with financial, business, and other factors, many of which are beyond the Noteholder Plan Proponents’ and the Debtors’ control. Under the priority scheme established by the Bankruptcy Code, unless creditors agree otherwise, pre-petition liabilities and postpetition liabilities must be satisfied in full before Interest Holders are entitled to receive any distribution or retain any property under the Plan or an alternative plan o reorganization. The ultimate recovery to Claim and/or Interest Holders, if any, will not be determined until Confirmation of the Plan or an alternative plan of reorganization. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 Cases to each of these constituencies or what types or amounts of distributions, if any, they would receive.

2.	General Business and Financial Risk Factors

	a.	The Turmoil Presently Existing in the Financial Markets May Impact the Debtors’ Ability to Obtain Sufficient Financing and Credit on a Going Forward Basis

          The current crisis in the global credit and financial markets and the inability of corporate borrowers to access debt markets may materially and adversely affect the Debtors’ ability to obtain sufficient financing to operate their businesses on a going-forward basis.

b.

Economic and Political Conditions, Including a Worsening of the Current Recession and Other Factors Affecting Discretionary Consumer Spending, May Harm the Debtors’ Businesses, Financial Condition, and Results of Operations

          The Debtors’ businesses may be adversely affected by the recession currently being experienced in the United States since the Debtors are dependent on discretionary spending by their customers. The continuation or worsening of the current economic conditions could cause fewer people to spend money or cause people to spend less money at the Debtors’ facility and could adversely affect the Debtors’ revenues.

c.	Intense Competition Could Result in Loss of Market Share or Profitability

          The Debtors face intense competition in the market in which its gaming facility is located. The Debtors’ casino primarily competes with two other casinos located in Detroit, Michigan and one casino a short distance away in Windsor, Ontario, Canada. The Debtors’ casino also competes to a lesser degree with casinos in other locations, including on Native American lands and cruise ships, and with other forms of legalized gambling in Michigan and throughout the United States, including state-sponsored lotteries and racetracks. On November 3, 2009, Ohio voters passed a casino gaming initiative authorizing casino-style gaming at four locations in the state: Cincinnati, Cleveland, Columbus, and Toledo. Should casinos be built in these jurisdictions, Greektown will face increased competition.

          Some of the Debtors’ competitors have significantly greater financial resources and, as a result, the Debtors may be unable to compete successfully with them in the future. Additionally, the Debtors’ highly leveraged position and the filing of the Chapter 11 Cases has had, and will likely continue to have, an adverse impact on the Debtors’ ability to compete.

          In addition, online gaming, despite its current illegality in the United States, is a growing sector in the gaming industry. Online casinos offer a variety of games, including slot machines, roulette, poker, and blackjack. Web-enabled technologies allow individuals to game using credit or debit cards or other forms of electronic payment. The Noteholder Plan Proponents are unable to assess the impact that online gaming will have on their operations in the future and there is no assurance that the impact will not be materially adverse.

          Competition from other casino and hotel operators involves not only the quality of casino, hotel room, restaurant, entertainment, and convention facilities, but also hotel room, food, entertainment, and beverage prices. The Debtors’ operating results can be adversely affected by significant cash outlays for advertising and promotions and complimentary services to patrons, the amount and timing of which are partially dictated by the policies of their competitors and the Debtors’ efforts to keep pace. If the Debtors lack the financial resources or liquidity to match the promotions of competitors, the number of casino patrons may decline, which may have an adverse effect on their financial performance.

          The Debtors’ ability to compete successfully will also depend on their ability to develop and implement strong and effective marketing campaigns both at their individual properties and across their businesses. To the extent they are unable to develop successfully and implement these types of marketing initiatives, the Debtors may not be successful in competing in their markets and their financial position could be adversely affected. The filing of the Chapter 11 Cases and the Debtors’ access to capital likely will also adversely impact their ability to develop and implement these types of initiatives.

d.	The Debtors Are Subject to Litigation which, if Adversely Determined, Could Result in Substantial Losses

          The Debtors are, from time to time, during the ordinary course of operating their businesses, subject to various litigation claims and legal disputes, including contract, lease, employment, and regulatory claims as well as claims made by visitors to the Debtors’ property.

          Certain litigation claims may not be covered entirely or at all by the Debtors’ insurance policies or their insurance carriers may deny such coverage. In addition, litigation claims can be expensive to defend and may divert the Debtors’ attention from the operations of their businesses. Further, litigation involving visitors to the Debtors’ properties, even if without merit, can attract adverse media attention. As a result, litigation can have a material adverse effect on the Debtors’ businesses and, because the Debtors cannot predict the outcome of any action, it is possible that adverse judgments or settlements could significantly reduce their earnings or result in losses.

          With certain exceptions, however, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the Petition Date. In addition, with respect to the litigation stayed by commencement of the Chapter 11 Cases, the Debtors’ liability is subject to discharge in connection with Confirmation of the Plan, with certain exceptions. Therefore, certain litigation claims against the Debtors may be subject to compromise in connection with the Chapter 11 Cases. This may reduce the Debtors’ exposure to losses in connection with the adverse determination of such litigation.

          In connection with the matters covered in Section II.C.2 of this Disclosure Statement, the City of Detroit has taken the position that Greektown has failed to construct the theater component of the casino complex as required under the Development Agreement, and that such alleged failure is a zoning violation which, if not cured, could subject the casino to closure. The Debtors maintain that they have in fact fulfilled the requirement of a theater component to the casino complex, and therefore no such zoning violation exists and no such cure is necessary; and further, that under the City of Detroit’s zoning and permitting ordinances, even if a cure was necessary Greektown could effect such cure without any significant risk of a closure.

e.	Work Stoppages, Labor Problems, and Unexpected Shutdown May Limit the Debtors’ Operational Flexibility and Negatively Impact the Debtors’ Future Profits

          The Debtors are party to one or more collective-bargaining agreements with labor unions. There can be no assurance that the Debtors will be able to renegotiate the labor agreements that are currently in effect without incurring significant increases in their labor costs. Changes to their collective-bargaining agreements could cause significant increases in labor cost, which could have a material adverse impact on the Debtors’ businesses, financial condition, and results of operations.

          In addition, the unions with which the Debtors have collective-bargaining agreements or other unions could seek to organize groups of employees that are not currently represented by unions. Union organization efforts may occur in the future, could cause disruptions to the Debtors’ businesses and result in significant costs, both of which could have a material adverse effect on the Debtors’ businesses, financial condition, and results of operations.

          Finally, if the Debtors are unable to negotiate these agreements on mutually acceptable terms, the affected employees may engage in a strike instead of continuing to work without contracts or under expired contracts, which could have a materially adverse effect on the Debtors’ results of operations and financial condition. Any unexpected shutdown of the Debtors’ casino property for a work stoppage or strike action could have an adverse effect on their businesses and results of operations. Moreover, strikes and work stoppages could also result in adverse media attention or otherwise discourage customers from visiting the Debtors’ casino. There cannot be assurance that the Debtors can be adequately prepared for unexpected labor developments that may lead to a temporary or permanent shutdown of their casino property.

f.	Governmental Regulations and Taxation Policies Could Adversely Affect the Debtors’ Businesses, Financial Condition and Results of Operations

(i)	Regulation by Gaming Authorities

          As stated more fully in Section II.C, above, the Debtors are subject to extensive regulation with respect to the ownership and operation of their gaming facility. The MGCB requires that the Debtors hold various licenses, qualifications, filings of suitability, registrations, permits, and approvals. The MGCB has broad powers with respect to the licensing of casino operations and may deny, revoke, suspend, condition, or limit the Debtors’ gaming license, impose substantial fines, temporarily suspend casino operations, and take other actions, any one of which could adversely affect the Debtors’ businesses, financial condition, and results of operations. In addition, the MGCB may decide to deny requests to transfer ownership interests in Reorganized Greektown as described in the Plan.

(ii)	Potential Changes in Legislation and Regulation

          From time to time, legislators and special interest groups propose legislation that would expand, restrict, or prevent gaming operations in the jurisdiction in which the Debtors operate. Further, from time to time, the jurisdiction could consider or enact legislation and referenda, such as bans on smoking in casinos and other entertainment and dining facilities, that could adversely affect the Debtors’ operations. Any restriction on or prohibition relating to the Debtors’ gaming operations, or enactment of other adverse legislation or regulatory changes, could have a material adverse effect on the Debtors’ businesses, financial condition, and results of operations.

(iii)	Taxation and Fees

          The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. Gaming companies are currently subject to significant state and local taxes and fees in addition to the federal and state income taxes that typically apply to corporations, and such taxes and fees could increase at any time. From time to time, various state and federal legislators and officials have proposed changes in tax laws or in the administration of such laws, including increases in tax rates, which would affect the gaming industry. Worsening economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes and fees. In addition, state or local budget shortfalls could prompt tax or fee increases. Any material increase in assessed taxes, or the adoption of additional taxes or fees in the Debtors’ market could have a material adverse effect on the Debtors’ businesses, financial condition, and results of operations.

(iv)	Compliance with Other Laws

          The Debtors are also subject to a variety of other rules and regulations, including zoning, environmental, constructions and land-use, and regulations governing the sale of alcoholic beverages. Failure to comply with these laws could have a material adverse impact on the Debtors’ businesses, financial condition, and results of operations.

g.	Noncompliance with Environmental, Health, and Safety Regulations Could Adversely Affect the Debtors’ Results of Operations

          As the owner, operator, and developer of real property, the Debtors must address, and may be liable for, hazardous materials or contamination of these sites. The Debtors’ ongoing operations are subject to stringent regulations relating to the protection of the environment an handling of waste, particularly with respect to the management of wastewater from their facility. Any failure to comply with existing laws or regulations, the adoption of new laws or regulations with additional or more rigorous compliance standards, or the more rigorous enforcement of environmental laws or regulations could adversely affect the Debtors’ businesses, financial condition, and results of operations by increasing their expenses and limiting their future opportunities.

h.	Allegations of Food-Related Illnesses Could Negatively Affect the Debtors’ Results from Operations

          As an operator of a hotel and restaurants, the Debtors are or may be subject to complaints or litigation from consumers alleging illness, injury or other food quality, health, or operational concerns. Food-related illnesses may be caused by a variety of food-borne pathogens, such as e-coli or salmonella, and from a variety of illnesses transmitted by restaurant workers, such as hepatitis. The Debtors cannot control all of the potential sources of illness that can be transmitted from food or the Debtors’ water supply. If any person becomes ill, or alleges becoming ill, as a result of eating the Debtors’ food, the Debtors may be liable for damages, be subject to governmental regulatory action, be forced to shut down one or more of their restaurants, and/or receive adverse publicity, regardless of whether the allegations are valid or whether the Debtors are liable; all of which could adversely affect the Debtors’ businesses, financial condition, and results of operations.

i.	The Debtors Could Lose Key Employees

          The Debtors compete with other potential employers for employees, and the Debtors may not succeed in hiring and retaining the executive and other employees that they need. The inability to hire and retain qualified employees could adversely affect the Debtors’ businesses, financial condition, and results of operations.

j.	The Concentration and Evolution of the Slot Machine Manufacturing Industry Could Impose Additional Costs on the Debtors

          The majority of the Debtors’ gaming revenue is attributable to slot machines operated by the Debtors at their gaming facility. It is important, for competitive reasons, that the Debtors offer the most popular and technologically advanced slot machine games to their customers. A substantial majority of the slot machines in the United States in recent years were manufactured by a limited number of companies. A deterioration in the Debtors’ commercial arrangements with any of these slot machine manufacturers could result in the Debtors being unable to acquire the slot machines desired by the Debtors’ customers or could result in manufacturers significantly increasing the cost of these machines. Alternatively, significant industry demand for new slot machines may result in the Debtors being unable to acquire the desired number of new slot machines or result in manufacturers increasing the cost of these machines.

          The inability to obtain new and up-to-date slot machine games could impair the Debtors’ competitive position and result in decreased gaming revenues at their casino. In addition, increases in the costs associated with acquiring slot-machine games could adversely affect the Debtors’ profitability.

          In recent years, the prices of new slot machines have risen more rapidly than the domestic rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring gaming operators to execute participation-lease arrangements for them to be able to offer such machines to patrons. Participation slot-machine-leasing arrangements typically require the payment of a fixed daily rental fee. Such agreements may also include a percentage payment to the manufacturer of “coin-in” or “net win.” Generally, a slot machine participation lease is more expensive over the long term than the cost of purchasing a new slot machine.

          For competitive reasons, the Debtors may be forced to purchase new slot machines, replace older slot machines with more costly machines, or enter into participation-lease arrangements that are more expensive than the costs currently associated with the continued operation of existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participation-lease costs, the Debtors’ businesses, financial condition, and results of operations could be adversely affected.

k.	The Debtors May Not Have or Be Able to Obtain Sufficient Insurance Coverage to Replace or Cover the Full Value of Losses the Debtors May Suffer

          The Debtors evaluate their risks and insurance coverage on a regular basis. While the Noteholder Plan Proponents believe they have obtained sufficient insurance coverage with respect to the occurrence of casualty damage to cover losses that could result from the acts or events described above, the Debtors may not be able to obtain sufficient or similar insurance for later periods and may not be able to predict whether the Debtors will encounter difficulty in collecting on any insurance claims they may submit, including claims for business interruption.

          In addition, while the Debtors maintain insurance against many risks to the extent and in amounts that the Noteholder Plan Proponents believe are reasonable, these policies do not cover all risks. Furthermore, portions of the Debtors’ businesses are difficult or impracticable to insure. Therefore, after carefully weighing the costs, risks, and retaining versus insuring various risks, as well as the availability of certain typos of insurance coverage, the Debtors occasionally opt to retain certain risks not covered by their insurance policies. Retained risks are associated with deductible limits or self-insured retentions, partial self-insurance programs, and insurance policy coverage ceilings.

          The Debtors carry certain insurance policies that, in the event of certain substantial losses, may not be sufficient to pay the full current market value or current replacement cost of damaged property. As a result, if a significant event were to occur that is not fully covered by the Debtors’ insurance policies, the Debtors may lose all, or a portion of, the capital they have invested in a property, as well as the anticipated future revenue from such property, and the Debtors’ businesses, financial condition, and results of operations could be adversely affected. Consequently, uninsured losses may negatively affect the Debtors’ financial condition, liquidity and results of operations. There can be no assurance that the Debtors will not face uninsured losses pertaining to the risks they have retained.

l.

The Debtors’ Business, Financial Condition, and Results of Operations Could Be Materially Adversely Affected by the Occurrence of Natural Disasters or Other Catastrophic Events, Including War and Terrorism

          Natural disasters, such as tornados, floods, fires, and earthquakes could adversely affect the Debtors’ businesses and operating results. The Noteholder Plan Proponents cannot predict the impact that future natural disasters will have on the Debtors’ ability to maintain their customer base or sustain their business activities.

          Catastrophic events such as terrorist and war activities in the United States and elsewhere have had a negative effect on travel and leisure expenditures, including lodging, gaming, and tourism. In addition, given that the Debtors’ sole gaming facility is located in Detroit, Michigan, any man-made or natural disasters in or around Detroit could have a significant adverse effect on their businesses, financial condition, and results of operations. The Debtors cannot predict the extent to which such events may affect them, directly or indirectly, in the future. The Noteholder Plan Proponents also cannot ensure that the Debtors will be able to obtain any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts.

          The prolonged disruption at the Debtors’ property due to natural disasters, terrorist attacks, or other catastrophic events could adversely affect the Debtors’ businesses, financial condition, and results of operations.

m.	Energy Price Increases May Adversely Affect the Debtors’ Businesses, Financial Condition, and Results of Operations

          The Debtors casino property uses significant amounts of electricity, natural gas, and other forms of energy. While the Debtors have not experienced shortages of energy or fuel to date, substantial increases in energy and fuel prices or shortage of energy or fuel in the United States may negatively affect their businesses, financial condition, results of operations in the future. The extent of the impact is subject to the magnitude and duration of the energy and fuel-price increase, but this impact could be material. In addition, energy and gasoline prices increases in the Detroit metropolitan area and surrounding areas could result in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at the Debtors’ property, which could negatively impact their revenues. Further, increases in fuel prices and resulting increases in transportation costs, could adversely affect the Debtors’ businesses, financial condition, and results of operations.

n.	The Debtors’ Businesses May Be Materially Adversely Affected by Conditions in the Automotive Industry

          The Debtors casino property is located in Detroit, Michigan, a metropolitan area whose economy is heavily dependent on the health of the global automotive industry. Currently, the automotive industry is experiencing a dramatic downturn, the future length and scope of which cannot be predicted. A prolonged continuation or worsening of this downturn could materially impact the disposable income of Reorganized Greektown’s customers, causing a decrease in visitation and spending at the Debtors’ properties. Such events could adversely impact the Debtors’ businesses, financial condition, and results of operations.

D.	Risks Associated With Forward-Looking Statements

	1.	Financial Information Is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed

          The financial information in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Noteholder Plan Proponents relied on financial data derived from the Debtors’ books and records that was available at the time of such preparation. Although the Noteholder Plan Proponents have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Noteholder Plan Proponents believe that such financial information fairly reflects the financial condition of the Debtors, the Noteholder Plan Proponents are unable to warrant or represent that the financial information is without inaccuracies.

2.

Financial Projections and Other Forward-looking Statements Are Not Assured, Are Subject to Inherent Uncertainty Due to the Numerous Assumptions on which They Are Based and, as a Result, Actual Results May Vary

          This Disclosure Statement contains various projections concerning the financial results of the Reorganize Debtors’ operations, including the Financial Projections that are, by their nature, forward looking, and which projections are necessarily based on certain assumptions and estimates. Should any or all of these assumptions or estimates ultimately prove to be incorrect, the actual future experiences, of Reorganized Greektown may turn out to be different from the XRoads Financial Projections. Due to the inherent uncertainties associated with projecting financial results generally, the projections contained in this Disclosure Statement will not be considered assurances or guarantees of the amount of funds or the amount of Claims that may be Allowed in the various Classes.

          Specifically, the projected financial results contained in this Disclosure Statement reflect numerous assumptions concerning the anticipated future performance of Reorganized Greektown, some of which may not materialize, including, without limitation assumptions concerning: (a) the timing of Confirmation and Consummation of the Plan in accordance with its terms; (b) the anticipated future performance of Reorganized Greektown, including without limitation, the Debtors’ ability to maintain or increase revenue and gross margins, control future operating expenses, or make necessary capital expenditures; (c) general business and economic conditions; (d) overall industry performance and trends; (e) the Debtors’ ability to maintain market strength and receive vendor support by way of favorable purchasing terms; and (f) consumer preferences continuing to support the Debtors’ business plan.

E.	Disclosure Statement Disclaimer

	1.	Information Contained in this Disclosure Statement Is for Soliciting Votes and the Rights Offering

          The information contained in this Disclosure Statement is for the purpose of soliciting votes on the Plan and for providing information in connection with the Rights Offering and may not be relied on for any other purposes.

2.	This Disclosure Statement Was Not Approved by the U.S. Securities and Exchange Commission

          This Disclosure Statement was not filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory agency has passed on the accuracy or adequacy of this Disclosure Statement, or the Exhibits or the statements contained in this Disclosure Statement, and any representation to the contrary is unlawful.

3.	Reliance on Exemptions from Registration under the Securities Act

          This Disclosure Statement has been prepared under section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(b) and is not necessarily in accordance with federal or state securities laws or other similar laws. The offer of the New Preferred Stock and New Common Stock to certain Claim Holders has not been registered under the Securities Act or similar state securities laws or “blue sky” laws.

4.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement

          This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Claim and Interest Holder should consult his or her own legal counsel and accountant for legal, tax, and other matters related to his or her Claim or Interest. This Disclosure Statement may not be relied on for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

5.	No Admissions Made

          The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Person (including, without limitation, the Noteholder Plan Proponents) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Reorganized Greektown, Allowed Claim or Interest Holders, or any other parties in interest.

6.	Failure to Identify Litigation Claims or Projected Objections

          No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Debtors or Reorganized Greektown may seek to investigate, file, and prosecute Claims and Interests and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

7.	No Waiver of Right to Object or Right to Recover Transfers and Assets

          The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims, Causes of Action, or rights of the Noteholder Plan Proponents, the Debtors or Reorganized Greektown (or any party in interest, as the case may be) to object to that Holder’s Allowed Claim, or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Noteholder Plan Proponents, the Debtors or the Debtors’ respective Estates are specifically or generally identified herein.

8.	Information Was Provided by the Debtors and Was Relied on by the Noteholder Plan Proponents’ Professionals

          The Professionals have relied on information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although the Professionals have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained in this Disclosure Statement.

9.	Potential Exists for Inaccuracies, and the Noteholder Plan Proponents Have No Duty to Update

          The statements contained in this Disclosure Statement are made by the Noteholder Plan Proponents as of the date of this Disclosure Statement, unless otherwise specified, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information since that date. While the Noteholder Plan Proponents have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Noteholder Plan Proponents nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Noteholder Plan Proponents may subsequently update the information in this Disclosure Statement, the Noteholder Plan Proponents have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

10.	No Representations Outside this Disclosure Statement Are Authorized

          No representations concerning or relating to the Debtors, these Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the Noteholder Plan Proponents’ counsels, the Creditors’ Committee counsel, and the United States Trustee.

F.	Alternatives to Confirmation and Consummation of the Plan

	1.	Liquidation under Chapter 7

          If no plan can be confirmed, the Debtors’ Chapter 11 Cases may be converted to a case (or cases) under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and Interests and the Debtors’ Liquidation Analysis is set forth above, the Noteholder Plan Proponents believe that liquidation under chapter 7 would result in (1) smaller distributions being made to Creditors than those provided for in the Plan because of: (a) the likelihood that the assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time; (b) additional administrative expenses involved in the appointment of a trustee; and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations; and (2) no distributions being made to any class junior to the Holders of Allowed Secured Claims.

2.	Alternative Plan of Reorganization

          If the Plan is not confirmed, the Debtors may seek expedited confirmation of the Debtor/Lender Plan. Additionally, the Noteholder Plan Proponents, the Debtors, or any other party in interest could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors’ business or an orderly liquidation of their assets. With respect to an alternative plan, the Noteholder Plan Proponents have explored various alternatives in connection with the formulation and development of the Plan, The Noteholder Plan Proponents believe that the Plan, as described herein, enables Creditors to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors’ assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for Professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Noteholder Plan Proponents believe that any alternative liquidation under chapter 11 is a much less attractive alternative to Creditors and Interest Holders than the Plan because of the greater return provided by the Plan.

VIII. SECURITIES LAWS MATTERS

          In reliance upon section 1145 of the Bankruptcy Code, other than Backstop Securities (as defined below), the offer and issuance of New Common Stock, New Preferred Stock and Rights Offering Securities (the “Plan Securities” and to the extent they constitute “securities,” the “1145 Securities”) will be exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from such registration requirements the issuance of securities if the following conditions are satisfied: (i) the securities are issued or sold under a chapter 11 plan by (a) a debtor, (b) one of its affiliates participating in a joint plan with the debtor, or (c) a successor to a debtor under the plan and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property. The Noteholder Plan Proponents believe that the exchange of 1145 Securities for Claims against the Debtors under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

          The 1145 Securities to be issued pursuant to the Plan will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any Holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the Holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a “statutory underwriter”). In addition, such securities generally may be resold by the holders thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the individual states. However, holders of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

          Section 1145(b)(i) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who (i) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, or (ii) offers to sell securities issued under a plan for the holders of such securities, or (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. An entity is not deemed to be an “underwriter” under section 2(a)(11) of the Securities Act with respect to securities received under section 1145(a)(1) which are transferred in “ordinary trading transactions” made on a national securities exchange or a NASDAQ market. However, there can be no assurances, and it is not currently anticipated, that such securities will be listed on an exchange or NASDAQ market. What constitutes “ordinary trading transactions” within the meaning of section 1145 of the Bankruptcy Code is the subject of interpretive letters by the staff of the Securities and Exchange Commission (the “SEC”). Generally, ordinary trading transactions are those that do not involve (i) concerted activity by recipients of securities under a plan of reorganization, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the SEC under the Securities Exchange Act of 1934, as amended, or (iii) payment of special compensation to brokers or dealers in connection with the sale.

          The term “issuer” is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “control person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer. Additionally, the legislative history of section 1145 of the Bankruptcy Code provides that a creditor who receives at least 10% of the voting securities of an issuer under a plan of reorganization will be presumed to be a statutory underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.

          Certain issuances of the New Common Stock, New Preferred Stock, Rights Offering Shares, and Reduced Vote Rights Offering Shares to Put Parties will not be exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code, but the Noteholder Plan Proponents believe that any such issuance of the Plan Securities to the Put Parties will be exempt pursuant to section (4)(2) of the Securities Act, as a transaction by an issuer not involving any public offering, and equivalent exemptions in state securities laws.

          To the extent that persons receive Plan Securities not exempt from the registration requirements of the Securities Act pursuant to section 1145 of the Bankruptcy Code (collectively, “Restricted Holders”), resales by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.

          Under certain circumstances, holders of 1145 Securities deemed to be “underwriters” may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a “brokers transaction” or in a transaction directly with a “market maker” and that notice of the resale be filed with the Securities and Exchange Commission. The Debtors cannot assure, however, that adequate current public information will exist with respect to any issuer of 1145 Securities and therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available, provided, however, that Newco intends to register the New Common Stock on a registration statement on Form 10 and become a reporting issuer under the Securities Exchange Act of 1934, as amended.

          Pursuant to the Plan, certificates evidencing 1145 Securities received by Restricted Holders or by a holder that the Debtors determine is an underwriter within the meaning of section 1145 of the Bankruptcy Code will bear a legend substantially in the form below:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

          Any person or entity entitled to receive 1145 Securities who the issuer of such securities determines to be a statutory underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing 1145 Securities without such legend if, prior to the distribution of such securities, such person or entity delivers to such issuer, (i) an opinion of counsel reasonably satisfactory to such issuer to the effect that the 1145 Securities to be received by such person or entity are not subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an “underwriter” within the meaning of section 1145 of the Bankruptcy Code. Any Holder of a certificate evidencing 1145 Securities bearing such legend may present such certificate to the transfer agent for 1145 Securities for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder delivers to the issuer of such securities an opinion of counsel reasonably satisfactory to such issuer to the effect that such securities are no longer subject to the restrictions applicable to “underwriters” under section 1145 of the Bankruptcy Code or (iii) such effect that (x) such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or (y) such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

          IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED GREEKTOWN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE NOTEHOLDER PLAN PROPONENTS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

IX. CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          Set forth below is a very general summary of certain U.S. federal income tax considerations with respect to the Consummation of the Plan and the receipt of New Common Stock of Newco with respect to (i) the Debtors and Reorganized Greektown and (ii) a typical Holder of an Allowed Claim who is entitled to vote on or to accept or reject the Plan. Except as otherwise noted, the following summary does not discuss the U.S. federal income tax considerations to Holders whose Claims are entitled to payment in full in cash or are otherwise unimpaired under the Plan, or to Holders of Interests or Intercompany Claims, or with respect to Claims of nontaxable entities (such as an Indian tribal authority or a government).

          This discussion is based on current provisions of the IRC, final, temporary or proposed Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “Service”) and all other applicable authorities, all as in effect on the date of this Disclosure Statement, and all of which are subject to change (possibly with retroactive effect) and are subject to differing judicial or administrative interpretations, resulting in U.S. federal income tax considerations different from those discussed below. There can be no assurance that the Service will not take a contrary view. No ruling from the Service has been or will be sought nor will any counsel provide a legal opinion as to any of the tax issues or matters set forth below.

          Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes may or may not be retroactive and could affect the tax consequences for the Holders, the Debtors and Reorganized Greektown. It cannot be predicted whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to the Holders, the Debtors or Reorganized Greektown.

          The following discussion assumes that a Holder of an Allowed Claim will hold any New Common Stock as a “capital asset.” It also assumes that all of the Debtors’ debt obligations constitute indebtedness for U.S. federal income tax purposes.

          This discussion is for general information only and addresses only certain material U.S. federal income tax considerations and does not address all of the considerations or taxes that may be relevant to a Holder, such as the potential application of any state, local or foreign tax laws or federal estate or gift tax laws or the alternative minimum tax. It does not attempt to consider any facts or limitations applicable to any particular Holder in light of that Holder’s particular circumstances or to any Holder subject to special rules under the U.S. federal income tax laws, such as financial institutions, banks, thrifts, mutual funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, sovereigns, and entities or organizations treated as sovereigns or states for U.S. federal income tax purposes, tax-qualified retirement plans, partnerships and other pass-through entities, investors in such pass-through entities, small business investment companies, regulated investment companies, real estate investment trusts, foreign corporations, foreign trusts, foreign estates, Holders who are not citizens or residents of the United States, or who are not “U.S. persons” under the Internal Revenue Code, Holders subject to the alternative minimum tax, Holders holding Claims as part of a hedge, straddle, constructive sale or other risk reduction strategy or as part of a conversion transaction or other integrated investment, Holders who have a “functional currency” other than the U.S. dollar or Holders that acquired interests in connection with the performance of services.

          The Plan contemplates the possible implementation of alternate reorganizational structures that could potentially have varying tax consequences for the Debtors and the Holders of Claims. This discussion does not specifically address the tax consequences of any particular alternate structure or its implementation, although it generally describes certain considerations that would apply in certain circumstances. The Debtors and Holders should consult their respective tax advisers if and when such alternate structures are implemented.

          THE TAX LAWS WITH RESPECT TO BANKRUPTCY AND INSOLVENCY MATTERS THAT ARE APPLICABLE TO LIMITED LIABILITY COMPANIES ARE EXTREMELY COMPLEX AND UNCERTAIN, AND THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR THEM OF THE CONSUMMATION OF THE PLAN, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS, OR ANY OTHER FEDERAL TAX LAWS.

          TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230,

TAXPAYERS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER UNDER THE INTERNAL REVENUE CODE, (B) ANY SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	U.S. Federal Income Tax Considerations for the Debtors

          The following discussion assumes that Holdings is, and will be, treated as a partnership (although its future status will be determined in the sole discretion of the Put Parties) and the current Holders of Interests in Holdings are, and will be, treated as partners of Holdings for U.S. federal income tax purposes through the Effective Date. It also assumes that Casino is an entity disregarded as separate from Holdings for U.S. federal income tax purposes. The U.S. federal income tax consequences of the Plan to Holdings and its members are uncertain, and will depend in part on the classification of Reorganized Holdings and Newco (and, to the extent Newco Sub is formed, Newco Sub) for U.S. federal income tax purposes, the characterization of the restructuring transactions and the precise transactions undertaken in connection with the Plan. The tax returns of Reorganized Greektown and the Debtors for the year in which cancellation of indebtedness income is recognized by the Debtors in connection with the Plan, including the allocation of items to and among the owners of equity Interests in Holdings, and all elections relating thereto as well as the tax characterization of the restructuring transactions shall be determined in the sole discretion of the Put Parties.

1.	Gain or Loss on Consummation of the Plan

          Each of Holdings and the other Debtors will recognize taxable gain or loss on any taxable disposition of its assets pursuant to the Plan, including the transfer of the Litigation Trust Assets to the Litigation Trust and any other taxable transfers of assets by Holdings (such as a taxable sale of its assets or a deemed or actual taxable transfer to Newco or any other person or persons) or such Debtor, as applicable. If Holdings recognizes gain or loss, such gain or loss (all or a portion of which may constitute ordinary income or loss) would be recognized while Holdings is treated as a partnership for U.S. federal income tax purposes and allocated among the existing members of Holdings (and not holders of New Common Stock or New Preferred Stock or Newco or Newco Sub) in accordance with Holdings’ limited liability company agreement and their interests in Holdings. Significant limitations apply to the deductibility of certain losses and deductions of an entity treated as a partnership for U.S. federal income tax purposes. Existing members of Holdings may also recognize gain or loss with respect to their interests in Holdings.

2.	Cancellation of Indebtedness

          In very general terms, the discharge of a debt obligation for an amount less than the obligation’s adjusted issue price gives rise to cancellation of indebtedness income (“CODI”) to a debtor, which must be included in the debtor’s income for U.S. federal income tax purposes, unless payment of the obligation would have given rise to a deduction for the debtor. Holdings and the other Debtors generally will realize substantial amounts of CODI in connection with the Plan, which will be reported to the Service. The CODI realized by Holdings and Casino will be allocated among the existing members of Holdings (and not the holders of New Common Stock and New Preferred Stock or Newco or Newco Sub) in accordance with Holdings’ limited liability company agreement and such members’ interests in Holdings. The amount of such CODI will depend upon a number of factors. Under IRC section 108, under certain circumstances CODI will not be recognized if the CODI occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the cancellation of indebtedness is granted by the court or is pursuant to the plan approved by the court (the “Bankruptcy Exception”). Generally, under IRC section 108(b), any CODI excluded from gross income under the Bankruptcy Exception must be applied against and reduce certain tax attributes of the taxpayer (including, but not limited to, NOL carryforwards, current year NOLs, tax credits and tax basis in assets). However, under IRC section 108(d)(6), when a partnership realizes CODI, the partners of such partnership are treated as receiving their allocable share of such CODI and the Bankruptcy Exception (and related attribute reduction) is applied at the partner level rather than the partnership level. Similarly, the exemption from recognition of CODI for insolvent taxpayers is applied at the partner level as well. Accordingly, the partners of Holdings will be treated as receiving their allocable share of CODI realized by Holdings and they may not be able to utilize the bankruptcy exception. Holdings’ partners include another partnership, so the potential applicability of the Bankruptcy Exception would be tested under Section 108(d)(6) at the level of the partners of such partnership. Any CODI recognized by a member of Holdings will increase such member’s adjusted tax basis in its Interest. However, as discussed further below, the reduction in a member’s share of partnership liabilities (e.g., as a result of the discharge of Holdings’ liabilities under the Plan or otherwise) will reduce such member’s adjusted tax basis in its partnership interest in Holdings. These increases and decreases in a member’s adjusted tax basis in its partnership interest in Holdings will generally be governed by the organizational documents and membership agreement of Holdings that are in place as of the cancellation of Holdings’ liabilities for tax purposes and the members’ Interests in Holdings, and are uncertain. To the extent any of the Debtors that are corporations are treated as realizing CODI, the Bankruptcy Exception would apply to exclude the CODI from gross income. These corporations would also respectively be subject to potential tax attribute reduction under IRC section 108(b).

          In February 2009, Congress enacted as part of the American Recovery and Reinvestment Act an elective CODI deferral and ratable inclusion provision with respect to the reacquisition of “applicable debt instruments” within the meaning of IRC section 108(i). The Plan provides that such election will not be made by or with respect to any entity recognizing CODI.

3.	Deemed Distributions

          A partner’s share of partnership liabilities is generally included in the partner’s tax basis in its partnership interest, and a reduction in such share is generally treated as a distribution to such partner. The reductions in Holding’s liabilities that will occur pursuant to the Plan will be treated as distributions from Holdings to its members to the extent of their shares of such reductions. These distributions will first reduce a member’s adjusted tax basis to zero, and any excess distribution will be taxable to such member, resulting in income recognition.

4.	Section 382 Limitations on Net Operating Losses

          If a corporation undergoes an ownership change, as defined in IRC section 382(g), the application of pre-change Net Operating Losses (“NOLs”) to reduce income for any post-change year is limited by IRC section 382. Any NOLs of a Debtor that is a corporation would be subject to limitation under IRC section 382 by reason of the Plan.

5.	Transfer of Assets to Litigation Trust

          Pursuant to the Plan, the Debtors will be treated for U.S. federal income tax purposes as transferring the Litigation Trust Assets to the beneficiaries of the Litigation Trust followed by the transfer by such beneficiaries to the Litigation Trust of such Litigation Trust Assets in exchange for beneficial interests in the Litigation Trust. Accordingly, the transfer of such assets by the Debtors is a taxable transaction, and may result in the recognition of income or gain by the Debtors, depending in part on the value of such assets at the time of transfer.

B.	U.S. Federal Income Tax Considerations for Holders

          The following discussion applies to a Holder who (or that) is treated for U.S. federal income tax purposes as (i) an individual that is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust, if it is subject to the primary supervision of a federal, state or local court within the United States and one or more U.S. persons have authority to control all substantial trust decisions or, if the trust has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person.

          The potential U.S. federal income tax considerations with respect to the Plan to a Holder of a Claim will depend, among other things, upon the origin of the Holder’s Claim, whether or not the Holder holds the Claim as a capital asset, whether the Holder reports income using the accrual or cash method (or other method) of accounting, the manner in which the Holder acquired the Claim and its timing in acquiring the Claim, whether the Claim constitutes a “security” for U.S. federal income tax purposes, whether the Holder has taken a bad debt deduction or worthless security deduction with respect to such Claim (or portion of its Claim) in the current year or any prior year, the length of time the Claim has been held, whether the Claim was acquired at a discount, whether the Holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim, and whether the Claim is an installment obligation for U.S. federal income tax purposes.

1.	Class 1, 7, 11, 16, 20 and 24 Claims (Secured Claims of Pre-petition Lenders Against Each Reorganizing Debtor, Trappers and Holdings II)

          Under the Plan, each Holder of an Allowed Claim in Classes 1, 7, 11, 16, 20 and 24 shall receive, in full satisfaction of such Allowed Pre-petition Credit Agreement Claim, Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim. In general, each Holder of such a Claim should recognize gain or loss in an amount equal to the difference between (x) the amount of Cash received by the Holder in satisfaction of its claim, and (y) the Holder’s adjusted tax basis in its claim. However, the U.S. federal income tax consequences of the Plan to Holders of Allowed Claims in Classes 1, 7, 11, 16, 20 and 24 are uncertain and will depend in part on such Holder’s particular circumstances, as well as the factors mentioned above. Holders of such Claims should therefore consult their tax advisors as to the tax consequences resulting to them as a consequence of the Consummation of the Plan.

2.	Class 2, 8, 12, 17, 21 and 25 Claims (Allowed Other Secured Claims Against Holdings, Casino, Holdings II, Builders, Builders Property, Realty, Realty Property, Trappers and Trappers Property)

          Except to the extent that a Holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 agrees to a different treatment, at the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) on the Effective Date or as soon thereafter as is practicable, each Allowed Other Secured Claim shall be Reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the Holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each Holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each Holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed.

          The U.S. federal income tax consequences of the Plan to Holders of Allowed Claims in Classes 2, 8, 12, 17, 21 or 25 are uncertain and will depend on a Holder’s particular circumstances, what the Holder receives, the classification of Reorganized Holdings for U.S. federal income tax purposes, as well as the factors mentioned above. Holders of such Claims should therefore consult their tax advisors as to the tax consequences resulting to them as a consequence of Consummation of the Plan.

3.	Class 3 & 13 Claims (Bond Claims Against Holdings and Holdings II)

          Each Holder of an Allowed Claim in Classes 3 and 13 shall receive, in full satisfaction of such Allowed Claim, (i) subject to Section 4.10.5 of the Plan, from Newco, such Holder’s Pro Rata share of 140,000 shares of New Common Stock, (ii) from the Debtors, a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed Bond Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4 and (iii) the right to participate in the Rights Offering and purchase such Holder’s Pro Rata share of Rights Offering Securities as provided in Section 4.7 of the Plan.

a.	Litigation Trust Interests

          Pursuant to the Plan, the Debtors will be treated for U.S. federal income tax purposes as transferring the Litigation Trust Assets to the beneficiaries of the Litigation Trust followed by the transfer by such persons to the Litigation Trust of such Litigation Trust Assets in exchange for beneficial interests in the Litigation Trust. All parties shall treat the Litigation Trust as a “liquidating trust” in accordance with Treasury Regulations Section 301.7701-4(d) of which the beneficiaries are the grantors and beneficiaries. The Litigation Trustee shall file returns for the Litigation Trust as a “grantor trust” pursuant to Treasury Regulations Section 1.671-4(a). Accordingly, each Holder of an Allowed General Unsecured Claim Against Holdings will be treated for U.S. federal income tax purposes as directly receiving, and as a direct owner of, its respective share of the Litigation Trust Assets. The Trustee will make a good-faith valuation of the Litigation Trust Assets, and all parties must consistently use such valuation for all U.S. federal income tax purposes. In general, each beneficial owner of the Litigation Trust should recognize gain or loss in an amount equal to the difference between (x) the fair market value of its share of the Litigation Trust Assets that were treated as transferred to such Holder in satisfaction of its Claim and (y) the portion of the Holder’s adjusted tax basis in the portion of its Claim exchanged for such assets. The allocation of the tax basis in a Holder’s Allowed Claim in Classes 3 and 13 among the separate consideration received by such Holder will be based on their fair market values and will be determined by the Put Parties in good faith.

          Subject to the discussion of the LT Disputed Claims Reserve below, the Litigation Trust’s taxable income, gain, loss, deduction or credit shall be allocated to the holders of beneficial interests in accordance with Section 4.12.15(ii) of the Plan. After the Effective Date, any amount a Holder receives as a distribution from the Litigation Trust in respect of its beneficial interest in the Litigation Trust should not be included, for U.S. federal income tax purposes, in the Holder’s amount realized in respect of its Claim but should be separately treated as a distribution received in respect of such Holder’s beneficial (ownership) interest in the Litigation Trust. Holders of beneficial interests that are subject to special rules under the IRC should carefully consider the effects on them of the Litigation Trust’s income and activities.

          Under IRC Section 468B(g), amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Treasury Regulations provide that a court-monitored fund established to hold money or other property subject to conflicting claims of ownership generally is treated as a “disputed ownership fund,” unless satisfying the more specific requirements of “qualified settlement fund” treatment. Accordingly, pursuant to the Plan the Litigation Trustee will (i) make an election pursuant to Treasury Regulations Section 1.468B-9 to treat the LT Disputed Claims Reserve as a “disputed ownership fund” and (ii) to the extent permitted by applicable law, report consistently for state and local income tax purposes. In addition, all parties must report consistently with such treatment.

          A disputed ownership fund is subject to a separate entity-level tax, in a manner similar to either a corporation or a qualified settlement fund, depending upon the nature of the assets transferred to the fund.

          In determining the taxable income of the LT Disputed Claims Reserve, (a) any amounts transferred by the Debtors or Reorganized Debtors to the account will be excluded from the account’s income; (b) any interest income or other earnings with respect to the fund’s assets will be included in the fund’s income; (c) any sale or exchanges of property by the fund will result in the recognition of gain or loss in an amount equal to the difference between the fair market value of the property on the date of disposition and the adjusted basis of the fund in such property; and (d) any administrative costs (including state and local taxes) incurred by the fund will be deductible by the fund.

          In general, a disputed ownership fund’s initial tax basis for property received from or on behalf of a transferor is the property’s fair market value when transferred to the fund, and its holding period begins on the date of the transfer. However, a fund’s initial basis for property received from a transferor-claimant is the same as the transferor-claimant’s basis immediately before the transfer, and the fund succeeds to the transferor-claimant’s holding period for the property. In general, (i) distributions from the LT Disputed Claims Reserve to holders of beneficial interests in such fund should be taxed to holders in the same manner as if such amounts were received directly from the Debtors and (ii) the LT Disputed Claims Reserve must treat a distribution of property as a sale of the property for a price equal to the property’s fair market value on the date of distribution.

b.	Restructuring Transactions.

          Different structures could potentially have varying tax consequences for the Holders of Claims in Classes 3 and 13 and the Plan could be implemented in more than one manner. In addition, the tax treatment of the restructuring transactions are uncertain, and Holders may recognize taxable gain or loss on the transactions. The tax characterization and the tax reporting of the restructuring transactions will be determined in the sole discretion of the Put Parties. Holders of Claims in Classes 3 and 13 who will receive New Common Stock and who acquire Rights Offering Securities should consult their tax advisors regarding the Plan, including but not limited to the receipt and holding of equity interests in Reorganized Holdings and Newco. Holders should also consult their respective tax advisors regarding the ultimate structure. Holders that are subject to special tax rules under the IRC should carefully consider the effects to them of any momentary ownership they may have of equity interests in, or assets of, Holdings or Reorganized Holdings, which in each case are entities that are taxable as partnerships for U.S. federal income tax purposes.

c.	Other Considerations

          The U.S. federal income tax consequences to a Holder of a Class 3 or 13 Claim that receives New Common Stock, a share of the Holdings Litigation Trust Interest, and the right to participate in the Rights Offering pursuant to the Plan are uncertain and will depend in part on the value of the rights to participate in the Rights Offering, the characterization of the restructuring transactions, including the contribution to Newco, whether the restructuring transactions include a taxable disposition of the Holder’s Claims or of the assets of Holdings, the allocation of such Holder’s tax basis among the assets it receives, the Holder’s particular circumstances, and whether Newco Sub is formed, as well as the factors mentioned above. Holders of such Claims should therefore consult their tax advisors as to the tax consequences resulting to them from Consummation of the Plan.

4.	Class 4, 9, 14, 18, 22, and 26 Claims (General Unsecured Claims Against Holdings, Casino, Holdings II, Builders, Realty, and Trappers).

          Under the Plan, each Holder of an Allowed Claim in the General Unsecured Classes shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of Cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and, (ii) if such Holder’s Allowed General Unsecured Claim is in Class 4, a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4, (iii) if such Holder’s Allowed General Unsecured Claim is in Class 9, a Pro Rata share of the Casino Litigation Trust Interest, and (iv) if such Holder’s Allowed General Unsecured Claim is in Classes 14, 18, 22, or 26, a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          See “3(a) Litigation Trust Interests” above for a discussion regarding the receipt and holding of Litigation Trust Interests. The U.S. federal income tax consequences of the Plan to a Holder of an Allowed Claim in Classes 4, 9, 14, 18, 22 and 26 will depend upon a Holder’s particular circumstances and the factors mentioned above. Holders of such Claims should therefore consult their tax advisors as to the tax consequences resulting to them as a consequence of Consummation of the Plan.

5.	Class 5, 10, 15, 19, 23 & 27 Claims (Intercompany Claims)

          Under the Plan, each obligee Debtor that holds a Class 5, 10, 15, 19, 23 or 27 Intercompany Claim shall receive, in full satisfaction of such Intercompany Claim against an Obligor Debtor, an interest-free note in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor. The U.S. federal income tax consequences of the Plan to a Holder of an Intercompany Claim are uncertain and depend upon a Holder’s particular circumstances and the factors mentioned above. Holders of such Claims should therefore consult their tax advisors as to the tax consequences resulting to them as a consequence of Consummation of the Plan.

6.	Class 6 Claims (Equity Interests – Holdings)

          Under the Plan, each Holder of equity Interests in Class 6 shall not receive or retain any interest or property under the Plan and all such equity Interests will be cancelled and extinguished. The U.S. federal income tax consequences of the Plan to a Holder of an equity Interest in Class 6 are uncertain and depend upon a Holder’s particular circumstances and the factors mentioned above. Holders of such equity Interests should therefore consult their tax advisors as to the tax consequences resulting to them as a consequence of Consummation of the Plan.

7.	Accrued but Unpaid Interest

          A portion of the consideration received by a Holder of a Claim may be attributable to accrued but unpaid interest on such Claim. Such amount should be taxable to that Holder as interest income if such accrued but unpaid interest has not been previously included in the

Holder’s gross income for U.S. federal income tax purposes.

          If the fair market value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to accrued but unpaid interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims, if any. The Service could take the position, however, that the consideration received by the Holder should be allocated in some way other than as provided in the Plan. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE DETERMINATION OF THE AMOUNT OF CONSIDERATION RECEIVED UNDER THE PLAN THAT IS ATTRIBUTABLE TO INTEREST.

8.	Market Discount

          Holders of Allowed Claims may be affected by the “market discount” provisions of IRC sections 1276 through 1278. Under these provisions, some or all of any gain realized by a Holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on such Allowed Claims.

          In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that holder if the debt obligation’s stated redemption price at maturity (or revised issue price as defined in IRC section 1278, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation is not a “market discount bond” if the excess is less than a statutory de minimis amount (equal to 0.25% of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of complete years remaining until maturity at the time of the acquisition).

          Absent an election to include market discount into income currently as it accrued, any gain recognized by a Holder on the taxable disposition of Allowed Claims that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Allowed Claims were considered to be held by the Holder. To the extent that the Allowed Claims that were acquired with market discount are exchanged in a tax-free transaction for other property, any market discount that accrued on the Allowed Claims (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

9.	Information Reporting and Backup Withholding

          In general, information reporting requirements may apply to distributions or payments under the Plan. Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding (currently at a rate of 28%) with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided, however, that the required information is timely provided to the Service.

10.	Holders of New Equity of Newco

          The federal income taxation of Holders of New Common Stock and New Preferred Stock of Newco will depend upon, among other things, the precise structure and implementation of the Plan, and a Holder’s particular circumstances. Holders of New Common Stock and New Preferred Stock should consult their own tax advisors regarding the issuance, holding and disposition of New Common Stock and New Preferred Stock. Newco itself will be classified as a corporation for U.S. federal income tax purposes, and it and its subsidiaries may have significant tax liabilities, including by reason of the restructuring transactions, and also by reason of its holding structure.

11.	State and Local Taxes.

          In addition to the U.S. federal income tax considerations described above, Holders and the Debtors should consider the potential state and local tax consequences of the Plan, including with respect to alternative reorganizational structures. It is possible that significant amounts of state and local taxes may be owed by Holders and by the Debtors or Reorganized Greektown with respect to the Plan. Any such tax liabilities could have material financial consequences to the Debtors, the Holders or Reorganized Greektown.

          NO REPRESENTATIONS ARE MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE PLAN TO ANY HOLDER OF A CLAIM OR INTEREST. EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

X. VOTING INSTRUCTIONS

A.	Record Date

          On December 7, 2009, the Bankruptcy Court entered the Solicitation Procedures Order approving the adequacy of this Disclosure Statement and approving the Solicitation Procedures (as defined in the Solicitation Procedures Motion, incorporated by reference into the Solicitation Procedures Order), which set forth procedures for the solicitation of votes to accept or reject the Plan. The procedures for solicitation of votes to accept or reject the Plan are provided in the Solicitation Procedures Motion. In addition to approving the Solicitation Procedures, the Solicitation Procedures Order established certain dates and deadlines, including the date for the Confirmation Hearing, the Voting Record Date, and the Voting Deadline. The Solicitation Procedures Order also approved the forms of Ballots and certain Confirmation-related notices.

The Solicitation Procedures Order and Solicitation Procedures should be read in conjunction with this Article X. Capitalized terms used in this Article X that are not otherwise defined in this Disclosure Statement or the Plan have the meanings given them in the Solicitation Procedures.

B.	Confirmation Generally

          The Bankruptcy Court may confirm a plan only if it determines that the plan complies with the requirements of chapter 11 of the Bankruptcy Code. One of these requirements is that the Bankruptcy Court find, among other things, that the plan has been accepted by the requisite votes of all classes of impaired claims and impaired interests unless approval will be sought under Bankruptcy Code section 1129(b) despite the non-acceptance by one or more such classes. The process by which the Debtors solicit votes to accept or reject the Plan will be governed by the Solicitation Procedures Order and the Solicitation Procedures.

          The following is a brief and general summary of the Solicitation Procedures. Claim and Interest Holders are encouraged to review the Solicitation Procedures Order, the Solicitation Procedures, the relevant provisions of the Bankruptcy Code, and to consult their own advisors. To the extent of any inconsistency between the summary below and the Solicitation Procedures Order or the Solicitation Procedures, the Solicitation Procedures Order and the Solicitation Procedures control.

C.	Who Can Vote

          In general, a claim or interest holder may vote to accept or reject a plan if (i) no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If the holder of an impaired claim or interest will not receive any distribution under the plan for the claim or interest, the Bankruptcy Code deems such holder to have rejected the plan for that claim or interest. If a claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.

          Under Bankruptcy Code section 1124, a class of claims or interests is deemed to be “impaired” under a plan unless the plan leaves unaltered the claim or interest holder’s legal, equitable, and contractual rights, or, notwithstanding any legal right to accelerate payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of bankruptcy events), reinstates the maturity of such claim or interest as it existed before the default, compensates the holder of such claim or interest for any damages incurred as result of reasonable reliance on the holder’s legal right to an accelerated payment, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest holder is entitled.

          None of the Impaired Interest Holders are entitled to vote on the Plan. Only the following Impaired Claims in Voting Classes shall be entitled to vote on the Plan with regard to such Claims:

1.	Holders of Claims for which Proofs of Claim have been timely filed, as reflected on the Claims register, as of the Voting Record Date;

2.

Holders of Claims that are listed in the Debtors’ Schedules, with the exception of those Claims that are listed in the Schedules as contingent, unliquidated, and/or disputed (excluding such Claims listed in the Debtors’ Schedules that have been superseded by a timely filed Proof of Claim); and

3.

Holders whose Claims arise pursuant to an agreement or settlement with the Debtors executed before the Voting Record Date, as reflected in a document filed with the Bankruptcy Court, in an order of the Bankruptcy Court, or in a document executed by the Debtors pursuant to authority granted by the Bankruptcy Court, regardless of whether a Proof of Claim has been filed.

          The assignee of a transferred and assigned Claim (whether a timely-Filed Claim or a Claim on the Schedules) shall be permitted to vote such Claim only if (i) the transfer or assignment has been fully effected under the procedures dictated by Bankruptcy Rule 3001(e) and (ii) such transferor and assignor of such Claim would be permitted to vote such Claim if such transfer and assignment had not occurred.

          For purposes of determining the Claim amount associated with each Holder’s vote, such amount shall not include applicable interest accrued after the Petition Date only if the Claim Holder is entitled to payment of interest under the Plan.

          A vote may be disregarded under Bankruptcy Code section 1126(e) if the Bankruptcy Court determines that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Solicitation Procedures also set forth assumptions and procedures for tabulating Ballots.

D.	Classes Impaired Under the Plan

	1.	Impaired Voting Classes of Claims and Interests

          Classes 3, 4, 9, 13, 14, 18, 22 and 26 are Impaired under the Plan and are therefore entitled to vote to accept or reject the Plan.

2.	Impaired Non-Voting Classes of Claims and Interests

          Class 6 is wholly Impaired under the Plan and is deemed to have rejected the Plan under Bankruptcy Code section 1126(g). Holders of Intercompany Claims in Classes 5, 10, 15, 19, 23, and 27 are required under the terms of the Stipulation to vote in favor of the Plan and therefore are deemed to accept the Plan. Thus, Holders in such Classes will not be solicited to vote on the Plan.

          Under the Solicitation Procedures, these parties will receive a notice, substantially in the form attached as an exhibit to the Solicitation Procedures Order, notifying them of their non-voting rights.

E.	Contents of the Solicitation Package

          The following materials will constitute the Solicitation Package:

1.	The Plan;

2.	The Disclosure Statement;

3.	The Solicitation Procedures Order (without exhibits);

4.	The Confirmation Hearing Notice;

5.	The appropriate Ballot and voting instructions;

6.	A pre-addressed, postage pre-paid, return envelope;

7.	An appropriate cover letter describing the contents of the Solicitation Package; and

8.	The Committee Solicitation Letter.

          Any party who receives portions of the Solicitation Package in electronic format but who desires a paper copy of these documents may request a copy from the Claims Agent. The Solicitation Package (except the Ballots) may also be obtained by accessing the Debtors’ restructuring website at http://www.kccllc.net/greektowncasino.

F.	Distribution of Solicitation Package

          The Solicitation Package will be served on the Debtors, the Holders of Claims in the Voting Classes; the Internal Revenue Service; the United States Trustee for the Eastern District of Michigan; and all other parties in interest on the Voting Record Date.

G.	Voting

          The Claims Agent will carry out the solicitation process, including answering questions regarding the procedures and requirements for voting to accept or reject the Plan and for objecting to the Plan, providing additional copies of all materials, and overseeing the voting tabulation process.

          To be counted, Ballots cast by Holders of Claims in Voting Classes indicating acceptance or rejection of the Plan must be RECEIVED by the Claims Agent by the Voting Deadline at the address listed on the Ballot, whether by first-class mail, overnight courier, or personal delivery. The Ballots and the accompanying pre-addressed postage-paid envelopes will clearly indicate the appropriate return address. Completed Ballots must be returned to (1) for Holders of Claims in the General Unsecured Classes, Greektown Holdings, LLC, C/O Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, CA 90245, Attn: Ballot Processing Department; or (2) for Holders of Bond Claims, to your nominee for processing and delivery to Greektown Balloting Center, c/o Kurtzman Carson Consultants LLC, Attn: David M. Sharp, 1230 Avenue of the Americas, 7th Floor, New York, New York 10020. Such Ballots should be cast in accordance with the Solicitation Procedures. Any Ballot received after the Voting Deadline will be counted in the Noteholder Plan Proponents’ sole discretion.

          For answers to any questions regarding the Solicitation Procedures, parties may call the Claims Agent toll free at 866-381-9100.

          To obtain an additional copy of the Plan, this Disclosure Statement, or other Solicitation Package materials (including Ballots), please refer to the Claims Agent’s website at http://www.kccllc.net/greektowncasmo or request a copy from the Claims Agent by mail at 2335 Alaska Avenue, El Segundo, California 90245, Attn: Greektown Balloting; by telephone toll free at 866-381-9100; or by e-mail at greektowmnfor@kccllc.com.

H.	Establishing Claim Amounts

          In tabulating votes, the following hierarchy will be used to determine the Claim amount associated with each Creditor’s vote:

          (1)          The Claim’s Allowed Amount, if the Claim has been Allowed pursuant to Court order;

          (2)          The Claim amount settled and/or agreed upon by the Debtors and the Noteholder Plan Proponents prior to the Voting Record Date, as reflected in a court pleading, stipulation, term sheet, agreement, or other document filed with the Bankruptcy Court, in an order entered by the Bankruptcy Court, or in a document executed by the Debtors and the Noteholder Plan Proponents pursuant to authority granted by the Bankruptcy Court, regardless of whether a Proof of Claim has been filed;

          (3)          The Claim amount contained on a Proof of Claim that has been timely filed by the relevant Bar Date (or deemed timely filed by the Bankruptcy Court under applicable law); provided, however, that Ballots cast by Holders whose Claims are not listed on the Debtors’ Schedules, but who timely filed Proofs of Claim in unliquidated or unknown amounts that are not the subject of an objection filed before the Voting Deadline, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code, and the unliquidated or unknown portion of the Claims will count in the amount of $1.00 solely for the purposes of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code; and

          (4)          The Claim amount listed in the Debtors’ Schedules, provided that such Claim is not scheduled as contingent, disputed, and/or unliquidated and has not been paid.

          (5)          In the absence of any of the foregoing at zero.

          The Claim amount established pursuant to the foregoing will control for voting purposes only, and will not be determinative of the Allowed Amount of any Claim.

I.	Ballot Tabulation

          The following voting procedures and standard assumptions shall be used in tabulating Ballots:

          (1)          Except as otherwise provided in the Solicitation Procedures, unless a Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Noteholder Plan Proponents may reject such Ballot as invalid and, therefore, decline to count it in connection with Confirmation;

          (2)          The method of delivery of Ballots to be sent to the Balloting Agent is at the election and risk of each Holder, and except as otherwise provided, a Ballot will be deemed delivered only when the Balloting Agent actually receives the original executed Ballot;

          (3)          An original executed Ballot is required to be submitted by the Person submitting such Ballot. Delivery of a Ballot to the Balloting Agent by facsimile, e-mail, or any other electronic means will not be valid;

          (4)          No Ballot should be sent to any of the Debtors, the Noteholder Plan Proponents. the Debtors’ agents. The Noteholder Plan Proponents’ agents (other than the Balloting Agent), any indenture trustee (unless specifically instructed to do so), the Debtors’ financial or legal advisors, or the Noteholder Plan Proponents’ financial or legal advisors and, if so sent, will not be counted;

          (5)          The Noteholder Plan Proponents expressly reserve the right to amend from time to time the terms of the Plan in accordance with the terms thereof (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan regarding modification);

          (6)          If multiple Ballots are received from the same Claim Holder with respect to the same Claim prior to the Voting Deadline, the latest valid Ballot will be deemed to reflect that voter’s intent and will supersede and revoke any prior received Ballot for the same Claim;

          (7)          Claim Holders must vote all of their Claims within a particular Class either to accept or to reject the Plan and may not split such votes. Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted. Further, to the extent there are multiple Claims within the same Class, the Noteholder Plan Proponents may, in their sole discretion, aggregate the Claims of any particular Holder within a Class for the purpose of counting votes;

          (8)          A person signing a Ballot in its capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity should indicate such capacity when signing and must submit proper evidence to the requesting party to so act on behalf of such Holder or beneficial Holder;

          (9)          The Noteholder Plan Proponents, subject to contrary order of the Bankruptcy Court, may waive any defects or irregularities as to any particular Ballot at any time, either before or after the Voting Deadline, and any such waivers will be documented in the Voting Report;

          (10)         Neither the Noteholder Plan Proponents, the Debtors, nor any other Person, will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification;

          (11)          Unless waived or as ordered by the Bankruptcy Court, any defects or irregularities in connection with deliveries of Ballots must be cured prior to the Voting Deadline or such Ballots will not be counted;

          (12)          If a Claim is listed in the Schedules as being a non-Priority Claim (or is not listed in the Schedules) and a Proof of Claim is filed as a Priority Claim (in whole or in part), such Claim will be temporarily Allowed for voting purposes as a non-Priority Claim in an amount that such Claim would have been so Allowed in accordance with the tabulation procedures set forth in the Solicitation Procedures had such Proof of Claim been filed as a non-Priority Claim;

          (13)          If a Claim is listed in the Schedules as being an unsecured Claim (or is not listed in the Schedules) and a Proof of Claim is filed as a Secured Claim (in whole or in part), such Claim will be temporarily Allowed for voting purposes as an unsecured Claim in an amount that such Claim would have been so Allowed in accordance with the tabulation procedures set forth in the Solicitation Procedures had such Proof of Claim been filed as an unsecured Claim.

          (14)          Subject to any contrary order of the Bankruptcy Court, the Noteholder Plan Proponents reserve the right to reject any and all Ballots not in proper form, the acceptance of which, in the opinion of the Noteholder Plan Proponents, would not be in accordance with the provisions of the Bankruptcy Code or the Bankruptcy Rules; provided, however, that any such rejections will be documented in the Voting Report;

          (15)          If a Claim has been estimated or otherwise allowed for voting purposes only by an order of the Bankruptcy Court, such Claim shall be temporarily allowed in the amount so estimated or allowed by the Bankruptcy Court for voting purposes only and not for purposes of allowance or distribution;

          (16)          The following Ballots shall not be counted in determining the acceptance or rejection of the Plan: (i) any Ballot that is illegible or contains insufficient information to permit the identification of the Claim Holder; (ii) any Ballot cast by a Person that does not hold a Claim in a Class that is entitled to vote on the Plan; (iii) any Ballot cast for a Claim listed on the Debtors’ Schedules as contingent, unliquidated, and/or disputed for which no Proof of Claim was timely filed; (iv) any unsigned Ballot or one lacking an original signature; (v) any Ballot not marked to accept or reject the Plan, or marked both to accept and reject the Plan; and (vi) any Ballot submitted by any Person not entitled to vote pursuant to the procedures described in the Solicitation Procedures.

J.	Subscription Procedures

The following procedures will be used to effectuate the subscription to the Rights Offering.

          (1)          The Noteholder Plan Proponents will send Master Subscription Forms, to nominees and registered holders of Bond Claims determined as of the Rights Offering Record Date, including, without limitation, brokers, banks, dealers, or other agents or nominees (collectively, the “Nominees”). Each Nominee will receive copies of Beneficial Holder Subscription Forms together with appropriate instructions for the proper completion, due execution, and timely delivery of the Beneficial Holder Subscription Form, for distribution to the beneficial owners of the Claims for whom such Nominee holds such Claims.

          (2)          In order to exercise Subscription Rights, each Holder of an Allowed Bond Claim must: (a) be a Holder as of the Rights Offering Record Date, and (b) return a duly completed Subscription Form to such Holder’s nominee so that the Master Subscription Form of such nominee, together with copies of the Beneficial Holder Subscription Forms, is actually received by the Rights Offering Agent on or before the Subscription Expiration Date. If the Rights Offering Agent for any reason does not receive a Holder’s Beneficial Holder Subscription Form on or prior to the Subscription Expiration Date, such Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering

          (3)          Each party that has exercised Subscription Rights shall receive the Effective Date Notice at least thirty (30) days prior to the Anticipated Effective Date, which will provide notice of the Rights Offering Funding Date. Each Holder of an Allowed Bond Claim that has exercised Subscription Rights is obligated pay to the Rights Offering Agent on or before the Rights Offering Funding Date such Holder’s Holder Purchase Payment in accordance with the wire instructions set forth on the Effective Date Notice or by bank or cashier’s check delivered to the Rights Offering Agent. If, on or prior to the Rights Offering Funding Date, the Rights Offering Agent for any reason does not receive from a given Holder of Subscription Rights the Holder Purchase Payment in immediately available funds as set forth above, such Holder shall be deemed to have relinquished and waived (i) its right under the Plan to receive any of the distribution of New Common Stock provided to Holders of Allowed Bond Claims pursuant to section 3.4.2 of the Plan and (ii) its right to participate in the Rights Offering; provided, however that the Put Parties have the right to bring an action in the Bankruptcy Court for specific performance and reimbursement of any costs and fees associated with such action, and all consequential damages arising from such breach, which consequential damages may exceed the amount of such Holder’s Holder Purchase Payment, against any Holder that has exercised Subscription Rights but does not provide the Holder Purchase Payment in immediately available funds as set forth above on or prior to the Rights Offering Funding Date.

          (4)          Following Confirmation, each party that has exercised Subscription Rights will receive the Effective Date Notice requiring payment on Rights Offering Funding Date. The Noteholder Plan Proponents will undertake commercially reasonable efforts to provide at least fifteen (15) days notice of the Rights Offering Funding Date and to provide for such date to be as close as possible to the Effective Date. However, the Noteholder Plan Proponents cannot predict the occurrence of the Effective Date with any certainty.

          (5)          Purchasers of Rights Offering Securities that do not provide certain documentation will receive no more than 4.9% of the Total Equity Shares of Newco and the remainder of their purchased Rights Offering Securities in Rights Offering Warrants. Rights Offering participants may receive all of their Rights Offering Securities in Rights Offering Shares if they provide documentation in the manner described and within the time required in the Effective Date Notice that they are MGCB Qualified. Rights Offering participants may receive Rights Offering Shares representing up to 14.9% of the Total Equity Shares of Newco if they provide documentation in the manner described and within the time required in the Effective Date Notice that they are qualified as an Institutional Investor with waivers of the Gaming Act’s eligibility and suitability requirements.

          (6)          Should the Plan be confirmed but not become effective, the Rights Offering

Agent will return all Holder Purchase Payments received from Holders who elected to participate in the Rights Offering to such Holders. No further liability shall attach to any of the Rights Offering Agent, the Noteholder Plan Proponents, or the Debtors.

XI. RECOMMENDATION

          In the Noteholder Plan Proponents’ opinion, the Plan is in the best interests of all creditors and urge the Holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be received by the Voting Agent no later than January 4, 2010 at 7:00 p.m. eastern standard time.

[Signature Pages Follow]

December 7, 2009	Respectfully Submitted,

JOHN HANCOCK STRATEGIC INCOME FUND

	By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK TRUST STRATEGIC INCOME TRUST

	By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS II STRATEGIC INCOME FUND

	By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK HIGH YIELD FUND

	By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK TRUST HIGH INCOME TRUST

	By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS II HIGH
INCOME FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK BOND FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK INCOME SECURITIES TRUST

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK INVESTORS TRUST

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS III
LEVERAGED COMPANIES FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS II ACTIVE
BOND FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS TRUST
ACTIVE BOND TRUST

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

MANULIFE GLOBAL FUND U.S. BOND FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

MANULIFE GLOBAL FUND U.S. HIGH YIELD FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

MANULIFE GLOBAL FUND STRATEGIC INCOME

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

MIL STRATEGIC INCOME FUND

By:	/s/ Barry Evans

Barry Evans
President, Chief Investment Officer

OPPENHEIMER CHAMPION INCOME FUND
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:	/s/ Margaret Hui

Margaret Hui
Vice President

OPPENHEIMER STRATEGIC INCOME FUND
By:	Oppenheimer Funds, Inc. as investment
advisor thereto

By:	/s/ Margaret Hui

Margaret Hui
Vice President

OPPENHEIMER STRATEGIC BOND FUND / VA
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:	/s/ Margaret Hui

Margaret Hui
Vice President

OPPENHEIMER HIGH INCOME FUND / VA
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:	/s/ Margaret Hui

Margaret Hui
Vice President

ING OPPENHEIMER STRATEGIC INCOME PORTFOLIO
By: Oppenheimer Funds, Inc. as investment advisor thereto

By:	/s/ Margaret Hui

Margaret Hui
Vice President

BRIGADE CAPITAL MANAGEMENT

By:	/s/ Don Morgan

Don Morgan
Managing Partner

SOLA LTD

By:	/s/ Christopher Pucillo

Christopher Pucillo
Director

SOLUS CORE OPPORTUNITIES
MASTER FUND LTD

By:	/s/ Christopher Pucillo

Christopher Pucillo
Director

OFFICIAL COMMITTEE OF
UNSECURED CREDITORS

By Its Counsel, Clark Hill PLLC

By:	/s/Joel D. Applebaum

Joel D. Applebaum
Member, Clark Hill PLLC

DEUTSCHE BANK TRUST COMPANY
AMERICAS, AS INDENTURE TRUSTEE

By Its Counsel Moses & Singer LLP

By:	/s/ Mark N. Parry

Mark N. Parry
Partner, Moses & Singer LLP

December 7, 2009		Prepared By:

GOODWIN PROCTER LLP

	By:	/s/ Allan S. Brilliant

Allan S. Brilliant
Craig P. Druehl
Stephen M. Wolpert
K. Brent Tomer
The New York Times Building
620 Eighth Avenue
New York, NY 10018
abrilliant@goodwinprocter.com
cdruehl@goodwinprocter.com
swolpert@goodwinprocter.com
ktomer@goodwinprocter.com

Counsel to Certain Noteholder Plan Proponents

CLARK HILL PLC

	By:	/s/ Joel D. Applebaum

Joel D. Applebaum (P36774)
Robert D. Gordon (P48627)
Shannon L. Deeby (P60242)
500 Woodward Avenue, Suite 3500
Detroit, Michigan 48226-3435
(313) 965-8300
japplebaum@clarkhill.com
rgordon@clarkhill.com
sdeeby@clarkhill.com

Counsel to the Official Committee of
Unsecured Creditors

MOSES AND SINGER LLP

By:	/s/ Mark N. Parry

Mark N. Parry
Alan Kolod
Declan M. Butvick
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
mparry@mosessinger.com
akolod@mosessinger.com
dbutvick@mosessinger.com

Counsel to Indenture Trustee

EXHIBIT A

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

In re:	Case No. 08-53104

GREEKTOWN HOLDINGS, L.L.C., et al.,	Chapter 11
Jointly Administered
Debtors.
________________________________________________ /	Hon. Walter Shapero

SECOND AMENDED JOINT PLANS OF REORGANIZATION FOR THE
DEBTORS PROPOSED BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

Allan S. Brilliant	Joel D. Applebaum
Craig P. Druehl	Robert D. Gordon
Stephen M. Wolpert	Shannon L. Deeby
K. Brent Tomer	CLARK HILL PLC
GOODWIN PROCTER LLP	500 Woodward Avenue, Suite 3500
The New York Times Building	Detroit, Michigan 48226-3435
620 Eighth Avenue
New York, New York 10018	Counsel to Official Committee of Unsecured Creditors

Counsel to Certain Noteholder Plan Proponents

Mark N. Parry
Alan Kolod
Declan M. Butvick
MOSES & SINGER LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

Counsel to Indenture Trustee

Dated: December 7, 2009

Table of Contents

		Page

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME		1

1.1	Scope of Definitions	1

1.2	Definitions	1

1.3	Rules of Interpretation	20

1.4	Computation of Time	22

1.5	References to Monetary Figures	22

1.6	Exhibits and Plan Supplement	22

ARTICLE II ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS		22

2.1	Administrative Claims	22

2.2	Priority Tax Claims	22

2.3	Other Priority Claims	23

2.4	Professional Claims	23

2.5	Substantial Contribution Compensation and Expenses Bar Date	23

2.6	DIP Facility Claims	24

2.7	Other Administrative Claims	24

ARTICLE III SPECIFICATION OF TREATMENT OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN		24

3.1	Classes of Claims and Interests	24

3.2	Classes 1, 7, 11, 16, 20 and 24 (Secured Claims of Pre-petition Lenders against each Reorganizing Debtor, Trappers, and Holdings II)	26

3.3	Classes 2, 8, 12, 17, 21 and 25 (Allowed Other Secured Claims Against Holdings, Casino, Holdings II, Builders, Builders Property, Realty, Realty Property, Trappers and Trappers Property).	26

3.4	Classes 3 and 13 (Bond Claims Against Holdings and Holdings II)	27

3.5	Class 4 (General Unsecured Claims Against Holdings)	27

3.6	Class 9 (General Unsecured Claims Against Casino)	27

3.7	Class 14 (General Unsecured Claims Against Holdings II)	28

3.8	Class 18 (General Unsecured Claims Against Builders)	28

3.9	Class 22 (General Unsecured Claims Against Realty)	28

3.10	Class 26 (General Unsecured Claims Against Trappers)	29

3.11	Classes 5, 10, 15, 19, 23 and 27 (Intercompany Claims)	29

i

3.12	Class 6 (Interests in Holdings)	29

ARTICLE IV EXECUTION AND IMPLEMENTATION OF THE PLAN		30

4.1	Assumption of Liability	30

4.2	Excluded Debtors	30

4.3	Continued Corporate or Company Existence of Reorganized Holdings, Reorganized Casino, Reorganized Builders and Reorganized Realty	30

4.4	Formation of Newco	31

4.5	Authorization and Issuance of New Common Stock and New Preferred Stock	31

4.6	Exit Financing	32

4.7	Rights Offering	32

4.8	New Board of Directors	36

4.9	Management Agreement	36

4.10	Restructuring Transactions	36

4.11	Cancellation of Existing Equity Interests in Holdings and the Non-reorganizing Debtors	38

4.12	Litigation Trust	38

4.13	Dissolution of the Creditors’ Committee	44

4.14	Funding	45

4.15	Additional Restructuring Transactions	45

4.16	Corporate or Company Action	46

4.17	Effectuating Documents	46

4.18	Exemption from Taxes	46

4.19	Transfer of Causes of Action	46

4.20	Settlement or Waiver of Bond Avoidance Action Claims	47

4.21	Payment of Certain Fees and Expenses	47

4.22	Direct Equity Purchase	47

ARTICLE V PROCEDURES FOR RESOLVING DISPUTED CLAIMS		47

5.1	Claims Administration	47

5.2	Filing of Objections	48

5.3	Claim Dispute Resolution Procedures	48

5.4	Determination of Claims	49

5.5	Insider Settlements	49

5.6	Ordinary Course of Business Exception	49

ii

5.7	Adjustment to Claims Without Objection	49

5.8	Disallowance of Claims	49

5.9	Amendments to Claims	50

5.10	Offer of Judgment	50

ARTICLE VI CONDITIONS PRECEDENT		50

6.1	Conditions Precedent to Confirmation	50

6.2	Conditions Precedent to Consummation	51

6.3	Waiver of Conditions Precedent	51

6.4	Effect of Non-Occurrence of Conditions to the Effective Date	52

ARTICLE VII EFFECT OF THIS PLAN ON CLAIMS AND INTERESTS		52

7.1	Discharge of the Debtors	52

7.2	Subordinated Claims	53

7.3	Release By Debtor Released Parties of Released Parties	53

7.4	Releases by Holders of Claims and Interests	53

7.5	Exculpation	54

7.6	Injunction	54

7.7	Protections against Discriminatory Treatment	54

7.8	Setoffs	55

7.9	Recoupment	55

7.10	Release of Liens	55

7.11	Document Retention	55

7.12	Reimbursement or Contribution	55

7.13	Exclusions and Limitations on Exculpation and Releases	56

ARTICLE VIII PROVISIONS GOVERNING DISTRIBUTION		56

8.1	Distributions on Claims Allowed as of the Effective Date	56

8.2	No Interest On Claims	56

8.3	Disbursing Agent	56

8.4	Distribution of Unsecured Distribution Fund	57

8.5	Surrender of Securities or Instruments	57

8.6	Delivery of Distributions in General	58

8.7	Compliance with Tax Requirements and Allocations	58

8.8	Distributions for Tax Purposes	59

8.9	Procedures for Treating and Resolving Disputed and Contingent Claims	59

iii

ARTICLE IX MODIFICATION OF THIS PLAN		61

9.1	Modification of Plan	61

9.2	Effect of Confirmation on Modifications	61

9.3	Revocation or Withdrawal of the Plan	61

ARTICLE X JURISDICTION OF THE BANKRUPTCY COURT		62

10.1	Jurisdiction	62

ARTICLE XI TITLE TO PROPERTY		64

11.1	Vesting of Assets	64

ARTICLE XII UNITED STATES TRUSTEE FEES and REGULATORY COMPLIANCE		64

12.1	Payment of U.S. Trustee Fees	64

12.2	MGCB Supervision	65

ARTICLE XIII EXECUTORY CONTRACTS		65

13.1	Executory Contracts and Unexpired Leases	65

13.2	Modifications and Rights Related to Unexpired Leases and Executory Contracts	65

13.3	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	66

13.4	Claims Based on Rejection of Executory Contracts and Unexpired Leases	66

13.5	Rejection Damages Bar Date	66

13.6	Reservation of Rights	66

ARTICLE XIV		67

MISCELLANEOUS PROVISIONS		67

14.1	Cramdown	67

14.2	Immediate Binding Effect	67

14.3	Additional Documents	67

14.4	Reservation of Rights	67

14.5	Successors and Assigns	67

14.6	Service of Documents	67

14.7	Entire Agreement	68

14.8	Governing Law	69

14.9	Nonseverability of Plan Provisions	69

14.10	Closing of Chapter 11 Cases	69

14.11	Waiver or Estoppel	69

14.12	Removal or Resignation of Noteholder Plan Proponents	69

iv

14.13	Termination of Liens and Encumbrances	69

v

ARTICLE I

DEFINITIONS, RULES OF
INTERPRETATION AND COMPUTATION OF TIME

          1.1 Scope of Definitions. For purposes of this Plan, except as expressly provided otherwise or unless the context requires otherwise, all capitalized terms not otherwise defined shall have the meanings set forth in Section 1.2 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules.

          1.2 Definitions.

                    1.2.1 “Ad Hoc Lender Group” means a group of Pre-petition Lenders listed on Schedule 2 to the Letter Agreement, which is attached as Exhibit 1 hereto.

                    1.2.2 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries, or commissions for services rendered after the Petition Date, Professional Claims, all fees and charges assessed against the Estates under Chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c) of the Bankruptcy Code; provided, however, that this term shall not include any portion of the DIP Facility Claim or the Pre-petition Credit Agreement Claim, whether or not all or part of the DIP Facility Claim or the Pre-petition Credit Agreement Claim are entitled to priority under sections 503(b), 507, 363, or 364 of the Bankruptcy Code, or otherwise.

                    1.2.3 “Administrative Claims Bar Date” means the deadline for filing proofs of or requests for payment of Administrative Claims, which shall be 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

                    1.2.4 “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

                    1.2.5 “Allowed” means any Claim, (a) proof of which was timely and properly filed, or if no Proof of Claim was timely and properly filed, which is listed by the Debtor on its Schedules as liquidated in amount and not disputed or contingent, and in either case, (i) as to which no objection to the allowance thereof or request for estimation has been interposed or (ii) to the extent any objection to the allowance thereof or request for estimation interposed in accordance with clause (i) has been determined by a Final Order in favor of the holder of such Claim, (b) to the extent allowed by a Final Order or the provisions of the Plan, or (c) that is an Administrative Expense Claim the amount to which the Debtor and the claimant have agreed should be allowed pursuant to a written agreement. A Claim which is Allowed as of the Voting Record Date and which may thereby entitle the holder of such Claim to vote on the Plan, shall not be deemed Allowed for purposes of distributions in accordance with the Plan unless the Claim is not a Disputed Claim and the time for objections to Claims as established by the Plan or Bankruptcy Court Order has expired.

                    1.2.6 “Allowed Amount” means, with respect to an Allowed Claim, the amount of such Claim that is Allowed.

                    1.2.7 “Allowed Claim” means a Claim, or any portion thereof, that is Allowed. Except as otherwise specified in this Plan or any Final Order, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date.

                    1.2.8 “Allowed Class…Claim” means an Allowed Claim in the specified Class.

                    1.2.9 “Anticipated Effective Date” means the date on which the Noteholder Plan Proponents in their reasonable discretion anticipate the Effective Date may occur on notice to the Ad Hoc Lender Group.

                    1.2.10 “Assumed Contracts” means the executory contracts and leases to be assumed by the Reorganizing Debtors pursuant to this Plan.

                    1.2.11 “Avoidance Claims” means Causes of Action or defenses arising under (i) any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code, or (ii) similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Causes of Action.

                    1.2.12 “Ballot” means each of the ballot forms that is distributed with the Disclosure Statement to Holders of Claims and Interests included in Classes that are Impaired under this Plan and entitled to vote under the terms of this Plan.

                    1.2.13 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as applicable in these Chapter 11 Cases.

                    1.2.14 “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, or such other court as may have jurisdiction over the Chapter 11 Cases.

                    1.2.15 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

                    1.2.16 “Bar Date” means the deadlines established by the Bankruptcy Court pursuant to the Bar Date Order or other Final Order for filing proofs of claim in the Chapter 11

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Cases, as the context may require. Except as explicitly provided in the Bar Date Order, the Bar Date was November 30, 2008.

                    1.2.17 “Bar Date Order” means the order entered by the Bankruptcy Court on August 25, 2008, at Docket No. 320, which established the Bar Date, and any subsequent order supplementing such initial order or relating thereto.

                    1.2.18 “Beneficial Holder Subscription Form” means the form to be used by a Holder of Subscription Rights to exercise such Subscription Rights.

                    1.2.19 “Bonds” means the senior notes issued by Holdings and Holdings II and maturing in 2013, pursuant to the Indenture.

                    1.2.20 “Bond Avoidance Action Claims” means the Avoidance Claims arising from, relating to, or in connection with the issuance of the Bonds or the transfer of the proceeds of the Bonds which may be asserted against individuals and entities which may have received proceeds of the issuance of the Bonds, including but not limited to Dimitrios “Jim” Papas, Viola Papas, Ted Gatzaros, Maria Gatzaros, the Kewadin Casinos Gaming Authority, LacVieux Desert Band of Lake Superior Indians, Law Offices of Robert P. Young, Barden Development, Inc., and Barden Nevada Gaming, L.L.C.

                    1.2.21 “Bond Claims” means the Noteholders’ Claims on account of the Bonds.

                    1.2.22 “Builders” means Contract Builders Corporation, a Michigan corporation, which is a Debtor in possession under the Chapter 11 Case No. 08-53110 being jointly administered with the other Chapter 11 Cases.

                    1.2.23 “Builders Property” means all of the real property owned by Builders.

                    1.2.24 “Business Day” means any day, excluding Saturdays, Sundays, and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in the City of Detroit.

                    1.2.25 “Cash” means legal tender of the United States of America and equivalents thereof.

                    1.2.26 “Casino” means Greektown Casino, L.L.C., a Michigan limited liability company, which is a Debtor in possession under the Chapter 11 Case No. 08-53106 being jointly administered with the other Chapter 11 Cases.

                    1.2.27 “Casino Litigation Trust Interest” means the Litigation Trust Interest of the Holders of Allowed General Unsecured Claims against Casino.

                    1.2.28 “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, demands, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and claims that could have been brought or raised by the Reorganizing Debtors, the Non-reorganizing Debtors, or the Estates, arising before, on, or

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after the Petition Date, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, non-contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, and whether asserted or assertable directly or derivatively in law, equity, or otherwise, including Avoidance Claims.

                    1.2.29 “Chapter 11 Cases” means the Chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 08-53104, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor means the particular case under Chapter 11 of the Bankruptcy Code that such Debtor commenced in the Bankruptcy Court.

                    1.2.30 “City of Detroit” means the municipality which is known as the city of Detroit, Michigan.

                    1.2.31 “Claim” means a claim against one of the Debtors (or all or some of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

                    1.2.32 “Claims Agent” means Kurtzman Carson Consultants LLC.

                    1.2.33 “Claim Objection Deadline” means, as applicable (except for Administrative Claims), (a) the day that is the later of (i) the first Business Day that is at least 180 days after the Effective Date and (ii) as to Proofs of Claim Filed after the Effective Date, the first Business Day that is at least 180 days after the Proof of Claim has been Filed or (b) such later date as may be established by the Bankruptcy Court upon request by Reorganized Greektown or the Litigation Trust.

                    1.2.34 “Claims Register” means the official register of Claims maintained by the Claims Agent.

                    1.2.35 “Class” means a category of Holders of Claims or Interests as described in Article III of this Plan.

                    1.2.36 “Confirmation” means the entry of a Confirmation Order on the docket of the Chapter 11 Cases.

                    1.2.37 “Confirmation Date” means the date of entry of the Confirmation Order.

                    1.2.38 “Confirmation Hearing” means the hearing before the Bankruptcy Court, held under section 1128 of the Bankruptcy Code, to consider Confirmation of this Plan and related matters, as such hearing may be adjourned or continued from time to time.

                    1.2.39 “Confirmation Order” means the order entered by the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code, which order must be acceptable to the Noteholder Plan Proponents and, to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group.

                    1.2.40 “Consummation” means the occurrence of the Effective Date.

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                    1.2.41 “Creditor” means any creditor of a Debtor, as defined in section 101(10) of the Bankruptcy Code.

                    1.2.42 “Creditors’ Committee” means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases on June 6, 2008, as reconstituted from time to time.

                    1.2.43 “Cure” means the payment or other honor of all obligations required to be paid or honored in connection with assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code, including, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law: (a) the cure of any non-monetary defaults to the extent required, if at all, pursuant to section 365 of the Bankruptcy Code, and (b) with respect to monetary defaults, the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations or such lesser amount as may be agreed upon by the parties.

                    1.2.44 “Debtor” means, individually, any of Holdings, Casino, Builders, Holdings II, Realty, or Trappers.

                    1.2.45 “Debtors” means, collectively, Holdings, Casino, Builders, Holdings II, Realty, and Trappers, as applicable.

                    1.2.46 “Debtor/Lender Plan” means the Third Amended Joint Plans of Reorganization filed by the Debtors, Kewadin, Monroe, the DIP Agent, and the Pre-petition Agent.

                    1.2.47 “Debtor/Lender Disclosure Statement” means the disclosure statement to the Debtor/Lender Plan.

                    1.2.48 “Debtor Released Parties” means, collectively, (a) all current and former officers and members of the board of directors or board of managers, as applicable, of each of the Debtors, Kewadin and Monroe (and their respective heirs, personal representatives, guardians, custodians and personal administrators), (b) all current and former employees of each of the Debtors, Kewadin and Monroe, in each case in their respective capacities their respective heirs, personal representatives, guardians, custodians and personal administrators), (c) members of any committee (including the Special Committee) of the board of directors or managers, as applicable, of each of the Debtors, Kewadin and Monroe (and their respective heirs, personal representatives, guardians, custodians and personal administrators), (d) the current and former advisors, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, agents, and other representatives and professionals of the Debtors, Kewadin and Monroe, (d) Reorganized Greektown, and (e) Reorganized Greektown’s current advisors, principals, employees, officers, directors, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, agents, and other representatives and professionals.

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                    1.2.49 “DIP Agent” means the administrative agent for the DIP Lenders, as defined in the DIP Credit Agreement.

                    1.2.50 “DIP Credit Agreement” means (i) that certain Amended and Restated Senior Secured Superpriority Debtor in Possession Credit Agreement dated February 20, 2009 by and among Holdings, Holdings II, Casino, Trappers, Builders, Realty, the DIP Agent, the DIP Lenders and other parties, which was executed by the above-mentioned Debtors in connection with the DIP Facility, as amended, supplemented, or otherwise modified from time to time, and all documents executed in relation thereto or in connection therewith, and (ii) any other credit agreement pursuant to which debtor in possession financing is provided to the Debtors and authorized by the Bankruptcy Court.

                    1.2.51 “DIP Facility” means (i) the debtor in possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement, as authorized by the Bankruptcy Court pursuant to the DIP Facility Order, and (ii) any other debtor in possession financing provided to the Debtors under a credit agreement as authorized by the Bankruptcy Court to refinance the DIP Credit Agreement.

                    1.2.52 “DIP Facility Claim” means any Claim of the DIP Agent and/or the DIP Lenders, as the case may be, arising under or pursuant to the DIP Facility including, without limitation, principal and interest thereon, plus all fees and expenses (including professional fees and expenses) payable by the Debtors thereunder.

                    1.2.53 “DIP Lenders” means the lenders and issuers who from time to time are parties to the DIP Credit Agreement.

                    1.2.54 “DIP Facility Order” means, collectively, (a) the interim order that was entered by the Bankruptcy Court on June 4, 2008 at Docket No. 74, (b) the final order that was entered by the Bankruptcy Court on June 26, 2008 at Docket No. 175, authorizing and approving the DIP Facility and the agreements related thereto, and (c) the interim order that was entered by the Bankruptcy Court on February 4, 2009, at Docket No. 833, (d) the final order that was entered by the Bankruptcy Court on March 3, 2009 at Docket No. 892, and (e) any and all orders entered by the Bankruptcy Court authorizing and approving the amendments, supplements or modifications, to the DIP Facility Order or the DIP Credit Agreement and as to all of the above, all exhibits and schedules thereto or referenced therein.

                    1.2.55 “Direct Equity Purchase” means the agreement by Sola Ltd and Solus Core Opportunities Master Fund Ltd to purchase an aggregate of 150,000 shares of New Preferred Stock, unrelated to the Rights Offering or Put Agreement, pursuant to and subject to the terms of the Purchase and Put Agreement.

                    1.2.56 “Disallowed Claim” means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or a settlement, (b) a Claim or any portion thereof that is Scheduled at zero or as contingent, disputed, or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to any Final Order of the Bankruptcy Court, or (c) a Claim or any portion thereof that is not Scheduled and as to which a Bar Date has been established but no

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Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to any Final Order of the Bankruptcy Court.

                    1.2.57 “Disallowed Interest” means an Interest or any portion thereof that has been disallowed by a Final Order, a settlement, or otherwise.

                    1.2.58 “Disbursing Agent” means Reorganized Holdings or any Person designated by it, in its sole discretion, to serve as a disbursing agent under this Plan, which may, if designated by Reorganized Holdings, be the Claims Agent.

                    1.2.59 “Disclosure Statement” means the written disclosure statement (including all schedules and Exhibits thereto or referenced therein) that relates to this Plan, as such disclosure statement may be amended, modified, or supplemented from time to time, all as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

                    1.2.60 “Disputed Claim” means a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

                    1.2.61 “Distribution Date” means, except as otherwise provided herein, the date, selected by Reorganized Greektown, upon which distributions to Holders of Allowed Claims entitled to receive distributions under this Plan shall commence; provided, however, that the Distribution Date shall occur as soon as reasonably practicable after the Effective Date, but in no event shall the Distribution Date occur later than thirty (30) days after the Effective Date.

                    1.2.62 “Effective Date” means the Business Day on which all conditions to the Consummation of this Plan set forth in Article VI of this Plan have been either satisfied or waived as provided in Section 6.2 or Section 6.3 of this Plan.

                    1.2.63 “Effective Date Notice” means the notice to be sent to Holders of Subscription Rights at least thirty (30) days prior to the Anticipated Effective Date.

                    1.2.64 “Entity” has the meaning set forth at section 101(15) of the Bankruptcy Code.

                    1.2.65 “ERISA” means Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461 and 26 U.S.C. §§ 401-420, as amended.

                    1.2.66 “Estate” means the bankruptcy estate of the applicable Debtor created pursuant to section 541 of the Bankruptcy Code.

                    1.2.67 “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as now in effect or hereafter amended.

                    1.2.68 “Excluded Debtors” means Monroe and Kewadin.

                    1.2.69 “Exculpated Claim” means any claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ the Chapter 11 Cases, the filing of the

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Disclosure Statement, the Plan, the Debtor/Lender Plan, the Debtor/Lender Disclosure Statement or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, this Plan, the Debtor/Lender Plan, or the Debtor/Lender Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of Confirmation of the Plan or confirmation of the Debtor/Lender Plan, the pursuit of Consummation of the Plan or consummation of the Debtor/Lender Plan, the administration and implementation of this Plan or the Debtor/Lender Plan, or the distribution of property under this Plan or the Debtor/Lender Plan or any other agreement.

                    1.2.70 “Exhibit” means an exhibit annexed either to this Plan or as an exhibit to the Disclosure Statement. If this Plan or the Disclosure Statement references a numbered Exhibit and one is not attached, but is subsequently filed; or if this Plan or the Disclosure Statement does not reference a numbered Exhibit and a numbered Exhibit is attached thereto; then such numbered Exhibit shall be incorporated with and into this Plan or the Disclosure Statement, as applicable, as though such numbered Exhibit were filed therewith.

                    1.2.71 “Exhibit Filing Date” means the date on which Exhibits to this Plan or the Disclosure Statement shall be Filed with the Bankruptcy Court, which date shall be on or prior to the deadline for voting on the Plan or such later date as may be approved by the Bankruptcy Court without further notice.

                    1.2.72 “Existing Common Stock” means any shares of common stock of any of the Debtors.

                    1.2.73 “Existing Membership Interests” means any membership interests of any of the Debtors.

                    1.2.74 “Exit Facility” means the New Senior Secured Notes and the New Revolving Credit Facility, which will provide for financing in the amounts sufficient, when taken together with the Rights Offering Amount and the proceeds of the Direct Equity Purchase, to repay the DIP Facility Claims, pay certain other Claims in accordance with the terms of this Plan, and provide Reorganized Greektown with adequate working capital.

                    1.2.75 “File” means to file with the Bankruptcy Court in the Chapter 11 Cases and serve consistent with the Local Rules and the Bankruptcy Rules, or in the case of Proofs of Claim, to file with the Claims Agent.

                    1.2.76 “Final Decree” means a decree contemplated under Bankruptcy Rule 3022 entered in these Chapter 11 cases.

                    1.2.77 “Final Order” means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely Filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or

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to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be taken or granted.

                    1.2.78 “General Unsecured Claim” means any Claim that is not otherwise an Administrative Claim, Priority Tax Claim, Priority Claim, Secured Claim (including DIP Facility Claim, Pre-petition Credit Agreement Claim, and Other Secured Claim), Bond Claim, or deficiency claim of any Pre-petition Lender or DIP Lender.

                    1.2.79 “General Unsecured Classes” means Classes 4, 9, 14, 18, 22 and 26.

                    1.2.80 “Governmental Unit” has the meaning set forth at section 101(27) of the Bankruptcy Code.

                    1.2.81 “Holdback Amount” means the amounts withheld by the Debtors as of the Confirmation Date as a holdback on payment of Professional Claims pursuant to the Professional Fee Order.

                    1.2.82 “Holder” means a Person holding a Claim, Interest, or Lien, as applicable.

                    1.2.83 “Holder Purchase Payment” means the Subscription Purchase Price multiplied by the number of Subscription Rights that a Holder of an Allowed Bond Claim has exercised pursuant to the Rights Offering.

                    1.2.84 “Holdings” means Greektown Holdings, L.L.C., a Michigan limited liability company, which is a Debtor in possession under the Chapter 11 Case No. 08-53104 being administered jointly with the other Chapter 11 Cases.

                    1.2.85 “Holdings Litigation Trust Interest” means the Litigation Trust Interest of the Holders of Allowed General Unsecured Claims and Allowed Bond Claims against Holdings.

                    1.2.86 “Holdings II” means Greektown Holdings II, Inc., a Michigan corporation, which is a Debtor in possession under the Chapter 11 Case No. 08-53108 being jointly administered with the other Chapter 11 Cases.

                    1.2.87 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

                    1.2.88 “Indenture” means the Indenture dated December 2, 2005, among Greektown Holdings, L.L.C., Greektown Holdings II, Inc. and Deutsche Bank Trust Company Americas covering the 10¾% senior notes due 2013.

                    1.2.89 “Indenture Trustee” means Deutsche Bank Trust Company Americas, or any successor appointed under the Indenture.

                    1.2.90 “Insider” has the meaning set forth at section 101(31) of the Bankruptcy Code.

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                    1.2.91 “Institutional Investor” means an entity that satisfies the definition of Institutional Investor contained in Section 2(z) of the Michigan Gaming Control and Revenue Act, M.C.L. 432.202(z).

                    1.2.92 “Instrument” means an instrument or document evidencing a Claim or Interest.

                    1.2.93 “Intercompany Claim” means a Claim by a Debtor or Affiliate of a Debtor against another Debtor or Affiliate of a Debtor.

                    1.2.94 “Intercompany Executory Contract” means an executory contract or unexpired lease solely between two or more Debtors.

                    1.2.95 “Intercompany Interest” means any Interest held by one Debtor in or against another Debtor.

                    1.2.96 “Interest” means the legal, equitable, contractual, and other rights of any Person with respect to Existing Common Stock, Existing Membership Interests, or any other equity securities of, or ownership interests in, any of the Debtors.

                    1.2.97 “IRC” means the Internal Revenue Code of 1986, as amended.

                    1.2.98 “Kewadin” means Kewadin Greektown Casino, L.L.C., a Michigan limited liability company, which is a Debtor in possession under the Chapter 11 Case No. 08-53105 being jointly administered with the other Chapter 11 Cases.

                    1.2.99 “Letter Agreement” means that certain Letter Agreement, dated November 13, 2009, which is attached hereto as Exhibit 1, as may be amended or modified pursuant to the terms thereof.

                    1.2.100 “Lien” has the meaning set forth at section 101(37) of the Bankruptcy Code.

                    1.2.101 “Litigation Claims Costs” means any and all costs, including reasonable professionals’ fees, including any contingent portions, if any, incurred by the Litigation Trust, in prosecuting the Unsettled Bond Avoidance Action Claims, enforcing any judgment on the Unsettled Bond Avoidance Action Claims, recovering proceeds on account of the Unsettled Bond Avoidance Action Claims, and administrating Claims pursuant to section 5.1 hereof.

                    1.2.102 “Litigation Claims Proceeds” means the actual consideration, if any, received by the Litigation Trust as a result of any judgment, settlement, or compromise of any of the Unsettled Bond Avoidance Action Claims.

                    1.2.103 “Litigation Distribution Schedule” means the distribution of Litigation Claims Proceeds by the Litigation Trust in the following manner and order:

(i)	First, to pay Litigation Claims Costs;

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(ii)	Second, to Reorganized Casino to pay back the Litigation Trust Loan (principal first and then interest);

(iii)	Third, 90% of the remaining Litigation Claims Proceeds after payment of (i) and (ii) above to the Holders of the Holdings Litigation Trust Interest;

(iv)	Fourth, 10% of the remaining Litigation Claims Proceeds after payment of (i) and (ii) above to the Holders of the Casino Litigation Trust Interest.

                    1.2.104 “Litigation Trust” means the liquidating trust as established under Section 4.12 of the Plan and the Litigation Trust Agreement.

                    1.2.105 “Litigation Trust Agreement” means the agreement establishing and delineating the terms and conditions of the Litigation Trust, substantially in the form set forth in the Plan Supplement.

                    1.2.106 “Litigation Trust Assets” means (i) all Avoidance Claims belonging to Casino, Holdings II, Builders, Realty, and Trappers, (ii) all Avoidance Actions belonging to Holdings, including the Unsettled Bond Avoidance Action Claims (iii) the proceeds of the Litigation Trust Loan, (iv) the Litigation Claims Proceeds, and (v) any proceeds, including interest, of the foregoing assets.

                    1.2.107 “Litigation Trust Interest” means a beneficial interest in the Litigation Trust entitling the Holders of such interest to receive payment from Litigation Trust Assets paid in accordance with the Litigation Distribution Schedule.

                    1.2.108 “Litigation Trustee” means the Person or Persons appointed in accordance with the Litigation Trust Agreement, to administer the Litigation Trust.

                    1.2.109 “Litigation Trust Loan” means Cash in the amount of $375,000 to be loaned on a non-recourse basis to the Litigation Trust by Reorganized Casino to fund the fees, expenses, and costs of the Litigation Trust.

                    1.2.110 “Local Rules” means the local rules of the Bankruptcy Court.

                    1.2.111 “LT Disputed Claims Reserve” means the assets of the Litigation Trust allocable to, or retained on account of, Disputed General Unsecured Claims, as determined from time to time, which assets shall (to the extent possible) be held separately from other assets of the Litigation Trust, but shall be subject to an allocable share of all expenses and obligations of the Litigation Trust.

                    1.2.112 “Management Agreement” means the agreement to be entered into between Reorganized Greektown and the Management Entity on the Effective Date, which provides the terms of conditions by which the Management Entity will manage Reorganized Greektown.

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                    1.2.113 “Management Entity” means an Entity selected by the Put Parties in consultation with the other Noteholder Plan Proponents consistent with applicable regulatory requirements that will obtain any required gaming license from the MGCB and manage the operations of Reorganized Greektown from and after the Effective Date.

                    1.2.114 “Master Subscription Form” means the form to be used by each nominee for Holders of Subscription Rights to submit an indication of such Holders’ exercise of Subscription Rights to the Rights Offering Agent on behalf of each such Holder.

                    1.2.115 “MGCB” means the Michigan Gaming Control Board, a board established within the Department of Treasury of the State of Michigan pursuant to M.C.L. 432.204(1).

                    1.2.116 “MGCB Qualified Person” means a Person, including an Entity, that the MGCB determines is eligible, qualified, and suitable to hold an ownership interest in a casino licensee under the licensing standards in the Michigan Gaming Control and Revenue Act, after such Person as completed the requested disclosures and has been subject to the required investigation.

                    1.2.117 “Monroe” means Monroe Partners, L.L.C., a Michigan limited liability company, which is a Debtor in possession under the Chapter 11 Case No. 08-53107 being jointly administered with the other Chapter 11 Cases.

                    1.2.118 “Newco” shall have the meaning ascribed to it in Section 4.10.5 of the Plan.

                    1.2.119 “Newco Sub” shall have the meaning ascribed to it in Section 4.10.5 of the Plan.

                    1.2.120 “Newco Certificate of Formation” means the certificate of incorporation for Newco.

                    1.2.121 “Newco Organizational Documents” means the Newco Certificate of Formation and the articles of incorporation, corporate charter, bylaws, certificates of formation, and other governance documents of Newco. Newco’s corporate charter shall prohibit the issuance of nonvoting equity securities.

                    1.2.122 “New Common Stock” means the new common stock to be issued by Newco from and after the Effective Date, which shall be governed by the Newco Certificate of Formation. Shares of New Common Stock may be made up of different classes of shares with regular or reduced voting rights provided each share of New Common Stock shall have equivalent economic rights.

                    1.2.123 “New Membership Interests means new membership interests in Reorganized Holdings to be issued pursuant to Section 4.10.5.

                    1.2.124 “New Preferred Stock” means the new Series A Convertible Preferred Stock to be issued by Newco, which Series A Convertible Preferred Stock shall be governed by

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the certificate of designations, which constitutes part of the Newco Certificate of Formation. Shares of New Preferred Stock may be made up of different classes of shares with regular or reduced voting rights provided each share of New Preferred Stock shall have equivalent economic rights. Each share of New Preferred Stock is convertible into that number of shares of New Common Stock of a similar class or classes with similar or reduced voting rights as the exchanged share of New Preferred Stock equal to the lesser of (a) (i) one hundred plus the numerical amount of all accrued and unpaid dividends on such share of New Preferred Stock (subject to adjustments for stock splits, stock dividends and/or similar changes) divided by (ii) one hundred or (b) the maximum amount of New Common Stock that can be issued to the holder of such New Preferred Stock in compliance with requirements of the MGCB and of the Newco Certificate of Incorporation at any time at the option of the holder or mandatorily upon the election of 66 2/3% of the holders of outstanding New Preferred Stock.

                    1.2.125 “New Revolving Credit Facility” means a $30,000,000 undrawn revolving credit facility to be entered into by Newco on the Effective Date on terms and conditions acceptable to the Put Parties and, to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group.

                    1.2.126 “New Senior Secured Notes” means senior secured notes in the principal amount of approximately $385,000,000 to be issued by Newco on or prior to the Effective Date (i) on substantially the terms and conditions provided in the Letter Agreement including Exhibit A thereto, and which documentation shall be reasonably acceptable to the Put Parties and Ad Hoc Lender Group as provided in the Letter Agreement, or (ii) upon termination or breach of the Letter Agreement by any member of the Ad Hoc Lender Group, other similar terms, which terms and conditions shall be acceptable to the Put Parties.

                    1.2.127 “Non-Debtor Released Parties” means, collectively, (a) the Noteholder Plan Proponents (b) the Creditors’ Committee and all current and former members of the Creditors’ Committee, solely in their respective capacities as such, (c) the Indenture Trustee, (d) the Put Parties, (e) the DIP Agent, (f) the DIP Lenders, (g) the Pre-petition Agent, (h) the Pre-petition Lenders, and (i) the advisors, employees, principals, representatives, financial advisors, attorneys, accountants, investment bankers, consultants, agents, and other representatives and professionals of the Noteholder Plan Proponents, the Creditors’ Committee, the Indenture Trustee, the Put Parties, the DIP Agent, the DIP Lenders, the Pre-petition Agent, and the Pre-petition Lenders.

                    1.2.128 “Non-reorganizing Debtors” means Trappers and Holdings II.

                    1.2.129 “Noteholder Plan Proponents” means the Put Parties, the Indenture Trustee, and the Committee.

                    1.2.130 “Noteholders” means the Holders of the Bonds.

                    1.2.131 “Notice Parties” means (a) the United States Trustee for the Eastern District of Michigan, (b) the Creditors’ Committee, (c) the DIP Agent, (d) the Pre-petition Agent, (e) the Indenture Trustee, (e) the Put Parties, (f) the Ad Hoc Lender Group and (g) the Debtors.

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                    1.2.132 “Obligee Debtor” means a Debtor to which another Debtor is indebted on account of an Intercompany Claim.

                    1.2.133 “Obligor Debtor” means a Debtor against which another Debtor holds an Intercompany Claim.

                    1.2.134 “Ordinary Course Professionals Order” means the order entered by the Bankruptcy Court on September 16, 2008 at Docket No. 427 authorizing the retention of professionals utilized by the Debtors in the ordinary course of business.

                    1.2.135 “Other Litigation Trust Interest” means the Litigation Trust Interest of the Holders of Allowed General Unsecured Claims against Holdings II, Builders, Realty, or Trappers.

                    1.2.136 “Other Secured Claim” means any Secured Claim, other than: (a) the DIP Facility Claim or (b) the Pre-petition Credit Agreement Claim.

                    1.2.137 “Periodic Distribution Date” means, as applicable, (a) the Distribution Date, as to the first distribution made by Reorganized Greektown, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.

                    1.2.138 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

                    1.2.139 “Petition Date” means May 29, 2008, the date the Debtors Filed their petitions for reorganization relief in the Bankruptcy Court.

                    1.2.140 “Plan” means these joint plans of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Noteholder Plan Proponents, including the Plan Supplement, all Exhibits, supplements, appendices, and schedules hereto, either in its or their present form or as the same may be further altered, amended, or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

                    1.2.141 “Plan Supplement” means the supplement to the Plan containing certain documents and forms of documents specified in this Plan, which documents and forms of documents shall be in form and substance acceptable to the Put Parties in consultation with the other Noteholder Plan Proponents and, to the extent required under the Letter Agreement, the Ad Hoc Lender Group, which documents and forms of documents may be amended in a manner consistent with the terms of the Letter Agreement, by the Put Parties in consultation with the other Noteholder Plan Proponents and, to the extent required under the Letter Agreement, the Ad Hoc Lender Group, at any time prior to the Effective Date. The Plan Supplement shall be filed with the court no later than five (5) days prior to the commencement of the Confirmation Hearing.

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                    1.2.142 “Pre-petition Agent” means the administrative agent to the Pre-petition Lenders under the Pre-petition Transaction Documents.

                    1.2.143 “Pre-petition Credit Agreement” means that certain Credit Agreement dated as of December 2, 2005, as amended by the First Amendment to Credit Agreement dated as of April 13, 2007 and the Limited Duration Waiver Agreement dated as of March 28, 2008.

                    1.2.144 “Pre-petition Credit Agreement Claim” means the Claims of the Pre-petition Agent and the Pre-petition Lenders arising under the Pre-petition Credit Agreement, Pre-petition Transaction Documents and the DIP Facility Order, including all claims on account of adequate protection granted to the Pre-petition Agent and the Pre-petition Lenders pursuant to the DIP Facility Order.

                    1.2.145 “Pre-petition Lenders” means the lenders and issuers who from time to time are parties to the Pre-petition Credit Agreement.

                    1.2.146 “Pre-petition Transaction Documents” means the Pre-petition Credit Agreement and the other Loan Documents, as that term is defined in the Pre-petition Credit Agreement.

                    1.2.147 “Priority Claim” means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code.

                    1.2.148 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

                    1.2.149 “Professional” means any Person retained in the Chapter 11 Cases by Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include any Person retained pursuant to the Ordinary Course Professionals Order.

                    1.2.150 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges and disbursements incurred relating to services rendered or expenses incurred after the Petition Date and before and including the Effective Date.

                    1.2.151 “Professional Fee Order” means the order entered by the Bankruptcy Court on July 24, 2008 at Docket No. 227 authorizing the interim payment of Professional Claims.

                    1.2.152 “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

                    1.2.153 “Pro Rata” means the proportion that the amount of any Claim in a particular Class bears to the aggregate amount of all Claims in such Class, including the estimated Allowed amount of any Disputed Claims in such Class.

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                    1.2.154 “Purchase and Put Agreement” means the agreement, dated as of November 2, 2009, entered into among the Put Parties, which is attached as Exhibit 2 hereto, as may be amended by the Put Parties, and on terms and conditions acceptable in form and substance to the Put Parties.

                    1.2.155 “Put Agreement” means the agreements by the Put Parties pursuant to, and subject to the conditions in, the Purchase and Put Agreement to purchase all Rights Offering Securities that are not purchased by Rights Offering Participants as part of the Rights Offering.

                    1.2.156 “Put Agreement Funding Date” means one (1) day prior to the Effective Date.

                    1.2.157 “Put Parties” means John Hancock Strategic Income Fund, John Hancock Trust Strategic Income Trust, John Hancock Funds II Strategic Income Fund, John Hancock High Yield Fund, John Hancock Trust High Income Trust, John Hancock Funds II High Income Fund, John Hancock Bond Fund, John Hancock Income Securities, John Hancock Investors Trust, John Hancock Funds III Leveraged Companies Fund, John Hancock Funds II Active Bond Fund, John Hancock Funds Trust Active Bond Trust, Manulife Global Fund U.S. Bond Fund, Manulife Global Fund U.S. High Yield Fund, Manulife Global Fund Strategic Income, MIL Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Income Fund, Oppenheimer Strategic Bond Fund / VA, Oppenheimer High Income Fund / VA and ING Oppenheimer Strategic Income Portfolio and Brigade Capital Management, Sola Ltd, and Solus Core Opportunities Master Fund Ltd.

                    1.2.158 “Realty” means Realty Equity Company, Inc., a Michigan corporation, which is a Debtor in possession under the Chapter 11 Case No. 08-53112 being jointly administered with the other Chapter 11 Cases.

                    1.2.159 “Realty Property” means all of the real property owned by Realty.

                    1.2.160 “Reduced Vote Rights Offering Share” means a Rights Offering Share with reduced voting rights.

                    1.2.161 “Reduced Vote Rights Offering Warrant” means a warrant to purchase one Reduced Vote Rights Offering Share at a price of $0.01. For U.S. federal income tax purposes, the parties hereto will treat a Reduced Vote Rights Offering Warrant as a Reduced Vote Rights Offering Share.

                    1.2.162 “Reinstated” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or

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such applicable law; (iv) if such Claim arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(a) of the Bankruptcy Code, compensating the Holder of such Claim (other than a Debtor or an Insider, as defined in section 101(31) of the Bankruptcy Code) for any actual or pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder.

                    1.2.163 “Rejection Damages Claim” means any Claim on account of the rejection of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

                    1.2.164 “Released Parties” means the Debtor Released Parties and the Non-Debtor Released Parties; provided however, that notwithstanding the foregoing, none of the following individuals or entities shall be a Released Party: Dimitrios “Jim” Papas, Viola Papas, Ted Gatzaros, Maria Gatzaros, the Kewadin Casinos Gaming Authority, Marvin Beatty, Robert Smith, David K. Akins, Victoria Suane Loomis, Jamaal Harris, George Evans, Christopher Jackson, Arthur B. Blackwell, J.C. Douglas, Barden Nevada Gaming L.L.C., Barden Development, Inc., LacVieux Desert Band of Lake Superior Indians, Law Offices of Robert P. Young, and Harris and Associates 401(k) Plan (Arthur F. Harris, Trustee).

                    1.2.165 “Reorganized Debtors” means collectively, Reorganized Holdings, Reorganized Casino, Reorganized Builders, or Reorganized Realty and, collectively, Reorganized Holdings, Reorganized Casino, Reorganized Builders, and Reorganized Realty.

                    1.2.166 “Reorganized Builders” means Builders, as reorganized after the Effective Date pursuant to the provisions of this Plan.

                    1.2.167 “Reorganized Casino” means Casino, as reorganized after the Effective Date pursuant to the provisions of this Plan.

                    1.2.168 “Reorganized Greektown” means the Reorganized Debtors, Newco, and Newco Sub.

                    1.2.169 “Reorganized Holdings” means Holdings, as reorganized after the Effective Date pursuant to the provisions of this Plan.

                    1.2.170 “Reorganized Holdings Certificate of Formation” means the certificate of incorporation or the limited liability company membership agreement for Reorganized Holdings, as applicable.

                    1.2.171 “Reorganized Holdings Organizational Documents” means the Reorganized Holdings Certificate of Formation and the articles of incorporation, corporate charter, bylaws, certificates of formation, and other governance documents of Reorganized Holdings, as applicable.

                    1.2.172 “Reorganized Realty” means Realty, as reorganized after the Effective Date pursuant to the provisions of this Plan.

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                    1.2.173 “Reorganizing Debtors” means, collectively, Holdings, Casino, Builders, and Realty.

                    1.2.174 “Restructuring Transaction(s)” means a dissolution or winding up of the legal existence of a Debtor or the consolidation, merger, contribution of assets, or other transaction in which an Affiliate of a Debtor merges with or transfers some or substantially all of its assets and liabilities to a Reorganized Debtor, Newco or Newco Sub, or the ownership of a Debtor changes, on or following the Confirmation Date.

                    1.2.175 “Retained Actions” means all claims, causes of action, rights of action, suits, and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtor’s Estate may hold against any Person, including, without limitation, claims and Causes of Action brought before the Effective Date or identified in the Schedules or the Disclosure Statement, and including the right to settle waive, or release any Bond Avoidance Action Claim after the Confirmation Date but prior to the Effective Date, other than claims explicitly released under this Plan or by Final Order of the Bankruptcy Court before the Effective Date; provided, however that Retained Actions shall not include any Litigation Trust Assets.

                    1.2.176 “Rights Offering” means that certain rights offering for the Rights Offering Securities, the procedures for which are set forth in Article IV of the Plan.

                    1.2.177 “Rights Offering Agent” means the Claims Agent or other entity selected by the Put Parties, which agent shall perform certain duties with respect to the Rights Offering as described in Article IV of the Plan.

                    1.2.178 “Rights Offering Amount” means $185 million.

                    1.2.179 “Rights Offering Commencement Date” means the date Subscription Forms are mailed to holders of Allowed Bond Claims, which shall be on or about December 11, 2009.

                    1.2.180 “Rights Offering Funding Date” means fifteen (15) days prior to the Anticipated Effective Date.

                    1.2.181 “Rights Offering Participants” means all holders of Allowed Bond Claims.

                    1.2.182 “Rights Offering Record Date” means the Voting Record Date.

                    1.2.183 “Rights Offering Security” means a Rights Offering Share, a Reduced Vote Rights Offering Share, or a Rights Offering Warrant.

                    1.2.184 “Rights Offering Shares” means not less than 1,850,000 shares of New Preferred Stock to be issued pursuant to the Rights Offering.

                    1.2.185 “Rights Offering Trust Account” means the trust account or similarly segregated account or accounts maintained by the Rights Offering Agent in accordance with Article IV of the Plan, which shall be separate and apart from the Rights Offering Agent’s

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general operating funds and/or any other funds subject to any Lien or any cash collateral arrangements.

                    1.2.186 “Rights Offering Warrant” means a warrant to purchase one Rights Offering Share at a price of $0.01. For U.S. federal income tax purposes, the parties hereto will treat a Rights Offering Warrant as a Rights Offering Share.

                    1.2.187 “Scheduled” means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.

                    1.2.188 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs Filed in the Chapter 11 Cases by the Debtors, which incorporate by reference the global notes and statement of limitations, methodology, and disclaimer regarding the Debtors’ schedules and statements, as such schedules or statements have been or may be further modified, amended, or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

                    1.2.189 “Secured Claim” means the aggregate amount of the Claim secured by a security interest in or a Lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claim Holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Noteholder Plan Proponents and the Holder of such Claim.

                    1.2.190 “Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a et seq., as now in effect or hereafter amended.

                    1.2.191 “Settlement Amount” means the proposed amount for which the Debtors are seeking to settle such Claim.

                    1.2.192 “Security” has the meaning set forth at section 101(49) of the Bankruptcy Code.

                    1.2.193 “Stipulation” means the Stipulation and Agreement Regarding (A) Consensual Resolution of Joint Motion to Adjourn Confirmation Hearing, (B) Consensual Resolution of Joint Objection to Debtor/Lender Plan, and (C) Procedures for Confirmation of Noteholder Plan and Debtor/Lender Plan, which indicates certain terms and conditions on which the Debtors, the Pre-petition Agent and the DIP Agent will support the Confirmation of the Plan, which Stipulation was filed with the Bankruptcy Court on November 19, 2009, and approved by the Bankruptcy Court on November 20, 2009, and is attached hereto as Exhibit 3.

                    1.2.194 “Subscription Expiration Date” means the deadline for voting on the Plan, as specified in the Subscription Form but subject to the Put Parties’ right to extend such date, which shall be the final date by which a holder of an Allowed Bond Claim, as of the Rights Offering Record Date, may elect to subscribe to the Rights Offering.

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                    1.2.195 “Subscription Purchase Price” means $100 per Rights Offering Security.

                    1.2.196 “Subscription Right” means the right to subscribe for one Rights Offering Security at the Subscription Purchase Price on the terms and subject to the conditions set forth in Article IV of the Plan.

                    1.2.197 “Tax Rollback” means the tax treatment contemplated by M.C.L. 432.212(7).

                    1.2.198 “Total Equity Shares” means the total amount of shares of New Common Stock of Newco to be issued pursuant to the Plan plus the total amount of shares of New Preferred Stock of Newco to be issued pursuant to the Rights Offering and the Purchase and Put Agreement.

                    1.2.199 “Trappers” means Trappers GC Partner, LLC, a Michigan limited liability company, which is a Debtor in possession under the Chapter 11 Case No. 08-53111 being jointly administered with the other Chapter 11 Cases.

                    1.2.200 “Trappers Property” means all of the real property owned by Trappers.

                    1.2.201 “Unimpaired” means, with respect to a Claim, any Claim that is not Impaired.

                    1.2.202 “Unsecured Distribution Amount” means $10 million in Cash to be funded into the Unsecured Distribution Fund through Reorganized Greektown’s operations or otherwise, in four (4) equal installments of $2,500,000, the first of which shall be paid on the date that is three (3) months after the Effective Date, the second on the date that is six (6) months after the Effective Date, the third on the date that is nine (9) months after the Effective Date, and the fourth on the date that is one (1) year after the Effective Date.

                    1.2.203 “Unsecured Distribution Fund” means the segregated account established by the Disbursing Agent to hold the Unsecured Distribution Amount prior to the distribution to Holders of Allowed General Unsecured Claims in the General Unsecured Classes.

                    1.2.204 “Unsettled Bond Avoidance Action Claim” means any Bond Avoidance Action Claim that has not been settled or waived by the Debtors pursuant to Section 4.20 of the Plan.

                    1.2.205 “Voting Record Date” means December 1, 2009.

          1.3 Rules of Interpretation. For purposes of this Plan, unless otherwise provided herein:

                    1.3.1 Whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural.

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                    1.3.2 Each pronoun stated in the masculine, feminine, or neuter includes the masculine, feminine, and neuter.

                    1.3.3 Any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                    1.3.4 Any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified, or supplemented.

                    1.3.5 Any reference to a Person as a Holder of a Claim or Interest includes that Person’s successors and assigns.

                    1.3.6 All references in this Plan to Sections, Articles, and Exhibits are references to sections, Articles, and Exhibits of or to this Plan.

                    1.3.7 The words “herein,” “hereunder,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan.

                    1.3.8 Captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.

                    1.3.9 Subject to the provisions of any contract, certificates of incorporation, bylaws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

                    1.3.10 Except as provided herein, to the extent the Disclosure Statement is inconsistent with the terms of this Plan, the Plan shall control, and to the extent an Exhibit or this Plan is inconsistent with the Confirmation Order, the Confirmation Order shall control.

                    1.3.11 Except as set forth in this Plan, to the extent that any provision of any order (other than the Confirmation Order) referenced in this Plan (or any Exhibits, schedules, appendices, supplements, or amendments to such order), conflict with or are in any way inconsistent with any provision of this Plan, this Plan shall govern and control.

                    1.3.12 The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

                    1.3.13 Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall modify or affect any rights or obligations of any of the parties to the Letter Agreement, the terms of which may only be waived, modified or amended pursuant to section 8 of the Letter Agreement.

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          1.4 Computation of Time. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

          1.5 References to Monetary Figures. All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

          1.6 Exhibits and Plan Supplement. The Plan Supplement and all Exhibits to the Plan are incorporated into and are a part of this Plan as if set forth in full herein and shall be in form and substance acceptable to the Put Parties. Upon their Filing, the Plan Supplement and the Exhibits to the Plan may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours or at the Bankruptcy Court’s website for a fee at www.mieb.uscourts.gov. The Plan Supplement and the Exhibits to the Plan may also be reviewed for free at the Debtors’ website at www.kccllc.net/greektowncasino. The Plan Supplement and the Exhibits to the Plan are an integral part of this Plan, and entry of the Confirmation Order by the Bankruptcy Court shall constitute an approval of the Plan Supplement and the Exhibits to the Plan. Except as provided herein, to the extent any part of the Plan Supplement or Exhibit to the Plan is inconsistent with the terms of this Plan and unless otherwise provided for in the Confirmation Order, the terms of the Plan shall control as to the transactions contemplated thereby.

ARTICLE II

ADMINISTRATIVE EXPENSES AND PRIORITY CLAIMS

          2.1 Administrative Claims. Subject to the provisions of Article VIII of this Plan, on the latest of (a) the Effective Date (or as soon thereafter as is practicable); (b) the date an Administrative Claim becomes an Allowed Administrative Claim; or (c) the date when an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or Reorganized Debtor, Newco or Newco Sub) and the Holder of such Administrative Claim, a Holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim or such other less favorable treatment that the Debtors or Reorganized Greektown and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under contracts assumed during the Chapter 11 Cases prior to, on or as of the Effective Date shall be deemed Allowed Administrative Claims and paid by the Debtors or Reorganized Greektown in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; and provided further that any Cure payments associated with the Assumed Contracts shall be paid in accordance with Article XIII of this Plan.

          2.2 Priority Tax Claims. With respect to each Allowed Priority Tax Claim in any Debtor’s Chapter 11 Case, at the sole option of the Debtors (or Reorganized Greektown after the Effective Date), the Holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Priority Tax Claim, (a) regular installments payable in Cash commencing on the first Periodic Distribution Date occurring after the later of (i) the date a Priority Tax Claim

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becomes an Allowed Priority Tax Claim or (ii) the date an Allowed Priority Tax Claim first becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor, Newco, or Newco Sub) and the Holder of such Allowed Priority Tax Claim, over a period not exceeding five years after the Petition Date, in the amount of the Allowed Amount of such Claim as of the Effective Date plus simple interest at the rate required by applicable law on any outstanding balance from the Petition Date, or such lesser rate as is set by the Bankruptcy Court or agreed to by the Holder of an Allowed Priority Tax Claim, (b) such other treatment agreed to by the Holder of the Allowed Priority Tax Claim and the Debtors (or Reorganized Greektown), provided such treatment is on more favorable terms to the Debtors (or Reorganized Greektown) than the treatment set forth in subsection (a) above, or (c) payment in full in Cash on the Effective Date (or as soon thereafter as is practicable).

          2.3 Other Priority Claims. All other Allowed Priority Claims, to the extent of the applicable priority under section 507(a) of the Bankruptcy Code, shall be paid the Allowed Amount of such Claim as of the Effective Date.

          2.4 Professional Claims.

                    2.4.1 Final Fee Applications. All final requests for payment of Professional Claims and requests for reimbursement of expenses of members of any official committee must be Filed no later than the Administrative Claims Bar Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the Allowed Amount of such Professional Claims and expenses shall be determined by the Bankruptcy Court.

                    2.4.2 Payment of Professional Claims. Reorganized Greektown shall pay all unpaid portions of Allowed Professional Claims within thirty (30) days of entry of a Final Order Allowing such Claims. Any Professional may request that Reorganized Greektown provide adequate assurance of payment of Allowed Professional Claims. To the extent Reorganized Greektown and any such Professional cannot agree on the form of such adequate assurance, the Court shall determine upon motion by such Professional the form of such adequate assurance, if any is necessary.

                    2.4.3 Post-Confirmation Date Retention. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date or to make any disclosures pursuant to Bankruptcy Rules 2014 and 2016 shall terminate, and Reorganized Greektown shall employ and pay Professionals in the ordinary course of business.

          2.5 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and/or (5) of the Bankruptcy Code shall File an application with the clerk of the Bankruptcy Court on or before the Administrative Claims Bar Date, or be forever barred from seeking such compensation or expense reimbursement. The Bankruptcy Court shall determine any timely Filed request for compensation or expense reimbursement made under this Section 2.5, and Reorganized

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Greektown shall pay any amount determined to be owed within thirty (30) days of entry of a Final Order approving such payment.

          2.6 DIP Facility Claims. On the Effective Date (or as soon as practicable thereafter), all Allowed DIP Facility Claims shall be paid in full in Cash or otherwise satisfied in a manner acceptable to such Holders of DIP Facility Claims in accordance with the terms of the DIP Facility and the DIP Credit Agreement. Upon compliance with the preceding sentence, all Liens and security interests granted to secure the obligations under the DIP Credit Agreement shall be deemed cancelled and shall be of no further force and effect.

          2.7 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Section 2.4 or Section 2.5 of this Plan) must be Filed with the Bankruptcy Court on or before the Administrative Claims Bar Date. Any Administrative Claim that (i) was required to be Filed prior to the Bar Date pursuant to the Bar Date Order, and (ii) was not so filed, shall be a Disallowed Claim. Any request for payment of an Administrative Claim pursuant to this Section 2.7 that is not Filed before the Administrative Claims Bar Date shall be disallowed and forever barred without the need for any objection. The Debtors or Reorganized Greektown may settle an Administrative Claim without further Bankruptcy Court approval. Unless an objection to an Administrative Claim is Filed within ninety (90) days of the Administrative Claims Bar Date (unless such objection period is extended by the Bankruptcy Court), such Administrative Claim shall be deemed Allowed in the amount requested. In the event that an objection to an Administrative Claim is filed, the Bankruptcy Court shall determine the Allowed Amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim that has been previously paid in the ordinary course of business.

ARTICLE III

SPECIFICATION OF TREATMENT OF CLASSES
OF CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN

          3.1 Classes of Claims and Interests. The following table designates the Classes of Claims and Interests and specifies which of those Classes are Impaired by the Plan and entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, or are deemed to accept or reject the Plan.

Class	Claim	Status	Voting Rights

1	Pre-petition Lenders’ Claims Against Holdings	Unimpaired	Deemed to Accept
2	Other Allowed Secured Claims Against Holdings	Unimpaired	Deemed to Accept
3	Bond Claims Against Holdings	Impaired	Entitled to Vote
4	General Unsecured Claims Against Holdings	Impaired	Entitled to Vote
5	Intercompany Claims Against Holdings	Impaired	Deemed to Accept

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Class	Claim	Status	Voting Rights

6	Interests in Holdings	Impaired	Deemed to Reject

7	Pre-petition Lenders’ Claims Against Casino	Unimpaired	Deemed to Accept
8	Other Allowed Secured Claims Against Casino	Unimpaired	Deemed to Accept
9	General Unsecured Claims Against Casino	Impaired	Entitled to Vote
10	Intercompany Claims Against Casino	Impaired	Deemed to Accept

11	Pre-petition Lenders’ Claims Against Holdings II	Unimpaired	Deemed to Accept
12	Other Allowed Secured Claims Against Holdings II	Unimpaired	Deemed to Accept
13	Bond Claims Against Holdings II	Impaired	Entitled to Vote
14	General Unsecured Claims Against Holdings II	Impaired	Entitled to Vote
15	Intercompany Claims Against Holdings II	Impaired	Deemed to Accept

16	Pre-petition Lenders’ Claims Against Builders	Unimpaired	Deemed to Accept
17	Other Allowed Secured Claims Against Builders or the Builders Property	Unimpaired	Deemed to Accept
18	General Unsecured Claims Against Builders	Impaired	Entitled to Vote
19	Intercompany Claims Against Builders	Impaired	Deemed to Accept

20	Pre-petition Lenders’ Claims Against Realty	Unimpaired	Deemed to Accept
21	Other Allowed Secured Claims Against Realty or the Realty Property	Unimpaired	Deemed to Accept
22	General Unsecured Claims Against Realty	Impaired	Entitled to Vote
23	Intercompany Claims Against Realty	Impaired	Deemed to Accept

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Class	Claim	Status	Voting Rights

24	Pre-petition Lenders’ Claims Against Trappers	Unimpaired	Deemed to Accept
25	Other Allowed Secured Claims Against Trappers or the Trappers Property	Unimpaired	Deemed to Accept
26	General Unsecured Claims Against Trappers	Impaired	Entitled to Vote
27	Intercompany Claims Against Trappers	Impaired	Deemed to Accept

          3.2 Classes 1, 7, 11, 16, 20 and 24 (Secured Claims of Pre-petition Lenders against each Reorganizing Debtor, Trappers, and Holdings II).

                    3.2.1 Impairment and Voting. Classes 1, 7, 11, 16, 20 and 24 are Unimpaired. Each Holder of an Allowed Claim in Classes 1, 7, 11, 16, 20 and 24 as of the Voting Record Date is deemed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.

                    3.2.2 Distributions. Each Holder of an Allowed Pre-petition Credit Agreement Claim in Class 1, 7, 11, 16, 20 and 24 shall receive, in full satisfaction of its Allowed Pre-petition Credit Agreement Claim, Cash in the full amount of such Holder’s Allowed Pre-petition Credit Agreement Claim.

          3.3 Classes 2, 8, 12, 17, 21 and 25 (Allowed Other Secured Claims Against Holdings, Casino, Holdings II, Builders, Builders Property, Realty, Realty Property, Trappers and Trappers Property).

                    3.3.1 Impairment and Voting. Classes 2, 8, 12, 17, 21 and 25 are Unimpaired. Each Holder of an Allowed Claim in Classes 2, 8, 12, 17, 21 and 25 as of the Voting Record Date is deemed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code.

                    3.3.2 Distributions. Except to the extent that a Holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 agrees to a different treatment, at the sole option of Reorganized Greektown with the prior written consent of the Put Parties, (i) on the Effective Date or as soon thereafter as is practicable, each Allowed Other Secured Claim shall be Reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the Holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim in Classes 2, 8, 12, 17, 21 or 25 shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each holder of an Allowed Other Secured Claim in 2, 8, 12, 17, 21 or 25 shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the

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Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

                    3.3.3 To the extent an Allowed Claim in Classes 2, 8, 12, 17, 21 or 25 is asserted to be a Secured Claim, but the value of the Holder’s interest in the applicable Estate’s interest is less than the amount of the Claim, the undersecured amount of the Claim shall be treated as a General Unsecured Claim against the respective Debtor.

          3.4 Classes 3 and 13 (Bond Claims Against Holdings and Holdings II)

                    3.4.1 Impairment and Voting. Classes 3 and 13 are Impaired by this Plan. Each Holder of an Allowed Claim in Classes 3 and 13, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.4.2 Distribution. Each Holder of an Allowed Claim in Classes 3 and 13 shall receive, in full satisfaction of such Allowed Claim, (i) subject to Section 4.10.5 of the Plan, from Newco, such Holder’s Pro Rata share of 140,000 shares of New Common Stock, (ii) from the Debtors, a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed Bond Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4 and (iii) the right to participate in the Rights Offering and purchase such Holder’s Pro Rata share of Rights Offering Securities as provided in Section 4.7 hereof.

          3.5 Class 4 (General Unsecured Claims Against Holdings).

                    3.5.1 Impairment and Voting. Class 4 is Impaired by this Plan. Each Holder of an Allowed Claim in Class 4, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.5.2 Distributions. Each Holder of an Allowed Claim in Class 4 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Holdings Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed Bond Claims and all Allowed General Unsecured Claims in Class 4. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          3.6 Class 9 (General Unsecured Claims Against Casino).

                    3.6.1 Impairment and Voting. Class 9 is Impaired by this Plan. Each Holder of an Allowed Claim in Class 9, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.6.2 Distributions. Each Holder of an Allowed Claim in Class 9 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of cash from the Unsecured

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Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a Pro Rata share of the Casino Litigation Trust Interest. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          3.7 Class 14 (General Unsecured Claims Against Holdings II).

                    3.7.1 Impairment and Voting. Class 14 is Impaired by this Plan. Each Holder of an Allowed Claim in each of the General Unsecured Classes, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.7.2 Distributions. Each Holder of an Allowed Claim in Class 14 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          3.8 Class 18 (General Unsecured Claims Against Builders).

                    3.8.1 Impairment and Voting. Class 18 is Impaired by this Plan. Each Holder of an Allowed Claim in each of the General Unsecured Classes, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.8.2 Distributions. Each Holder of an Allowed Claim in Class 18 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          3.9 Class 22 (General Unsecured Claims Against Realty).

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                    3.9.1 Impairment and Voting. Class 22 is Impaired by this Plan. Each Holder of an Allowed Claim in each of the General Unsecured Classes, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.9.2 Distributions. Each Holder of an Allowed Claim in Class 22 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          3.10 Class 26 (General Unsecured Claims Against Trappers).

                    3.10.1 Impairment and Voting. Class 26 is Impaired by this Plan. Each Holder of an Allowed Claim in each of the General Unsecured Classes, as of the Voting Record Date, is entitled to vote to accept or reject this Plan.

                    3.10.2 Distributions. Each Holder of an Allowed Claim in Class 26 shall receive, in full satisfaction of such Allowed Claim, (i) a distribution of cash from the Unsecured Distribution Fund equal to the proportion that the amount of such Holder’s Allowed Claim in the General Unsecured Classes bears to the aggregate amount of all Allowed General Unsecured Claims, and (ii) a share of the Other Litigation Trust Interest equal to the proportion that such Holder’s Allowed General Unsecured Claim bears to the aggregate amount of all Allowed General Unsecured Claims in Class 14, 18, 22 and 26. All Litigation Trust Interests shall be satisfied solely out of Litigation Trust Assets, and Holders of Allowed Claims in the General Unsecured Classes shall not have recourse to Reorganized Greektown for unpaid portions of any Litigation Trust Interest.

          3.11 Classes 5, 10, 15, 19, 23 and 27 (Intercompany Claims).

                    3.11.1 Impairment and Voting. Classes 5, 10, 15, 19, 23, 27, 30 and 34 are Impaired. Each Holder of an Allowed Claim in Classes 5, 10, 15, 19, 23, 27, 30 and 34 as of the Voting Record Date, is deemed to accept the Plan and is not entitled to vote to accept or reject this Plan.

                    3.11.2 Distributions. Each Obligee Debtor that holds an Intercompany Claim against an Obligor Debtor shall receive, in full satisfaction of such Intercompany Claim, an interest-free note from the Obligor Debtor in a principal amount equal to a percentage of the total amount of such Intercompany Claim, which percentage shall be equal to the percentage recovery of the Holders of General Unsecured Creditors against such Obligor Debtor.

          3.12 Class 6 (Interests in Holdings).

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                    3.12.1 Impairment and Voting. Classes 6 is Impaired. Each Holder of equity Interests in Holdings is deemed to reject this Plan and is not entitled to vote to accept or reject this Plan.

                    3.12.2 Distributions. Each Holder of an equity Interest in Holdings shall not receive or retain any interest or property under this Plan and all equity Interests in Holdings shall be cancelled and extinguished at the end of the day on the Effective Date.

ARTICLE IV

EXECUTION AND IMPLEMENTATION OF THE PLAN

          4.1 Assumption of Liability. Reorganized Greektown shall be responsible for satisfying all of the Allowed Claims in accordance with the terms and provisions of this Plan.

          4.2 Excluded Debtors. The Excluded Debtors will not be reorganized under this Plan, and shall remain in chapter 11 until (i) such Excluded Debtors confirm their own plans of reorganization, or (ii) such Excluded Debtors’ chapter 11 cases are dismissed or converted the chapter 7 cases pursuant to section 1112 of the Bankruptcy Code.

          4.3 Continued Corporate or Company Existence of Reorganized Holdings, Reorganized Casino, Reorganized Builders and Reorganized Realty.

                    4.3.1 Holdings shall continue to exist as Reorganized Holdings, with all the powers of a limited liability company under Michigan law pursuant to Reorganized Holdings Organizational Documents. Holdings may convert to a corporation or otherwise elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes at any time before, on or after the Effective Date, and shall determine the effective date of such conversion or election, in the sole discretion of the Put Parties, and all parties shall take all actions necessary to effectuate such conversion or election. All assets of Holdings other than Litigation Trust Assets shall be retained by Reorganized Holdings.

                    4.3.2 Casino shall continue to exist as Reorganized Casino with all the powers of a limited liability company under Michigan law pursuant to Casino’s membership agreement and other organizational documents in effect prior to the Effective Date. All assets of Casino other than Litigation Trust Assets shall be retained by Reorganized Casino.

                    4.3.3 Builders shall continue to exist as Reorganized Builders with all the powers of a corporation under Michigan law pursuant to Builders’ organizational documents in effect prior to the Effective Date. All assets of Builders other than Litigation Trust Assets shall be retained by Reorganized Builders.

                    4.3.4 Realty shall continue to exist as Reorganized Realty with all the powers of a corporation under Michigan law pursuant to Realty’s organizational documents in effect prior to the Effective Date. All assets of Realty other than Litigation Trust Assets shall be retained by Reorganized Realty.

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          4.4 Formation of Newco. Newco shall be formed on or prior to the Effective Date. The Newco Organizational Documents shall satisfy the provisions of this Plan and section 1123(a)(6) of the Bankruptcy Code. The Newco Certificate of Formation shall, among other things, authorize (a) up to 5,000,000 shares of New Common Stock, $0.01 par value per share and (b) not less than 2,333,333 shares of New Preferred Stock, $100 per share liquidation preference. Particular shares of New Common Stock and New Preferred Stock may have reduced voting rights. The form of the Newco Certificate of Formation and the form bylaws for Newco will be included in the Plan Supplement, each of which must be acceptable in form and substance to the Put Parties.

          4.5 Authorization and Issuance of New Common Stock and New Preferred Stock.

                    4.5.1 In connection with the Plan and subject to Section 4.10.5 hereof, (i) Newco shall authorize up to 5,000,000 shares of New Common Stock, and not less than 2,333,333 shares of New Preferred Stock and Reorganized Holdings shall authorize sufficient New Membership Interests to effectuate the transaction described in Section 4.10.5; (ii) Newco shall issue such number of shares of New Common Stock as are needed to effectuate the transactions contemplated by the Plan, which shall be free and clear of all liens or other encumbrances of any kind or nature except those created under applicable securities laws for distribution to holders of Allowed Claims in Classes 3 and 13 and (iii) Newco shall issue the New Preferred Stock, which shall be free and clear of all liens or other encumbrances of any kind or nature except those created under applicable securities laws, to the Rights Offering Participants to the extent such shares are subscribed for in accordance with Section 4.7 herein and to the Put Parties to the extent provided for under the Purchase and Put Agreement. The amount of New Common Stock authorized in subsection (a)(i) above shall include reserves for the number of shares of New Common Stock necessary to satisfy (1) the distribution, if any of shares to be granted under the Management Agreement and (2) the amount to be issued in connection with any conversion of the New Preferred Stock into New Common Stock.

                    4.5.2 The New Common Stock issued under this Plan shall be subject to dilution based upon (i) any issuance of New Common Stock pursuant to the Management Agreement as set forth in Section 4.9 of this Plan, (ii) any conversion of New Preferred Stock into New Common Stock and (iii) any other shares of New Common Stock issued after the consummation of this Plan.

                    4.5.3 The issuance of the New Common Stock and of the New Preferred Stock pursuant to the Rights Offering pursuant to this Plan (including pursuant to the exercise by the Rights Offering Participants of their subscription rights under the Rights Offering) shall be authorized under section 1145 of the Bankruptcy Code and shall be exempt from registration thereunder as of the Effective Date without further act or action by any Person. The issuance of New Common Stock pursuant to this Plan and the Put Agreement will be exempt from registration under Section 4(2) of the Exchange Act or Regulation D promulgated thereunder.

                    4.5.4 The value of New Common Stock issued by Newco and the value of New Membership Interests issued by Holdings in connection with the Allowed Bond Claims will be determined in good faith by the Put Parties, and none of Reorganized Greektown, the Holders of

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Allowed Claims in Classes 3 and 13, the Holders of Interests or any other party hereto shall take any position on its tax returns or otherwise that is inconsistent with such valuation unless required by applicable law.

          4.6 Exit Financing. On or prior to the Effective Date, Newco and Reorganized Greektown shall enter into the Exit Facility, and all the documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective on the Effective Date simultaneously with the closing of the Rights Offering. The proceeds of the Exit Facility shall be used to fund the required Cash distributions under the Plan and for general corporate purposes.

          4.7 Rights Offering.

                    4.7.1 Subject to Section 4.10.5 hereof, Newco shall consummate the Rights Offering, through which each Holder of an Allowed Bond Claim shall have been given the opportunity to purchase such Holder’s Pro Rata share of Rights Offering Securities.

                    4.7.2 On the Effective Date, the proceeds from the Rights Offering shall be used to fund the required Cash distributions under the Plan and for general corporate purposes.

                    4.7.3 Issuance of Subscription Rights. Each Holder of an Allowed Bond Claim that was a holder as of the Rights Offering Record Date shall receive Subscription Rights entitling such holder to purchase its Pro Rata share, as of the Rights Offering Record Date, of Rights Offering Securities, which Rights Offering Securities shall be issued pursuant to Section 4.10.5. Holders of Allowed Bond Claims, as of the Rights Offering Record Date, shall have the right, but not the obligation, to participate in the Rights Offering as provided herein.

                    4.7.4 Subscription Period. The Rights Offering shall commence on the Rights Offering Commencement Date. Each holder of an Allowed Bond Claim intending to participate in the Rights Offering must affirmatively make a binding election to exercise its Subscription Rights on or prior to the Subscription Expiration Date. After the Subscription Expiration Date, unexercised Subscription Rights shall be treated as acquired by the Put Parties and any exercise of such Subscription Rights by any entity other than the Put Parties shall be null and void and Reorganized Greektown shall not be obligated to honor any such purported exercise received by the Rights Offering Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

                    4.7.5 Subscription Purchase Price. Each holder of a Subscription Right shall be required to pay, on or prior to the Rights Offering Funding Date, the Subscription Purchase Price for each Subscription Right exercised pursuant to the Rights Offering.

                    4.7.6 Exercise of Subscription Rights. In order to exercise Subscription Rights, each Holder of an Allowed Bond Claim must: (a) be a Holder as of the Rights Offering Record Date, and (b) return a duly completed Subscription Form to such Holder’s nominee so that the Master Subscription Form of such nominee, together with copies of the Beneficial Holder Subscription Forms, is actually received by the Rights Offering Agent on or before the Subscription Expiration Date. If the Rights Offering Agent for any reason does not receive a Holder’s Beneficial Holder Subscription Form on or prior to the Subscription Expiration Date,

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such Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.

          Each party that has exercised Subscription Rights shall receive the Effective Date Notice at least thirty (30) days prior to the Anticipated Effective Date, which will provide notice of the Rights Offering Funding Date. Each Holder of an Allowed Bond Claim that has exercised Subscription Rights is obligated pay to the Rights Offering Agent on or before the Rights Offering Funding Date such Holder’s Holder Purchase Payment in accordance with the wire instructions set forth on the Effective Date Notice or by bank or cashier’s check delivered to the Rights Offering Agent. If, on or prior to the Rights Offering Funding Date, the Rights Offering Agent for any reason does not receive from a given Holder of Subscription Rights the Holder Purchase Payment in immediately available funds as set forth above, such Holder shall be deemed to have relinquished and waived (i) its right under the Plan to receive any of the distribution of New Common Stock provided to Holders of Allowed Bond Claims pursuant to section 3.4.2 of the Plan and (ii) its right to participate in the Rights Offering; provided, however that the Put Parties have the right to bring an action in the Bankruptcy Court for specific performance and reimbursement of any costs and fees associated with such action, and all consequential damages arising from such breach, which consequential damages may exceed the amount of such Holder’s Holder Purchase Payment, against any Holder that has exercised Subscription Rights but does not provide the Holder Purchase Payment in immediately available funds as set forth above on or prior to the Rights Offering Funding Date.

          The payments made in accordance with the Rights Offering shall be deposited and held by the Rights Offering Agent in the Rights Offering Trust Account. The Rights Offering Trust Account will be maintained by the Rights Offering Agent for the purpose of holding the money for administration of the Rights Offering until the Effective Date or such other later date, at the option of Reorganized Greektown. The Rights Offering Agent shall not use such funds for any other purpose and shall not encumber or permit such funds to be encumbered with any Lien or similar encumbrance.

          Each holder of an Allowed Bond Claim as of the Rights Offering Record Date may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form. The valid exercise of Subscription Rights shall be irrevocable. In order to facilitate the exercise of the Subscription Rights, on the commencement date of the Rights Offering, the Debtors will distribute the Subscription Form to each holder of an Allowed Bond Claim as of the Rights Offering Record Date together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form. The Put Parties may adopt such additional detailed procedures consistent with the provisions of this Article IV to more efficiently administer the exercise of the Subscription Rights.

                    4.7.7 Transferability; Revocation. The Subscription Rights are not transferable. Any such transfer or attempted transfer is null and void and any purported transferee will not be treated as the holder of any Subscription Rights. Once the Holder of an Allowed Bond Claim has properly exercised its Subscription Rights, such exercise is irrevocable by such Holder.

                    4.7.8 Put Agreement. Any amount of Rights Offering Securities not purchased pursuant to the Subscription Rights issued to the holders of Allowed Bond Claims shall be

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purchased by the Put Parties pursuant to the terms and subject to the conditions of the Purchase and Put Agreement at the same price provided in the Rights Offering. Pursuant to the terms and subject to the conditions of the Purchase and Put Agreement, the Put Parties shall pay to the Rights Offering Agent, by wire transfer in immediately available funds on or prior to the Put Agreement Funding Date, Cash in an amount equal to the Subscription Purchase Price multiplied by the number of Rights Offering Securities not purchased pursuant to the Subscription Rights issued to the holders of Allowed Bond Claims. The Rights Offering Agent shall deposit such payment into the Rights Offering Trust Account. In consideration for the Put Agreement, the Put Parties shall receive the put premiums set forth in the Purchase and Put Agreement.

                    4.7.9 Distribution of Rights Offering Securities. At the end of the day on the Effective Date or as soon as reasonably practicable thereafter, the Rights Offering Agent shall facilitate the distribution of the Rights Offering Securities purchased pursuant to the Rights Offering.

(i)

Any party that has exercised Subscription Rights in accordance with Section 4.7.6 hereof or has otherwise agreed to purchase Rights Offering Securities in accordance with Section 4.7.8 hereof that is neither a MGCB Qualified Person nor an Institutional Investor with a waiver of the Michigan Gaming Control and Revenue Act’s eligibility and suitability requirements will receive such Rights Offering Securities in the form of Rights Offering Shares in an amount that, when added to the shares of New Common Stock received by such party pursuant to the Plan, does not exceed 4.9% of the Total Equity Shares. Such party will receive the balance of the Rights Offering Securities to which it has subscribed or of which it has agreed to purchase in the form of Rights Offering Warrants.

(ii)

Any party that has exercised Subscription Rights in accordance with Section 4.7.6 hereof or has otherwise agreed to purchase Rights Offering Securities in accordance with Section 4.7.8 hereof that is an Institutional Investor with a waiver of the Michigan Gaming Control and Revenue Act’s eligibility and suitability requirements but not a MGCB Qualified Person will receive such Rights Offering Securities in the form of Rights Offering Shares in an amount that, when added to the shares of New Common Stock received by such party pursuant to the Plan, does not exceed 14.9% of the Total Equity Shares. Such party will receive the balance of the Rights Offering Securities to which it has subscribed or of which it has agreed to purchase in the form of Rights Offering Warrants.

(iii)	Any party that has exercised Subscription Rights in accordance with Section 4.7.6 hereof or otherwise agreed to purchase Rights Offering Securities in accordance with Section 4.7.8 hereof that is

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an MGCB Qualified Person will receive all such Rights Offering Securities in the form of Rights Offering Shares.

(iv)

Each party that has exercised Subscription Rights or otherwise agreed to purchase Rights Offering Securities will receive the Effective Date Notice. The Effective Date Notice will require that each such party provide documentation that such party is either an MGCB Qualified Person or an Institutional Investor with a waiver of the Michigan Gaming Control and Revenue Act’s eligibility and suitability requirements. Any party that has exercised Subscription Rights or otherwise agreed to purchase Rights Offering Securities that does not provide such documentation on or prior to fifteen (15) days prior to the Anticipated Effective Date shall receive the Rights Offering Securities to which they have subscribed or otherwise agreed to purchase in the form of Rights Offering Shares to the extent such Rights Offering Shares, when added to the shares of New Common Stock received by such party pursuant to the Plan, equals 4.9% of the Total Equity Shares, and the remaining Rights Offering Securities to which they have subscribed or otherwise agreed to purchase in the form of Rights Offering Warrants.

                    4.7.10 Selection of Securities. The Subscription Form shall provide each Holder of an Allowed Bond Claim that has exercised Subscription Rights in accordance with Section 4.7.6 hereof and each Put Party that will purchase Rights Offering Securities pursuant to Section 4.7.8 hereof with an option, provided for certain tax purposes, allowing such party to elect to receive a combination of Reduced Vote Rights Offering Shares in lieu of Rights Offering Shares and Reduced Vote Rights Offering Warrants in lieu of Rights Offering Warrants that will allow each such party to own no more than 9.9% of the total combined voting power of all classes of stock of Newco entitled to vote.

                    4.7.11 No Interest. No interest shall be paid to entities exercising Subscription Rights on account of amounts paid in connection with such exercise.

                    4.7.12 Exercise of Subscription Rights. All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Noteholder Plan Proponents, whose good-faith determinations shall be final and binding. The Noteholder Plan Proponents, in their reasonable discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Noteholder Plan Proponents determine in their reasonable discretion. The Noteholder Plan Proponents will use commercially reasonable efforts to give notice to any holder of Subscription Rights regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such holder and may permit such defect or irregularity to be cured within such time as they may determine in good-faith to be appropriate;

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provided, however, that neither the Noteholder Plan Proponents nor the Rights Offering Agent shall incur any liability for failure to give such notification.

                    4.7.13 Effect of Non-occurrence of Effective Date. In the event that the Conditions to Consummation of the Plan pursuant to section 6.2 hereof fail to occur, and the Confirmation Order is vacated and the Plan becomes null and void pursuant to section 6.4 hereof, any monies contained in the Rights Offering Trust Account shall be returned to each Holder of Subscription Rights that has paid funds held in the Rights Offering Trust Account in the an amount equal to the funds paid by such Holder, and no further liability shall attach to any of the Rights Offering Agent, the Noteholder Plan Proponents or the Debtors.

          4.8 New Board of Directors. A new board of directors will be selected for each of Reorganized Greektown by the Put Parties after consultation with the other Noteholder Plan Proponents and consistent with applicable regulatory requirements.

          4.9 Management Agreement. On the Effective Date, Reorganized Greektown and the Management Entity will enter into the Management Agreement. To be eligible to enter into the Management Agreement, the Management Entity will be required to obtain any required license from the MGCB. The Management Agreement may contain provisions whereby the Management Entity shall receive certain shares of New Common Stock.

          4.10 Restructuring Transactions. On the Effective Date:

                    4.10.1 Except as otherwise provided in this Plan, all assets other than Litigation Trust Assets, of each of the Non-reorganizing Debtors shall be transferred to Reorganized Casino free and clear of all Liens, Claims, mortgages, options, rights, encumbrances and interests of any kind or nature whatsoever.,

                    4.10.2 Each and every Intercompany Executory Contract shall be rejected.

                    4.10.3 Each and every Intercompany Interest shall be retained, except for the Interests in Holdings, and in each of the Non-reorganizing Debtors, which Interests shall be canceled as of the Effective Date.

                    4.10.4 On the Effective Date, or as soon thereafter as practicable, each of the Non-reorganizing Debtors shall be dissolved.

                    4.10.5 On or prior to the Effective Date, Holders of Allowed Bond Claims will contribute the portions of their Bonds and their Allowed Bond Claims that will be exchanged for New Common Stock to Newco, which will be a newly-formed holding company classified as a corporation for U.S. federal income tax purposes. On or prior to the Effective Date, Newco will enter into the Exit Facility. In addition, on or prior to on the Effective Date, each Holder of an Allowed Bond Claim that has exercised its Subscription Right and each Put Party shall contribute its purchase price for its Rights Offering Securities to Newco in exchange for Rights Offering Securities issued by Newco. On the Effective Date, (i) Newco (or Newco and Newco Sub, a wholly-owned subsidiary corporation of Newco, to the extent Newco contributes a portion of such proceeds to Newco Sub) will transfer the proceeds Newco received from the Exit Facility and the Rights Offering to Reorganized Holdings, which proceeds shall be distributed in

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accordance with the Plan, in exchange for a corresponding value of New Membership Interests of Reorganized Holdings in accordance with Newco and Newco Sub’s (if applicable) ownership percentages, and (ii) Newco (or Newco and Newco Sub) will contribute such Bonds and Allowed Bond Claims to Reorganized Holdings and will receive in exchange a corresponding value of New Membership Interests of Reorganized Holdings in accordance with Newco and Newco Sub’s (if applicable) ownership percentages, with respect to the portion of the Allowed Bond Claims that are to be contributed to Newco for New Common Stock under the Plan. In the sole discretion of the Put Parties, the transactional steps with respect to the Holders of Allowed Bond Claims may also be reordered and their timing changed so that, for example, Holders of Allowed Bond Claims contribute the relevant portion of their Bonds and Allowed Bond Claims to Reorganized Holdings in exchange for a corresponding value of New Membership Interests, and thereafter contribute such New Membership Interests to Newco in exchange for their respective shares of New Common Stock (and, if applicable, Newco contributes a portion of such New Membership Interests to Newco Sub in accordance with their respective ownership percentages), or Holders of Allowed Bond Claims transfer the relevant portion of their Bonds and Allowed Bond Claims directly to Newco Sub in exchange for New Common Stock of Newco. After the Effective Date, Newco and Newco Sub, if applicable shall own, in the aggregate, 100% of the New Membership Interests in Reorganized Holdings. Notwithstanding the foregoing, prior to the issuance of any New Membership Interests of Reorganized Holdings to Newco and Newco Sub and prior to the cancellation of the pre-existing Interests in Holdings and consistent with Section 7.1, all Claims against the Debtors shall be extinguished such that any cancellation of indebtedness income realized in connection with the Plan will be realized by Holdings and the other Debtors while Holdings is treated as a partnership for U.S. federal income tax purposes and owned exclusively by the existing Holders of equity Interests in Holdings. All such cancellation of indebtedness income as well as all items of income, gain, loss and deduction recognized by Holdings through the end of the day on the Effective Date (including with respect to the transfer of the Litigation Trust Assets, and any other deemed or actual asset transfers pursuant to the Plan) shall be allocated to the Holders of equity Interests in Holdings that held such equity Interests immediately prior to the Effective Date. The existing equity Interests in Holdings will not be cancelled, and the New Membership Interests in Reorganized Holdings shall not be issued, until the end of the day on the Effective Date. In furtherance of the foregoing, Cash will not be transferred to Holdings until after 12:00 p.m. on the Effective Date. In no event shall Newco, Newco Sub, Holders of Allowed Bond Claims or the Put Parties be allocated any cancellation of indebtedness income or any other item of income, gain, loss or deduction that is attributable or related to the Plan. The tax returns of Reorganized Greektown and the Debtors for the year of cancellation, including the allocation of items to and among the owners of equity Interests in Holdings, and all elections relating thereto as well as the tax characterization of the Restructuring Transactions shall be determined in the sole discretion of the Put Parties. The Put Parties shall also determine the relative proportions of Bonds and Allowed Bond Claims, and therefore the relative percentages of the Holders’ tax basis, attributable to each portion of the consideration the Holders of Allowed Bondholder Claims receive hereunder. None of the Debtors or any of the direct or indirect Holders of equity Interests in the Debtors shall make an election under IRC Section 108(i) with respect to any cancellation of indebtedness income realized by the Debtors or such Holders in connection with this Plan. Subject to Section 4.15.2 of the Plan, each of the Debtors, Holders and Noteholder Plan Proponents agree to file tax returns and otherwise treat the transactions under this Plan in a

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manner consistent with the tax treatment described in Section 4.10.5 of the Plan and the other provisions of the Plan as determined by the Put Parties.

          4.11 Cancellation of Existing Equity Interests in Holdings and the Non-reorganizing Debtors. Except as otherwise set forth herein, at the end of the day on the Effective Date all agreements, Instruments, and other documents evidencing any equity Interest in Holdings, or in any of the Non-reorganizing Debtors, and any right of any Holder in respect thereof including any Claim related thereto, shall be deemed cancelled, discharged and of no force or effect.

          4.12 Litigation Trust.

                    4.12.1 General. On or before the Effective Date, the Litigation Trust Agreement, in form and substance reasonably acceptable to each of the Noteholder Plan Proponents, shall be executed, and all other necessary steps shall be taken to establish the Litigation Trust and the beneficial interests therein, which shall be for the benefit of the Holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule. In the event of any conflict between the terms of the Plan and the terms of the Litigation Trust Agreement, the terms of the Litigation Trust Agreement shall govern. Such Litigation Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Litigation Trust as a liquidating trust for United States federal income tax purposes, or otherwise have material adverse effect on the recovery of holders of Allowed General Unsecured Claims or Allowed Bond Claims.

                    4.12.2 Purpose of Litigation Trust. The Litigation Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

                    4.12.3 Fees and Expenses of Litigation Trust. All fees, expenses, and costs of the Litigation Trust (including interest on the Litigation Trust Loan) shall be paid by the Litigation Trust, and Reorganized Greektown shall not be responsible for any fees, expenses and costs of the Litigation Trust.

                    4.12.4 Litigation Trust Loan.

(i)	On the Effective Date, Reorganized Casino shall make the Litigation Trust Loan to the Litigation Trust.

(ii)

The Litigation Trust Loan shall be evidenced by a note payable by the Litigation Trust to Reorganized Casino and such other appropriate documentation to evidence the Litigation Trust Loan, the forms of which shall be included in the Plan Supplement and reasonably acceptable in form and substance to the Put Parties. In the event of any inconsistency between the terms of the Plan and

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the terms of such documentation, the terms of such documentation shall control.

(iii)

The Litigation Trust Loan shall accrue simple interest at the rate of 8% annually. The Litigation Trust Loan and accrued interest on that loan shall be paid in accordance with the Litigation Distribution Schedule.

                    4.12.5 Litigation Trust Assets. As of the Effective Date, the Debtors shall assign and transfer to the Litigation Trust all of their rights, title and interest in and to the Litigation Trust Assets for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors or Reorganized Greektown (other than Reorganized Casino with respect to the Litigation Trust Loan), shall have any interest, legal, beneficial, or otherwise, in the Litigation Trust or the Litigation Trust Assets upon their assignment and transfer to the Litigation Trust (other than as provided herein or in the Litigation Trust Agreement); provided, however, that such assets shall be transferred to the Litigation Trust subject only to the obligation of the Litigation Trust to make distributions under the Litigation Distribution Schedule pursuant to Section 4.12.14 hereof.

                    4.12.6 Governance of Litigation Trust. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trustee.

                    4.12.7 Appointment of the Litigation Trustee. Prior to the Effective Date, the Creditors’ Committee, with the prior consent of the other Noteholder Plan Proponents shall select the Litigation Trustee. The identity of and contact information for the Litigation Trustee (or proposed Litigation Trustee, if applicable) shall be set forth in the Litigation Trust Agreement. In the event the Litigation Trustee dies, is terminated, or resigns for any reason, a successor shall be designated in accordance with the Litigation Trust Agreement.

                    4.12.8 The Trust Governing Board.

(i)

The Litigation Trustee shall take direction from a “Trust Governing Board” that shall initially consist of three (3) directors selected by the Creditors’ Committee with the prior consent of the other Noteholder Plan Proponents. The identity of the individuals serving (or if applicable to be nominated to serve) on the Trust Governing Board shall be set forth in the Litigation Trust Agreement. In the event one of the Trust Governing Board directors dies, is terminated, or resigns for any reason, a successor shall be designated in accordance with the Litigation Trust Agreement.

(ii)	Any fees and expenses of individuals serving on the Trust Governing Board shall be Litigation Claims Costs.

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(iii)	In all circumstances, the Trust Governing Board shall act in the best interests of all beneficiaries of the Litigation Trust and in furtherance of the purpose of the Litigation Trust.

                    4.12.9 Role of the Litigation Trustee. In furtherance of and consistent with the purpose of the Litigation Trust and the Plan, the Litigation Trustee shall (i) hold the Litigation Trust Assets for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims and such other beneficiaries as described in the Litigation Distribution Schedule, (ii) make distributions of Litigation Claim Proceeds pursuant to the Litigation Distribution Schedule as provided herein, and (iii) have the power and authority to resolve any Avoidance Claims and Unsettled Bond Avoidance Action Claims, provided, however, Avoidance Claims, other than Unsettled Bond Avoidance Action Claims, shall be used solely in the Claims reconciliation process for Claims reduction, setoff or defensive purposes, provided further, however, the Litigation Trustee cannot settle any Avoidance Claims unless the Bankruptcy Court enters an order approving such settlement pursuant to Rule 9019 of the Bankruptcy Rules. To the extent that any action has been taken to prosecute or otherwise resolve any Avoidance Claims prior to the Effective Date by the Debtors, the Creditors’ Committee, and/or any other party, the Litigation Trustee shall be substituted for the Debtors, the Creditors’ Committee, and/or the other party in connection therewith. The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of all beneficiaries of the Litigation Trust and in furtherance of the purpose of the Litigation Trust.

                    4.12.10 Litigation Trust Interests. The Litigation Trust Interests shall not be certificated and are not transferable.

                    4.12.11 Cash. The Litigation Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulations section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

                    4.12.12 Retention of Professionals by the Litigation Trustee. The Litigation Trustee may retain and reasonably compensate counsel and other professionals, as applicable, to assist in its duties as Litigation Trustee on such terms as the Litigation Trustee deems appropriate, without Bankruptcy Court approval, subject to the prior approval of the Trust Governing Board.

                    4.12.13 Compensation of the Litigation Trustee. The salient terms of the Litigation Trustee’s employment, including the Litigation Trustee’s duties and compensation (which compensation shall be negotiated by the Litigation Trustee), to the extent not set forth in the Plan, shall be set forth in the Litigation Trust Agreement. The Litigation Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar types of bankruptcy cases.

                    4.12.14 Distribution of Litigation Trust Assets.

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(i)

As soon as reasonably practicable in the reasonable discretion of the Litigation Trustee, the Litigation Trustee shall distribute all Cash on hand (treating as Cash for purposes of this Section any permitted investments under Section 4.12.11 hereof), except such amounts (A) as would be distributable to a holder of a Disputed General Unsecured Claim (as of the time of such distribution) if such Disputed General Unsecured Claims had been Allowed in the full amount asserted by the holder of such Claim prior to the time of such distribution (but only until such Claim is resolved), which amounts shall be held in the LT Disputed Claims Reserve, (B) as are reasonably necessary, in the sole discretion of the Litigation Trustee, to meet contingent liabilities and to maintain the value of the Litigation Trust during liquidation, (C) to pay reasonable expenses in the sole discretion of the Litigation Trustee (including, but not limited to, any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets, including any taxes in respect of LT Disputed Claims Reserve), and (D) to satisfy other liabilities incurred by the Litigation Trust in accordance with the Plan or the Litigation Trust Agreement. The Litigation Trustee shall distribute Cash in accordance with the Litigation Distribution Schedule.

(ii)

The Litigation Trustee shall remove funds from the LT Disputed Claims Reserve as the Disputed General Unsecured Claims are resolved, which funds shall be distributed in the manner provided for in Section 4.12.14(A).

                    4.12.15 Federal Income Tax Treatment of Litigation Trust.

(i)

Litigation Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including, without limitation, the Debtors, Reorganized Greektown, the Litigation Trustee, and the holders of Allowed General Unsecured Claims and Allowed Bond Claims) shall treat the transfer of the Litigation Trust Assets to the Litigation Trust including any amounts or other assets subsequently transferred to the Litigation Trust (but only at such time as actually transferred) for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule as (A) a transfer of the Litigation Trust Assets, for all purposes of the Internal Revenue Code of 1986, as amended (including sections 61(a)(12), 483, 1001, 1012, and 1274), directly to the beneficiaries of the Litigation Trust, followed by (B) the transfer by such persons to the Litigation Trust of such Litigation Trust Assets in exchange for beneficial interests in the Litigation Trust. Accordingly, the holders of Allowed General Unsecured Claims

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and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the applicable Litigation Trust Assets.

(ii)	Tax Reporting.

(A)

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), all parties shall treat the Litigation Trust as a “liquidating trust” in accordance with Treasury Regulations section 301.7701-4(d), of which the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule are the grantors and beneficiaries. In the event an alternative treatment of the Litigation Trust is required for federal income tax purposes, the Litigation Trustee shall promptly notify in writing (or by comparable means) all holders of beneficial interests in the Litigation Trust, and anyone who subsequently becomes a holder, of such alternative treatment. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) and in accordance with this Section 4.12.15. The Litigation Trustee also shall annually send to each record holder of a beneficial interest in the Litigation Trust a separate statement setting forth such holder’s share of items of income, gain, loss, deduction, or credit and shall instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Litigation Trustee shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Litigation Trust that are required by any governmental unit. Subject to Section 4.12.15(ii)(C), the Litigation Trust’s taxable income, gain, loss, deduction or credit shall be allocated by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distribution described in the Plan) if, immediately prior to the deemed distribution, the Litigation

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Trust had distributed all of its other assets (valued at their tax book value) in accordance with the provisions of the Plan and the Litigation Trust Agreement, up to the tax book value of the Litigation Trust Assets treated as contributed by the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule, adjusted for prior taxable income and loss, and taking into account all prior and concurrent distributions from the Litigation Trust. Similarly, taxable loss of the Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets.

(B)

As soon as possible after the Effective Date, the Litigation Trustee shall make a good faith valuation of the value of the Litigation Trust Assets. Such valuation shall be made available from time to time, to the extent relevant, and all parties must consistently use such valuation for all federal income tax purposes.

(C)

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee requests one, or the receipt of an adverse determination by the Internal Revenue Service upon an audit if not contested by the Litigation Trustee), the Litigation Trustee shall (1) make an election pursuant to Treasury Regulations section 1.468B-9 to treat the LT Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section; (2) treat as taxable income or loss of the LT Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Litigation Trust that would have been allocated to the holders of Disputed General Unsecured Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (3) treat as a distribution from the LT Disputed Claims Reserve any assets previously allocated to or retained on account of Disputed General Unsecured Claims as and when, and to the extent, such claims are subsequently resolved (following which time such assets shall no longer be held in the LT Disputed Claims Reserve), and (4) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes

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(including making any appropriate elections). The holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule shall report, for tax purposes, consistent with the foregoing.

(D)

The Litigation Trustee shall be responsible for payments, out of the Litigation Trust Assets, of any taxes imposed on the Litigation Trust or the Litigation Trust Assets, including the LT Disputed Claims Reserve.

(E)

The Litigation Trustee may request an expedited determination of taxes of the Litigation Trust, including the LT Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code, for all returns filed for, or on behalf of, the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust (including the LT Disputed Claims Reserve).

                    4.12.16 Dissolution of Litigation Trust. The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trustee determines that the pursuit of additional Avoidance Actions is not likely to yield sufficient additional Litigation Claims Proceeds to justify further pursuit of such claims and (ii) all distributions of Litigation Claims Proceeds required to be made by the Litigation Trustee under the Plan have been made, but in no event shall the Litigation Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the six (6) month period prior to such fifth (5th) anniversary (and, in the event for further extension, at least six (6) months prior to the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on and liquidation of the Litigation Trust Assets. Upon dissolution of the Litigation Trust, any remaining Litigation Trust Assets shall be distributed in accordance with the Litigation Trust Agreement (which shall include the Litigation Distribution Schedule).

          4.13 Dissolution of the Creditors’ Committee.

                    4.13.1 The Creditors’ Committee shall continue to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code, and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date.

                    4.13.2 On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of all of their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or

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employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents shall terminate except as provided herein.

                    4.13.3 Notwithstanding anything in this Section, after the occurrence of the Effective Date, the Creditors’ Committee shall continue with respect to: (a) claims for compensation for the Creditors’ Committee’s Professionals; (b) any appeals of the Confirmation Order; and (c) any adversary proceedings or contested matters pending as of the Effective Date to which it is a party, including final resolution of any objections to Claims Filed by the Creditors’ Committee. Notwithstanding the above, the Debtors and Reorganized Greektown shall have no further obligation to fund, compensate or reimburse the Creditors’ Committee for any costs, fees or expenses incurred after the Effective Date, except for services rendered in connection with applications for allowance of Professional Claims pending on the Effective Date or filed after the Effective Date.

                    4.13.4 After the Effective Date, the Litigation Trustee shall have standing to bring an action in the Bankruptcy Court to compel payment of the installments of the Unsecured Distribution Fund provided in Sections 3.5.2, 3.6.2, 3.7.2, 3.8.2, 3.9.2, and 3.10.2.

          4.14 Funding. Reorganized Greektown shall fund certain Cash distributions under this Plan with Cash on hand, including Cash proceeds from current and future operations. Reorganized Greektown may seek any refinancing as shall be determined in the discretion of Reorganized Greektown, or the sale or other disposition of additional stock or other securities, subject to the limitations contained in this Plan. Under no circumstances shall any financing, refinancing or sale of securities, of any kind, obligate Reorganized Greektown to accelerate any payment obligation set forth in this Plan, except as explicitly set forth in this Plan.

          4.15 Additional Restructuring Transactions.

                    4.15.1 Upon the occurrence of the Effective Date, subject to the provisions and obligations set forth in this Plan, Reorganized Greektown may enter into such other transactions and may take any such actions as Reorganized Greektown may deem to be necessary or appropriate without the need to provide notice or to seek approval from the Bankruptcy Court.

                    4.15.2 After Confirmation, but before the occurrence of the Effective Date, subject to (i) applicable law and (ii) the provisions of this Plan, the Debtors, at the request of the Put Parties and, to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group may enter into further or additional Restructuring Transactions which may include, among other things and without limitation, a change in the organizational form or the tax treatment of any of the Debtors or Reorganized Greektown or a change in any of the transactions described herein (provided that any such change is not inconsistent with the terms and conditions of the Letter Agreement) or their tax treatment, a sale of assets by Holdings and/or Casino to a newly-formed entity, or the filing of registration statements of any or all of the Reorganizing Debtors or Newco or Newco Sub with the Securities and Exchange Commission and any appropriate state agency. No further notice or Bankruptcy Court approval of any kind shall be necessary for any such transactions consistent with this Plan that shall become effective after the Effective Date.

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          4.16 Corporate or Company Action. Each of the matters provided for in this Plan involving the organizational structure of any Debtor or Reorganized Debtor or Newco or Newco Sub, corporate or company action to be taken or required of any Debtor or Reorganized Debtor or Newco or Newco Sub, and the issuance of the New Common Stock and New Preferred Stock shall, as of the Effective Date, be deemed to have occurred, and have been approved and authorized, and shall be effective as provided under this Plan without the requirement of any further action of any kind by the shareholders, directors, officers, members, or management board of the Debtors or Reorganized Greektown.

          4.17 Effectuating Documents. Each of the chief executive officer and the chief financial officer or any other officer of the Debtors and, where appropriate, the Disbursing Agent, shall be and hereby is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate on behalf of the Debtors or Reorganized Greektown to effectuate and further evidence the terms and conditions of this Plan without further notice to or order, action or approval of the Debtors’ management board or the Bankruptcy Court.

          4.18 Exemption from Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any sale or transfer from a Debtor or Reorganized Debtor, or Newco or Newco Sub to another Debtor or Reorganized Debtor, or Newco or Newco Sub or to any other Person pursuant to, in contemplation of, or in connection with this Plan, including the issuance of the New Common Stock and New Preferred Stock, the transfer, assignment or sale of real and personal property, the creation, transfer, assignment or recording of any securities, title documents, bills of sale, leases or subleases, mortgages, security interests and other Liens and instruments, shall not be subject to any transfer, sales, use, stamp, recording or value-added taxes and any other similar tax, levy, withholding, charge, deduction or governmental assessment to the fullest extent contemplated by section 1146 of the Bankruptcy Code. Similarly, any cancellation or discharge of indebtedness income that would otherwise be realized under any state or local tax on or measured by income by a Debtor that is treated as a partnership for federal income tax purposes shall not be realized by such Debtor pursuant to Section 346(j) of the Bankruptcy Code. The Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          4.19 Transfer of Causes of Action.

                    4.19.1 Vesting of Causes of Action. On the Effective Date, Reorganized Greektown shall transfer all rights to commence and pursue, as appropriate, any and all and all Avoidance Actions (except for Bond Avoidance Action Claims that are settled or waived pursuant to Section 4.20 of the Plan), whether belonging to the Reorganizing Debtors or the Non-reorganizing Debtors, and whether arising before or after the Petition Date, to the Litigation Trust. All such Avoidance Claims, along with all rights, interests and defenses related thereto, shall vest with the Litigation Trust. In accordance with section 1123(b) of the Bankruptcy Code, except as otherwise provided in this Plan, the Reorganized Debtors shall retain and may (but are not required to) enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action, whether belonging to the Reorganizing Debtors or the Non-reorganizing

46

Debtors, and whether arising before or after the Petition Date, including, but not limited to, Retained Causes of Action assigned to the Reorganized Debtors by the Non-Reorganizing Debtors as provided in this Plan. All such Retained Causes of Action, along with all rights, interests and defenses related thereto, shall vest with the applicable Reorganized Debtor. All Retained Causes of Action of the Non-reorganizing Debtors shall be transferred to, and shall vest in, Reorganized Holdings.

                    4.19.2 All Causes of Action are Specifically Reserved, Whether or Not Specifically Listed in this Plan, Schedules or the Disclosure Statement. Unless any Cause of Action against a Person is expressly waived, relinquished, exculpated, released, compromised or settled in this Plan or a Final Order, all Causes of Action are specifically reserved for later adjudication, including all Causes of Action belonging to the Non-reorganizing Debtors. Therefore, no preclusion doctrine, estoppel (judicial, equitable or otherwise) or laches shall apply to any of the Causes of Action upon, after or as a consequence of the Confirmation, the Effective Date or Consummation of this Plan.

                    4.19.3 Preservation of Defensive Use of Retained Causes of Action. Whether or not any Retained Cause of Action is pursued or abandoned, Reorganized Greektown reserve their rights to use any Cause of Action defensively, including for the purposes of asserting a setoff or recoupment, or to object to all or part of any claim pursuant to section 502(d) of the Bankruptcy Code or otherwise.

          4.20 Settlement or Waiver of Bond Avoidance Action Claims. After the Confirmation Date but prior to the Effective Date, the Debtors, solely at the express written direction of the Noteholder Plan Proponents, may settle or waive any Bond Avoidance Action Claims, and proceeds of any settlement of such Bond Avoidance Action Claims shall remain in the Estate and be transferred to and vest in Reorganized Casino on the Effective Date.

          4.21 Payment of Certain Fees and Expenses. On the Effective Date, Reorganized Greektown shall pay all reasonable fees and expenses of all counsel and financial advisors to the Put Parties and to the Ad Hoc Lender Group, and to the Indenture Trustee that have not been previously paid by the Debtors. Also on the Effective Date, Reorganized Greektown shall pay all reasonable fees and expenses of the Indenture Trustee, any fees and amounts payable to parties to the Letter Agreement and the Purchase and Put Agreement pursuant to the terms of such agreements that have not been previously paid by the Debtors, and any fees of the Rights Offering Agent that have not been previously paid by the Debtors.

          4.22 Direct Equity Purchase. On the Effective Date, subject to the terms and conditions contained in the Purchase and Put Agreement, Sola Ltd and Solus Core Opportunities Master Fund Ltd will consummate the Direct Equity Purchase.

ARTICLE V

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

          5.1 Claims Administration. Reorganized Greektown shall be responsible for and shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise

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resolving all Claims against, and Interests in, the Debtors, including all Administrative Claims, Priority Tax Claims, and other Priority Claims, and making distributions (if any) with respect to all Claims and Interests, except that the Litigation Trustee shall be responsible for and shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims in each of the General Unsecured Classes as provided for in this Article. The Litigation Trustee shall be entitled to compensation for its activities relating to Claims administration under this Section solely as provided in the Litigation Trust Agreement, and Reorganized Greektown shall have no obligation to provide any funding or compensation for such Claims administration.

          5.2 Filing of Objections. Unless otherwise provided herein or extended by the Bankruptcy Court, any objections to Claims and/or Interests shall be Filed on or before the Claim Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the Holder of the Claim or Interest if Reorganized Greektown or the Litigation Trustee, as the case may be, effect service in any of the following manners: (i) in accordance with Bankruptcy Rule 3007, (ii) to the extent counsel for a Holder of a Claim or Interest is unknown, by first-Class mail, postage prepaid, on the signatory on the Proof of Claim or other representative identified on the Proof of Claim or any attachment thereto (or at the last known addresses of such Holders of Claims if no Proof of Claim is Filed or if the Debtors and the Litigation Trustee have been notified in writing of a change of address), or (iii) by first-Class mail, postage prepaid, on any counsel that has appeared on behalf of the Holder of the Claim or Interest in the Chapter 11 Cases and has not withdrawn such appearance.

          5.3 Claim Dispute Resolution Procedures. Resolution of disputes regarding Claims shall be subject to the following parameters:

                    5.3.1 If the Settlement Amount for a General Unsecured Claim, Secured Claim, Priority Claim, Administrative Claim, or other Claim or postpetition Claim is less than $250,000, Reorganized Greektown or Litigation Trustee, as applicable, shall be authorized to settle such Claim or Interest without the need for further Bankruptcy Court approval or further notice.

                    5.3.2 If the Settlement Amount for a General Unsecured Claim, Secured Claim, Priority Claim, Administrative Claim, or other Claim or postpetition Claim is greater than or equal to $250,000, Reorganized Greektown or the Litigation Trustee, as applicable, shall file a proposed settlement stipulation with the Bankruptcy Court with notice and hearing consistent with the Local Rules and the Bankruptcy Rules.

                    5.3.3 Settlement of any pre-petition controversies in these categories resulting in monetary Claims against the Debtors shall be resolved solely by determination and allowance of a Claim, subject to the requirements of this Article.

                    5.3.4 Settlement of any postpetition controversies in these categories resulting in monetary Claims against the Debtors or Reorganized Greektown may be resolved, where applicable, by Reorganized Greektown, by an allowance of an Administrative Claim related to such settlement, subject to the requirements of this Article.

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                    5.3.5 Reorganized Greektown are authorized to allow Claims against specific Debtors and their Estates, where the allowance of such Claims otherwise meets the requirements of this Article.

                    5.3.6 Reorganized Greektown are authorized to allow Claims with a specific priority and security status, where the allowance of such Claims otherwise meets the requirements of this Article and does not in any way affect, whether as a prior or subordinated Lien, the Lien of any other party. For purposes of clarity and without limitation, the granting or recognition of a subordinated Lien shall not be Allowed, absent a Bankruptcy Court order, without the consent of all other Lien Holders with respect to the affected collateral.

                    5.3.7 The Litigation Trustee shall be authorized to settle only Claims in the General Unsecured Classes and shall not be authorized to allow or permit any recovery other than the allowance of the Claims in the General Unsecured Classes. For purposes of clarity and without limitation, the Litigation Trustee shall not be authorized to recognize or allow any Secured Claim or Priority Claim. Notwithstanding anything to the contrary in these procedures, to the extent that an asserted Secured Claim or Priority Claim is recharacterized as a Claim in the General Unsecured Classes, the Litigation Trustee shall have no less than thirty (30) days after entry of a Final Order recharacterizing the Claim to object to Allowance of the Claim in full or in part.

          5.4 Determination of Claims. Any Claim (or any revision, modification, or amendment thereof) determined and liquidated pursuant to (i) the procedures listed in this Article or (ii) a Final Order of the Bankruptcy Court shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with this Plan. The payment of any Allowed Claim shall be made pursuant to Articles III and VIII of this Plan, unless otherwise ordered by the Bankruptcy Court.

          5.5 Insider Settlements. Notwithstanding anything contained in this Article, any settlement that involves an Insider shall be effected only in accordance with Bankruptcy Rule 9019(a).

          5.6 Ordinary Course of Business Exception. This Article shall in no manner affect, impair, impede, or otherwise alter the right of Reorganized Greektown to resolve any controversy arising in the ordinary course of the Debtors’ or Reorganized Greektown’s business or under any other order of the Bankruptcy Court.

          5.7 Adjustment to Claims Without Objection. Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtor or Litigation Trustee without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.

          5.8 Disallowance of Claims.

                    5.8.1 Any Claim or Interest held by Persons from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that are transferees of transfers avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy

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Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims and Interests may not receive any distribution of account of such Claims until such time as such Causes of Action against that Person have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Litigation Trust by that Person have been turned over or paid. All Claims Filed on account of any employee benefits or wages referenced in the Schedules which were paid by the Debtors prior to the Confirmation Date, shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, without further notice to, or action, order, or approval of, the Bankruptcy Court.

          5.9 Amendments to Claims. On or after the Effective Date, except as provided herein, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court, Reorganized Greektown, or the Litigation Trustee. To the extent any such Claim is Filed without such authorization, such Claim shall be deemed to be a Disallowed Claim and expunged without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.

          5.10 Offer of Judgment. Reorganized Greektown or the Litigation Trustee is authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Fed.R.Civ.P. 68 shall apply to such offer of judgment. To the extent the Holder of a Claim must pay the costs incurred by Reorganized Greektown or the Litigation Trustee after the making of such an offer, Reorganized Greektown or the Litigation Trustee is entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court or any other Person.

ARTICLE VI

CONDITIONS PRECEDENT

          6.1 Conditions Precedent to Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in writing in accordance with Section 6.3 of this Plan:

                    6.1.1 The Confirmation Order, this Plan, and all exhibits and annexes to each of this Plan and the Confirmation Order shall be in form and substance acceptable to each of the Noteholder Plan Proponents and, solely with respect to the Confirmation Order, reasonably acceptable to the Ad Hoc Lender Group.

                    6.1.2 The Confirmation Order shall have been entered by the Bankruptcy Court on or prior to January 31, 2010 (or, in the event that a third party files a competing plan of reorganization, March 31, 2010), unless such date is extended or waived pursuant to section 6.3 hereof; provided, however that the failure of the Bankruptcy Court to enter the Confirmation Order on or prior to January 31, 2010 or March 31, 2010, as applicable, is not directly caused by any action or inaction on the part of any member of the Ad Hoc Lender Group.

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          6.2 Conditions Precedent to Consummation. The following are conditions precedent to Consummation, each of which may be satisfied or waived in writing in accordance with Section 6.3 of this Plan:

                    6.2.1 The conditions precedent to the effectiveness of the Exit Facility and the Purchase and Put Agreement are satisfied or waived in accordance with the terms thereof by the parties thereto and Reorganized Greektown has access to funding under the Exit Facility and access to the proceeds of the Rights Offering, the Put Agreement, and the Direct Equity Purchase;

                    6.2.2 The Confirmation Order, with the Plan and all exhibits and annexes to each, in form and substance reasonably satisfactory to the Noteholder Plan Proponents, and, solely with respect to the Confirmation Order, reasonably acceptable to the Ad Hoc Lender Group, shall have been entered by the Bankruptcy Court and shall be a Final Order.

                    6.2.3 All actions, documents and agreements necessary to implement this Plan shall be in form and substance satisfactory to the Noteholder Plan Proponents, and to the extent required under the Letter Agreement, the Ad Hoc Lender Group, and shall have been effected or executed as applicable.

                    6.2.4 All authorizations, consents and regulatory approvals required for this Plan’s effectiveness shall have been obtained and not revoked including, without limitation, any required City of Detroit or required MGCB regulatory approvals and consents, and, as required, Reorganized Greektown’s ownership structure, capitalization and management shall have been approved by the MGCB and the City of Detroit.

                    6.2.5 The Tax Rollback shall have become effective.

                    6.2.6 The Effective Date shall have occurred on or prior to June 30, 2010, unless such date is extended or waived pursuant to section 6.3 hereof; provided, however that the failure of the Effective Date to occur on or prior to June 30, 2010 is not directly caused by any action or inaction on the part of any member of the Ad Hoc Lender Group.

                    6.2.7 Either the Debtors’ assumption of the current development agreement with the City of Detroit, or the Debtors’ entry into a revised development agreement with the City of Detroit acceptable to the Put Parties that complies with M.C.L. § 432.206(1)(b), shall have been approved by a Final Order.

          6.3 Waiver of Conditions Precedent. The conditions to Confirmation or Consummation of this Plan set forth in Section 6.1.1, 6.2.2, and 6.2.3 may be waived in whole or in part by written consent of the Noteholder Plan Proponents without further notice to, action, order, or approval of the Bankruptcy Court or any other Person. The conditions to Consummation of this Plan set forth in Sections 6.2.1, 6.2.5, and 6.27 may be waived in whole or in part by written consent of all of the Put Parties (and, solely with respect to Section 6.2.1 and to the extent required under the terms of the Letter Agreement, the Ad Hoc Lender Group) without further notice to, action, order, or approval of the Bankruptcy Court or any other Person. The conditions to Confirmation or Consummation of this Plan set forth in Section 6.1.2 and Section 6.2.6 may only be extended or waived by written consent of both (a) the holders of a majority of

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the principal amount of the Secured Claims under the Pre-petition Credit Agreement, and (b) the Debtors; provided, however, that if, in the case of either Section 6.1.2 or 6.2.6, the failure to satisfy such condition is directly caused by any action or inaction (after a written request from the Put Parties requesting that action be taken which is required to effect the provisions of the Stipulation) on the part of the Debtors or the DIP Agent or the Pre-petition Agent, such condition can be extended or waived without the consent of the Debtors; provided further, however, that the Debtors shall agree to grant such waiver or extension unless in the proper exercise of their fiduciary duties they determine that such consent should not be provided under the circumstances. The failure of the Put Parties, the Noteholder Plan Proponents, or the Pre-petition Lenders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

          6.4 Effect of Non-Occurrence of Conditions to the Effective Date. Each of the conditions to Consummation must be satisfied or waived pursuant to Section 6.2 or Section 6.3 hereof. If the conditions to Consummation have not been satisfied or waived pursuant to Section 6.2 or Section 6.3 hereof by June 30, 2010, unless such date is extended or waived pursuant to Section 6.3 hereof, the Confirmation Order shall be vacated according to its terms. Additionally, if the conditions to Consummation have not been satisfied or waived pursuant to Section 6.2 or Section 6.3 hereof, then upon motion by one or more of the Noteholder Plan Proponents made before the Effective Date and following a hearing on such motion, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the Filing of such motion to vacate, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters a Final Order granting such motion. If the Confirmation Order is vacated pursuant to this Section 6.4 or otherwise, then except as provided in any Final Order vacating the Confirmation Order, this Plan will be null and void in all respects, including the discharge of Claims and termination of Interests pursuant to this Plan and section 1141 of the Bankruptcy Code and the assumptions, assignments, and rejections of executory contracts or unexpired leases pursuant to Article XIII, and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims, Interests, Causes of Action or Retained Actions; (2) prejudice in any manner the rights of any Debtor or any other Person; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Person.

ARTICLE VII

EFFECT OF THIS PLAN ON CLAIMS AND INTERESTS

          7.1 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, Confirmation of this Plan and the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date, of all Claims and causes of action, whether known or unknown, against, liabilities of, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, rights, and Interests, including, but not limited to, Claims and Interests that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a

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termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such Claim, debt, right, or Interest is Filed or deemed Filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed under section 502 of the Bankruptcy Code, or (c) the Holder of such a Claim, right, or Interest accepted this Plan, The Confirmation Order shall be a judicial determination of the discharge of all Claims against and Interests in the Debtors, subject to the occurrence of the Effective Date.

          7.2 Subordinated Claims. Pursuant to section 510 of the Bankruptcy Code, Reorganized Greektown reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

          7.3 Release By Debtor Released Parties of Released Parties. Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession for and on behalf of its Estate, and each other Debtor Released Party automatically and without further notice, consent or order shall be deemed to have, and shall have, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged all Released Parties (subject only to the limitations of this section) for and from any and all claims or Causes of Action existing from the beginning of time through the Effective Date in any manner arising from, based on, or relating to, in whole or in part, the Exculpated Claims, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtors and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence, or event in any manner relating to any such Claims, Interests, restructuring, a Restructuring Transaction or the Chapter 11 Cases; provided, however, that the Debtors or Reorganized Greektown may assert any Retained Actions against the Released Parties solely for defensive purposes to defend against Claims asserted by the Released Parties against the Debtors or Reorganized Greekown (but such Retained Actions shall not be assignable except as assigned pursuant to this Plan), provided further, however, that nothing contained herein is intended to operate as a release of any potential claims based upon gross negligence or willful misconduct or Claims that are included within Litigation Trust Assets.

          7.4 Releases by Holders of Claims and Interests. Except as otherwise provided in this Plan on or after the Effective Date, Holders of Claims and Interests shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including Exculpated Claims, any derivative claims asserted on behalf of any Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, a Restructuring Transaction, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between

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any Debtor and any Released Party, the restructuring of Claims or Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of this Plan and Disclosure Statement, or related agreements or other documents, instruments, the Debtor/Lender Plan and Debtor/Lender Disclosure Statement, or related agreements or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, however, that nothing contained herein is intended to operate as a release of any potential claims based upon gross negligence or willful misconduct, of Retained Actions, or of Litigation Trust Assets; provided further, however, that this Section 7.3 shall not release any Released Party from any Cause of Action held by a Governmental Unit existing as of the Effective Date based on (i) the IRC or other domestic state, city, or municipal tax code; (ii) the environmental laws of the United States or any domestic state, city or municipality; (iii) any criminal laws of the United States or any domestic state, city or municipality; (iv) the Exchange Act, the Securities Act, or other securities laws of the United States or any domestic state, city or municipality; (v) the ERISA; or (vi) the Michigan Gaming Control and Revenue Act, M.C.L. 432.201, et seq., as amended, or the regulations promulgated thereunder.

          7.5 Exculpation. Except as otherwise provided in this Plan, effective as of the Effective Date, no Released Party shall have or incur, and each Released Party is hereby released and exculpated from, any claim, obligation, cause of action, or liability for any Exculpated Claim, except for gross negligence or willful misconduct, but in all respects such Released Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. The Released Parties have, and on the Effective Date shall be deemed to have, participated in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions made pursuant to this Plan, and therefore are not, and on account of such distributions, shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

          7.6 Injunction. Except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, all Persons that have held, currently hold, or may hold Claims or Interests that have been discharged or terminated pursuant to the terms of this Plan, including, without limitation, this Article VII, are permanently enjoined from taking any of the following actions against any of the Debtor Released Parties, or their property on account of any such discharged Claims, debts, liabilities, or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any Lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors; and (v) commencing or continuing any action in any manner, in any place that does not comply, or is consistent, with the provisions of this Plan.

          7.7 Protections against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons, including Governmental Units, shall not discriminate against Reorganized Greektown or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, Reorganized Greektown, or other Persons with whom Reorganized Greektown has been associated, solely

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because one or more of the Debtors has been a Debtor under Chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

          7.8 Setoffs. Except as otherwise expressly provided for in this Plan, each Reorganized Debtor, Newco or Newco Sub pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed by the Holder of a Claim, may setoff against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim (before any distribution is made on account such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, Newco or Newco Sub, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to this Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to this Plan shall constitute a waiver or release by such Reorganized Debtor, Newco or Newco Sub of any such Claims, rights, and Causes of Action that such Reorganized Debtor, Newco or Newco Sub may possess against such Holder. In no event shall any Holder of Claims be entitled to setoff any Claim against any Claim, right, or Cause of Action of the Debtors or Reorganized Debtor, Newco or Newco Sub, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

          7.9 Recoupment. In no event shall any Holder of a Claim or Interest be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtor, Newco or Newco Sub, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

          7.10 Release of Liens. Except as otherwise provided in this Plan or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Articles III and VIII of this Plan, or with respect to the Pre-petition Lenders, the payment in full of the Claims of the Pre-petition Lenders, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to Reorganized Greektown and their successors and assigns.

          7.11 Document Retention. On and after the Effective Date, Reorganized Greektown may maintain documents in accordance with their current document retention policy, as may be altered, amended, modified, or supplemented by Reorganized Greektown.

          7.12 Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of a Person pursuant to section 502(e)(1)(B) of the

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Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

          7.13 Exclusions and Limitations on Exculpation and Releases. Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, any exculpation or release provision, shall modify, release, or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person who is a co-obligor or joint tortfeasor of a Released Party or who is otherwise liable under theories of vicarious or other derivative liability.

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTION

          8.1 Distributions on Claims Allowed as of the Effective Date. Except as otherwise provided for herein, as agreed by the relevant parties, or ordered by the Bankruptcy Court, distributions on account of Claims Allowed on or before the Effective Date under this Plan shall be made on the Distribution Date; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice.

          8.2 No Interest On Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order, the DIP Facility Order, or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on Claims, and no Holder of any Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

          8.3 Disbursing Agent. The Disbursing Agent or the Litigation Trustee, as applicable shall make all distributions required under this Plan. The Debtors and Reorganized Greektown, as applicable, shall have the authority, in their sole discretion, to enter into agreements with one or more Disbursing Agents to facilitate the distributions required hereunder. As a condition to serving as a Disbursing Agent, a Disbursing Agent must: (a) affirm its obligation to facilitate the prompt distribution of any documents; (b) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required hereunder; and (c) waive any right or ability to setoff, deduct from, or assert any Lien or encumbrance against the distributions required hereunder that are to be distributed by such Disbursing Agent. Reorganized Greektown shall reimburse any Disbursing Agent for reasonable and necessary services performed by it (including reasonable attorneys’ fees and documented out-of-pocket expenses) in connection with the making of distributions under this Plan to Holders of Allowed Claims, without the need

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for the Filing of an application with, or approval by, the Bankruptcy Court. The Disbursing Agent shall submit detailed invoices to the Debtors or Reorganized Greektown, as applicable, for all fees and expenses for which the Disbursing Agent seeks reimbursement and the Debtors or Reorganized Greektown, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or Reorganized Greektown, as applicable, deem to be unreasonable. To the extent that there are any disputes that the reviewing parties are unable to resolve with the Disbursing Agent, the reviewing parties shall report to the Bankruptcy Court as to whether there are any unresolved disputes regarding the reasonableness of the Disbursing Agent’s (and their attorneys’) fees and expenses. Any such unresolved disputes may be submitted to the Bankruptcy Court for resolution.

          8.4 Distribution of Unsecured Distribution Fund. The Disbursing Agent shall, after receiving each installment payment of the Unsecured Distribution Amount, establish reserves for Disputed Claims pursuant to Section 8.9.3 of the Plan. As soon as practicable thereafter, the Disbursing Agent shall distribute remaining funds in the Unsecured Distribution Fund to the Holders of Allowed General Unsecured Claims in the General Unsecured Classes pursuant to sections 3.5 through 3.10 hereof.

          8.5 Surrender of Securities or Instruments.

                    8.5.1 On or before the Distribution Date, or as soon as practical thereafter, each Holder of an Instrument shall surrender such Instrument to the Disbursing Agent, and such Instrument shall be cancelled (automatically on the Effective Date and without regard to surrender) solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such Instruments; provided, however, that this Section 8.4 shall not apply to any Claims Reinstated pursuant to the terms of this Plan. In the event an Instrument has been lost, stolen, destroyed, or is otherwise unavailable, the Holder of a Claim shall, in lieu of surrendering the Instrument, execute an affidavit of loss setting forth the unavailability of the Instrument and provide indemnity reasonably satisfactory to Disbursing Agent to hold the Disbursing Agent harmless from any liabilities, damages, and costs incurred in treating the Holder as a Holder of an Allowed Claim. The acceptance of the affidavit of loss and indemnity by the Disbursing Agent shall be deemed, for all purposes pursuant to this Plan, to be a surrender of such Instrument. No distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Instrument is received by the Disbursing Agent or the unavailability of such Instrument is reasonably established to the satisfaction of the Disbursing Agent. Any Holder who fails to surrender or cause to be surrendered such Instrument, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent prior to the first anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Instrument and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to Reorganized Greektown notwithstanding any federal or state escheat laws to the contrary.

                    8.5.2 On the close of business on the Effective Date, the transfer ledgers for the Bonds shall be closed, and there shall be no further changes in the record holders of any Bonds. The Debtors and the Indenture Trustee shall have no obligation to recognize any transfer of the

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Bonds occurring after the Effective Date. The Debtors and the Indenture Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers of the Indenture Trustee as of the close of business on the Effective Date.

                    8.5.3 On the Effective Date, the Indenture shall be deemed canceled, terminated, and of no further force or effect. Notwithstanding the foregoing, such cancellation of the Indenture shall not impair the rights of holders of the Bonds to receive distributions on account of such Allowed Bond Claims pursuant to the Plan, nor shall such cancellation impair the rights and duties under the Indenture as between the Indenture Trustee and holders of Allowed Bond Claims.

                    8.5.4 Upon the performance by the Indenture Trustee required hereunder, the Indenture Trustee, and its successors and assigns, shall be relieved of all obligations associated with the Indenture.

          8.6 Delivery of Distributions in General. Except as otherwise provided in this Plan, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims shall be made by the Disbursing Agent or Litigation Trustee (a) at the addresses set forth on the Proofs of Claim Filed by such Holders of Claims or Interests (or at the last known addresses of such Holders of Claims or Interests if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent or Litigation Trustee after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Disbursing Agent or Litigation Trustee has not received a written notice of a change of address, or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. If any distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Disbursing Agent or the Litigation Trustee is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable distributions shall be returned to Reorganized Greektown or Litigation Trust, as applicable, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the later of (i) the first anniversary of the Effective Date or (ii) six months after such Holders’ Claim becomes an Allowed Claim. After such date, all unclaimed property shall revert to Reorganized Greektown. Upon such reversion, the Claim of any Holder of a Claim and its successors and assigns with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. The Debtors, Reorganized Greektown, the Disbursing Agent, and the Litigation Trustee, as applicable, shall not incur any liability whatsoever on account of any distributions under this Plan except for gross negligence or willful misconduct.

          8.7 Compliance with Tax Requirements and Allocations. In connection with this Plan, to the extent applicable, Reorganized Greektown, the Disbursing Agent and the Litigation Trustee shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, Reorganized Greektown, the Disbursing Agent, and the Litigation Trustee shall be

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authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. Reorganized Greektown reserve the right, in their sole discretion, to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, other spousal awards, Liens, and encumbrances

          8.8 Distributions for Tax Purposes. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

          8.9 Procedures for Treating and Resolving Disputed and Contingent Claims.

                    8.9.1 Payments and Distributions on Disputed Claims. Except as otherwise provided in this Plan, ordered by the Bankruptcy Court, or as agreed to by the relevant parties, distributions under this Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the first Periodic Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim, or in accordance with the Litigation Trust Agreement, as applicable; provided, however, that Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice.

                    8.9.2 No Distributions Pending Allowance. Notwithstanding any provision otherwise in this Plan and except as otherwise agreed by the relevant parties: (a) no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order and the Disputed Claim has become an Allowed Claim; and (b) any Person that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order and the Claims have been Allowed. All distributions made pursuant to this Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class.

                    8.9.3 Distribution Reserves. On the Effective Date, the Disbursing Agent shall establish one or more distribution reserves for the purpose of effectuating distributions to Holders of Disputed Claims pending the allowance or disallowance of such Claims in accordance with this Plan in their sole discretion. Reorganized Greektown may request estimation for any Disputed Claim that is contingent or unliquidated (but are not required to do so). Also on the Effective Date, the LT Disputed Claims Reserve shall be established in accordance with the Litigation Trust Agreement.

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                    8.9.4 No Recourse to Debtors or Reorganized Greektown. Any Disputed Claim that ultimately becomes an Allowed Claim shall be entitled to receive its applicable distribution under this Plan solely from the distribution reserve established on account of such Disputed Claim, or in accordance with the Litigation Trust Agreement, as applicable. In no event shall any Holder of a Disputed Claim have any recourse with respect to distributions made, or to be made, under this Plan to Holders of such Claims to any Debtor or Reorganized Debtor, Newco or Newco Sub on account of such Disputed Claim, regardless of whether such Disputed Claim shall ultimately become an Allowed Claim, or regardless of whether sufficient property remains available for distribution in the applicable distribution reserve established on account of such Disputed Claim at the time such Claim becomes entitled to receive a distribution under this Plan.

                    8.9.5 Fractional Payments. No fractional shares of New Common Stock will be issued or distributed under this Plan. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever distributions to a Person would otherwise call for distribution of a fraction of a share of New Common Stock, the actual distribution of shares of such New Common Stock will be rounded to the next higher or lower whole number with fractions of less than or equal to one-half being rounded to the next lower whole number. The total number or shares of New Common Stock will be adjusted as necessary to account for the rounding provided herein. Any other provision of this Plan notwithstanding, neither Reorganized Greektown nor the Litigation Trust will be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), which half dollars being rounded down.

                    8.9.6 Failure to Present Checks. Checks issued by a Disbursing Agent or the Litigation Trust on account of Allowed Claims shall be null and void if not negotiated within 120 days after the issuance of such check. In an effort to ensure that all Holders of Allowed Claims receive their allocated distributions, no later than 120 days after the issuance of such checks, Reorganized Greektown and the Litigation Trustee shall File with the Bankruptcy Court a list of the Holders of any un-negotiated checks. This list shall be maintained and updated periodically in the sole discretion of Reorganized Greektown and Litigation Trustee for as long as the Debtors’ Chapter 11 Cases stay open. Requests for reissuance of any check shall be made directly to the Disbursing Agent or Litigation Trustee by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and expunged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against Reorganized Greektown, the Litigation Trust, or their property. In such cases, any Cash held for payment on account of such Claims shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and become property of Reorganized Greektown or the Litigation Trust, as applicable, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require Reorganized Greektown or Litigation Trustee to attempt to locate any Holder of an Allowed Claim.

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                    8.9.7 Manner of Payment Pursuant to This Plan. Any payment in Cash to be made pursuant to this Plan shall be made at the election of Reorganized Greektown, the Disbursing Agent, or the Litigation Trustee, as applicable, by check or by wire transfer.

ARTICLE IX

MODIFICATION OF THIS PLAN

          9.1 Modification of Plan. Except as otherwise provided in this Plan, the Letter Agreement or the Stipulation, the Noteholder Plan Proponents may, from time to time, propose amendments or modifications to this Plan prior to the Confirmation Date, without leave of the Bankruptcy Court; provided, however that the Noteholder Plan Proponents shall not propose any amendment or modification to the Plan that would alter the treatment of the Holders of Pre-petition Credit Agreement Claims pursuant to Section 3.2 hereof or the Holders of DIP Facility Claims pursuant to Section 2.6 hereof. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modification set forth in this Plan, the Noteholder Plan Proponents expressly reserve their rights to revoke or withdraw, or to alter, amend or modify materially this Plan with respect one or more Debtors, one or more times, after the Confirmation Date. After the Confirmation Date, the Noteholder Plan Proponents may, with leave of the Bankruptcy Court, and upon notice and opportunity for hearing to the affected Creditor(s) and the Notice Parties only, remedy any defect or omission, reconcile any inconsistencies in this Plan or in the Confirmation Order, or otherwise modify this Plan.

          9.2 Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

          9.3 Revocation or Withdrawal of the Plan. Except as expressly provided in the Letter Agreement or the Stipulation, the Noteholder Plan Proponents reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent Chapter 11 plans. If the Noteholder Plan Proponents revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption, assignment, or rejection of executory contracts or unexpired leases effected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the right of such Debtors or any other Person; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtors or any other Person. In the event that one or more, but less than all, of the Noteholder Plan Proponents seeks to revoke or withdraw this Plan, nothing herein prevents any Noteholder Plan Proponent from continuing to seek Confirmation of this Plan or from filing and seeking Confirmation of any alternative or competing Plan.

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ARTICLE X

JURISDICTION OF THE BANKRUPTCY COURT

          10.1 Jurisdiction. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and subject to the MGCB retaining exclusive jurisdiction to determine all regulatory matters arising under the Michigan Gaming Act, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including without limitation, jurisdiction to:

                    10.1.1 Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

                    10.1.2 Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan;

                    10.1.3 Resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including Cure or Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any executory contract or unexpired lease that is assumed; (c) Reorganized Greektown amending, modifying, or supplementing, after the Effective Date, pursuant to Article XIII, any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

                    10.1.4 Ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of this Plan;

                    10.1.5 Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving any Debtor that may be pending on the Effective Date;

                    10.1.6 Adjudicate, decide, or resolve any and all matters related to any Causes of Action;

                    10.1.7 Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

                    10.1.8 Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments,

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releases, indentures, and other agreements or documents created in connection with this Plan or the Disclosure Statement;

                    10.1.9 Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

                    10.1.10 Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Person’s obligations incurred in connection with this Plan;

                    10.1.11 Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of this Plan;

                    10.1.12 Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VII, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

                    10.1.13 Resolve any and all cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by a Holder of a Claim for amounts not timely repaid;

                    10.1.14 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                    10.1.15 Adjudicate any and all disputes arising from or relating to payments or distributions under this Plan;

                    10.1.16 Consider any and all modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Final Order, including the Confirmation Order;

                    10.1.17 Hear and determine requests for the payment or distribution on account of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

                    10.1.18 Hear and determine any and all disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

                    10.1.19 Hear and determine any and all disputes arising under sections 525 or 543 of the Bankruptcy Code;

                    10.1.20 Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code with any tax incurred or alleged to be incurred by any Debtor or Reorganized Debtor, Newco or Newco Sub as a result of Consummation of the Plan being considered to be incurred or alleged to be incurred during the

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administration of these Chapter 11 cases for purposes of Section 505(b) of the Bankruptcy Code with the exception of Casino or the Reorganized Casino’s request for the tax rollback, pursuant to M.C.L. 432.212;

                    10.1.21 Hear and determine any and all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

                    10.1.22 Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement;

                    10.1.23 Enforce any orders previously entered by the Bankruptcy Court;

                    10.1.24 Hear any and all other matters not inconsistent with the Bankruptcy Code; and

                    10.1.25 Enter an order or Final Decree concluding or closing the Chapter 11 Cases.

ARTICLE XI

TITLE TO PROPERTY

          11.1 Vesting of Assets. Except as otherwise explicitly provided for in this Plan, on the Effective Date, all property comprising assets of the Estates of the Reorganizing Debtors (including Retained Actions, but excluding property that has been abandoned or settled pursuant to an order of the Bankruptcy Court) shall vest in Reorganized Casino, Reorganized Builders, Reorganized Realty, or Reorganized Holdings, or the Litigation Trust, as applicable, free and clear of all Claims, Liens, charges, encumbrances, right, and Interests of Creditors and equity security Holders. All property comprising assets of the Estates of the Non-reorganizing Debtors shall vest in Reorganized Casino. As of and following the Effective Date, Reorganized Greektown may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

ARTICLE XII

UNITED STATES TRUSTEE FEES and REGULATORY COMPLIANCE

          12.1 Payment of U.S. Trustee Fees. Reorganized Greektown shall pay to the United States Trustee the appropriate sum required pursuant to 28 U.S.C. § 1930(a)(6) and shall provide

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the United States Trustee with an appropriate affidavit indicating the Cash disbursements for the relevant period until such time as the Chapter 11 Cases are administratively closed.

          12.2 MGCB Supervision. Pursuant to the Michigan Gaming Control and Revenue Act, M.C.L. 432.201 et seq., the MGCB shall have continuing regulatory authority over any Debtor, Reorganized Greektown, Reorganized Holdings, Newco, Newco Sub and their successors and assigns.

ARTICLE XIII

EXECUTORY CONTRACTS

          13.1 Executory Contracts and Unexpired Leases. All executory contracts and unexpired leases as to which any Debtor is a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such executory contracts or unexpired leases (i) shall have been previously rejected by the Debtors by Final Order of the Bankruptcy Court; (ii) shall be the subject of a motion to reject or assume such contract or lease pending on the Effective Date; (iii) shall have expired or terminated on or prior to the Effective Date (and not otherwise extended) pursuant to their own terms; (iv) are listed on the schedule of rejected executory contracts and unexpired leases included in the Plan Supplement, provided, however, that the Noteholder Plan Proponents reserve their right, at any time prior to the Effective Date, to amend such schedule to delete therefrom or add thereto an executory contract or unexpired lease with notice to the affected Creditor only; or (v) are otherwise rejected pursuant to the terms of this Plan; provided, however, that any collective bargaining agreement to which the Debtors are a party may only be rejected in accordance with section 1113 of the Bankruptcy Code. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to this Section 13.1 shall vest in, and be fully enforceable by, the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, any order of the Bankruptcy Court authorizing or providing for its assumption, or applicable federal law. The Debtors reserve the right to file a motion on or before the Effective Date to assume or reject any executory contract or unexpired lease.

          13.2 Modifications and Rights Related to Unexpired Leases and Executory Contracts. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real or personal property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases, appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, uses, or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is otherwise rejected as part of this Plan. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming any unexpired leases pursuant to section 365(d)(4) of the

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Bankruptcy Code. Modifications, amendments, supplements, and restatements to executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claim that may arise in connection therewith.

          13.3 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the Reorganized Debtor, Newco, Newco Sub or any assignee to provide “adequate assurance of performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to the assumption, the Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, however, if there is a dispute as to the amount of Cure that cannot be resolved consensually among the parties, the Noteholder Plan Proponents or Reorganized Greektown shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or Reorganized Greektown. Upon reasonable request, the Notice Parties shall be provided access to information regarding the Debtors’ or Reorganized Greektown’ proposed Cure payments.

          13.4 Claims Based on Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, each executory contract and unexpired lease listed in the Plan Supplement shall be rejected pursuant to section 365 of the Bankruptcy Code but only to the extent that any such contract is an executory contract or unexpired lease. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described above, pursuant to section 365 of the Bankruptcy Code, as of the earlier of (i) the Confirmation Date or (ii) the date that the affected Creditor party to such lease or executory contract is provided written notice of such rejection. All Allowed Claims arising from the rejection of unexpired leases and executory contracts shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of this Plan.

          13.5 Rejection Damages Bar Date. If the rejection by a Debtor, pursuant to this Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, Newco or Newco Sub, or the properties of any of them unless a Proof of Claim is Filed with the Claims Agent and served upon counsel to the Debtors or Reorganized Greektown within thirty (30) days after the later of (a) the Effective Date or (b) notice that the executory contract or unexpired lease has been rejected, unless otherwise ordered by the Bankruptcy Court. Any Proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against the Reorganized Debtor, Newco or Newco Sub or further notice to or action, order, or approval of the Bankruptcy Court or other Person, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

          13.6 Reservation of Rights. Neither the exclusion nor inclusion of any contract or lease in this Plan, the Plan Supplement, nor anything contained in this Plan, shall constitute an

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admission by the Noteholder Plan Proponents that any such contract or lease is in fact an executory contract or unexpired lease or that any Reorganized Debtor, Newco or Newco Sub has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Noteholder Plan Proponents or Reorganized Greektown, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

          14.1 Cramdown. The Noteholder Plan Proponents request Confirmation of the Plan under section 1129(b) with respect to any Impaired Class that does not accept the Plan or that is conclusively deemed to have rejected the Plan pursuant to section 1126 of the Bankruptcy Code.

          14.2 Immediate Binding Effect. Subject to Article VI and notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Greektown, and any and all Holders of Claims or Interests (irrespective of whether any such Holders of Claims or Interests failed to vote to accept or reject this Plan, voted to accept or reject this Plan, or is deemed to accept or reject this Plan), all Persons that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan or herein, each Person acquiring property under this Plan, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.

          14.3 Additional Documents. On or before the Effective Date, the Noteholder Plan Proponents may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Debtors or Reorganized Greektown, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

          14.4 Reservation of Rights. Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Noteholder Plan Proponent with respect to this Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of any Noteholder Plan Proponent with respect to the Holders of Claims or Interests prior to the Effective Date.

          14.5 Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of such Person.

          14.6 Service of Documents.

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                    14.6.1 After the Effective Date, any pleading, notice, or other document required by this Plan to be served on or delivered to Reorganized Greektown shall be sent by overnight mail, postage prepaid to:

555 E. Lafayette
Detroit, MI 48226
Attn: Chief Executive Officer

with a copy to:

Allan S. Brilliant
Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018

and

Mark N. Parry
Moses & Singer LLP
405 Lexington Avenue
New York, NY 10174

and

Joel D. Applebaum
Clark Hill PLLC
151 S. Old Woodward, Suite 200
Birmingham, MI 48009

and

Daniel J Weiner
Schafer and Weiner, PLLC
40950 Woodward Avenue
Suite 100
Bloomfield Hills, Michigan 48304

                    14.6.2 After the Effective Date, Reorganized Greektown have authority to send a notice to Persons that continue to receive documents pursuant to Bankruptcy Rule 2002, that each such Person must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, Reorganized Greektown are authorized to limit the list of Persons receiving documents pursuant to Bankruptcy Rule 2002 to those Persons who have Filed such renewed requests.

          14.7 Entire Agreement. Except as otherwise indicated, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings,

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and representations on such subjects, all of which have become merged and integrated into this Plan.

          14.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Michigan, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control).

          14.9 Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

          14.10 Closing of Chapter 11 Cases. Reorganized Greektown shall, promptly after the full administration of any of the Chapter 11 Cases, File with the Bankruptcy Court, all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close their Chapter 11 Cases.

          14.11 Waiver or Estoppel. Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or any other Person, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

          14.12 Removal or Resignation of Noteholder Plan Proponents. Any Noteholder Plan Proponent other than the Put Parties may resign as a Noteholder Plan Proponent prior to the Effective Date or may be removed as a Noteholder Plan Proponent by written consent of each of the Put Parties. Any removal or resignation of any Noteholder Plan Proponent other than the Put Parties shall not prevent the remaining Noteholder Plan Proponents from seeking confirmation of the Plan.

          14.13 Termination of Liens and Encumbrances. Any of the Debtors, Reorganized Greektown, and all parties in interest, including without limitation any Creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the

69

terms and conditions of this Plan. This shall include without limitation any execution by any of the Debtors or Reorganized Greektown of Uniform Commercial Code financing statements and the execution by Creditors of any Uniform Commercial Code termination and mortgage releases and termination. Reorganized Greektown are expressly authorized to file any termination statement to release a Lien which is either discharged or satisfied as a result of this Plan or any payments made in accordance with the Plan.

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December 7, 2009 Respectfully Submitted,

JOHN HANCOCK STRATEGIC INCOME
FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK TRUST STRATEGIC
INCOME TRUST

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS II STRATEGIC
INCOME FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK HIGH YIELD FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK TRUST HIGH INCOME
TRUST

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS II HIGH
INCOME FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK BOND FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK INCOME SECURITIES
TRUST

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK INVESTORS TRUST

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS III
LEVERAGED COMPANIES FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS II ACTIVE
BOND FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

JOHN HANCOCK FUNDS TRUST
ACTIVE BOND TRUST

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

MANULIFE GLOBAL FUND U.S. BOND
FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

MANULIFE GLOBAL FUND U.S. HIGH
YIELD FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

MANULIFE GLOBAL FUND STRATEGIC
INCOME

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

MIL STRATEGIC INCOME FUND

By: /s/ Barry Evans
Barry Evans
President, Chief Investment Officer

OPPENHEIMER CHAMPION INCOME
FUND By: Oppenheimer Funds, Inc. as
investmentadvisor thereto

By: /s/ Margaret Hui
Margaret Hui
Vice President

OPPENHEIMER STRATEGIC INCOME
FUND By: Oppenheimer Funds, Inc. as
investmentadvisor thereto

By: /s/ Margaret Hui
Margaret Hui
Vice President

OPPENHEIMER STRATEGIC BOND
FUND / VABy: Oppenheimer Funds, Inc. as
investmentadvisor thereto

By: /s/ Margaret Hui
Margaret Hui
Vice President

OPPENHEIMER HIGH INCOME FUND
/VA By: Oppenheimer Funds, Inc. as
investmentadvisor thereto

By: /s/ Margaret Hui
Margaret Hui
Vice President

ING OPPENHEIMER STRATEGIC
INCOME PORTFOLIO By: Oppenheimer
Funds, Inc. as investmentadvisor thereto

By: /s/ Margaret Hui
Margaret Hui
Vice President

BRIGADE CAPITAL MANAGEMENT

By: /s/ Don Morgan
Don Morgan
Managing Partner

SOLA LTD

By: /s/ Christopher Pucillo
Christopher Pucillo Director

SOLUS CORE OPPORTUNITIES
MASTER FUND LTD

By: /s/ Christopher Pucillo
Christopher Pucillo Director

OFFICIAL COMMITTEE OF
UNSECURED CREDITORS

By Its Counsel, Clark Hill PLLC

By: /s/ Joel D. Applebaum
Joel D. Applebaum Member, Clark Hill
PLLC

DEUTSCHE BANK TRUST COMPANY
AMERICAS, AS INDENTURE TRUSTEE

By Its Counsel Moses & Singer LLP

By: /s/ Mark N. Parry
Mark N. Parry Partner, Moses & Singer LLP

December 7, 2009 Prepared By:

GOODWIN PROCTER LLP

By: /s/ Allan S. Brilliant Allan
S. Brilliant Craig P. Druehl
Stephen M. Wolpert

K. Brent Tomer The New York
Times Building 620 Eighth
Avenue New York, NY 10018

abrilliant@goodwinprocter.com
cdruehl@goodwinprocter.com
swolpert@goodwinprocter.com
ktomer@goodwinprocter.com

Counsel to Certain Noteholder Plan Proponents

CLARK HILL PLC

By: /s/ Joel D. Applebaum Joel D.
Applebaum (P36774) Robert D.
Gordon (P48627) Shannon L. Deeby
(P60242)
500 Woodward Avenue, Suite 3500
Detroit, Michigan 48226-3435
(313) 965-8300
japplebaum@clarkhill.com
rgordon@clarkhill.com
sdeeby@clarkhill.com

Counsel to the Official Committee of
Unsecured Creditors

MOSES AND SINGER LLP

By: /s/ Mark N. Parry Mark
N. Parry Alan Kolod
Declan M. Butvick

The Chrysler Building 405
Lexington Avenue New York,
New York 10174
mparry@mosessinger.com
akolod@mosessinger.com
dbutvick@mosessinger.com

Counsel to Indenture Trustee

EXHIBIT B

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

GREEKTOWN HOLDINGS, LLC, ET AL.
HYPOTHETICAL LIQUIDATION ANALYSIS

I.	Introduction

          Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor was liquidated under Chapter 7 of the Bankruptcy Code. To demonstrate that the Plan satisfies the “best interests” of the creditors test, the Debtors and their professionals have prepared the following liquidation analysis (the “Liquidation Analysis”).

          The Liquidation Analysis estimates potential cash distribution to holders of allowed claims in a hypothetical Chapter 7 liquidation of the Debtors’ assets. The assumptions used in the liquidation analysis may be affected by events or conditions not presently contemplated. These assumptions are also subject to significant uncertainties, many of which are outside of the control of the Debtors. As a result, there can be no assurance that the values set forth in the liquidation analysis would be realized if the Debtors were to undergo a Chapter 7 liquidation.

II.	Scope, Intent, and Purpose of the Liquidation Analysis

          The determination of the costs of, and hypothetical proceeds from, the liquidation of the Debtors’ assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, their management, and their professionals. Inevitably, some assumptions in the Liquidation Analysis would not materialize in an actual Chapter 7 liquidation, and unanticipated events and circumstances could affect the ultimate results in an actual Chapter 7 liquidation. In addition, the Debtors’ management or its professionals cannot judge with any degree of certainty the impact of the liquidation asset sales on the recoverable value of the Debtors’ assets. The Liquidation Analysis was prepared for the sole purpose of generating a reasonable good-faith estimate of the proceeds that would be generated if the Debtors were liquidated in accordance with Chapter 7 of the Bankruptcy Code. The Liquidation Analysis is not intended, and should not be used, for any other purpose. The underlying financial information in the Liquidation Analysis was not compiled or examined by any independent accountants. No independent appraisals were conducted in preparing the Liquidation Analysis. NEITHER THE DEBTORS NOR THEIR PROFESSIONALS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSIS. ACTUAL RESULTS COULD VARY MATERIALLY.

          In preparing the Liquidation Analysis, the Debtors estimated the amount of allowed claims based upon internal information and claims filed to date. In addition, the Liquidation

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Analysis includes estimates for claims not currently asserted in the Chapter 11 Cases, but which could be asserted and allowed in a Chapter 7 liquidation, including administrative claims, wind-down costs, trustee fees, tax liabilities, and contract rejection claims. To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of allowed claims used for purposes of preparing this Liquidation Analysis. The Debtors’ estimate of allowed claims set forth in the Liquidation Analysis should not be relied on for any other purpose including determining the value of any distribution to be made on account of allowed claims under the Plan. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

III.	General Notes to the Liquidation Analysis

	A.	Conversion Date and Appointment of a Chapter 7 Trustee

          The Liquidation Analysis assumes conversion of the Debtors’ Chapter 11 cases to Chapter 7 liquidation cases on December 31, 2009 (the “Conversion Date”). On the Conversion Date, it is assumed that the Bankruptcy Court would appoint one Chapter 7 trustee (the “Trustee”) to oversee the liquidation of the Debtors’ estates. Should multiple Trustees be appointed to administer the Debtors’ estates, lower recoveries and higher administrative costs could result and distributions to creditors could be delayed.

	B.	Assets to be Liquidated

          The Liquidation Analysis assumes a liquidation of all of the Debtors’ assets which primarily consist of a casino gaming facility, a 400-room hotel, several restaurants and food outlets, a nightclub, several bars and cocktail lounges, an entertainment facility, meeting rooms, banquet facilities, a parking garage, retail shopping and related improvements.

	C.	Methodologies

          Two different approaches were used to estimate the approximate liquidation range of value for the Debtors’ assets: (a) a forced sale analysis of the business as a going concern; and (b) an asset-by-asset liquidation analysis. The Debtors believe that the forced sale as a going concern scenario would generate greater liquidation proceeds. That notwithstanding, as a result of regulatory issues, including the requirement that the operator of a casino business in the State of Michigan be licensed, it is possible that the casino would be closed and the assets would be sold on a piecemeal basis.

          Under both approaches, reductions were made to the values derived to reflect the forced sale nature of a Chapter 7 liquidation. These reductions were derived by considering such factors as the shortened time period involved in the sale process, discounts buyers would require given a shorter due diligence period and therefore potentially higher risks buyers might assume,

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potentially negative perceptions involved in liquidation sales, the current state of the capital markets, the limited universe of prospective buyers, and the “bargain hunting” mentality of liquidation sales.

          The estimated liquidation value of the Debtors’ assets in both scenarios was used to determine the recovery percentages based on the unaudited book values set forth in Debtors’ projected balance sheet as of December 31, 2009. Both liquidation scenarios assume a liquidation of the Debtors’ assets occurs over a six month time frame which reflects an estimate of the time required to dispose of the material assets. Both scenarios also assume that certain non-core parking lots and a parking garage would be sold separately from the casino property. The assumed liquidation value of these non-core assets is based on prior offers received for those assets discounted to reflect the forced sale nature of a liquidation.

	D.	Estimated Costs of Liquidation

          Wind-down costs consist of the costs of any professionals the Trustee employs to assist with the liquidation process, including investment bankers, attorneys, and other advisors. Chapter 7 Trustee fees necessary to facilitate the sale of the Debtors’ assets were assumed to equal 3% of the liquidation proceeds generated. These fees would be used specifically for developing marketing materials and facilitating the solicitation process for the parties, given the complexity and nature of the Debtors’ estates. This estimate also takes into account the time that will be required for the Trustee and any professionals to become educated with respect to the Debtors’ business and the Chapter 11 cases. Professional fees were estimated at $3 million, or $500,000 per month for six months. The Debtors have also assumed that retention pay would be required to keep key employees on the job to assist with the liquidation. Such retention pay is estimated at $500,000 in the asset-by-asset scenario and $1 million on the forced sale as a going concern scenario.

IV.	Forced Sale of the Business as a Going Concern Scenario

          The Debtors believe that the assets have their greatest potential recovery value if liquidated for the purposes of continuing to operate as a gaming establishment. This analysis assumes that casino operating activity would not be negatively impacted during the liquidation period and that cash flows during the liquidation period would be neutral and thus would not impact the hypothetical liquidation values. This scenario assumes that the Trustee will assume and assign to the purchaser all executory contracts and unexpired leases related to the ongoing operations of the Debtors. This scenario also assumes that the existing staff currently employed at the Debtors’ property will remain with the Debtors and maintain employment at the time of the hypothetical sale. If the cash flows from the casino property are not sufficient to fund the ongoing operations during this period, the Trustee may have to lower expectations related to potential recovery value for the casino property and further reduce the recovery estimates contained in this Liquidation Analysis.

The Debtors estimate that the value which would be generated by selling the business as a going concern on a forced sale basis would approximate $300 million to $350 million. This is

3

supported by apparent multiples in a recent comparable transaction. The mid-point of this range of value ($325 million) approximates a 40% discount from the mid-point of the estimated range of reorganization value ($540 million) of the Debtors’ assets.

V.	Asset-by-Asset Liquidation Scenario

	A	Cash and Cash Equivalents

          Cash in the operating account or bank account is assumed to be recovered at 100% of the stated value. Cash held on the casino floor and in the cages is assumed to be recovered at 100% less an estimated $201,000 for payment to dealers for dealer tips held by the casino.

	B.	Accounts and Notes Receivable

          Estimated recoveries on accounts and notes receivable recovery is based upon a detailed review of the Debtors’ trial balances, specifically those relating to accounts and notes receivable. The Debtors and their professionals assumed the Debtors would collect substantially all outstanding accounts and notes receivable from institutional organizations, and would recover between 0% and 50% of outstanding receivables from patrons and lease holders.

	C.	Inventory, Prepaid, and Other Current Assets

          This scenario assumes that there would be zero recovery on inventory as it generally relates to Greektown Casino-designated supplies and perishable inventory. This scenario also assumes that all prepaid and other assets are fully amortized by the completion of the liquidation and would have zero recovery.

	D.	Property and Equipment

          This scenario assumes that the Debtors’ property and equipment would be sold in a situation where there is no operating casino. Accordingly, the Debtor’s believe this would drastically reduce the value which could be generated in a liquidation sale. The casino facility is a single use type facility in a city and region which is economically depressed. In the absence of an operating casino, the hotel and parking garage would both lose their primary draw to attract customers. While it is exceedingly difficult to estimate the liquidation proceeds which could be generated from these assets, the Debtors and their professionals have estimated that the proceeds generated would approximate 5% to 10% of cost which would generate proceeds in the range of $29 million to $58 million. This estimate factors in the estimated carrying costs of holding the assets until they are sold in six months. These carrying costs would include, but are not limited to, insurance, utilities and property taxes.

	E.	Other Assets

This analysis assumes that the financing fees and deferred Michigan Business Tax assets would be folly amortized or otherwise written off by the completion of the liquidation and would

4

therefore have zero recovery. The analysis also assumes that Greektown Casino would be able to sell its liquor license for approximately $9,000 to $12,000, or 30% to 40% of book value.

VI.	Estimated Recoveries

	A.	DIP Facilities

          The DIP facilities are estimated to approximate $197 million in total as of December 31, 2009. The forced sale as a going concern scenario estimates that these claims would be satisfied in full in a Chapter 7 liquidation, while the asset-by-asset scenario estimates that these claims would receive between 36-53% of their value in a Chapter 7 liquidation.

	B.	Administrative and Priority Claims

          Administrative and priority claims are estimated to approximate $27 million to $30 million as of December 31, 2009. Such claims include accrued and unpaid professional fees, post-petition accounts payable and accrued expenses, 503(b)(9) claims, DIP facility exit fees, and estimated liabilities to taxing authorities. The forced sale as a going concern scenario estimates that these claims would be satisfied in full in a Chapter 7 liquidation, while the asset-by-asset scenario estimates that there would be insufficient liquidation proceeds for any recovery related to these claims in a Chapter 7 liquidation.

	C.	Pre-Petition Secured Debt

          Pre-petition secured debt is estimated to approximate $354 million as of December 31, 2009. The pre-petition secured debt includes the revolving credit facility, term loans, letter of credit draws, swap agreement termination values, and accrued but unpaid adequate protection payments. The forced sale scenario estimates that these claims would receive between 19-34% of their value in a Chapter 7 liquidation, while the asset-by-asset scenario estimates that there would be insufficient liquidation proceeds for any recovery related to these claims in a Chapter 7 liquidation.

	D.	All Other Classes of Claims

Both liquidation scenarios estimate that there would be insufficient liquidation proceeds for any recovery related to these claims in a Chapter 7 liquidation.

5

GREEKTOWN HOLDINGS, LLC, ET AL.	FORCED SALE APPROACH
HYPOTHETICAL LIQUIDATION ANALYSIS
AS OF DECEMBER 31, 2009

	Projected 12/31/09	Chapter 7 Liquidation Recovery

Description		Low	High

STATEMENT OF ASSETS

Current Assets
Cash - Operating Account	24,391
Cash - Casino, Other	15,000
Accounts and Notes Receivable	7,137
Inventories	515
Prepaids / Other	18,776

Total Current Assets	65,819

Property, Building and Equipment
Subtotal	580,684
Less: Accumulated D&A	(149,067)

Property, Building and Equipment, Net	431,617

Other Assets
Financing Fees, Net	9,598
Deposits and Other Assets	30
Deferred MBT	1,236

Total Other Assets	10,864

Assets	508,301	300,000	350,000

Non-core parking lots and garage	49,992	7,900	11,850

Total Assets	558,293	307,900	361,850

Estimated Costs of Chapter 7 Liquidation
Chapter 7 Trustee Fees		9,237	10,856
Chapter 7 Professional Fees		3,000	3,000
Retention Pay		1,000	1,000

Total Estimated Costs of Liquidation		13,237	14,856

Estimated Asset Value Available for Distribution		294,663	346,995

DIP Loans
Traunch A (Construction Line)		140,866	140,866
Traunch A-1 (Construction Line)		22,350	22,350
Traunch B (Operating Line)		15,655	15,655
Traunch B-1 (Operating Line)		18,597	18,597

DIP Loans		197,468	197,468
Liquidation Proceeds Available		294,663	346,995

Excess (Deficiency) on DIP Loans		97,195	149,527

Administrative and Priority Claims
Accrued and unpaid professional fees		3,791	3,791
Post-petition A/P and accrued expenses		19,681	19,681
503b9 claims		300	300
DIP Exit Fee		2,300	2,300
Taxing Authorities		3,079	3,619

Administrative and Priority Claims		29,151	29,691
Liquidation Proceeds Available		97,195	149,527

Excess (Deficiency) on Administrative and Priority Claims		68,044	119,836

6

GREEKTOWN HOLDINGS, LLC, ET AL.	FORCED SALE APPROACH
HYPOTHETICAL LIQUIDATION ANALYSIS
AS OF DECEMBER 31, 2009

	Projected 12/31/09	Chapter 7 Liquidation Recovery

Description		Low	High

Pre-Petition Secured Debt
Revolver		75,072	75,072
Term Loan B		157,958	157,958
Incremental Term B		31,542	31,542
L/C’s Drawn re: EDC Bonds		49,394	49,394
Wachovia Swap Termination		9,270	9,270
Wells Fargo Swap Termingation		2,750	2,750
Adequate Protection		28,050	28,050

Pre-Petition Secured Debt		354,036	354,036
Liquidation Proceeds Available		68,044	119,836

Excess (Deficiency) on Pre-Petition Secured Debt		(285,992)	(234,200)

Estimated Trade and General Unsecured Claims against Casino		72,304	72,304
Liquidation Proceeds Available		0	0

Excess (Deficiency) on Trade and General Unsecured Claims against Casino		(72,304)	(72,304)

Senior Notes		194,927	194,927
Liquidation Proceeds Available		0	0

Excess (Deficiency) on Senior Notes		(194,927)	(194,927)

Monroe / Kewadin Creditors		76,366	76,366
Liquidation Proceeds Available		0	0

Excess (Deficiency) to Monroe / Kewadin Creditors		(76,366)	(76,366)

7

GREEKTOWN HOLDINGS, LLC, ET AL.	FORCED SALE APPROACH
HYPOTHETICAL LIQUIDATION ANALYSIS
AS OF DECEMBER 31, 2009

	Amount of Claim		Estimated Recovery		Estimated Recovery %

Description	Low	High	Low	High	Low	High

DIP Loans	197,468	197,468	197,468	197,468	100.0%	100.0%

Estimated Administrative and Priority Claims	29,151	29,691	29,151	29,691	100.0%	100.0%

Pre-Petition Secured Debt	354,036	354,036	68,044	119,836	19.2%	33.8%

Estimated Allowed Trade and General Unsecured Claims against Casino	72,304	72,304	0	0	0.0%	0.0%

Senior Notes	194,927	194,927	0	0	0.0%	0.0%

Monroe / Kewadin Creditors	76,366	76,366	0	0	0.0%	0.0%

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GREEKTOWN HOLDINGS, LLC, ET AL.	ASSET BY ASSET APPROACH
HYPOTHETICAL LIQUIDATION ANALYSIS
AS OF DECEMBER 31, 2009

	Projected 12/31/09	Chapter 7 Liquidation Recovery

Description		Low	High

STATEMENT OF ASSETS

Current Assets
Cash - Operating Account	24,391	24,391	24,391
Cash - Casino, Other	15,000	14,799	14,799
Accounts and Notes Receivable	7,137	1,611	2,641
Inventories	515	0	0
Prepaids / Other	18,776	0	0

Total Current Assets	65,819	40,801	41,831

Property, Building and Equipment
Subtotal	580,684	29,034	58,068
Less: Accumulated D&A	(149,067)	0	0

Property, Building and Equipment, Net	431,617	29,034	58,068

Other Assets
Financing Fees, Net	9,598	0	0
Deposits and Other Assets	30	9	12
Deferred MBT	1,236	0	0

Total Other Assets	10,864	9	12

Assets	508,301	69,844	99,911

Non-core parking lots and garage	49,992	7,900	11,850

Total Assets	558,293	77,744	111,761

Estimated Costs of Chapter 7 Liquidation
Chapter 7 Trustee Fees		2,332	3,353
Chapter 7 Professional Fees		3,000	3,000
Retention Pay		500	500

Total Estimated Costs of Liquidation		5,832	6,853

Estimated Asset Value Available for Distribution		71,911	104,908

DIP Loans
Traunch A (Construction Line)		140,866	140,866
Traunch A-1 (Construction Line)		22,350	22,350
Traunch B (Operating Line)		15,655	15,655
Traunch B-l (Operating Line)		18,597	18,597

DIP Loans		197,468	197,468
Liquidation Proceeds Available		71,911	104,908

Excess (Deficiency) on DIP Loans		(125,556)	(92,560)

Administrative and Priority Claims
Accrued and unpaid professional fees		3,791	3,791
Post-petition A/P and accrued expenses		19,681	19,681
503b9 claims		300	300
DIP Exit Fee		2,300	2,300
Taxing Authorities		777	1,118

Administrative and Priority Claims		26,849	27,190
Liquidation Proceeds Available		0	0

Excess (Deficiency) on Administrative and Priority Claims		(26,849)	(27,190)

9

GREEKTOWN HOLDINGS, LLC, ET AL.	ASSET BY ASSET APPROACH
HYPOTHETICAL LIQUIDATION ANALYSIS
AS OF DECEMBER 31, 2009

	Projected 12/31/09	Chapter 7 Liquidation Recovery

Description		Low	High

Pre-Petition Secured Debt
Revolver		75,072	75,072
Term Loan B		157,958	157,958
Incremental Term B		31,542	31,542
L/C’s Drawn re: EDC Bonds		49,394	49,394
Wachovia Swap Termination		9,270	9,270
Wells Fargo Swap Termingation		2,730	2,750
Adequate Protection		28,050	28,050

Pre-Petition Secured Debt		354,036	354,036
Liquidation Proceeds Available		0	0

Excess (Deficiency) on Pre-Petition Secured Debt		(354,036)	(354,036)

Estimated Trade and General Unsecured Claims against Casino		72,304	72,304
Liquidation Proceeds Available		0	0

Excess (Deficiency) on Trade/General Unsecured Claims against Casino		(72,304)	(72,304)

Senior Notes		194,927	194,927
Liquidation Proceeds Available		0	0

Excess (Deficiency) on Senior Notes		(194,927)	(194,927)

Monroe / Kewadin Creditors		76,366	76,366
Liquidation Proceeds Available		0	0

Excess (Deficiency) to Monroe / Kewadin Creditors		(76,366)	(76,366)

10

GREEKTOWN HOLDINGS, LLC, ET AL.	ASSET BY ASSET APPROACH
HYPOTHETICAL LIQUIDATION ANALYSIS
AS OF DECEMBER 31, 2009

	Amount of Claim		Estimated Recovery		Estimated Recovery %

Description	Low	High	Low	High	Low	High

DIP Loans	197,468	197,468	71,911	104,908	36.4%	53.1%

Estimated Administrative and Priority Claims	26,849	27,190	0	0	0.0%	0.0%

Pre-Petition Secured Debt	354,036	354,036	0	0	0.0%	0.0%

Estimated Allowed Trade and General Unsecured Claims against Casino	72,304	72,304	0	0	0.0%	0.0%

Senior Notes	194,927	194,927	0	0	0.0%	0.0%

Monroe / Kewadin Creditors	76,366	76,366	0	0	0.0%	0.0%

11

EXHIBIT C

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

Corporate Structure as of the Petition Date

1

EXHIBIT D

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

Summary Valuation Analysis for Disclosure Statement

          The valuation analysis is based upon certain data and information that was available to Charles S. Edelman LLC (“Edelman LLC”). expert for the Committee, from public sources or that was provided to Edelman LLC by the Debtors, XRoads Solutions Group, LLC (a consultant retained by the Committee, “XRoads”), the Committee, or their representatives prior to October 16, 2009. Neither Edelman LLC nor the Noteholder Plan Proponents make representations as to changes to such data and information as may have occurred since the dates of such information.

          In preparing the Valuation Analysis, Edelman LLC, among other things: (i) reviewed various documents and pleadings in the Chapter 11 cases; (ii) reviewed the operations and historical financial performance of the Debtors including year-to-date results related to various forecasts prepared by the Debtors; (iii) reviewed financial forecasts prepared by the Debtors, including the Greektown Model v149 (the “Greektown Financial Projections”), and XRoads dated as of October 16, 2009 (the “XRoads Financial Projections”); (iv) analyzed current market conditions and general trends in the Detroit gaming market and the gaming industry in general; (v) analyzed the performance, financial information and market position of the Debtors relative to certain competitors and/or similar publicly traded companies; (vi) reviewed various securities analyst research reports on the gaming industry; (vii) analyzed precedent transactions in the gaming industry to determine the prices that were paid for assets or companies similar to the Debtors’ assets or operations; and (viii) reviewed such other information and performed such other analyses as Edelman LLC deemed appropriate.

          Edelman LLC assumed, without independent verification, the accuracy and completeness of all the financial and other information available to it from public sources or as provided to Edelman LLC by the Committee, XRoads, the Debtors or their representatives. Edelman LLC did not make any independent evaluation or appraisal of the Debtors’ assets, nor did Edelman LLC independently verify any of the information it reviewed. Edelman LLC has assumed that the Greektown Financial Projections supplied by the Debtors and the XRoads Financial Projections supplied by XRoads and the Committee were reasonably prepared on bases reflecting the best estimates and good faith judgment of the Debtors and XRoads and the Committee, respectively, as to the future operating and financial performance of the Debtors as of the date of their preparation, and that the Debtors, XRoads and the Committee have informed Edelman LLC of all known circumstances occurring since such date that could make the Financial Projections incomplete or misleading. Edelman LLC conducted the Valuation Analysis with the explicit understanding that it is based on standards of assessment, including economic, political, legal, and other conditions, in existence as of the date of the Valuation Analysis that are beyond Edelman LLC’s or the Debtors’ control. Such standards of assessment may change in the future, and such changes could have a material impact on the valuation of the Debtors set forth in this Disclosure Statement. To the extent the Valuation Analysis is dependent upon the Debtors’ achievement of the Greektown Financial Projections and the XRoads Financial Projections, and the assumption that the general economic, financial, and market conditions as of the Effective Date will not differ materially from those prevailing as of October 16, 2009, the Valuation Analysis must be considered speculative. Edelman LLC disclaims any responsibility for any impact any such change may have on the assessment of the valuation of the Debtors set forth in the Plan.

1

          THE ENTERPRISE VALUATION RANGE PRESENTED BELOW REFLECTS WORK PERFORMED BY EDELMAN LLC ON THE BASIS OF INFORMATION AVAILABLE TO EDELMAN LLC AS OF OCTOBER 16, 2009. IN ADDITION, THE PROJECTIONS USED TO DEVELOP THE VALUATION ANALYSIS ASSUME THAT GENERAL ECONOMIC, FINANCIAL, AND MARKET CONDITIONS WILL NOT DIFFER MATERIALLY FROM THOSE CONDITIONS PREVAILING AS OF THE DATE OF THE VALUATION ANALYSIS. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT EDELMAN LLC’S CONCLUSIONS, EDELMAN LLC HAS NO OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATES.

          The Valuation Analysis is based upon data and information as of October 16, 2009. Neither Edelman LLC nor the Noteholder Plan Proponents make representations as to changes to such data and information that may have occurred since that date.

1.	Valuation Methodology

          Edelman LLC performed a variety of analyses and considered a variety of factors in preparing its estimated range of the reorganized Debtors enterprise value. Edelman LLC primarily relied on three methodologies to estimate the value of the reorganized Debtors based on the financial projections described under the Greektown Financial Projections which were prepared by the management of the Debtors and the XRoads Financial Projections which were prepared by XRoads, respectively: (i) a calculation of the present value of projected free cash flows and a terminal value, using a range of discount rates (the “Discounted Cash Flow Analysis”); (ii) a comparison of the financial data of the reorganized Debtors with comparable publicly traded gaming companies (the “Comparable Companies Analysis”); and (iii) an analysis of comparable valuations indicated by precedent mergers and acquisitions transactions in the gaming industry (the “Precedent Transactions Analysis”).

A.	Discounted Cash Flow Analysis

          The Discounted Cash Flow Analysis (“DCF”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a “forward looking” approach that discounts expected future cash flows by a risk-adjusted cost of capital (the “WACC”). The expected future cash flows have two components: the present value of the projected unlevered free cash flows over the projection period and the present value of the terminal value (representing firm value of future cash flows beyond the projection period using terminal values. calculated by applying a multiple to the final projected EBITDA and discounting those values to the present using the WACC). This approach yielded a range of estimated values for the reorganized Debtors of $618.5 million to $706.0 million utilizing the Greektown Financial Projections and $711.0 million to $810.9 million utilizing the XRoads Financial Projections.

B.	Comparable Companies Analysis

          The Comparable Companies Analysis involves identifying a group of publicly traded companies whose businesses are generally similar to those of the Reorganized Debtors and then calculating ratios of enterprise value to EBITDA of these companies based upon the value of

2

such companies’ securities. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of business, business risks, growth prospects, business maturity, market presence, and size and scale of operations. Based upon this approach, Edelman LLC determined a range of estimated values for the reorganized Debtors of $628.6 million to $664.5 million utilizing the Greektown Financial Projections and $659.1 million to $696.8 million utilizing the XRoads Financial Projections.

C.	Precedent Transactions Analysis

          The Precedent Transactions Analysis estimates value by examining merger and acquisition transactions. The valuations paid in such acquisitions or implied in such mergers were analyzed as ratios of various financial results. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are generally comparable to the Debtors. Based upon this approach, Edelman LLC determined a range of estimated values for the reorganized Debtors of $635.9 million to $724.2 million utilizing the Greektown Financial Projections and $662.6 million to $754.6 million utilizing the XRoads Financial Projections.

          The analyses performed by Edelman LLC indicates that the estimated reorganization value of the reorganized Debtors is a hypothetical range of $626.7 million to $696.2 million with a mid-point estimate of $662.7 million, utilizing the Greektown Financial Projections, and a hypothetical range of $677.6 million to $754.1 million with a mid-point estimate of $715.6 million, utilizing the XRoads Financial Projections.

          THE VALUATION INFORMATION CONTAINED IN THIS SECTION IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION ANALYSIS DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ALLOWED CLAIMS AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN.

          Edelman LLC’s estimates of value of the reorganized Debtors do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if the Debtors sold their assets. These estimates assume that the reorganized Debtors will continue as the owners and operators of their businesses and assets and that such businesses and assets are operated in accordance with the reorganized Debtors’ existing business plan.

          Edelman LLC’s estimates are not entirely mathematical, but rather involve complex considerations and subjective judgments concerning various factors that could affect the value of an operating business. Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, Edelman LLC’s estimates are not intended to be, nor should they be interpreted to be, indicative of actual outcomes, which may be significantly more or less favorable than those set forth in the Plan. Because such estimates are inherently subject to uncertainties, the Debtors, Edelman LLC, and any other party do not assume responsibility for the accuracy of such estimates. Depending on the results of the

3

Debtors’ operations or changes in the economy or the financial markets in general, Edelman LLC’s estimates performed as of the Effective Date may differ materially.

          In addition, the value of the newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities held by creditors, some of which may prefer to liquidate rather than hold on a long term basis, and other factors that generally influence the price of securities. Other factors, many of which are not possible to predict, may also affect actual market prices of such securities. Accordingly, the implied value estimated by Edelman LLC does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

          These estimated ranges of values represent hypothetical ranges that reflect the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The value ascribed in Edelman LLC’s estimates does not purport to be an estimate of post-reorganization market trading value, and such trading value may be materially different from the reorganization value ranges associated with Edelman LLC’s estimates. There can be no assurance that a trading market will develop for the new securities issued pursuant to the Plan, and Edelman LLC does not provide such assurance. Edelman LLC’s estimates are based on economic, market, financial, and other conditions as they exist on, and on the information made available as of, the date of the Valuation Analysis. It should be understood that, although subsequent developments may affect Edelman LLC’s conclusions, Edelman LLC does not have any obligation to update, revise, or reaffirm its analysis, and it does not intend to do so.

          The summary set forth above does not purport to be a complete description of the Valuation Analysis performed by Edelman LLC. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description.

          IN LIGHT OF THE FOREGOING, THE VALUATION ANALYSIS OF THE REORGANIZED DEBTORS’ PREPARED BY EDELMAN LLC REPRESENTS THE HYPOTHETICAL RANGE OF VALUES AND IS BASED ON THE ASSUMPTIONS CONTAINED HEREIN. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE HYPOTHETICAL RANGE OF VALUES OF THE REORGANIZED DEBTORS THROUGH THE APPLICATION OF VARIOUS GENERALLY ACCEPTED VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES, OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

          THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING

4

THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF VALUES OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE NOTEHOLDER PLAN PROPONENTS, EDELMAN LLC, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT.

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EXHIBIT E

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

Summary Valuation Analysis for Disclosure Statement

          The valuation analysis is based upon certain data and information that was available to Charles S. Edelman LLC (“Edelman LLC”), expert for the Committee, from public sources or that was provided to Edelman LLC by the Debtors, XRoads Solutions Group, LLC (a consultant retained by the Committee, “XRoads”), the Committee, or their representatives prior to October 16, 2009. Neither Edelman LLC nor the Noteholder Plan Proponents make representations as to changes to such data and information as may have occurred since the dates of such information.

          In preparing the Valuation Analysis, Edelman LLC, among other things: (i) reviewed various documents and pleadings in the Chapter 11 cases; (ii) reviewed the operations and historical financial performance of the Debtors including year-to-date results related to various forecasts prepared by the Debtors; (iii) reviewed financial forecasts prepared by the Debtors, including the Greektown Model v149 (the “Greektown Financial Projections”), and XRoads dated as of October 16, 2009 (the “XRoads Financial Projections”); (iv) analyzed current market conditions and general trends in the Detroit gaming market and the gaming industry in general; (v) analyzed the performance, financial information and market position of the Debtors relative to certain competitors and/or similar publicly traded companies; (vi) reviewed various securities analyst research reports on the gaming industry; (vii) analyzed precedent transactions in the gaming industry to determine the prices that were paid for assets or companies similar to the Debtors’ assets or operations; and (viii) reviewed such other information and performed such other analyses as Edelman LLC deemed appropriate.

          Edelman LLC assumed, without independent verification, the accuracy and completeness of all the financial and other information available to it from public sources or as provided to Edelman LLC by the Committee, XRoads, the Debtors or their representatives. Edelman LLC did not make any independent evaluation or appraisal of the Debtors’ assets, nor did Edelman LLC independently verify any of the information it reviewed. Edelman LLC has assumed that the Greektown Financial Projections supplied by the Debtors and the XRoads Financial Projections supplied by XRoads and the Committee were reasonably prepared on bases reflecting the best estimates and good faith judgment of the Debtors and XRoads and the Committee, respectively, as to the future operating and financial performance of the Debtors as of the date of their preparation, and that the Debtors, XRoads and the Committee have informed Edelman LLC of all known circumstances occurring since such date that could make the Financial Projections incomplete or misleading. Edelman LLC conducted the Valuation Analysis with the explicit understanding that it is based on standards of assessment, including economic, political, legal, and other conditions, in existence as of the date of the Valuation Analysis that are beyond Edelman LLC’s or the Debtors’ control. Such standards of assessment may change in the future, and such changes could have a material impact on the valuation of the Debtors set forth in this Disclosure Statement. To the extent the Valuation Analysis is dependent upon the Debtors’ achievement of the Greektown Financial Projections and the XRoads Financial Projections, and the assumption that the general economic, financial, and market conditions as of the Effective Date will not differ materially from those prevailing as of October 16, 2009, the Valuation Analysis must be considered speculative. Edelman LLC disclaims any responsibility for any impact any such change may have on the assessment of the valuation of the Debtors set forth in the Plan.

1

          THE ENTERPRISE VALUATION RANGE PRESENTED BELOW REFLECTS WORK PERFORMED BY EDELMAN LLC ON THE BASIS OF INFORMATION AVAILABLE TO EDELMAN LLC AS OF OCTOBER 16, 2009. IN ADDITION, THE PROJECTIONS USED TO DEVELOP THE VALUATION ANALYSIS ASSUME THAT GENERAL ECONOMIC, FINANCIAL, AND MARKET CONDITIONS WILL NOT DIFFER MATERIALLY FROM THOSE CONDITIONS PREVAILING AS OF THE DATE OF THE VALUATION ANALYSIS. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT EDELMAN LLC’S CONCLUSIONS, EDELMAN LLC HAS NO OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATES.

          The Valuation Analysis is based upon data and information as of October 16, 2009. Neither Edelman LLC nor the Noteholder Plan Proponents make representations as to changes to such data and information that may have occurred since that date.

1.	Valuation Methodology

          Edelman LLC performed a variety of analyses and considered a variety of factors in preparing its estimated range of the reorganized Debtors enterprise value. Edelman LLC primarily relied on three methodologies to estimate the value of the reorganized Debtors based on the financial projections described under the Greektown Financial Projections which were prepared by the management of the Debtors and the XRoads Financial Projections which were prepared by XRoads, respectively: (i) a calculation of the present value of projected free cash flows and a terminal value, using a range of discount rates (the “Discounted Cash Flow Analysis”); (ii) a comparison of the financial data of the reorganized Debtors with comparable publicly traded gaming companies (the “Comparable Companies Analysis”); and (iii) an analysis of comparable valuations indicated by precedent mergers and acquisitions transactions in the gaming industry (the “Precedent Transactions Analysis”).

A.	Discounted Cash Flow Analysis

          The Discounted Cash Flow Analysis (“DCF”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a “forward looking” approach that discounts expected future cash flows by a risk-adjusted cost of capital (the “WACC”). The expected future cash flows have two components: the present value of the projected unlevered free cash flows over the projection period and the present value of the terminal value (representing firm value of future cash flows beyond the projection period using terminal values. calculated by applying a multiple to the final projected EBITDA and discounting those values to the present using the WACC). This approach yielded a range of estimated values for the reorganized Debtors of $618.5 million to $706.0 million utilizing the Greektown Financial Projections and $711.0 million to $810.9 million utilizing the XRoads Financial Projections.

B.	Comparable Companies Analysis

          The Comparable Companies Analysis involves identifying a group of publicly traded companies whose businesses are generally similar to those of the Reorganized Debtors and then calculating ratios of enterprise value to EBITDA of these companies based upon the value of

2

such companies’ securities. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of business, business risks, growth prospects, business maturity, market presence, and size and scale of operations. Based upon this approach, Edelman LLC determined a range of estimated values for the reorganized Debtors of $628.6 million to $664.5 million utilizing the Greektown Financial Projections and $659.1 million to $696.8 million utilizing the XRoads Financial Projections.

C.	Precedent Transactions Analysis

          The Precedent Transactions Analysis estimates value by examining merger and acquisition transactions. The valuations paid in such acquisitions or implied in such mergers were analyzed as ratios of various financial results. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are generally comparable to the Debtors. Based upon this approach, Edelman LLC determined a range of estimated values for the reorganized Debtors of $635.9 million to $724.2 million utilizing the Greektown Financial Projections and $662.6 million to $754.6 million utilizing the XRoads Financial Projections.

          The analyses performed by Edelman LLC indicates that the estimated reorganization value of the reorganized Debtors is a hypothetical range of $626.7 million to $696.2 million with a mid-point estimate of $662.7 million, utilizing the Greektown Financial Projections, and a hypothetical range of $677.6 million to $754.1 million with a mid-point estimate of $715.6 million, utilizing the XRoads Financial Projections.

          THE VALUATION INFORMATION CONTAINED IN THIS SECTION IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION ANALYSIS DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ALLOWED CLAIMS AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN.

          Edelman LLC’s estimates of value of the reorganized Debtors do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if the Debtors sold their assets. These estimates assume that the reorganized Debtors will continue as the owners and operators of their businesses and assets and that such businesses and assets are operated in accordance with the reorganized Debtors’ existing business plan.

          Edelman LLC’s estimates are not entirely mathematical, but rather involve complex considerations and subjective judgments concerning various factors that could affect the value of an operating business. Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, Edelman LLC’s estimates are not intended to be, nor should they be interpreted to be, indicative of actual outcomes, which may be significantly more or less favorable than those set forth in the Plan. Because such estimates are inherently subject to uncertainties, the Debtors, Edelman LLC, and any other party do not assume responsibility for the accuracy of such estimates. Depending on the results of the

3

Debtors’ operations or changes in the economy or the financial markets in general, Edelman LLC’s estimates performed as of the Effective Date may differ materially.

          In addition, the value of the newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities held by creditors, some of which may prefer to liquidate rather than hold on a long term basis, and other factors that generally influence the price of securities. Other factors, many of which are not possible to predict, may also affect actual market prices of such securities. Accordingly, the implied value estimated by Edelman LLC does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

          These estimated ranges of values represent hypothetical ranges that reflect the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The value ascribed in Edelman LLC’s estimates does not purport to be an estimate of post-reorganization market trading value, and such trading value may be materially different from the reorganization value ranges associated with Edelman LLC’s estimates. There can be no assurance that a trading market will develop for the new securities issued pursuant to the Plan, and Edelman LLC does not provide such assurance. Edelman LLC’s estimates are based on economic, market, financial, and other conditions as they exist on, and on the information made available as of, the date of the Valuation Analysis. It should be understood that, although subsequent developments may affect Edelman LLC’s conclusions, Edelman LLC does not have any obligation to update, revise, or reaffirm its analysis, and it does not intend to do so.

          The summary set forth above does not purport to be a complete description of the Valuation Analysis performed by Edelman LLC. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description.

          IN LIGHT OF THE FOREGOING, THE VALUATION ANALYSIS OF THE REORGANIZED DEBTORS’ PREPARED BY EDELMAN LLC REPRESENTS THE HYPOTHETICAL RANGE OF VALUES AND IS BASED ON THE ASSUMPTIONS CONTAINED HEREIN. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE HYPOTHETICAL RANGE OF VALUES OF THE REORGANIZED DEBTORS THROUGH THE APPLICATION OF VARIOUS GENERALLY ACCEPTED VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES, OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

          THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING

4

THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF VALUES OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE NOTEHOLDER PLAN PROPONENTS, EDELMAN LLC, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT.

5

Greektown - Valuation Analysis for Disclosure Statement

The Valuation Analysis is based upon certain data and information that was available to Moelis from public sources or that was provided to Moelis by the Debtors or their representatives as of June 30, 2009. Neither Moelis nor the Debtors make representations as to changes to such data and information as may have occurred since that date.

In preparing the Valuation Analysis, Moelis, among other things: (i) conducted discussions with the Debtors’ management and its professionals with respect to the Debtors’ business operations; (ii) reviewed various documents and pleadings in the Chapter 11 cases; (iii) reviewed the operations and historical financial performance of the Debtors; (iv) reviewed financial forecasts prepared by the Debtors; (v) analyzed current market conditions and general trends in the Detroit gaming market and the gaming industry in general; (vi) analyzed the performance, financial information and market position of the Debtors relative to certain competitors and similar publicly traded companies; (vii) reviewed various research reports on the gaming industry; (viii) analyzed precedent transactions in the gaming industry to determine the prices that were paid for assets or companies similar to the Debtors’ assets or company; and (ix) reviewed such other information and performed such other analyses as Moelis deemed appropriate.

Moelis assumed, without independent verification, the accuracy and completeness of all the financial and other information available to it from public sources or as provided to Moelis by the Debtors or their representatives. Moelis did not make any independent evaluation or appraisal of the Debtors’ assets, nor did Moelis independently verify any of the information it reviewed. Moelis has assumed that the Financial Projections are true and that the Debtors or their representatives reasonably prepared them on bases reflecting the best estimates and good faith judgment of the Debtors’ management as to the future operating and financial performance as of the date of their preparation, and that the Debtors have informed Moelis of all known circumstances occurring since such date that could make the Financial Projections incomplete or misleading. Moelis conducted the Valuation Analysis with the explicit understanding that it is based on standards of assessment, including economic, political, legal, and other conditions, in existence as of the date of the Valuation Analysis that are beyond Moelis’s or the Debtors’ control. Such standards of assessment may change in the future, and such changes could have a material impact on the valuation of the Debtors set forth in this Disclosure Statement. To the extent the Valuation Analysis is dependent upon the Debtors’ achievement of the Financial Projections, and the assumption that the general economic, financial, and market conditions as of the Effective Date will not differ materially from those prevailing as of June 30, 2009, the Valuation Analysis must be considered speculative. Moelis disclaims any responsibility for any impact any such change may have on the assessment of the valuation of the Debtors set forth in the Plan.

The Financial Projections used in the Valuation Analysis also assume that the general economic, financial, and market conditions as of the Effective Date will not differ materially from those conditions prevailing as of June 30, 2009. Although subsequent

6

developments may affect Moelis’s conclusions, Moelis does not have any obligation to update, revise, or reaffirm its analysis following the confirmation hearing

1. Valuation Methodology

Moelis performed a variety of analyses and considered a variety of factors in preparing its estimated range of the reorganized Debtors enterprise value. Moelis primarily relied on three principal methodologies to estimate the value of the reorganized Debtors, based on the financial projections described under the Financial Projections which were prepared by the Debtors’ management: (i) a calculation of the present value of projected free cash flows and a terminal value, using a range of discount rates based upon a calculated weighted average cost of capital (“WACC”) (the “Discounted Cash Flow Analysis”); (ii) a comparison of the financial data of the reorganized Debtors with comparable publicly traded gaming companies (the “Comparable Company Analysis”); and (iii) an analysis of comparable valuations indicated by precedent mergers and acquisitions transactions in the gaming industry (the “Precedent Transactions Analysis”).

A. Discounted Cash Flow Analysis

The Discounted Cash Flow Analysis (“DCF”) valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a “forward looking” approach that discounts expected future cash flows by an estimated WACC. The expected future cash flows have two components: the present value of the projected unlevered free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). Based on the comparable statistics of the Debtors’ peer group, Moelis calculated a WACC range of approximately 11.5% to 12.5%. Moelis calculated the present value of all cash flows after 2013 using terminal values. To do this, Moelis applied exit multiples ranging from 5.25x to 6.25x to the reorganized Debtors’ 2013 estimated EBITDA to obtain a range of terminal values. Moelis then discounted these terminal values to present value employing the WACC. Ultimately, this approach yielded a range of estimated values for the reorganized Debtors of $485 million to $560 million.

B. Comparable Company Analysis

The Comparable Company Analysis involves identifying a group of publicly traded companies whose businesses are similar to those of the Reorganized Debtors and then calculating ratios of enterprise value to EBITDA of these companies based upon the value of such companies’ securities. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of business, business risks, growth prospects, business maturity, market presence, and size and scale of operations. The selection of truly comparable companies is difficult and subjective. For the reorganized Debtors’ this is further complicated by the limited number of publicly traded single asset gaming companies, resulting in a reliance of multiple asset, domestic gaming companies. However, the underlying concept is to develop a premise for relative value,

7

which, when coupled with other approaches, presents a foundation for determining firm value. Based upon this approach, Moelis determined a range of estimated values for the reorganized Debtors of $520 million to $610 million.

C. Precedent Transactions Analysis

The Precedent Transactions Analysis estimates value by examining public merger and acquisition transactions. The valuations paid in such acquisitions or implied in such mergers were analyzed as ratios of various financial results. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Debtors. Based upon this approach, Moelis determined a range of estimated values for the reorganized Debtors of $540 million to $630 million. Since the Precedent Transaction Analysis reflects aspects of value other than the intrinsic value of a company, coupled with the fact that these transactions occurred in a different operating environment and under drastically different financial and credit market conditions, Moelis placed limited reliance on the Precedent Transactions Analysis

Solely for the purposes of the Plan, the analysis performed by Moelis indicates that the estimated reorganization value of the reorganized Debtors is within the hypothetical range of $500 million to $580 million with a mid-point estimate of $540 million

Subsequent to the valuation date, the Debtors revised the Financial Projections, the revised Financial Projections are not materially different from the Financial Projections used in the Valuation Analysis and would not materially change the estimated reorganization value.

The Valuation Analysis does not take into consideration a proposed management arrangement and the fees contained therein. The present value cost of this management arrangement throughout the projection period, employing the same range of WACC as employed in the Discounted Cash Flow analysis, is $9.7 million - $9.9 million. The terminal value of the management arrangement, employing the same range of terminal multiples as the Discounted Cash Flow analysis is $17.5 million - $20.0 million. If the proposed management arrangement is incorporated into the Valuation Analysis it would reduce the estimated reorganization value of the reorganized Debtors.

The estimates of value contained in this Disclosure Statement are not intended to be, and should not be interpreted to be, predictions or guarantees of the future value or price of any debt or equity instrument to be issued pursuant to the Plan. The value of any securities issued under the Plan is subject to many unforeseeable circumstances and, therefore, cannot be accurately predicted.

The Valuation Analysis is based upon data and information as of June 30,2009. Neither Moelis nor the Debtors make representations as to changes to such data and information that may have occurred since that date.

8

Moelis’s estimates of value of the reorganized Debtors do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if the Debtors sold their assets. These estimates assume that the reorganized Debtors will continue as the owners and operators of their businesses and assets and that such businesses and assets are operated in accordance with the reorganized Debtors’ business plan. Moelis developed such estimates solely for purposes of the Plan.

Moelis’s estimates are not entirely mathematical, but rather involve complex considerations and subjective judgments concerning various factors that could affect the value of an operating business. Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, Moelis’s estimates are not intended to be, nor should they be interpreted to be, indicative of actual outcomes, which may be significantly more or less favorable than those set forth in the Plan. Because such estimates are inherently subject to uncertainties, the Debtors, Moelis, and any other party do not assume responsibility for the accuracy of such estimates. Depending on the results of the Debtors’ operations or changes in the economy or the financial markets in general, Moelis’s estimates performed as of the Effective Date may differ materially.

In addition, the value of the newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities held by creditors, some of which may prefer to liquidate rather than hold on a long term basis, and other factors that generally influence the price of securities. Other factors, many of which are not possible to predict, may also affect actual market prices of such securities. Accordingly, the implied value estimated by Moelis does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

These estimated ranges of values represent hypothetical ranges that reflect the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The value ascribed in Moelis’s estimates does not purport to be an estimate of post-reorganization market trading value, and such trading value may be materially different from the reorganization value ranges associated with Moelis’s estimates. There can be no assurance that a trading market will develop for the new securities issued pursuant to the Plan, and Moelis does not provide such assurance. Moelis’s estimates are based on economic, market, financial, and other conditions as they exist on, and on the information made available as of, the date of the Valuation Analysis. It should be understood that, although subsequent developments may affect Moelis’s conclusions, Moelis does not have any obligation to update, revise, or reaffirm its analysis, and it does not intend to do so.

The summary set forth above does not purport to be a complete description of the Valuation Analysis performed by Moelis. The preparation of an estimate involves

9

various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description.

IN LIGHT OF THE FOREGOING, THE VALUATION ANALYSIS OF THE REORGANIZED DEBTORS’ PREPARED BY MOELIS REPRESENTS THE HYPOTHETICAL RANGE OF VALUES AND IS BASED ON THE ASSUMPTIONS CONTAINED HEREIN. THE ANALYSIS WAS DEVELOPED SOLELY FOR PURPOSES OF THE PLAN OF REORGANIZATION AND THE DETERMINATION OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE HYPOTHETICAL RANGE OF VALUES OF THE REORGANIZED DEBTORS THROUGH THE APPLICATION OF VARIOUS GENERALLY ACCEPTED VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES, OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF VALUES OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, MOELIS, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT.

10

EXHIBIT F

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

Financial Projections / Projected Financial Statements

          The Projected Financial Statements (as defined below) attached herewith relate to the projected operating results, cash flow, and financial position of Greektown Holdings, LLC and its consolidated subsidiaries (the “Company”) for the period from January 1, 2009 through June 30, 2010 and to the projected operating results, cash flow, and financial position of the newly created holding company classified as a corporation for U.S. federal income tax purposes (“Newco”) and its consolidated subsidiaries, which will consist primarily of the Reorganized Debtors upon the assumed Effective Date of the Plan (i.e. June 30, 2010, which is hereinafter referred to as “Projected Effective Date”), for the periods from July 1, 2010 through December 31, 2013 (collectively, the “Projected Financial Statements”). The Projected Financial Statements are comprised of a statement of operations (the “Income Statement”), statement of financial position (the “Balance Sheet”), statement of cash flows (the “Cash Flow Statement”) for the time period from January 1, 2009 through December 31, 2013 (the “Projection Period”) and the narrative assumptions and qualifications incorporated herein. The Projected Financial Statements are based on the actual and projected consolidated operating results of the Company, the Reorganized Debtors and Newco (and together with the Reorganized Debtors, the “Reorganized Company”). Additionally, a projected balance sheet (hereinafter, the “Pro Forma Balance Sheet”) has been prepared as of Projected Effective Date with pro forma adjustments to account for (i) the currently anticipated reorganization and related transactions to occur upon the consummation of the Second Amended Joint Plans of Reorganization for the Debtors Proposed by the Noteholder Plan Proponents Including Official Committee of Unsecured Creditors and Indenture Trustee (the “Plan”) and (ii) the implementation of “fresh start” reporting pursuant to Statement of Position 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (“SOP 90-7”), as issued by the American Institute of Certified Public Accountants (the “AICPA”). As described in greater detail below, the Projected Financial Statements were prepared using a projection model developed by XRoads Solutions Group, LLC (“XRoads”) and incorporate myriad assumptions derived from various sources. Although XRoads believes the assumptions incorporated into the Financial Projections (as defined below) are reasonable, certain of such assumptions ultimately may not be realized or may otherwise prove not to be materially accurate. The presentation of certain financial information in the Projected Financial Statements may depart from, or otherwise be inconsistent with, generally accepted accounting principles. Capitalized terms which are not defined herein shall have the meanings ascribed to them in the Plan and/or in the Disclosure Statement unless the context otherwise requires. Certain other capitalized terms have been italicized to indicate that such terms reflect line captions in the Projected Financial Statements.

          THE PROJECTED FINANCIAL STATEMENTS MAY NOT NECESSARILY COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AICPA OR THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE COMPANY’S INDEPENDENT ACCOUNTANTS HAVE NEITHER COMPILED, REVIEWED NOR EXAMINED THE PROJECTED FINANCIAL STATEMENTS THAT ACCOMPANY THE DISCLOSURE STATEMENT AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTED FINANCIAL STATEMENTS, ASSUME NO RESPONSIBILITY FOR THE PROJECTED

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FINANCIAL STATEMENTS, AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS. THE PROJECTED FINANCIAL STATEMENTS WERE PREPARED SOLELY FOR USE IN CONNECTION WITH THE DISCLOSURE STATEMENT AND SHOULD NOT BE USED FOR ANY OTHER PURPOSE AND ARE QUALIFIED IN THEIR ENTIRETY BY THE DESCRIPTIONS AND LIMITATIONS AS CONTAINED IN THE DISCLOSURE STATEMENT AND AS SET FORTH HEREIN.

          MOREOVER, THE PROJECTED FINANCIAL STATEMENTS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING THE CONSUMMATION AND IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, MAINTENANCE OF GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE VII OF THE DISCLOSURE STATEMENT ENTITLED “CERTAIN FACTORS TO BE CONSIDERED BEFORE VOTING”), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS ARE AS OF THE DATE THEREOF AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE COMPANY, REORGANIZED COMPANY, NOTEHOLDER PLAN PROPONENTS AND XROADS, AS APPLICABLE, UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

          THE PROJECTED FINANCIAL STATEMENTS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY XROADS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY AND/OR THE REORGANIZED COMPANY, AS APPLICABLE. NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTED FINANCIAL STATEMENTS OR TO ABILITY OF THE COMPANY AND/OR THE REORGANIZED COMPANY, AS APPLICABLE, TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTED FINANCIAL STATEMENTS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FUTURE FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE COMPANY, REORGANIZED COMPANY, NOTEHOLDER

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PLAN PROPONENTS AND XROADS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTED FINANCIAL STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE ON WHICH THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE PROJECTED FINANCIAL STATEMENTS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER FORM OF ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN INDEPENDENT DETERMINATIONS AS TO THE ADEQUACY AND REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTED FINANCIAL STATEMENTS AND SHOULD CONSULT WITH THEIR OWN ADVISORS ON ALL MATTERS.

I.	Process Overview

          At the request of the Committee and its counsel, XRoads developed a detailed, interactive financial model (the “Projection Model”) for purposes of projecting the future operating performance of the Company and the Reorganized Company for the years 2009 through 2013 (the “Financial Projections”) in connection with the issuance of an expert report (by a XRoads professional) dated October 16, 2009 (the “Expert Report”). The Expert Report was intended to be used by the Committee to challenge confirmation of the Debtor/Lender Plan. The Financial Projections (as described in greater detail below) serve as the basis for the Projected Financial Statements.

          The modeling process that ultimately gave rise to the Financial Projections was initiated by gathering detailed departmental financial statements from the Company for the four quarters of 2008, the first quarter of 2009, and the individual months of April through July 2009. XRoads analyzed the historical information in each of the Company’s business units / departments, and the line items and dollar values from the detailed financial statements were imported into the Projection Model to serve as the historical and baseline numbers for use in projecting future operating results for the Company and the Reorganized Company.

          The Projection Model consists of numerous templates, including templates for each of the individual business units/departments, and a consolidated schedule in a format consistent with the August 2009 Business Plan developed by the Debtors’ financial advisor, Conway MacKenzie, Inc. (“CMD”), in conjunction with the Company’s management team. By performing a detailed analysis of the August 2009 Business Plan and through telephonic discussions and written correspondence with CMD professionals and Company management, XRoads was able to develop a thorough understanding of the relationship between the departmental schedules, the consolidated schedule, and the summary pro-forma projections contained in the Debtor/Lender Disclosure Statement.

          XRoads performed substantial quality control procedures on the Projection Model in order to identify, understand and, if necessary, make adjustments for variances between the projected financial information generated therefrom and the August 2009 Business Plan with respect to certain historical periods (by department and on a consolidated basis). Leveraging their past experience in matters involving companies operating in the gaming industry, XRoads

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personnel identified the key drivers and assumptions necessary to develop the Financial Projections, including but not limited to, various growth rates, operating metrics, market share analyses, seasonality adjustments, inflation adjustments, and mix of revenue sources.

General Projection Assumptions

          The Financial Projections, and consequently the Projected Financial Statements, are based on a series of assumptions which are believed to be reasonable based on the information available at the time the Financial Projections and the various underlying analyses related thereto were prepared. XRoads professionals made such an assessment based on many years of experience serving as financial advisors in matters involving gaming companies and given the specific facts and circumstances relevant to the Greektown Casino-Hotel (the “Property”) as known at such time.

          In connection with developing the Financial Projections, XRoads performed a comprehensive analysis of the Detroit gaming market. Among other things, such analysis involved an assessment of: i) the past performance of the Detroit gaming market; ii) existing competition and barriers to entry for new competitors in the market; iii) potential competitive threats resulting from legislative changes in neighboring jurisdictions and otherwise; iv) potential opportunities to expand the market; and v) the existing and anticipated future economic climate of the Detroit metropolitan area and the surrounding region from which gaming customers are drawn. Based on the foregoing, a projection of the market gross gaming revenues for the Projection Period was developed. Although year to year fluctuations are to be expected, the Financial Projections contemplate a compound annual growth rate in market gross gaming revenues of approximately 1.7% during the 5-year Projection Period.

          As part of the process of developing the Financial Projections, XRoads also evaluated the Property’s current and historical shares of the Detroit gaming market revenues, changes in such market shares, potential underlying causes for such changes and recent trends. Based on the foregoing, and given XRoads assessment of the Property’s recent business levels, the Property’s market share is projected to slightly exceed 26% for 2009 and then stabilize at 27% for the remainder of the Projection Period.

          Based on an assessment of the future performance of the market and the Property’s market share, a projection of the Property’s gross gaming revenue was derived for each year within the Projection Period. After considering the Property’s current mix of slot and table game revenues and identifying clear historical trends in such mix, the annual projected gross gaming revenues were then allocated between slots and table games.

          Hotel revenues were projected based on various factors including projections of: ADR; occupancy rate, volume of complimentary room nights and inflation rates. Food & Beverage revenues were projected based on the anticipated inflation rates as well as anticipated changes in the levels of complimentary food and beverage items offered to casino patrons.

          With respect to the expense side of the operation, XRoads evaluated and considered: historical expense levels; year-to-date expense run-rates; recent operational and other changes

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impacting the Property’s cost structure; contractual obligations; projected revenues; and anticipated levels of inflation. XRoads also evaluated the Property’s cost structure in order to assess areas of fixed and variable costs. Based on the foregoing assessment, and subject to certain limitations on information made available (or not made available) by the Debtors and/or their advisors, expenses were projected based on the factors that are most relevant to each expense category.

          The Financial Projections reflect EBITDAR ranging from approximately of $72.5 million in 2009 to approximately $109.1 million in 2013. For 2010 through 2013, the Projection Model uses actual and projected 2009 performance, multiplied by anticipated growth assumptions, known revenue and expense relationships, and other anticipated changes in the Property’s business model to project the operational results for those years.

II.	Income Statement and Cash Flow Statement

	A.	Approach

          The Projection Model consolidates the financial performance of the Company’s / Reorganized Company’s business units / departments using an approach designed to project future operating results and generate them in the form of the Financial Projections. The Income Statement, which incorporates the Financial Projections, takes into account historical run rates, market conditions, competitive pressures, macroeconomic conditions, regulatory and tax changes, and anticipated changes in the Debtors’ business model.

          Revenues are categorized into one of four categories: (1) Casino Operations (Gaming), (2) Hotel, (3) Food & Beverage, and (4) Other. Expenses are categorized similarly with the addition of Overhead, Restructuring, and Other Income (Expenses).

	B.	Revenue Drivers

          Total Gross Revenues represent gross revenues derived from casino, hotel, food and beverage, and other operations. Total Net Revenues represent Total Gross Revenues less Promotional Allowances, which include the retail value of complimentary hotel accommodations, food and beverage, and other services provided to casino patrons without charge, and cash-back awards, such as cash coupons and rebates.

          Casino revenue is derived primarily from patrons wagering at table games and slot machines. Table games include blackjack, craps, roulette, poker and other specialty games. Casino operating revenue is recognized as earned at the time the relevant services are provided. Casino revenue is dependent upon certain factors, including but not limited to, market size, market share, slot and table game mix and the level of complimentary services provided.

          Hotel revenue is derived from hotel rooms and suites rented to guests, room service, banquet facilities, and other services offered by the hotel. Hotel room revenue and other hotel service revenue is recognized at the time the hotel rooms are provided to guests. Some of the drivers impacting hotel revenue are hotel occupancy rates, average daily rates, and percentage of

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occupied room nights that are provided to casino patrons without charge. Hotel revenue also includes food and beverage revenue from venues that are located in the hotel.

          Food and beverage revenues are derived from food and beverage sales at the food outlets located in or adjacent to the casino property, including restaurants, bars and snack stations. Food and beverage revenue is recognized at the time the relevant services are provided. Food and beverage revenue is impacted by various drivers, including macroeconomic conditions such as inflation, and the amount of complimentary food and beverages offered to casino patrons.

          Other revenue is obtained from ancillary casino and hotel operations such as parking garages, ATMs, leasing agreements, merchandise sales and certain other activities conducted at the casino and hotel property.

C.	Direct Expenses and Overhead Costs

          Direct expenses represent the direct costs associated with, among other things, operating the Property’s casino, hotel, and food and beverage outlets, along with the cost of the external complimentaries issued to casino patrons. These direct operating costs relate primarily to payroll, supplies, gaming taxes, and in the case of food and beverage operations, the cost of goods sold.

          Among the costs described above, the gaming tax expense, which is included in the Gaming expense line item within the Income Statement, accounts for the single largest component of operating expenses. Expenses associated with gaming taxes reflect amounts payable to authorities in connection with gaming operations and are computed in accordance with the relevant governing statutes and agreements; provided, however, the Financial Projections contemplate that the Company or the Reorganized Company, as the case may be, will enter into a settlement agreement with the City of Detroit and, in connection with such a settlement agreement, a 5% gaming tax roll-back will become effective as of January 1, 2010.

          Direct labor costs for 2009 are generally based on the Debtors’ August 2009 Business Plan. For the remainder of the Projection Period, direct labor costs are adjusted based on several factors including the terms set forth in various collective bargaining agreements. The baseline for the hotel business units is the July 2009 actual year-to-date direct labor costs pro-rated for a full year, taking into account that the hotel did not open until after the start of the 2009 calendar year. Several departments, such as Table Games, Slot Club, and Hotel Banquet have a partially variable cost structure, and have a portion of their costs adjusted based on an underlying driver such as projected gross revenues. Payroll-related taxes and benefits are based on a fixed percentage of wages, which percentages are consistent with the Debtors’ August 2009 Business Plan.

          Overhead expenses typically consist of utility costs, marketing, facilities maintenance, administrative expenses, parking, and other related expenses. Most of the overhead expenses are based on the Debtors’ August 2009 Business Plan and grown at the anticipated inflation rates. Certain line items are modeled as variable expenses and are projected based on their historical percentage of an underlying driver.

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D.	Management Compensation

          The Financial Projections assume approximately $2 million per year for compensation of the senior management team. This figure is subject to change and may increase depending on: i) whether the Noteholder Plan Proponents elect to retain the services of a third-party management company to operate the Property; and, if applicable, ii) the negotiated terms and condition of any such management agreement.

E.	Reorganization Items, Gain on Debt Discharge & Deferred Financing Costs

          It is projected that the Company will incur approximately $28.5 million of restructuring-related expenses in 2009, and $26.0 million of restructuring-related expenses during the first half of 2010. These expenses are primarily professional fees relating to the Chapter 11 cases, but also include certain performance-based compensation to the third-party management company (The Fine Point Group) that manages the Property’s operation. No performance-based fees for a third-party management company fees have been projected for periods subsequent to the Projected Effective Date. Professional fees are projected by examining the run-rates for professionals billing at hourly rates, fixed rates, and certain success/transaction fees paid to certain professionals for reaching certain financial and transactional milestones.

The estimated gain on extinguishment of debt of $207.6 million is based on an estimated $263.1 million of liabilities subject to compromise as of June 30, 2010.

          Non-cash charges of approximately $8.1 million related to the write-off as of Projected Effective Date of the projected unamortized deferred financing fees associated with the Company’s pre-petition financing arrangements.

F.	Interest Expense and Income

          Interest expense for the period from January 1, 2009 through the Projected Effective Date includes anticipated payments to lenders on account of outstanding indebtedness under the DIP Facility and the Pre-Petition Credit Agreement. Interest on the New Senior Secured Notes to be issued under the terms of the Plan is assumed to commence accruing on July 1, 2010 at an annual rate of 13%. Interest on the New Revolving Credit Facility is assumed to begin accruing on July 1, 2010 and is calculated at LIBOR + 500 basis points, subject to a LIBOR floor of 1.0% (i.e. an interest rate of 6.0% based on the current LIBOR).

Interest income for each period is calculated using the prior period’s ending “Operating Cash” and “Cash on Hand” balances and applying an interest rate of 1%.

G.	Income Taxes

          Following the methodology of the Debtors’ financial advisors, Michigan Business Tax expense is calculated based on an estimate of 0.9% of gross gaming revenues. As a proxy for the future federal income tax expense that may be incurred by the Reorganized Company, an assumed effective tax rate of 35% is applied to the projected Earnings Prior to Income Taxes as reflected in the Projected Financial Statements for the period from the Projected Effective Date through December 2013. A detailed analysis concerning the projected future federal income tax

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expense of the Reorganized Company has not been performed. Accordingly, the actual future income expense incurred by the Reorganized Company is likely to vary materially from the projected federal income tax expense referenced in the Projected Financial Statements.

	H.	Operating Activities

          Cash flow from operating activities captures cash flows generated from the Company’s / Reorganized Company’s operations and includes the net impact of revenues less operating expenses, interest expense, and working-capital changes.

	I.	Capital Expenditures

          Capital expenditures reflected in the Projected Financial Statements are primarily maintenance related. The expenditures are projected at a level which is anticipated to enable management to maintain the Property at a level that allows it to compete effectively and to capture / maintain the projected market share during the Projection Period. Such capital expenditures include costs for keeping the slot machine portfolio current and competitive, upgrading the surveillance and information systems and making facility repairs.

	J.	Financing Activities

          For 2009, net proceeds from borrowings reflected in the Cash Flow Statement represent borrowings on the DIP Facility to secure payment for construction projects and ordinary-course working capital. The 2010 Cash Flow Statement for the period prior to the Projected Effective Date reflects the financing transactions associated with the consummation of the Plan. Starting with the six-month period following the Projected Effective Date and continuing annually thereafter, mandatory redemption payments are required with respect to the New Senior Secured Notes. Such mandatory redemption payments are to equal 50% of “Consolidated Excess Cash Flow.” Consolidated Excess Cash Flow is to be defined in the definitive documentation as EBITDA less maintenance capital expenditures, less cash interest expense, less cash tax expense. All mandatory redemption payments are at 103% of principal being repaid.

III.	Balance Sheet and Pro Forma Balance Sheet

The Pro Forma Balance Sheet reflects adjustments to the Company’s Balance Sheet resulting from the consummation of the Plan on the Projected Effective Date. Such pro forma adjustments reflect, among other things, the Reorganization Value (as defined in SOP 90-7) of the Reorganized Company as implied by the Plan, the new capital that is to be infused into the Reorganized Company as provided for in the Plan and the adoption of “fresh-start” reporting. The implied Reorganization Value of the Reorganized Company as reflected in the Pro Forma Balance Sheet is $693 million. Such Reorganization Value has been used solely for purposes of preparing the Pro Forma Balance Sheet and does not necessarily reflect the views of the Noteholder Plan Proponents as to the fair market value of the Reorganized Company. The pro forma adjustments described above, including those relating the adoption of “fresh-start” reporting, have been prepared for illustrative purposes only. The effect of “fresh- start” reporting, when actually adopted, may result in adjustments to the assets and liabilities balances that are materially different than those reflected in the Pro Forma Balance Sheet and carried through the Balance Sheet for the remainder of the Projection Period

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The relevant aspects of the Plan which have a significant effect on the Pro Forma Balance Sheet are described in greater detail below.

A.	Reorganization Value
As described above, the Pro Forma Balance Sheet reflects a Reorganization Value of $693 million.

B.	Property, Building and Equipment

          The book values of these assets are presented in the Pro Forma Balance Sheet as reflected in the Debtors’ December 31, 2009 projected balance sheet, subject to as adjustment to reflect the projected activity for the first half of 2010.

C.	Financing Fees (Net)

          The approximately $8.1 million adjustment to Financing Fees, Net is due to the write-off of unamortized deferred financing fees associated with the outstanding indebtedness under the Pre-Petition Credit Agreement.

D.	Exit Facility, Rights Offering, DIP Facility & Pre-Petition Senior Secured Debt

          The terms of the Plan include an Exit Facility consisting of $400 million (approximately $374 million net of OID) from the issuance of New Senior Secured Notes and $30 million under the New Revolving Credit Facility. The Plan also provides for the infusion of approximately $200 million of new equity capital pursuant to the Rights Offering. The pro forma adjustments reflect the repayment of outstanding indebtedness under the DIP Facility and Pre-Petition Credit Agreement in cash in full on the Projected Effective Date using the proceeds of the Exit Facility and the Rights Offering.

E.	Liabilities Subject to Compromise

          Liabilities Subject to Compromise will be cancelled and receive the treatment as provided for under the Plan. Pursuant to the Plan, 140,000 shares of New Common Stock will be distributed to the Bondholders on a Pro Rata Basis. Holders of Allowed Claims in the General Unsecured Classes will receive their Pro Rata share of $10 million in Cash. For purposes of the Pro Forma Balance Sheet, it is assumed that such proceeds are distributed to Holders of Allowed Claims in the General Unsecured Classes on the Projected Effective Date.

F.	Equity

          The Plan provides for the infusion of approximately $200 million of new equity capital pursuant to the Rights Offering. The Total Equity reflected on the Pro Forma Balance Sheet is a function of the Reorganization Value and the liabilities of the Reorganized Company on the Projected Effective Date.

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Greektown Holdings, et al.
Consolidated Balance Sheet
($000’s)

	Company	Reorganized Company

	12-31-2009	06-30-2010	12-31-2010	12-31-2011	12-31-2012	12-31-2013

Assets
Cash and Cash Equivalents	$26,798	$34,366	$39,432	$51,842	$66,378	$82,785
Certificate of Deposit	527	527	527	527	527	527
A/R - net	4,697	4,697	4,697	4,697	4,697	4,697
Notes Receivable	2,440	2,440	2,440	2,440	2,440	2,440
Inventories	515	515	515	515	515	515
Prepaids / Other	18,249	18,249	18,249	18,249	18,249	18,249

Total Current Assets	53,226	60,794	65,860	78,270	92,806	109,213

Property, Building and Equipment, net	481,610	479,198	476,786	470,501	462,526	452,861
Reorganization Value in Excess of Identifiable Assets	—	95,260	95,260	95,260	95,260	95,260
Other Assets	10,864	11,266	10,266	8,266	6,266	4,266

Total Non-Current Assets	492,474	585,724	582,311	574,027	564,052	552,387

Total Assets	$545,700	$646,517	$648,172	$652,297	$656,858	$661,600

Liabilities and Equity
Accounts Payable	$13,051	$9,260	$9,260	$9,260	$9,260	$9,260
Accrued Expenses / Other	9,374	10,421	10,421	10,421	10,421	10,421
DIP Loans	185,933	—	—	—	—	—
Pre-Petition Secured Debt	353,695	—	—	—	—	—

Total Current Liabilities	562,054	19,681	19,681	19,681	19,681	19,681

New Revolving Credit Facility	—	—	—	—	—	—
New Senior Secured Notes (a)	—	374,000	370,705	361,744	350,415	336,953
Other Liabilities	7,015	5,503	5,503	5,503	5,503	5,503

Total Non-Current Liabilities	7,015	379,503	376,208	367,247	355,918	342,456

Liabilities Subject to Compromise	255,559	—	—	—	—	—

Total Liabilities	824,628	399,184	395,889	386,928	375,599	362,137

Total Equity (Deficit)	(278,928)	247,333	252,282	265,369	281,259	299,463

Total Liabilities and Equity	$545,700	$646,517	$648,172	$652,297	$656,858	$661,600

(a)

Initial face amount of the New Senior Secured Notes is $400 million, recorded net of $26 million of OID at June 30, 2010. Subsequent periods reflect the net effect of OID accretion and Mandatory Redemptions.

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Greektown Holdings, et al. Consolidated Income Statement ($000’s)

	Projected Results for the Period

	Company		Reorganized Company

	FY2009	1H 2010	2H 2010	FY2011	FY2012	FY2013

Revenue
Gaming (net)	$329,924	$173,128	$173,128	$360,051	$370,825	$380,067
Food & Beverage	18,768	9,778	9,778	20,046	20,447	20,855
Hotel	13,529	7,662	7,662	15,758	16,169	16,526
Other	4,737	2,322	2,322	4,736	4,831	4,927

Total Gross Revenues	366,958	192,890	192,890	400,591	412,271	422,375
Less: Promotional Allowances	(32,546)	(18,206)	(18,206)	(37,898)	(38,805)	(39,804)

Total Net Revenues	334,412	174,685	174,685	362,693	373,466	382,571

Direct Expenses
Gaming	163,647	75,681	75,681	156,460	160,762	164,610
Food & Beverage	15,439	6,971	6,971	14,415	14,898	15,438
Hotel	12,246	6,042	6,042	12,334	12,732	12,914
Other	711	255	255	523	535	548

Total Direct Expenses	192,042	88,949	88,949	183,732	188,928	193,510

Gross Profit (Dept. Income)	142,370	85,736	85,736	178,961	184,538	189,061
Margin	42.6%	49.1%	49.1%	49.3%	49.4%	49.4%

Total Overhead	69,861	37,526	37,526	76,461	78,171	79,931

EBITDAR	72,509	48,209	48,209	102,500	106,367	109,129
Margin	21.7%	27.6%	27.6%	28.3%	28.5%	28.5%

Other Income (Expense)
Michigan Business Tax	(1,136)	(1,635)	(1,635)	(3,400)	(3,502)	(3,590)
Depreciation and Amortization of Finance Fees	(15,839)	(10,328)	(12,832)	(27,582)	(29,015)	(30,412)
Net Interest Income (expense)	(79,340)	(34,180)	(25,941)	(50,942)	(48,899)	(46,561)
Other	29	—	(188)	(443)	(506)	(561)

Total Other Income (expense)	(96,286)	(46,143)	(40,595)	(82,367)	(81,922)	(81,124)

Earnings Before Reorganization Items and Income Taxes	(23,777)	2,067	7,614	20,134	24,445	28,006

Reorganization Items	(28,405)	(26,000)	—	—	—	—

Earnings Prior to Income Taxes	(52,182)	(23,933)	7,614	20,134	24,445	28,006

Provision for Income Taxes	—	—	2,665	7,047	8,556	9,802
Extraordinary Gain on Prepetition Debt Discharge	—	207,601	—	—	—	—

Net Income	($52,182)	$183,668	$4,949	$13,087	$15,890	$18,204

Preferred Stock Dividends	—	—	8,750	18,156	19,518	20,982

Net Income Available to Common	($52,182)	$183,668	($3,801)	($5,069)	($3,628)	($2,778)

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Greektown Holdings, et al. Consolidated Cash Flow Statement ($000’s)

	Projected Results for the Period

	Company		Reorganized Company

	FY2009	1H 2010	2H 2010	FY2011	FY2012	FY2013

Operating Activities
Net Income	($52,182)	$183,668	$4,949	$13,087	$15,890	$18,204
Gain from Cancellation of Liabilities in Restructuring	—	(207,601)	—	—	—	—
Depreciation, Amortization, Other Non-Cash Charges	18,040	8,464	9,866	21,785	23,475	25,165
Accretion of OID	—	—	2,966	5,797	5,540	5,247
Changes in Working Capital	(13,472)	(17,495)	—	—	—	—
Changes in Other Assets & Liabilities	46,095	(83,518)	—	—	—	—

Net Cash Provided (Used) by Operating Activities	(1,519)	(116,482)	17,781	40,669	44,904	48,616

Investing Activities
Capital expenditures	(46,557)	(6,453)	(6,453)	(13,500)	(13,500)	(13,500)
Other	(5)	—	—	—	—	—

Net Cash Provided (Used) by Investing Activities	(46,562)	(6,453)	(6,453)	(13,500)	(13,500)	(13,500)

Financing Activities
Proceeds from LT Borrowings	55,798	374,000	—	—	—	—
(Repayments of) LT Borrowings	—	—	(6,261)	(14,759)	(16,868)	(18,709)
Proceeds from Rights Offering	—	200,000	—	—	—	—
Payment to Creditors Pursuant to Plan of Reorganization	—	(441,985)	—	—	—	—
Other Financing	(4,738)	(1,512)	—	—	—	—

Net Cash Provided (Used) by Financing Activities	51,060	130,503	(6,261)	(14,759)	(16,868)	(18,709)

Net Cash Flow	$2,978	$7,568	$5,067	$12,410	$14,536	$16,407

12

Greektown Holdings, et al. Pro Forma Balance Sheet at June 30, 2010 ($000’s)

	Adjustments to Record Consummation of Plan

	Company	Debt Discharge		Stock Exchange	Fresh Start	Reorganized Company (a)

Assets
Cash and Cash Equivalents	$81,302	($46,937	) (e)			$34,366
Certificate of Deposit	527					527
A/R - net	4,697					4,697
Notes Receivable	2,440					2,440
Inventories	515					515
Prepaids / Other	18,249					18,249

Total Current Assets	107,730	(46,937)				60,794

Property, Building and Equipment, net	479,198		(c)			479,198
Reorganization Value in Excess of Identifiable Assets	—				95,260	95,260
Other Assets	9,402	1,864	(d)			11,266

Total Non-Current Assets	488,600	1,864			95,260	585,724

Total Assets	$596,330	($45,072)			$95,260	$646,517

Liabilities and Equity
Accounts Payable	$29,460	($20,200	) (e)			$9,260
Accrued Expenses / Other	10,421	—	(b)			10,421
DIP Loans	225,541	(225,541	) (e)			—
Pre-Petition Secured Debt	365,196	(365,196	) (e)			—

Total Current Liabilities	630,618	(610,937)				19,681

New Revolving Credit Facility	—	—				—
New Senior Secured Notes	—	374,000	(e)			374,000
Other Liabilities	5,503	—	(b)			5,503

Total Non-Current Liabilities	5,503	374,000				379,503

Liabilities Subject to Compromise	263,070	(263,070	) (f)			—

Total Liabilities	899,191	(500,007)			—	399,184

Total Equity (Deficit)	(302,861)	454,935	(e)		95,260	247,333

Total Liabilities and Equity	$596,330	($45,072)			$95,260	$646,517

(a)	Reorganization Value on the Projected Effective Date is estimated to be $693 million.
(b)	The book values of these liabilities are assumed to reflect fair market value.
(c)	The fair market value of PP&E was estimated to be the projected book values as reflected in the Debtors’ projected financial statements.
(d)	Capitalized financing fees of $8.1 million relate to pre-petition indebtedness and were eliminated. $10 million of financing fees related to the Exit Facility are capitalized.
(e)	The proceeds of the Exit Facility and Rights Offering are used to pay Administrative Claims, Priority Claims and outstanding indebtedness related to the DIP Facility and Pre-petition Credit Agreement.
Initial face amount of the New Senior Secured Notes is $400 million, recorded net of $26 million of OID at June 30, 2010.
(f)	Includes Holders of Allowed Claims in the General Unsecured Classes and Bond Claims who are to receive $10 million in Cash and 140,000 shares of New Common Stock, respectively.

13

EXHIBIT G

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

Financial Projections

          The Financial Projections1 consist of a statement of operations (the “Income Statement”), a statement of financial position (the “Balance Sheet”), and a cash-flow statement (the “Cash Flow Statement”) for the time period from January 1, 2008 through December 31, 2013. The Financial Projections are based on the consolidated actual and projected results for the operations of the Debtors and Reorganized Debtors. The Financial Projections are based primarily on the Debtors’ August 2009 business plan. Additionally, a projected balance sheet (the “Pro Forma Balance Sheet”) has been provided as of December 31, 2009 with pro forma adjustments to account for (i) the currently anticipated reorganization and related transactions under the Plan and (ii) the implementation of “fresh start” accounting pursuant to Statement of Position 90-7 (“SOP 90-7”), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, as issued by the American Institute of Certified Public Accountants (the “AICPA”). The Financial Projections may not be in accordance with generally accepted accounting principles.

          THE DEBTORS PREPARED THE FINANCIAL PROJECTIONS WITH THE ASSISTANCE OF THEIR PROFESSIONALS. THE DEBTORS DID NOT PREPARE SUCH FINANCIAL PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AICPA OR THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER COMPILED NOR EXAMINED THE FINANCIAL PROJECTIONS THAT ACCOMPANY THE DISCLOSURE STATEMENT AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE FINANCIAL PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE FINANCIAL PROJECTIONS, AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH FINANCIAL PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS AND THE FINANCIAL PROJECTIONS ARE LIMITED FOR SUCH PURPOSE. THE FINANCIAL PROJECTIONS ARE QUALIFIED IN THEIR ENTIRETY BY THE DESCRIPTION THEREOF CONTAINED IN THE DISCLOSURE STATEMENT.

          MOREOVER, THE FINANCIAL PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE CONSUMMATION AND IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, MAINTENANCE OF GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF

[1] Capitalized terms used and not otherwise defined in this Exhibit D shall have the meanings set forth in the Disclosure Statement

1

TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE VI OF THE DISCLOSURE STATEMENT ENTITLED “CERTAIN FACTORS TO BE CONSIDERED BEFORE VOTING”), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS AND THE REORGANIZED DEBTORS, AS APPLICABLE, UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

          THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, AND THE REORGANIZED DEBTORS, AS APPLICABLE. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE FINANCIAL PROJECTIONS OR TO THE DEBTORS’ AND THE REORGANIZED DEBTORS’, AS APPLICABLE, ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THE FINANCIAL PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE DEBTORS AND THE REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE ON WHICH THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON, NOR SHOULD THEY BE TREATED AS, A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN INDEPENDENT DETERMINATIONS AS TO THE ADEQUACY AND REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FINANCIAL PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS ON ALL MATTERS.

2

I.	Process Overview

          In the process of building the Debtors’ initial 2009 Business Plan, Conway McKenzie, Inc. (“Conway2”) met with each manager of the company’s 50 plus business units, which collectively comprise the Debtors’ operating company. During those meetings, which took place in late 2008, the Debtors’ management (senior and mid-level), along with Conway scrupulously reviewed historical operating results of each business unit and held extensive discussions and working sessions pertaining to the review and analysis of known and anticipated changes to the business units’ strategic plans. After the abovementioned working sessions took place, the projected operational results for each business unit were compiled. Once the projected operational results were compiled, they were provided by Conway to the Debtors’ Chief Financial Officer, Clifford Vallier, for further review, analysis, and comments. Upon review of the business plan, the Debtors’ Chief Financial Officer prepared a number of comments and questions pertaining to each business unit’s financial forecast and re-distributed the financial business plan, along with his comments, to the respective business unit managers. Conway and the business unit managers then reviewed and discussed the Chief Financial Officer’s comments and revised each business unit’s future operational projections accordingly in order to receive final approval of the Business Plan from the Debtors’ Chief Financial Officer.

          Following publication of the 2009 Business Plan in January 2009, Conway has maintained the Business Plan and updated the forecast, as necessary, on a regular basis for actual results, as well as known and anticipated changes in the Debtors’ business model and related operations, including, but not limited to, the actual results achieved from opening the permanent casino complex and related facilities. Every time the Business Plan is updated for publication, it is reviewed by the Chief Financial Officer, Clifford Vallier, and/or certain representatives of The Fine Point Group, including Randall Fine, Amanda Totaro, and Chris Colwell, for validity and approval. Additionally, the Debtors’ Chief Financial Officer, Conway and representatives of The Fine Point Group continue to meet on an at least a monthly basis to discuss variances between budgeted and actual financial results, after which the Debtors’ Business Plan is then updated to take into consideration any known or anticipated changes to the business.

          The Debtors’ August Business Plan, which serves as the basis for the pro-forma projections contained in the Disclosure Statement is therefore based on an iterative process that has taken into consideration all available actual financial results as well as known and anticipated changes in future operating assumptions as of the time it was prepared. The August Business Plan was prepared throughout the month of August, 2009 and finalized on August 24, 2009.

August Business Plan

          The Debtors’ August Business Plan (which serves as the basis for its Joint Plan of Reorganization) includes actual performance for the period from January through July 2009, and projected financial results for August through December of 2009.

[2]The following individuals from Conway were primarily responsible for the preparation of the Financial Projections—Charles Moore, Kevin Berry, Alex Calderone and Matthew Davidson.

3

          For 2010 through 2013, the Business Plan uses actual and projected 2009 performance, multiplied by anticipated growth assumptions, known revenue and expense relationships, and other anticipated changes in the company’s business model to forecast the operational results for those years.

II.	Income Statement and Cash Flow Statement

	A.	Approach

          The Income Statement consolidates the financial performance of all of the Debtors’ business units using an approach designed by the Debtors’ management and professionals to forecast operating results. The Income Statement accounts for historical run rates, market conditions, competitive pressures, and anticipated changes in the Debtors’ business model, such as gaming-floor composition and hotel, food, and beverage pricing strategies.

          The Financial Projections were prepared on-site at the Debtors’ Detroit gaming property with the Debtors’ management and its professionals on a “bottom-up” basis, with each business unit manager of the Debtor providing a detailed forecast and capital request listing. Individual business unit projections were then aggregated and reviewed by senior management and the Debtors’ professionals to prepare the consolidated Financial Projections.

          Revenues were categorized into one of four categories: (1) Casino Operations (Gaming), (2) Hotel, (3) Food & Beverage, and (4) Other. Expenses were categorized similarly with the addition of Overhead, Restructuring, and Other Income (Expenses). Each business unit’s forecast was prepared by analyzing historical run rates, anticipated changes in the business model and key revenue drivers and the associated cost requirements.

	B.	Operational Drivers

          Total gross revenues represent gross revenues derived from casino, hotel, food and beverage, and other operations. Net revenues represent total gross-operating revenues less promotional allowances, which include the retail value of accommodations, food and beverage, and other services provided to casino patrons without charge, and cash back awards, such as cash coupons, rebates, cash complimentary, and refunds.

          Casino revenue is derived primarily from patrons wagering at table games and slot machines. Table games include blackjack, craps, roulette, poker, and other specialty games. Casino operating revenue is recognized as earned at the time the relevant services are provided.

          Hotel revenue is derived from hotel rooms and suites rented to guests, room service, banquet facilities, and other services offered by the hotel. Hotel room revenue and other hotel service revenue is recognized at the time the hotel rooms are provided to guests.

          Food and beverage revenues are derived from food and beverage sales in the food outlets of the casino property, including restaurants, bars, and snack stations. Food and beverage revenue is recognized at the time the relevant services are provided.

4

          Other revenue is obtained from ancillary casino and hotel operations such as parking garages, ATMs, leasing agreements, merchandise sales, and certain other activities conducted at the casino and hotel property.

C.	Direct Expenses and Overhead Costs

          Direct expenses represent the direct costs associated with, among other things operating the property’s casino, hotel, and food and beverage stations, along with the cost of the external complimentaries issued to gaming patrons. These direct operating costs primarily relate to payroll, supplies, gaming taxes and in the case of food and beverage operations and external complimentaries, the cost of goods sold. Overhead expenses typically consist of utility costs, marketing, facilities maintenance, administrative expenses, parking, and other related expenses.

          Among the costs described above, the gaming tax expense, which is included in the “Gaming” line item within the Income Statement, accounts for the greatest proportion of operating expenses. Expenses associated with gaming taxes reflect amounts payable to authorities in connection with gaming operations and were computed in accordance with governing documents. Lastly, the Financial Projections contemplate that a 5% gaming-tax rollback will be effective commencing January 1, 2010, but it is important to note that the Debtors currently believe they have been entitled to the 5% gaming-tax rollback since February 15, 2009.

D.	Restructuring Charges

          Management and its professionals estimate that the Debtors will incur approximately $33.7 million of restructuring fees in 2009. These expenses are primarily Professional fees relating to the Chapter 11 case, but also include certain compensation of the property’s gaming consultants (The Fine Point Group). Professional fees were projected by examining the run-rates for Professionals billing at hourly rates, fixed rates, and certain success fees paid to consultants for reaching certain financial and transactional milestones.

          Non-cash restructuring charges of approximately $8.9 million during 2009 relate to the write-off, based upon an assumed Confirmation Date3 of December 31, 2009, of deferred financing fees pertaining to the Debtors’ pre-petition financing arrangements..

          The estimated gain on extinguishment of debt of $553 million is based on an estimated $605 million of liabilities subject to compromise as of December 31, 2009, netted against $52 million of roll-over liabilities into the Plan Note.

E.	Management Profit Sharing Program

          These Financial Projections contemplate the continued employment of The Fine Point Group to oversee management of the Detroit gaming property of the Reorganized Debtors, but a formal contract has not yet been executed between the Reorganized Debtors and The Fine Point Group. In addition to base management fees which are budgeted under “Overhead,” certain

[3] The Effective Date may occur at a point in time subsequent to the Confirmation Date.

5

costs associated with the continued retention of The Fine Point Group are also included within the “Management Profit Sharing Program” line item. The amounts included within the “Management Profit Sharing Program” line item contemplate the potential future success fees paid to The Fine Point Group in connection with their continued management of the business and reaching the profitability milestones contained within the Financial Projections. Should the future management team be different than the existing management team, the Financial Projections may be materially different.

F.	Interest Expense

          Interest expense for 2009 includes anticipated payments to lenders on account of the DIP Facility.

          Interest expense on the Plan Note and Additional Plan Note, which is assumed to commence in January of 2010, approximates 13%. The terms of the exit financing are still subject to change and, accordingly, this treatment represents the Debtors’ best estimate of those terms as of the date these Financial Projections were prepared.

G.	Income Taxes

          Michigan Business Taxes were calculated based on an estimate of .09% of Gross Gaming Revenues. For purposes of forecasting provisions for taxes pertaining to the effectuation of the contemplated Plan, taxing-authority-related transaction fees resulting from the Plan are assumed to be zero. However, a final assessment of any potential taxing-authority-related liability may vary based on the structure of the Plan and events occurring after the Effective Date.

          An assumed payment of 35% of Earnings Prior to Income Taxes is contemplated in the Financial Projections from January 2010 through December 2013 to account for federal income tax consequences.

H.	Operating Activities

          Cash flow from operating activities captures cash flows generated from the Debtors’ daily operations and includes the net impact of revenues less operating expenses, interest expense, and working-capital changes.

I.	Capital Expenditures

          Capital expenditures projected in the Plan are primarily maintenance related. These expenditures are designed to restore the property to desired standards. Such expenses include costs for revamping slot composition, upgrading the surveillance and information systems, and facility repairs.

J.	Financing Activities

          Net proceeds from borrowings reflected in the Cash Flow Statement represent borrowings on the Debtors’ credit facility to secure payment for construction projects and ordinary-course working capital.

6

          The Financial Projections assume operating cash in excess of $15 million is used to pay down the outstanding principal balance of the Plan Note and Additional Plan Note. The terms of the exit financing are still subject to change and, accordingly, this treatment represents the Debtors’ best estimate of those terms as of the date these Financial Projections were prepared.

III.	Balance Sheet and Pro Forma Balance Sheet

          The Pro Forma Balance Sheet contains certain adjustments as a result of Consummation of the Plan. Liabilities Subject to Compromise will be extinguished and receive treatment based on the Plan. Certain liabilities subject to compromise will be converted to equity as a result of the Reorganized Debtors’ issuance of Reorganized Debtors’ equity to satisfy Allowed Claims under the Plan.

          The Debtors have included various line-item adjustments to the Balance Sheet to reflect assumed equity value as of the Effective Date based on the midpoint in Total Enterprise Value of $540 million as indicated in Exhibit E of the Disclosure Statement. The effect of “fresh start” accounting, when implemented, may result in further adjustments to assets and liabilities to reflect the appropriate equity value. The proposed fresh-start accounting and reorganization effects have been prepared for illustrative purposes only. These adjustments may not reflect the final generally accepted accounting principles when applied.

          The Pro Forma Balance Sheet reflects the Reorganized Debtors’ pro forma projected consolidated Balance Sheet using an anticipated Effective Date of December 31, 2009, based upon a Total Enterprise Value of $540 million, which is the midpoint of the range of Total Enterprise Values of the Reorganized Debtors, as set forth in Exhibit E of the Disclosure Statement. The Pro Forma Balance Sheet was developed based upon the Debtors’ unaudited July 31, 2009 Balance Sheet, as adjusted for the projected income and cash flow from August through December 2009 operations. Adjustments were made to the projected December 31, 2009 Balance Sheet for illustrative purposes only in order to demonstrate the effect of the Plan on a Pro Forma Balance Sheet.

          On the Effective Date, the Reorganized Debtors will use available cash-on-hand and/or the proceeds of an Exit Financing agreement to satisfy all Allowed Administrative Claims not otherwise paid in the ordinary course of business, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Professional Claims, and any other Allowed Claims, not otherwise mentioned below. The Secured Claims of the DIP Lenders shall receive a Pro Rata share of the Plan Note in full satisfaction of such Claims. The Pre-Petition Credit Agreement Claims of the Pre-petition Lenders shall receive a Pro Rata share of the equity of Reorganized Holdings and the Additional Plan Note, in full satisfaction of such Claims. The Pre-Petition Adequate Protection Claims of the Pre-petition Lenders shall receive a Pro Rata share of the Plan Note or Cash, in full satisfaction of such claims. The Trade Claims Against Casino will receive a Pro Rata share of the Trade Distribution Fund ($3 million), paid in two equal installments six and twelve months after the Effective Date; and the General Unsecured Claims Against Casino will receive a Pro Rata share of the Unsecured Distribution Fund ($200 thousand), paid in two equal installments six and twelve months after the Effective Date.

7

Notes to Pro Forma Projected Balance Sheet:

A.	Cash

          The $9.4 million decrease in Cash on the Pro Forma Balance Sheet reflects the Debtors’ current estimate of the proceeds that will be used to fund the previously specified Claims on the Effective Date. The Debtor’s believe the remaining $15 million of Cash on hand as of the Effective Date will be required to operate the business in the ordinary course as projected in the Debtors’ business plan. Actual Cash on the Effective Date may vary from Cash reflected in the Pro Forma Balance Sheet because of variances in the Financial Projections and potential changes in the Debtors’ need for Cash to Consummate the Plan.

B.	Other Assets

          The $9 million impairment adjustment to Other Assets on the Pro Forma Balance Sheet is due to the write-off of unamortized deferred financing fees associated with the Pre-Petition Credit Facility.

C.	DIP Loans

          This adjustment represents the roll-over of the DIP Loans into the Plan Note on the Effective Date.

D.	Accounts Payable (post-petition)

          The $4.0 million adjustment represents the funding of estimated unpaid Allowed Professional Claims and Allowed Other Priority Claims as of the Effective Date, that are projected to be included in the Accounts Payable balance as of December 31, 2009.

E.	Plan Note

          The $250 million adjustment represents the DIP Loan roll-over into the Plan Note, as well as the conversion of certain Secured Claims of Pre-petition Lenders into the Plan Note and Additional Plan Note. The underlying assumption is that the combined Plan Note and Additional Plan Note will together approximate $250 million.

F.	Liabilities Subject to Compromise

          This amount reflects the elimination of pre-petition Claims including (i) the senior unsecured notes due 2013 (the “Notes”), (ii) the Secured Claims of Pre-petition Lenders, (iii) pre-petition accounts payable, (iv) pre-petition accrued liabilities, and (v) other General Unsecured Claims.

G.	Equity

          Adjustments to shareholders’ equity were based on the estimated equity value of the Reorganized Debtors ($260 million) in accordance with “fresh start” accounting provisions of SOP 90-7.

8

Reorganized Debtors Consolidated Income Statement Unaudited ($ in thousands)	2008 A	2009 P	2010 P	2011 P	2012 P	2013 P

Revenue
Net Gaming Revenue	297,329	329,447	335,961	342,767	349,708	356,789
Food & Beverage	11,862	20,558	19,205	19,589	19,981	20,381
Hotel	—	11,077	12,435	12,683	12,937	13,196
Other	4,608	4,737	4,644	4,736	4,831	4,928

Total Gross Revenues	313,799	365,819	372,245	379,776	387,458	395,293
Less: Promotional Allowances	(27,070)	(34,796)	(34,745)	(34,957)	(35,174)	(35,394)

Net Revenues	$286,729	$331,024	$337,499	$344,819	$352,283	$359,899

Direct Expenses
Gaming	162,117	164,107	150,933	154,073	156,961	159,911
Food & Beverage	9,715	14,768	12,531	12,954	13,393	13,848
Hotel	827	9,982	10,949	11,168	11,390	11,619
Other	616	534	196	200	203	207

Total Direct Expenses	173,275	189,391	174,609	178,395	181,948	185,586

Gross Profit	$113,454	$141,633	$162,891	$166,424	$170,335	$174,313
Margin	39.6%	42.8%	48.3%	48.3%	48.4%	48.4%

Overhead Expenses	63,343	69,948	74,576	75,679	77,105	78,574

EBITDAR	$50,111	$71,685	$88,315	$90,746	$93,231	$95,739
Margin	17.5%	21.7%	26.2%	26.3%	26.5%	26.6%

Other Income (Expense)
Restructuring Fees	(11,667)	(33,705)	—	—	—	—
Management Profit Sharing Program	—	—	(1,204)	(1,827)	(2,465)	(3,107)
Other Non-Cash Restructuring Charges	(128,240)	(8,902)	—	—	—	—
Gain (Loss) on Extinguishment of Debt	—	553,223	.	—	—	—
Michigan Business Tax	(4,228)	(1,135)	(3,174)	(3,238)	(3,303)	(3,369)
Depreciation & Amortization of Finance Fees	(17,842)	(16,820)	(18,051)	(19,739)	(21,426)	(23,114)
Net Interest Income / (Expense)	(41,044)	(79,341)	(30,668)	(26,985)	(22,583)	(17,554)
Other	2	29	—	—	—	—

Total Other Income (Expense)	(203,019)	413,349	(53,097)	(51,789)	(49,777)	(47,143)

Earnings Prior to Income Taxes	$(152,908)	$485,034	$35,217	$38,956	$43,454	$48,595

Provision for Income Taxes	—	—	12,326	13,635	15,209	17,008

Net Income	$(152,908)	$485,034	$22,891	$25,321	$28,245	$31,587

9

Reorganized Debtors
Consolidated Cash Flow Statement
Unaudited
($ in thousands)

	2008 A	2009 P	2010 P	2011 P	2012 P	2013 P

Operating Activities:
Net Income	(152,908)	485,034	22,891	25,321	28,245	31,587
Gain from Cancellation of Liabilities in Connection with Restructuring	—	(553,223)
Asset Write Off	128,240	8,902	—	—	—	—
Depreciation, Amortization, Other Non-Cash Charges	17,842	18,040	18,051	19,739	21,426	23,114
Changes in Working Capital Accounts	9,825	(15,574)	(2,946)	—	—	—
Changes in Other Assets & Liabilities	26,617	46,755	—	—	—	—

Net Cash Provided (Used) by Operating Activities	$29,616	$(10,066)	$37,997	$45,060	$49,672	$54,701

Investing Activities;
Changes in Fixed Assets (Construction Project / Capital Expenditures)	(169,285)	(46,557)	(11,395)	(13,500)	(13,500)	(13,500)
Other	(18)	(5)	—	—	—	—

Net Cash Provided (Used) by Investing Activities	(169,303)	(46,562)	(11,395)	(13,500)	(13,500)	(13,500)

Financing Activities:
Net Proceeds from Borrowings (includes PIK interest on DIP Facility)	132,369	67,334	—	—	—	—
Proceeds from Member Contributions	12,099	—	—	—	—	—
Payments on Plan Note	—	—	(25,090)	(31,560)	(36,172)	(41,201)
Payments on Slot Purchase Notes	—	(4,738)	(1,513)	—	—	—

Net Cash Provided (Used) by Financing Activities	144,468	62,596	(36,603)	(31,560)	(36,172)	(41,201)

Net Increase (Decrease) in Cash	4,781	5,968	(0)	(0)	(0)	(0)
Cash at Beginning of Period	19,251	24,032	30,000	30,000	30,000	30,000

Cash at End of Period	$24,032	$30,000	$30,000	$30,000	$30,000	$30,000

10

Reorganized Debtors
Consolidated Balance Sheet
Unaudited
($ in thousands)

	2008 A	2009 P	2010 P	2011 P	2012 P	2013 P

ASSETS;

Current Assets:
Cash - Operating Account	10,636	15,000	15,000	15,000	15,000	15,000
Cash - Floor Cash	13,395	15,000	15,000	15,000	15,000	15,000
Certificate of Deposit	522	527	527	527	527	527
Accounts Receivable, Net	4,322	4,697	4,697	4,697	4,697	4,697
Notes Receivable	2,370	2,440	2,440	2,440	2,440	2,440
Inventories	601	515	515	515	515	515
Prepaids / Other	18,894	18,249	17,995	17,995	17,995	17,995

Total Current Assets	50,740	56,428	56,174	56,174	56,174	56,174

Non Current Assets:
Property, Building and Equipment, Net	448,586	481,610	474,953	468,714	460,787	451,173
Other Assets	15,371	1,962	1,962	1,962	1,962	1,962

Total Non Current Assets	463,957	483,572	476,915	470,676	462,750	453,136

TOTAL ASSETS	$514,696	$540,000	$533,089	526,850	$518,923	$509,309

LIABILITIES AND EQUITY:

Current Liabilities:
DIP Loans	130,135	—	—	—	—	—
Accounts Payable	26,503	12,460	9,260	9,260	9,260	9,260
Accrueds / Other	8,366	10,421	10,421	10,421	10,421	10,421

Total Current Liabilities	165,004	22,881	19,681	19,681	19,681	19,681

Non Current Liabilities:
Plan Note	—	250,000	224,910	193,349	157,178	115,977
Other Liabilities	11,269	7,015	5,503	5,503	5,503	5,503
Liabilities Subject to Compromise	563,400	—	—	—	—	—

Total Non Current Liabilities	574,669	257,015	230,413	198,852	162,680	121,480

TOTAL LIABILITIES	739,673	279,896	250,093	218,533	182,361	141,161

EQUITY (DEFICIT)	(224,977)	260,104	282,995	308,317	336,562	368,149

TOTAL LIABILITIES AND EQUITY	$514,696	$540,000	$533,089	$526,850	$518,923	$509,309

11

Reorganized Debtors
Pro Forma Balance Sheet
Unaudited
($ in thousands)

	Projected 12/31/2009	Recap. Adj.		Fresh Start Adj.	Projected 12/31/2009

ASSETS:

Current Assets:
Cash - Operating Account	24,391	(9,391)	(a)		15,000
Cash - Floor Cash	15,000				15,000
Certificate of Deposit	527				527
Accounts Receivable, Net	4,697				4,697
Notes Receivable	2,440				2,440
Inventories	515				515
Prepaids / Other	18,249				18,249

Total Current Assets	65,819				56,428

Non Current Assets:
Property, Building and Equipment, Net	481,610				481,610
Other Assets	10,864	(8,902)	(b)		1,962

Total Non Current Assets	492,474				483,572

TOTAL ASSETS	$558,293				$540,090

LIABILITIES AND EQUITY:

Current Liabilities:
DIP Loans	197,469	(197,469)	(c)		—
Accounts Payable	16,551	(4,091)	(d)		12,460
Accrueds / Other	10,421				10,421

Total Current Liabilities	224,441				22,881

Non Current Liabilities:
Plan Note	—	250,000	(e)		250,000
Other Liabilities	7,015				7,015
Liabilities Subject to Compromise	605,754	(605,754)	(f)		—

Total Non Current Liabilities	612,769				257,015

TOTAL LIABILITIES	837,210				279,896

EQUITY (DEFICIT)	(278,917)	539,021	(g)		260,104

TOTAL LIABILITIES AND EQUITY	$558,293				$540,000

12

EXHIBIT H

TO

DISCLOSURE STATEMENT
FOR THE SECOND AMENDED JOINT PLANS OF REORGANIZATION PROPOSED
BY NOTEHOLDER PLAN PROPONENTS
INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS
AND INDENTURE TRUSTEE

CONSOLIDATED FINANCIAL STATEMENTS

Greektown Holdings, L.L.C.
(Debtor-In-Possession)
Years Ended December 31, 2008 and 2007
With Report of Independent Auditors

Ernst & Young LLP

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Consolidated Financial Statements

Years Ended December 31, 2008 and 2007

Ernst & Young LLP One Kennedy Square Suite 1000 777 Woodward Avenue Detroit, Michigan 4B226-5495 Main Tel: +1 313 628 7100

Report of Independent Auditors

To the Member of
Greektown Holdings, L.L.C.

We have audited (he accompanying consolidated balance sheets of Greektown Holdings, L.L.C, (Debtor-in-Possession and the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, member’s deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Greektown Holdings, L.L.C. at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, on May 29, 2008, the Company filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The accompanying consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such consolidated financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to pre-petition liabilities, the amounts mat may be allowed for claims or contingencies, or the status and priority thereof; (c) as to equity accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the consolidated financial statements, the Company’s ability to comply with the terms and conditions of the debtor-in-possession financing agreement; to obtain confirmation of a plan of reorganization under Chapter 11 of the United States Bankruptcy Code; to improve profitability; to generate sufficient cash flow from operations to satisfy liabilities as they come due; and to obtain additional financing to meet the Company’s future obligations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in the notes to the consolidated financial statements. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

March 30, 2009

1

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Consolidated Balance Sheets

	December 31
	2008	2007

	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$24,032	$19,251
Certificate of deposit	522	504
Accounts receivable – gaming, less allowance for doubtful accounts of $2,417 and $1,785 in 2008 and 2007, respectively	3,619	5,778
Accounts receivable – other, less allowance for doubtful accounts of $166 and $19 in 2008 and 2007, respectively	701	666
Notes receivable	2,370	—
Inventories	601	326
Prepaid expenses and other current assets	18,895	17,399

Total current assets	50,740	43,924

Property, building, and equipment, net	448,585	286,890

Other assets:
Financing fees, net of accumulated amortization of $10,450 and $6,590 in 2008 and 2007, respectively	14,105	18,859
Casino development rights	—	128,808
Deposits and other assets	30	30
Notes receivable	—	2,250
Deferred Michigan business tax	1,236	1,236

Total assets	$514,696	$481,997

2

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Consolidated Balance Sheets

	December 31
	2008	2007

	(In Thousands)
Liabilities and members’ deficit
Current liabilities not subject to compromise:
Current portion of long-term debt and notes payable	$—	$448,297
Debtor-in-possession financing	130,134	—
Secured debt in default	313,966	—
Current portion of lawsuit settlement obligation	981	981
Accounts payable	25,299	28,197
Accrued interest	6,015	6,362
Notes payable	6,671	—
Fair value of interest rate swap agreements	—	9,367
Accrued expenses and other liabilities	20,323	9,442

Total current liabilities not subject to compromise	503,389	502,646

Current liabilities subject to compromise:
Long-term debt and notes payable	185,000	—
Pre-petition payables	12,370	—
Pre-petition accrued interest	9,944	—
Accrued interest subject to compromise	11,601	—
Pre-petition amounts due to parent	1,350	—

Total current liabilities subject to compromise	220,265	—

Total current liabilities	723,654	502,646

Long-term liabilities not subject to compromise:
Lawsuit settlement obligation, less current portion	11,322	11,569
Long-term payables due to City of Detroit and related entities	—	49,928
Obligation under capital lease	786	786
Deferred michigan business tax	3,911	1,236

Total long-term liabilities	16,019	63,519

Total liabilities	739,673	566,165

Members’ deficit pre-petition	(70,006)	(84,168)
Members’ deficit post-petition	(154,971)	—

Members’ deficit	(224,977)	(84,168)

Total liabilities and members’ deficit	$514,696	$481,997

See accompanying notes.

3

Greektown Holdings, L.L.C,
(Debtor-In-Possession)

Consolidated Statements of Operations

	Year Ended December 31
	2008	2007

	(In Thousands)
Revenues
Casino	$297,329	$321,779
Food and beverage	11,862	13,959
Other	4,608	4,891

Total revenues	313,799	340,629
Less promotional allowances	27,070	25,982

Net revenues	286,729	314,647

Operating expenses
Casino	77,953	83,449
Gaming taxes	83,116	89,596
Food and beverage	9,713	11,105
Marketing, advertising, and entertainment	5,549	7,389
Facilities	17,932	17,879
Depreciation and amortization	7,590	8,629
Bad debt	1,202	—
General and administrative expenses	39,674	43,269
Lease restoration expense	—	2,250
Michigan Single Business Tax	—	1,275
Other	651	371
Pre-opening expenses	828	—
Impairment of casino development rights	128,240	—

Operating expenses	372,448	265,212

(Loss) income from operations	(85,719)	49,435

Other income (expense)
Interest expense	(38,629)	(37,052)
Amortization of finance fees and accretion of discount on senior notes	(10,252)	(3,680)
Interest income	235	735
Unrealized loss on interest rate swaps	(2,650)	(7,385)
Other	2	(63)

Total other expense	(51,294)	(47,445)

(Loss) income before reorganization costs and provisions for state income taxes	(137,013)	1,990

Chapter 11 related reorganization costs	(11,667)	—
Michigan business tax expense – current	(3,068)	—
Michigan business tax expense – deferred	(1,160)	—

Net (loss) income	$(152,908)	$1,990

See accompanying notes.

4

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Consolidated Statements of Members’ Deficit

	Kewadin Greektown Casino LLC	Monroe Partners LLC	Total Members’ Deficit

	(In Thousands)

Balance at December 31, 2006	$(90,223)	$(30,935)	$(121,158)
Member contribution	35,000	—	35,000
Net income	995	995	1,990

Balance at December 31, 2007	(54,228)	(29,940)	(84,168)
Member contribution	12,099	—	12,099
Net loss	(76,454)	(76,454)	(152,908)

Balance at December 31, 2008	$(118,383)	$(106,394)	$(224,977)

See accompanying notes.

5

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Consolidated Statements of Cash Flows

	Year Ended December 31
	2008	2007

	(In Thousands)
Operatlng activities
Net (loss) income	$(152,908)	$1,990
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,590	8,629
Amortization of financing fees and accretion of discount on senior notes	10,252	3,680
Impairment of casino development rights	128,240	—
Deferred Michigan bossiness tax	2,675	—
Unrealized loss on interest rate swaps	2,650	7,385
Changes in current assets and liabilities:
Accounts receivable — gaming	2,159	(1,860)
Accounts receivable — other and notes receivable	(35)	(266)
Inventories	(275)	(37)
prepaid expenses and other current assets	(1,496)	196
Notes receivables	(120)	—
Accounts payable:
Pre-petition payables	12,370	3,373
Pre-petition amounts due to parent	1,350	—
Post-petition payables	(2,898)	—
Accrued expenses, interest, and other liabilities	20,062	4,274

Net cash provided by operating activities	29,616	27,364

Investing activities
Capital expenditures	(169,285)	(105,091)
Payment for Casino development rights	—	(1,056)
Investment in certificate of deposit	(18)	(504)

Net cash used in investing activities	(169,303)	(106,651)

Financing activities
Proceeds from borrowings on long-term debt and notes payable	181,907	42,572
Payments on long-term debt and note payable	(2,892)	(2,013)
Net payments on long-term debt and notes payable	(49,360)	—
Notes payable	6,671	—
Lawsuit settlement obligation payments	(247)	(233)
Financing fees paid	(3,710)	(2,490)
Proceeds from member contribution	12,099	35,000

Net cash provided by financing activities	144,468	72,836

Net increase (decrease) in cash and cash equivalents	4,781	(6,451)
Cash and cash equivalents at beginning of year	19,251	25,702

Cash and cash equivalents at end of year	$24,032	$19,251

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$29,851	$45,135

Supplemental noncash activity
Conversion of accounts receivable — other to notes receivable	$—	$2,250

See accompanying notes

6

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements

December 31, 2008

1. Description of Business

Greektown Holdings, L.L.C. (the Company) was formed in September 2005 as a limited liability company owned by Kewadin Greektown Casino, L.L.C. (Kewadin) and Monroe Partners, L.L.C. (Monroe) (see Note 8). The Company owns Greektown Casino, L.L.C. (Greektown Casino), which is engaged in the operation of a casino gaming facility in the City of Detroit, which opened November 10, 2000 under a license granted by the Michigan Gaming Control Board (MGCB), and the ongoing development of an expanded hotel/casino complex under the terms of a development agreement between Greektown Casino and the City of Detroit (Development Agreement).

On August 2, 2002, the City of Detroit approved revised development agreements for all three Detroit casino developers. Under the terms of its revised Development Agreement, Greektown Casino is continuing its development of a permanent hotel/casino complex containing hotel, parking, expanded gaming, and other amenities at its current site (the Expanded Complex).

2. Summary of Significant Accounting Policies

Presentation and Basis of Accounting

The accompanying consolidated financial statements present the financial position, results of operations and cash flows of Greektown Holdings, L.L.C. and its wholly owned subsidiaries – Greektown Holdings II, Inc., and Greektown Casino, L.L.C. and its wholly owned subsidiary, Trappers GC Partner, LLC and three nonoperating real estate subsidiaries.

On May 29, 2008 (the petition date), the Company filed a voluntary petition for reorganization (the Restructuring Proceedings) under Chapter 11 of the United States Bankruptcy Code (see Note 3). The accompanying consolidated financial statements have been prepared in accordance with AICPA Statement of Position 90-7 (SOP 90-7), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and on a going-concern basis, which contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Restructuring Proceedings, such realization of assets and liquidation of liabilities is uncertain. While operating as debtors-in-possession (DIP) under the protection of Chapter 11 of the Bankruptcy Code, and subject to approval of the Bankruptcy Court, the Company may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements.

7

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

SOP 90-7, which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statement of operations beginning in the period ended June 30, 2008. The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, reorganization items must be disclosed separately in the statement of cash flows. The Company adopted SOP 90-7 effective on May 29, 2008, and has segregated those items as outlined above for all reporting periods subsequent to such date.

The appropriateness of using the going-concern basis for the Company’s financial statements is dependent upon, among other things: (i) the Company’s ability to comply with the terms of the DIP credit facility and any cash management order entered by the Bankruptcy Court in connection with the Chapter 11 case; (ii) the ability of the Company to maintain adequate cash on hand; (iii) the ability of the Company to generate cash from operations; and (iv) the Company’s ability to improve profitability.

As former described in Note 6, the Company has long-term obligations. These obligations have been classified as a current liability as a result of the filing for Chapter 11 bankruptcy protection under the United States Bankruptcy Code.

Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, building, and equipment, valuation allowances for receivables, tax obligations and certain other accrued liabilities. Actual results could differ from those estimates.

8

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenues

Greektown Holdings recognizes as Casino revenues the net win from gaming activities, which is the difference between gaming wins and losses.

Promotional Allowances

The retail value of food, beverage, and other complimentary items furnished to customers without charge is included in revenues and then deducted as promotional allowances. The estimated costs of providing such promotional allowances for the years ended December 31, 2008 and 2007, are as follows (in thousands):

	December 31
	2008	2007

Casino	$23,400	$21,600
Food and beverage	3,700	4,400

	$27,100	$26,000

Cash, Cash Equivalents, and Certificates of Deposit

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Certificates of deposit represent cash deposits with maturities in excess of six months.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable — gaming consists primarily of gaming markers issued to casino patrons on the gaming floor. A marker is a voucher for a specified amount of dollars negotiable solely within Greektown Casino. Markers are recorded at issued value and do not bear interest. The allowance for doubtful accounts is Greektown Casino’s best estimate of the amount of probable credit losses in Greektown Casino’s existing accounts receivable. Greektown Casino determines the allowance based on historical write-off experience and review of returned gaming markers, past-due balances, and individual collection analysis. Account balances are charged off against the allowance after all reasonable means of collection have been exhausted and the potential for recovery is considered remote. Greektown Casino does not have any off-balance-sheet credit exposure related to its customers.

9

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Advertising Expense

The Company expenses costs associated with advertising and promotion as incurred. Advertising and promotion expense was approximately $4,620,000 and $5,541,000 for the years ended December 31, 2008 and 2007, respectively.

Prepaid Expenses

Prepaid expenses consist of payments made for items to be expensed over future periods. At December 31, 2008 and 2007, prepaid expenses include approximately $12,333,000 and $12,186,000, respectively, related to the annual gaming license and municipal service fees that will be expensed in subsequent periods.

Inventories

Inventories, consisting of food, beverage, and gift shop items, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Property, Building, and Equipment

Property, building, and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred and approximated $584,000 and $888,000 for the years ended December 31, 2008 and 2007, respectively. Depreciation and amortization expense includes amortization of assets recorded under capital leases.

Reserve for Club Greektown

Greektown Casino sponsors a players club (Club Greektown) for its repeat customers. Members of the club earn points for playing Greektown Casino’s electronic video and table games. Club Greektown members may redeem points for cash. Club Greektown members may also earn special coupons or awards as determined by Greektown Casino. Greektown Casino expenses the cash value of points earned by crab members and recognizes a related liability for any unredeemed points. Greektown Casino has adopted the provisions of Emerging Issues Task Force Consensus 01-9, Accounting for Consideration Given by a Vendor to a Customer (EITF 01-9). Accordingly, Greektown Casino has recognized the cash value of points earned as a direct reduction in casino revenue. For the years ended December 31, 2008 and 2007, this reduction totaled $6,459,000 and $7,151,000, respectively, and is deducted from casino revenue in the accompanying consolidated statement of operations.

10

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentrations of Risk

All nonmanagement positions are covered by collective bargaining agreements.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, certificates of deposit, accounts receivable, and accounts payable approximates fair value because of the short-term maturity of these instruments. The fair value of long-term debt, lawsuit settlement obligation, and long-term payables approximates their carrying value, as determined by the Company, using available market information.

Financing Fees

The Company has incurred certain financing costs in order to secure financing for its current casino and the Expanded Complex. These costs were capitalized and are being amortized over the term of the respective financing agreements. Capitalized financing fees, net of amortization, totaled $14,105,000 and $18,859,000 at December 31, 2008 and 2007, respectively. The amortization of these fees was $8,464,000 and $3,378,000 for the years ended December 31, 2008 and 2007, respectively.

Income and Other Taxes

A provision for federal income taxes is not recorded because, as a limited liability company, taxable income or loss is allocated to the members based on their respective ownership percentages in accordance with the Member Agreement (as defined elsewhere herein). The Company has state tax obligations in the state of Michigan under the Single Business Tax (repealed as of January 1, 2008) regime, which is not considered an income tax under the provisions of SFAS 109, Accounting for Income Taxes. On July 12, 2007, the Michigan legislature enacted the Michigan Business Tax (MBT) which is considered an income tax under the provisions of SFAS 109. Due to these changes, the enactment has resulted in the recording of both a deferred tax asset and a deferred tax liability. At December 31, 2008 and 2007, the deferred tax asset was $1.2 million and $1.2 million, respectively, and the deferred tax liability was $3.9 million and $1.2 million, respectively. The deferred tax asset is the result of future deductions allowed under the enactment provisions of the new law for the 2015 to 2029 tax years, whereas the deferred tax liability is the result of the enactment of the law and the liability resulting from the temporary differences related to capital acquisitions reversing in future periods. During the year ended December 31, 2008, the Company recorded a current provision for MBT of $3,068,000 and a deferred provision of $1,160,000.

11

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment or Disposal of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Intangible Assets

The Revised Development Agreement gives rise to an identifiable intangible asset that has been determined to have an indefinite life.

The Company complies with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 provides guidance on how identifiable intangible assets should be accounted for upon acquisition and subsequent to their initial financial statement recognition. SFAS No. 142 requires that identifiable intangible assets with indefinite lives be capitalized and tested for impairment at least annually by comparing the fair values of those assets with their recorded amounts. In accordance with SFAS 142 the Company performs its impairment test as of October 1 of each year by comparing their estimated fair value to the related carrying value as of that date. We completed our annual impairment test and determined the Casino Development rights were impaired (see Note 5).

Interest Costs

The interest costs associated with debt incurred in connection with the construction of long-lived assets are capitalized until the project is complete, at which time the interest is amortized over the life of the related capitalized assets. The Company uses either the interest rate on the borrowing specific to the capital expenditure or a weighted-average interest rate on outstanding indebtedness. Interest costs capitalized were $6,987,000 and $7,199,000 for the years ended December 31, 2008 and 2007, respectively, in connection with the Expanded Complex.

12

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands the disclosure requirements regarding fair value measurements. SFAS 157 does not introduce new requirements mandating the use of fair value. SFAS 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS 157 on January 1, 2008, as required for financial assets and financial liabilities. However, the FASB deferred the effective date of SFAS 157 for one year as it relates to fair value measurement requirements for nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value on a recurring basis. The adoption of SFAS 157 related to financial assets and financial liabilities did not have a material impact on the Company’s consolidated financial statements. The Company is evaluating the effect the implementation of SFAS 157 for nonfinancial assets and nonfinancial liabilities will have on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115. SFAS 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected would be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements in order to facilitate comparisons between entities choosing different measurement attributes for similar types of assets and liabilities. SFAS 159 does not affect existing accounting requirements for certain assets and liabilities to be carried at fair value. SFAS 159 is effective as of the beginning of a reporting entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS 159 effective January 1, 2008. Upon adoption, the Company did not elect the fair value option for any terms within the scope of SFAS 159 and, therefore, the adoption of SFAS 159 did not have an impact on the Company’s consolidated financial statements.

13

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In March 2008, the FASB announced the issuance of Financial Accounting Standards No. 161 (SFAS 161), Disclosures about Derivative Instruments and Hedging Activities. The new standard amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), and seeks to enhance disclosure about how and why a company uses derivative and hedging activities, how derivative instruments and related hedged items are accounted for under SFAS 133 (and the interpretations of that standard) and how derivatives and hedging activities affect a company’s financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application of the standard is encouraged, as well as comparative disclosures for earlier periods at initial adoption (although such comparative information is not required). The Company did not elect to early adopt SFAS 161.

3. Petition for Relief Under Chapter 11

On May 29, 2008 (the petition date), the Company filed voluntary petitions for reorganization (the Restructuring Proceedings) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Eastern District of Michigan (the Bankruptcy Court). The Company sought protection under Chapter 11 of the United States Bankruptcy Code to allow the Company time to secure adequate funding to complete the construction project and to protect itself from a forced sale of Greektown Casino by the Michigan Gaming Control Board as provided in the Revised Development Agreement. The Restructuring Proceedings were initiated in response to the Company not meeting the loan covenants put in place by both the lenders and the Michigan Gaming Control Board. Curing these covenants would have required the equity owners of the Company to contribute capital far in excess of their financial strength. As a result, the Company sought protection under Chapter 11 to stay the potential forced sale, and allow it to obtain the financing required to preserve its going concern value for the benefit of all parties involved. On February 20, 2009, the Company amended and restated their DIP Credit Facility (see Note 6). The amended and restated credit facility requires the Company to satisfy the following exit milestones, as set forth below:

(a)	Submission of bidding procedures pursuant to the offering memorandum for the sale of the assets and operations of the Company by May 1, 2009;

14

Greektown Holdings, LLC.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

3. Petition for Relief Under Chapter 11 (continued)

(b)

By June 1, 2009, the Company shall have either (1) received all final bids from potential buyers or (2) filed a reorganization plan acceptable to the DIP Credit Facility lenders, the Prepetition Lenders with the Bankruptcy Court;

(c)	If the Company accepts a final bid, such final bid shall be filed with the Bankruptcy Court by June 15, 2009;

(d)

If a reorganization plan is filed with the Bankruptcy Court in accordance with (b) above, or files a final bid with the Bankruptcy Court in accordance with (c) above, and no event of default has occurred, the DIP Credit Facility termination date shall be extended from June 1, 2009 to September 1, 2009; and

(e)	The Company shall have either completed the sale of the Company’s assets and operations or consummated a plan of reorganization by September 1, 2009.

Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as DIP. These claims are reflected in the consolidated balance sheet as “pre-petition payables” and “pre-petition amounts due to related parties.” These amounts represent the Company’s estimate of known or potential prepetition claims and related post-petition interest to be resolved in connection with the Restructuring Proceedings. Such claims remain subject to future adjustments. Future adjustments may result from (i) negotiations; (ii) actions of the Bankruptcy Court; (iii) further developments with respect to disputed claims; (iv) rejection of executory contracts; (v) the determination as to the value of any collateral securing claims; (vi) proofs of claim; or (vii) other events. Payment terms for these claims will be established in connection with the Restructuring Proceedings.

Chapter 11 related reorganization expenses in the consolidated statement of operations consist of legal and financial advisory fees resulting from or related to the bankruptcy proceedings.

15

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

3. Petition for Relief Under Chapter 11 (continued)

The Company’s unaudited results of operations from the petition date, May 29, 2008, to December 31, 2008, are presented below:

Revenues:
Casino	$164,311
Food and beverage	6,342
Other	2,668

Total revenues	173,321
Less promotional allowances	16,822

Net revenues	156,499

Operating expenses:
Casino	44,741
Gaming taxes	46,049
Food and beverage	5,510
Marketing, advertising, and entertainment	2,907
Facilities	10,244
General and administrative expenses	23,069
Bad debt expense	1,202
Depreciation and amortization	4,312
Pre-opening expenses	828
Other	332
Impairment of casino development rights	128,240

Operating expenses	267,434

Loss from operations	(110,935)

Other income (expense)
Interest expense	(23,097)
Amortization of finance fees	(8,683)
Interest income	131
Other non-operating income	2

Total other expense	(31,647)

Loss before reorganization costs and provision for state income taxes	(142,582)

Chapter 11 related reorganization costs	(9,537)
Michigan business fax expense – current	(806)
Michigan business tax expense – deferred	(2,046)

Net loss	$(154,971)

16

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

4. Property, Building, and Equipment

Property, building, and equipment and related depreciable lives as of December 31, 2008 and 2007, were as follows (in thousands):

	Amount		Depreciable
	2008	2007	Lives

Land	$104,391	$104,391	—
Gaming building and improvements	136,865	77,770	3–35 years
Gaming equipment and furnishings	59,772	57,558	3–5 years
Nongaming buildings and improvements	70,968	67,060	39 years
Nongaming office furniture and equipment	28,208	20,641	5–7 years
Construction in progress	183,910	87,409	—

	584,114	414,829
Less accumulated depreciation and amortization Property, building, and equipment, net	133,529	127,939

	$448,585	$286,890

Certain costs incurred relate to the development and construction of the Expanded Complex, in accordance with the terms of the Revised Development Agreement. These costs are capitalized, and depreciation shall commence once the Expanded Complex opens.

5. Casino Development Rights and Impairment

In accordance with the Revised Development Agreement, Greektown Casino is authorized to own and operate on a permanent basis, within certain boundaries in the City of Detroit, a casino complex containing specified amenities. Under the terms of the Revised Development Agreement:

(a)	Greektown Casino agreed to pay the City of Detroit $44 million in installment payments (installment payments), and contributed certain investment assets.

17

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

5. Casino Development Rights and Impairment (continued)

(b)

Greektown Casino was required to maintain standby letters of credit, totaling $49,360,000, to secure principal and interest payments on certain bonds issued by the Economic Development Corporation of the City of Detroit (EDC); however, these letters of credit were called by the EDC in June 2008 as a result of the Chapter 11 Bankruptcy filing (see Note 12).

(c)

Greektown Casino signed an indemnity agreement with the City of Detroit and the EDC with respect to certain matters. Payments made under this indemnity agreement plus liabilities accrued, resulted in capitalizing costs of $32,047,000 at December 31, 2008 and 2007. This amount includes the costs to settle a lawsuit as more fully described in Note 13.

(d)	Greektown Casino contributed to the City of Detroit its one-third interest, with a cost basis of $2,833,000, in Jefferson Casino, LLC.

The installment payments, EDC Payments, payments under the indemnity agreement and lawsuit settlement, and the contribution of the ownership interest in Jefferson Holdings, LLC give rise to an identifiable intangible asset, Casino Development Rights, in the amount of $128,240,000, which under the terms of the Development Agreement, have an indefinite life.

Goodwill and indefinite-lived intangible assets must be reviewed for impairment at least annually or more frequently if impairment indicators are present. The Company performs its annual impairment test for Casino Development Rights as of October 1 of each fiscal year. In the fourth quarter of 2008, the Company determined that the general decline in consumer spending as a result of the deteriorating economic conditions in the United States and the resulting impact on the gaming markets negatively affected the Company’s projected results of operations. Given the current uncertainties in the gaming markets, coupled with the Company’s bankruptcy filing, management has determined that the Casino Development Rights of the Company have been impaired. Accordingly, during the fourth quarter of 2008, the Company impaired this asset in its entirety based on a discounted cash flow analysis. As a result, the company recorded an impairment charge of $128,240,000 in the statement of operations for the year ended December 31, 2008.

18

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

6. Long-Term Debt, Notes Payable, and Debtor in Possession Financing

The Company entered into a financing agreement on December 2, 2005 to finance the payment for Greektown Casino’s existing credit facilities that were expiring. Also effective December 2, 2005, the Company’s existing five-year revolving credit facilities (including letter-of-credit facilities) were increased to $125,000,000, expiring December 2010. The funds received by the Company under these credit facilities were advanced to Greektown Casino under the following terms, which are similar to those contained in the Company’s agreements with its lender:

•	Seven-year maturity for the original long-term indebtedness and five-year maturity for revolving credit facility.

•

Quarterly amortization of $475,000, beginning on December 31, 2006 through December 31, 2011; thereafter, quarterly amortization payments of one-fourth the remaining outstanding amount for each of the four quarters beginning on March 31, 2012. As a result of the bankruptcy filing, these amortization payments have been stayed.

•

Interest payments are payable monthly or quarterly, at a rate equal to, at the Company’s option: (i) for a base rate loan, (a) the greater of (I) the rate of interest then most recently established by the administrative agent (Merrill Lynch Capital Corporation) in New York, New York, as its base rate for U.S. dollars loaned in the United States, and (II) the federal funds rate plus 0.50%, plus (b) a margin based on the ratio of total net senior debt to Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) (1.50% or 1.75%) or (ii) for a LIBOR loan, LIBOR plus a margin based on the ratio of total net senior debt to EBITDA (2.50% or 2.75%). The margins mentioned above have been increased by 2.00% as a result of the bankruptcy filing.

•	Interest rate swap agreement, with a notional amount of $70,000,000, as more fully described below.

19

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

6. Long-Term Debt, Notes Payable, and Debtor in Possession Financing (continued)

The funds received and outstanding from the financing agreement are considered secured debt in default. As of December 31, 2008, outstanding secured debt in default, along with the interest rates associated with such funds, consists of the following:

Amount of Obligation	Rate of interest	Rate of Interest at December 31, 2008

(In Thousands)

$157,958	BASE RATE + 3.250% payable quarterly	7.00%
31,542	BASE RATE + 3.250% payable quarterly	7.00%
124,466	BASE RATE + 3.000% payable quarterly	6.75%

$313,966

At December 31, 2007, the Company’s debt and notes payable consisted of a term loan of $158,433, incremented term loan of $31,580, revolving credit facility of $75,072 and unsecured debt of $183,212. The entire balance of outstanding debt at December 31, 2007, of $448,297 was recorded in current liabilities.

On June 9, 2008, the Company entered into a $150,000,000 DIP Credit Facility in order to finance the remainder of the Expanded Complex; the DIP Credit Facility includes a Delayed Draw Term Loan Agreement for $135,000,000 and a revolving credit facility for $15,000,000. There are strict guidelines as to how these funds can be used and must be approved and monitored by the U.S. Trustee as well as the MGCB. The funds from the Delayed Draw Term Loan facility can only be used for construction related costs, while the funds from the revolving credit facility may be used to pay operational and construction related expenses. At December 31, 2008, the Company had $19,866,000 available under the DIP Credit Facility. The DIP Credit Facility was amended and restated on February 20, 2009 (amended DIP Credit Facility). The Amended DIP Credit Facility provides up to an additional $46 million in two Delayed Draw Term Loans. There are strict guidelines as to how these funds can be used and must be approved and monitored by the U.S. Trustee as well as the MGCB. Of the funds received from the Amended DIP Credit Facility, $26 million of the facility can only be used for construction related expenses, while up to $20 million of the facility may be used to pay operational and construction related expenses. In addition to providing additional borrowings, the Amended DIP Credit Facility adjusted the rate of interest on the Delayed Draw Term Loan

20

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

6. Long-Term Debt, Notes Payable, and Debtor in Possession Financing (continued)

and revolving credit facility as provided by the original DIP Credit Facility from the Base Rate plus 5.25% per annum to the Base Rate plus 7.25% per annum. The interest rate applicable to the additional Delayed Draw Term Loan is the Base Rate plus 5.25%. The Amended DIP Credit Facility restated the covenant requirements which the Company must comply with under the terms of the agreement

As of December 31,2008, the Company’s obligations, as they relate to the DIP Credit Facility, and the interest rates on these obligations are as follows:

Amount of Obligation	Rate of interest	Rate of Interest at December 31, 2008

(In Thousands)

$115,134	BASE + 5.25% payable monthly	8.500%
15,000	BASE + 5.25% payable monthly	8.500%

$130,134

The DIP Credit Facility contains covenants including limitations on additional indebtedness, capital expenditures, mergers or acquisitions, dispositions of assets, loans and advances, and transactions with affiliates. Further, the Agreement requires the Company to maintain specific financial ratios including monthly minimum earnings before interest, taxes, depreciation, amortization, and restructuring costs (EBITDAR), as defined in the DIP Credit Facility. At December 31, 2008, the Company was in violation of the EBITDAR covenant and the violation was waived as part of the amended DIP Credit Facility.

As security for the term loan and any amounts owing under the revolving credit facility, the Company has pledged its 100% equity interest in Greektown Casino. Further, Greektown Casino also assigned a security interest in all of its assets as collateral for the above agreements, and has guaranteed repayment of these borrowings.

Except as permitted under the terms of the loan and other credit facilities (i.e., revolver, DIP and letter of credit) the Company will not be permitted to incur any other indebtedness.

21

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

6. Long-Term Debt, Notes Payable, and Debtor in Possession Financing (continued)

Unsecured Debt

The Company also borrowed $185,000,000 in December 2005 under an unsecured note arrangement to finance its operations and meet its liability and equity commitments. The maturity date of the note is December 1, 2013. As a result of the Chapter 11 filing the notes became unsecured pre-petition liabilities subject to compromise and the balance outstanding at December 31, 2007 is recorded in current liabilities.

Holdings used derivative financial instruments to manage well-defined interest rate risks. These financial instruments were terminated as a result of the Chapter 11 filing. On the date of termination; the liabilities under the swap agreements became fixed at $9,270,000 related to the $195 million interest rate swap agreement and $2,750,000 related to the $70 million interest rate swap agreement, at December 31, 2007. The total liability outstanding under the swap was $9,367,000. These liabilities are recorded by the Company and is recorded in accrued expenses and other liabilities and monthly interest payments are required at an 8.5% interest rate.

7. Leases

Greektown Casino has entered into several noncancelable operating leases, primarily for warehouse space and equipment Rental expense under these agreements for the years ended December 31, 2008 and 2007, was $423,000 and $2,662,000, respectively. Greektown Casino also subleases certain portions of its owned or leased facilities under noncancelable operating leases. Rental income under these leases for the years ended December 31, 2008 and 2007, was $660,000 and $778,000, respectively. In addition, during 2007 Greektown Casino entered into a settlement agreement with the lessor of a parking garage whereby Greektown Casino agreed to pay $2.25 million related to lease restoration costs; this amount was recorded as an expense during 2007, and the related liability is recorded in accrued expenses and other liabilities at December 31, 2008 and 2007.

22

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

7. Leases (continued)

At December 31, 2008, future minimum rental payments required under noncancelable operating leases, including related party leases, with initial or remaining lease terms in excess of one year and lease and sublease income were as follows:

	Capital Lease Payments	Operating Lease Payments	Lease and Sublease Income

	(In Thousands)
Quarter ending December 31:
2009	$336	$23	$531
2010	336	‑‑	441
2011	336	‑‑	368
2012	336	‑‑	259
2013	336	‑‑	251
Thereafter	7,700	‑‑	2,140

	9,380	$23	$3,990

Less amount representing interest	8,594

Present value of net minimum capital lease payments	786
Less current installments of obligation under a capital lease	‑‑

	$786

Certain of the leases include escalation clauses relating to the consumer price index, utilities, taxes, and other operating expenses. Greektown Casino will receive additional rental income in future years based on those factors that cannot be estimated currently.

23

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

8. Related-Party Transactions

The Company and Greektown Casino have entered into certain business transactions with individuals or entities related to the ownership of direct or indirect member interests. Under the provisions of their internal control system, expenditures to any one related party in excess of $50,000 annually must be approved by the Company’s management board. For the years ended December 31, 2008 and 2007, payments to related parties, other than financing-related activities and member distributions, totaled approximately $2,136,000 and $784,000, respectively.

Greektown Casino has also entered into a management services agreement with the Sault Ste. Marie Tribe of Chippewa Indians (the Tribe), a related entity to Kewadin, Monroe, and the Company, which requires the Greektown Casino to pay a base management fee of $110,000 per month, as well as reimbursement of travel, lodging, and out-of-pocket expenses incurred and all reasonable salary costs and fringe benefit expenses of key personnel who are providing such contracted services. The base fee and fee cap shall be adjusted annually to reflect any change in the consumer price index. This agreement may be terminated by Greektown Casino upon 90 days prior written notice, by the Tribe upon 30 days prior written notice, or by mutual agreement of the parties. As a result of the Chapter 11 filing and the DIP Credit Facility these payments are no longer allowable; however, the pre-petition amount owed to the Tribe as of December 31, 2008 is $550,000.

Accounts receivable – other includes $298,000 as of December 31, 2008 and 2007, for the amounts due from Monroe, a member of the Company. In addition, there is an outstanding note receivable of $2,000,000 at December 31, 2008 and 2007 which matures on March 31, 2009. This note bears interest of 6% of which $370,000 was earned through December 31, 2008.

9. Member’s Deficit

When it was formed in September 2005, Holdings’ interest in Greektown Casino was transferred to Holdings by the two owners. Consistent with their former ownership interests in Greektown Casino, Kewadin and Monroe each own a 50% interest in Holdings. The transactions involving a substitution of Holdings for the members’ interests in Greektown Casino have been considered as transactions between common control entities, and therefore have been accounted for at carrying value.

24

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

9. Member’s Deficit (continued)

As part of this ownership transaction, the member agreement among Kewadin, Monroe, and Greektown Holdings became the member agreement among Kewadin, Monroe, and the Company.

Kewadin and Monroe were required to make installment payments to former members of Monroe on or prior to November 10, in the specified years: (i) $19.3 million in 2008; and (ii) $18.0 million in 2009. As a result of the Chapter 11 filing, these amounts have become unsecured pre-petition liabilities.

During the year ended December 31, 2008 and 2007, a member of the Company made equity contributions totaling $12,100,000 and $35,000,000 respectively, to the Company. These 2008 contributions were made in the first and second quarter and all contributions were made before the Chapter 11 filing.

10. Gaming Taxes and Fees

Under the provisions of the Michigan Gaming Control and Revenue Act (the Act), casino licensees are subject to the following gaming taxes and fees on an ongoing basis:

•	An annual licensing fee;

•

An annual payment, together with the other two casino licensees, of all MGCB regulatory and enforcement costs. Greektown Casino was assessed $10,003,000 and $9,826,000 for its portion of the annual payment for the years ended December 31, 2008 and 2007, respectively;

•

A wagering tax, calculated based on adjusted gross gaming receipts, payable daily, of 24%. The amended Act also provides for certain increases in the wagering tax if Greektown Casino’s Expanded Complex facilities are not operational from and after July 1, 2009, and a reduction in that tax once they are operational; and

•	A municipal services fee in an amount equal to the greater of 1.25% of adjusted gross gaming receipts or $4 million annually.

These gaming taxes and fees are in addition to the taxes, fees, and assessments customarily paid by business entities conducting business in the State of Michigan and the City of Detroit, and amounted to $83,116,000 and $89,596,000 for the years ended December 31, 2008 and 2007, respectively.

25

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

10. Gaming Taxes and Fees (continued)

Effective January 1, 2006, the Company is also required to pay a daily fee to the City of Detroit in the amount of 1% of adjusted gross receipts, increasing to 2% of adjusted gross receipts if adjusted gross receipts exceed $400 million in any one calendar year. Additionally, if and when adjusted gross receipts exceed $400 million, the Company will be required to pay $4 million to the City of Detroit. The Company’s adjusted gross receipts did not exceed $400 million during the calendar year 2008 or 2007.

On December 11, 2007, the Company entered into an Acknowledgement of Violation (AOV) with the Michigan Gaming Control Board. The AOV included four complaints addressing procurement, kiosks, electronic gaming device meters, and signage. Under the terms of the AOV, a total fine of $750,000 was assessed, of which $300,000 was immediately payable and $450,000 is being held in abeyance for three years provided that the Company does not commit further violations. If the Company commits no further violations within the six-year period, the fine held in abeyance will be forgiven. The Company recorded the $300,000 as expense during 2007. The remaining amount has not been recorded as no further violations occurred during the year ended December 31, 2008.

11. Commitments and Contingencies

Millennium Management Group LLC (Millennium) was previously retained to provide the Company with certain consulting services related to the operation of the casino for a period through November 30, 2010, $1 million was paid for the year ended December 31, 2007 under the terms of this agreement. During 2008, a motion was filed with the U.S. Bankruptcy Court to reject the contract and the motion was granted by the bankruptcy judge.

The Company continues to enter into several agreements with various vendors providing goods and services related to the development of the Expanded Complex. As of December 31, 2008, commitments related to construction of the Expanded Complex amounted to approximately $46 million ($148 million at December 31, 2007).

The Company is a defendant in various pending litigation. In management’s opinion, the ultimate outcome of such litigation will not have a material adverse effect on the results of operations or the financial position of the Company.

26

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

11. Commitments and Contingencies (continued)

Under the Revised Development Agreement, the Company has signed a Guaranty and Keep Well Agreement, whereby the Company agreed to certain conditions and performance obligations related to construction of the Expanded Complex and casino operations. The Revised Development Agreement also provides that should a triggering event as defined, occur, the Company may sell its assets, business, and operations as a going concern at their fair market value to a developer named by the City of Detroit.

12. Long-Term Payables to City of Detroit

Under the original Development Agreement among the Company, the City of Detroit, and the EDC, the Company was required to provide letters of credit (LOCs) to support certain bonds issued by the EDC in connection with the acquisition and development of a proposed permanent casino site. Under the Revised Development Agreement, the Company was required to maintain its standby LOCs, totaling $49,928,000, recorded as a long-term payable for the year ended December 31, 2007, to secure principal and interest payments on certain bonds issued by the EDC; however, the LOCs were redeemed as a result of the Chapter 11 Bankruptcy filing. On June 12, 2008, the EDC redeemed the LOCs for a total amount of $49,393,000 of which $49,360,000 was the payment of the principal amount and the $33,000 was accrued interest through eleven (11) days of June. Due to the redemption of the LOCs, the long-term payable to the City of Detroit recorded on the Company’s balance sheet was effectively converted to debt due to Holdings. The proceeds of the bonds were used to acquire land along the Detroit River, where the permanent casino facilities were initially proposed to be located. Under the Revised Development Agreement, the Company and the other Detroit casino developers will forgo their right to receive any of the land.

27

Greektown Holdings, L.L.C.
(Debtor-In-Possession)

Notes to Consolidated Financial Statements (continued)

13. Lawsuit Settlement Obligation

A settlement agreement was reached in various lawsuits that were filed challenging the constitutionality of the Casino Development Competitive Selection Process Ordinance. As of December 31, 2008, payments totaling $17 million have been made against this settlement obligation. Additional payments required under the agreement include $1 million (inclusive of interest) annually for the next 24 years through 2031. As of December 31, 2008, the lawsuit settlement obligation consisted of the following:

	2008	2007

	(In Thousands)

Total lawsuit settlement obligation	$40,000	$40,000
Less payments made to date	(17,000)	(16,000)

Lawsuit settlement obligation to be paid	23,000	24,000
Less imputed interest at 6%	(10,697)	(11,450)

Amounts to be paid, at present value	12,303	12,550
Current portion at present value	(981)	(981)

Lawsuit obligation at present value, less current portion	$11,322	$11,569

14. 401(k) Plan

Salaried employees of the Company can participate in a 401(k) Plan (the Plan) whereby Greektown Casino matches a certain percentage of the employees’ contribution. For union employees, Greektown Casino shall make contributions to the Plan based on years of service. The total payments made and expense recognized under the Plan by the Company for the years ended December 31, 2008 and 2007, amounted to $1,969,000 and $2,178,000, respectively.

28

CONSOLIDATED FINANCIAL STATEMENTS

Greektown Holdings, L.L.C.
Years Ended December 31, 2007 and 2006
With Report of Independent Auditors

Greektown Holdings, L.L.C.

Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

Ernst & Young LLP	Phone: (313) 628-7100
One Kennedy Square	www.ey.com
777 Woodward Avenue, Suite 1000
Detroit, Michigan 48226-3536

Independent Auditors’ Report

The Members
Greektown Holdings, L.L.C.

We have audited the accompanying consolidated balance sheet of Greektown Holdings, L.L.C. (the Company) as of December 31, 2007, and the related consolidated statement of income, members’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Greektown Holdings, L.L.C. for the year ended December 31, 2006 were audited by other auditors whose report dated March 21, 2007, expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Greektown Holdings, L.L.C. and subsidiaries as of December 31, 2007, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Greektown Holdings, L.L.C. will continue as a going concern. As more fully described in Note 2, as of December 31, 2007, the Company was not in compliance with certain covenants of its loan agreements. The Company received a limited waiver of its covenant violations through the June 30, 2008 measurement date. This waiver requires among other things, the consummation of an equity contribution in 2008. Also the waiver does not extend beyond the June 30, 2008 covenant measurement date. Currently the Company projects that it will violate its existing covenants subsequent to the June 30, 2008 measurement date. As a result of the existing and projected covenant violations, which could result in all outstanding debt obligations being currently due in 2008, the Company’s outstanding debt has been classified as current liabilities at December 31, 2007. Also the Company estimates that as of December 31, 2007, it will need along with the use of projected cash from operations of $58 million, approximately $90 million of additional borrowings or equity contributions to complete its Expanded Complex. There can be no assurance that fee equity contribution will be consummated in 2008, that the Company will be able to comply with its debt covenants or obtain revised covenants in 2008, or that additional financing will be available, or that, if available such financing will be on terms favorable or acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The December 31, 2007 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or fee amounts and classifications of liabilities that may result from the outcome of this uncertainty.

April 1, 2008

A member firm of Ernst & Young Global limited

1

Greektown Holdings, L.L.C.

Consolidated Balance Sheets

	December 31
	2007	2006

	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$19,251	$25,702
Certificate of deposit	504	—
Accounts receivable – gaming, less allowance for doubtful accounts of $1,785 and $367 in 2007 and 2006, respectively	5,778	3,895
Accounts receivable – other, less allowance for doubtful accounts of $19 in 2007 and 2006	666	2,672
Inventories	326	289
Prepaid expenses and other current assets	17,399	17,595

Total current assets	43,924	50,153

Property, building, and equipment, net	286,890	189,642

Other assets:
Financing fees, net of accumulated amortization of $6,590 and $3,217 in 2007 and 2006, respectively	18,859	19,746
Casino development rights	128,808	127,752
Deposits and other assets	30	30
Notes receivable	2,250	—
Deferred Michigan Business Tax	1,236	—

Total assets	$481,997	$387,323

2

Greektown Holdings, L.L.C.

Consolidated Balance Sheets

	December 31
	2007	2006

	(In Thousands)
Liabilities and members’ deficit
Current liabilities:
Current portion of long-term debt and notes payable	$448,297	$1,900
Current portion of lawsuit settlement obligation	981	981
Accounts payable	28,197	23,984
Accrued interest	6,362	5,835
Fair value of interest rate swap agreements	9,367	1,785
Accrued expenses and other liabilities	9,442	6,731

Total current liabilities	502,646	41,216

Long-term debt and notes payable, less current portion	—	405,535
Lawsuit settlement obligation, less current portion	11,569	11,802
Long-term payables due to City of Detroit and related entities	49,928	49,928
Obligation under capital lease	786	—
Deterred Michigan Business Tax	1,236	—

Total long-term liabilities	63,519	467,265

Total liabilities	566,165	508,481

Members’ deficit	(84,168)	(121,158)

Total liabilities and members’ deficit	$481,997	$387,323

See accompanying notes.

3

Greektown Holdings, L.L.C.

Consolidated Statements of Income

	Year Ended December 31
	2007	2006

	(In Thousands)
Revenues
Casino	$321,779	$330,056
Food and beverage	13,959	16,235
Other	4,891	4,975

Total revenues	340,629	151,266
Less promotional allowances	25,982	22,053

Net revenues	314,647	329,213

Operating expenses
Casino	83,449	84,727
Gaming taxes	89,596	89,590
Food and beverage	11,105	11,020
Marketing, advertising, and entertainment	7,389	6,784
Facilities	17,879	16,772
General and administrative expenses	43,269	42,964
Lease restoration expense	2,250	—
Michigan Single Business Tax	1,275	1,600
Other	371	328

Operating expenses	256,583	253,785
Depreciation and amortization	8,629	8,790

Income from operations	49,435	66,638

Other income (expense)
Interest expense	(37,052)	(38,746)
Amortization of finance fees and accretion of discount on senior notes	(3,680)	(3,278)
Interest income	735	650
Unrealized loss on interest rate swaps	(7,385)	(1,785)
Other	(63)	(75)

Total other expense	(47,445)	(43,084)

Net income	$1,990	$23,554

See accompanying notes.

4

Greektown Holdings, L.L.C.

Consolidated Statements of Members’ Deficit

	Kewadin Greektown Casino LLC	Monroe Partners LLC	Total Members’ Deficit

	(In Thousands)

Balance at December 31, 2005	$(99,500)	$(38,962)	$(138,462)
Member distributions	(2,500)	(3,750)	(6,250)
Net income	11,777	11,777	23,554

Balance at December 31, 2006	(90,223)	(30,935)	(121,158)
Member contribution	35,000	—	35,000
Net income	995	995	1,990

Balance at December 31, 2007	$(54,228)	$(29,940)	$(84,168)

See accompanying notes.

5

Greektown Holdings, L.L.C.

Consolidated Statements of Cash Flows

	Year Ended December 31
	2007	2006

	(In Thousands)
Operating activities
Net income	$1,990	$23,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,629	8,790
Amortization of financing fees and accretion of discount on senior notes	3,680	3,278
Unrealized loss on interest rate swaps	7,385	1,785
Changes in current assets and liabilities:
Accounts receivable — gaming	(1,860)	427
Accounts receivable — other and notes receivable	(266)	(1,435)
Inventories	(37)	(4)
Prepaid expenses and other current assets	196	(5,338)
Accounts payable	3,373	17,051
Accrued expenses, interest, and other liabilities	4,274	(2,343)

Net cash provided by operating activities	27,364	45,765

Investing activities
Capital expenditures	(105,091)	(80,494)
Payment for Casino development rights	(1,056)	—
Investment in certificate of deposit	(504)	—

Net cash used in investing activities	(106,651)	(80,494)

Financing activities
Proceeds from borrowings on long-term debt and notes payable	42,572	—
Payments on long-term debt and note payable	(2,013)	—
Net proceeds from long-term debt and notes payable	—	34,525
Lawsuit settlement obligation payments	(233)	(5,750)
Financing fees paid	(2,490)	(701)
Member distributions paid	—	(6,250)
Proceeds from member contribution	35,000	—

Net cash provided by financing activities	72,836	21,824

Net decrease in cash and cash equivalents	(6,451)	(12,905)
Cash and cash equivalents at beginning of year	25,702	38,607

Cash and cash equivalents at end of year	$19,251	$25,702

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$45,435	$37,314

Supplemental noncash activity
Conversion of accounts receivable — other to notes receivable	$2,250	$—

See accompanying notes.

6

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

1. Description of Business

Greektown Holdings, L.L.C. (the Company) was formed in September 2005 as a limited liability company owned by Kewadin Greektown Casino, L.L.C. (Kewadin) and Monroe Partners, L.L.C. (Monroe) (see Note 8). The Company owns Greektown Casino, L.L.C. (Greektown Casino), which is engaged in the operation of a casino gaming facility in the City of Detroit, which opened November 10, 2000 under a license granted by the Michigan Gaming Control Board (MGCB), and the ongoing development of an expanded hotel/casino complex under the terms of a development agreement between Greektown Casino and the City of Detroit (Development Agreement).

On August 2, 2002, the City of Detroit approved revised development agreements for all three Detroit casino developers. Under the terms of its revised Development Agreement, Greektown Casino is continuing its development of a permanent hotel/casino complex containing hotel, parking, expanded gaming, and other amenities at its current site (the Expanded Complex).

2. Summary of Significant Accounting Policies

Presentation and Basis of Accounting

The accompanying consolidated financial statements present the financial position, results of operations and cash flows of Greektown Holdings, L.L.C. and its wholly owned subsidiaries – Greektown Holdings II, Inc., and Greektown Casino, L.L.C. and its wholly owned subsidiary, Trappers GC Partner, LLC and three nonoperating real estate subsidiaries.

The consolidated financial statements are presented using the accrual basis of accounting. All significant intercompany balances have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

7

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company has been granted a limited waiver related to certain covenant violations under its various loan agreements (see Note 5) which requires the consummation of an equity contribution in 2008, as well as requiring MGCB approval of the waiver. Also in connection with the MGCB’s approval of the Company’s indebtedness, the Company is required to comply with certain financial covenants established by MGCB. The Company was not in compliance with these covenants at December 31, 2007. The Company has until April 30, 2008 to cure the covenant violations or receive a waiver from the MGCB. If the violations are not cured or a waiver is not provided by MGCB, MGCB could require the Company to sell Greektown Casino.

The Company projects it will violate its existing covenants subsequent to the June 30, 2008 measurement date. As a result of the existing and projected covenant violations, which could result in all outstanding debt obligations being currently due in 2008, the Company’s outstanding debt has been classified as current liabilities at December 31, 2007. Uncertainty over the Company’s ability to comply with the limited waiver of its existing and projected covenant violations, uncertainty over the Company’s ability to comply with its covenants in measurement periods subsequent to June 30, 2008, which could result in the acceleration of the required payment of the Company’s debt obligations, and the uncertainty concerning its covenant violations with MGCB, which could result in the Company being required to sell Greektown Casino, raises substantial doubt about the Company’s ability to continue as a going concern.

In addition, as of December 31, 2007, the Company estimates that the cost to complete the Expanded Complex will be approximately $148 million. The Company estimates that it will need approximately $90 million of additional borrowings or equity contributions in addition to using $58 million of cash generated from operations to meet its cash requirements to complete the Expanded Complex. There can be no assurance that additional financing, if needed, will be available, or that, if available, the financing will be on terms favorable to the Company. In addition, there is no assurance that management’s estimate of future cash needs and cash to be generated from operations is accurate or that unforeseen events will not occur, resulting in the need to raise additional funds.

The Company expects to meet its future cash requirements through a combination of cash generated from operations, existing cash balances and future borrowings or equity contributions. If necessary, the Company will seek additional waivers of financial covenants under existing credit agreements and its agreement with MGCB. The Company’s continuation as a going concern is ultimately dependent upon its future financial performance, which will be affected by general economic, competitive and other factors, many of which are beyond the Company’s control. There can be no assurance that the Company’s plans to ensure continuation as a going concern will be successful.

8

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, building, and equipment and valuation allowances for receivables. Actual results could differ from those estimates.

Casino Revenues

Greektown Casino recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses.

Promotional Allowances

The retail value of food, beverage, and other complimentary items furnished to customers without charge is included in revenues and then deducted as promotional allowances. The estimated costs of providing such promotional allowances for the years ended December 31, 2007 and 2006, are as follows:

	December 31
	2007	2006

	(In Thousands)

Casino	$21,600	$16,571
Food and beverage	4,400	5,417
Other	—	33

	$26,000	$22,021

Cash, Cash Equivalents, and Certificates of Deposit

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Certificates of deposit represent cash deposits with maturities in excess of three months.

9

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable – gaming consists primarily of gaming markers issued to casino patrons on the gaming floor. A marker is a voucher for a specified amount of dollars negotiable solely within Greektown Casino. Markers are recorded at issued value and do not bear interest. The allowance for doubtful accounts is Greektown Casino’s best estimate of the amount of probable credit losses in Greektown Casino’s existing accounts receivable. Greektown Casino determines the allowance based on historical write-off experience and review of returned gaming markers, past-due balances, and individual collection analysis. Account balances are charged off against the allowance after all reasonable means of collection have been exhausted and the potential for recovery is considered remote. Greektown Casino does not have any off-balance-sheet credit exposure related to its customers.

Advertising Expense

The Company expenses cost associated with advertising and promotion as incurred. Advertising and promotion expense was $5,541,000 and $5,278,000 for the years ended December 31, 2007 and 2006, respectively.

Prepaid Expenses

Prepaid expenses consist of payments made for items to be expensed over future periods. At December 31, 2007 and 2006, prepaid expenses include $12,186,000 and $11,900,000 related to gaming taxes and fees that will be expensed in the year subsequent to the year payment was made.

Inventories

Inventories, consisting of food, beverage, and gift shop items, are stated at fee lower of cost or market. Cost is determined by the first-in, first-out method.

Property, Building, and Equipment

Property, building, and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred and approximated $888,000 and $839,000 for the years ended December 31, 2007 and 2006. Depreciation and amortization expense includes amortization of assets recorded under capital leases.

10

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Reserve for Club Greektown

Greektown Casino sponsors a players club (Club Greektown) for its repeat customers. Members of the club earn points for playing Greektown Casino’s electronic video and table games. Club Greektown members may redeem points for cash. Club Gteektown members may also earn special coupons or awards as determined by Greektown Casino. Greektown Casino expenses the cash value of points earned by club members and recognizes a related liability for any unredeemed points. Greektown Casino has adopted the provisions of Emerging Issues Task Force Consensus 01-9, Accounting for Consideration Given by a Vendor to a Customer (EITF 01-9). Accordingly, Greektown Casino has recognized the cash value of points earned as a direct reduction in casino revenue. For the years ended December 31, 2007 and 2006, this reduction totaled $7,151,000 and $5,973,000, respectively, and is deducted from casino revenue in the accompanying statements of income.

Concentrations of Risk

Substantially all nonmanagement positions are covered by collective bargaining agreements. The agreement covering security personnel expires during 2008.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, certificates of deposit, accounts receivable, and accounts payable approximates fair value because of the short-term maturity of these instruments. The fair value of long-term debt, lawsuit settlement obligation, and long-term payables approximates their carrying value, as determined by the Company, using available market information.

Derivative Financial Instruments

The Company complies with Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Certain Hedging Activities. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their respective fair values.

11

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Company has entered into interest rate swap agreements to reduce its exposure to market risks from changing interest rates. The Company does not use hedge accounting on any of the derivative instruments purchased through the end of 2007 and as a result, changes in the fair value of the instruments are recorded as “Unrealized loss on interest rate swaps” in the non-operating section of the accompanying statements of income. At December 31, 2007 and 2006, the Company has recorded a liability for the fair value of the interest rate swaps of $9,367,000 and $1,785,000, respectively.

Financing Fees

The Company has incurred certain financing costs in order to secure financing for its current casino and Expanded Complex. These costs were capitalized and are being amortized over the term of the respective financing agreements. Capitalized financing fees, net of amortization, totaled $18,859,000 and $19,746,000 as of December 31, 2007 and 2006, respectively. The amortization of these fees was $3,378,000 and $2,976,000 for the years ended December 31, 2007 and 2006, respectively.

Income and Other Taxes

A provision for income taxes is not recorded because, as a limited liability company, taxable income or loss is allocated to the members based on their respective ownership percentages, in accordance with the Member Agreement (as defined elsewhere herein). The Company currently has state tax obligations in the state of Michigan under the Single Business Tax (repealed as of January 1, 2008) regime, which are not considered an income tax under the provisions of SFAS 109, Accounting for Income Taxes. However, on July 12, 2007, the Michigan legislature enacted the Michigan Business Tax which is considered an income tax under the provisions of SFAS 109. Due to these changes, the enactment has resulted in the recording of both a deferred tax asset and deferred tax liability during 2007. The deferred tax asset is the result of future deductions allowed under the enactment provisions of the new law for the 2015 to 2029 tax years, whereas the deferred tax liability is the result of the enactment of the law and the liability resulting from the temporary differences related to capital acquisitions reversing in future periods.

12

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment or Disposal of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Intangible Assets

The Company complies with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 provides guidance on how identifiable intangible assets should be accounted for upon acquisition and subsequent to their initial financial statement recognition. SFAS No. 142 requires that identifiable intangible assets with indefinite lives be capitalized and tested for impairment at least annually by comparing the fair values of those assets with their recorded amounts.

The revised Development Agreement gives rise to an identifiable intangible asset that has been determined to have an indefinite life.

Interest Costs

Greektown Casino capitalizes interest costs associated with debt incurred in connection with the Expanded Complex during the construction period. The interest costs related to the construction of long-lived assets are capitalized until the project is complete, at which time the interest is amortized over the life of the related capitalized assets. The Company uses either the interest rate on the borrowing specific to the capital expenditure or a weighted-average interest rate on outstanding indebtedness. Interest costs capitalized were $7,199,000 and $1,375,000 for the years ended December 31, 2007 and 2006, respectively.

13

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands the disclosure requirements regarding fair value measurements. The rule does not introduce new requirements mandating the use of fair value. SFAS 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe the adoption of SFAS 157 will have a significant impact on its financial statements. The Company expects to use the new definition of fair value upon adoption of SFAS 157 as of January 1, 2008, and apply the disclosure requirements of SFAS 157 for the Company’s 2008 financial statements. The Company is currently evaluating the impact of adopting SFAS 157 on its financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (SFAS 159), The Fair Value Option far Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115. SFAS 159 permits entities to choose, at specified election dates, to measure many financial Instruments and certain other items at fair value that are not currently measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected would be reported in earnings at each subsequent reporting date. SFAS 159 also establishes presentation and disclosure requirements in order to facilitate comparisons between entities choosing different measurement attributes for similar types of assets and liabilities. SFAS 159 does not affect existing accounting requirements for certain assets and liabilities to be carried at fair value. SFAS 159 is effective as of the beginning of a reporting entity’s first fiscal year that begins after November 15, 2007. The Company does not believe the adoption of SFAS 159 will have a significant impact on its financial statements.

14

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

In March 2008, the FASB announced the issuance of Financial Accounting Standards No. 161 (SFAS 161), Disclosures about Derivative Instruments and Hedging Activities. The new standard amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), and seeks to enhance disclosure about how and why a company uses derivative and hedging activities, how derivative instruments and related hedged items are accounted for under SFAS 133 (and the interpretations of that standard) and how derivatives and hedging activities affect a company’s financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application of the standard is encouraged, as well as comparative disclosures for earlier periods at initial adoption (although such comparative information is not required).

3. Property, Building, and Equipment

Property, building, and equipment and related depreciable lives as of December 31, 2007 and 2006, were as follows:

	Amount		Depreciable
	2007	2006	Lives

	(In Thousands)

Land	$104,391	$103,402	—
Gaming building and improvements	77,770	77,783	3–35 years
Gaming equipment and furnishings	57,558	57,558	3–5 years
Nongaming buildings and improvements	67,060	20,979	39 years
Nongaming office furniture and equipment	20,641	17,745	5–7 years
Construction in progress	87,409	31,485	—

	414,829	308,952
Less accumulated depreciation and amortization	127,939	119,310

Property, building, and equipment, net	$286,890	$189,642

Certain costs incurred relate to the development and construction of the Expanded Complex, in accordance with the terms of the revised Development Agreement. These costs are capitalized, and depreciation shall commence once the Expanded Complex opens.

15

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

4. Casino Development Rights

In accordance with the revised Development Agreement, Greektown Casino is authorized to own and operate on a permanent basis, within certain boundaries in the City of Detroit, a casino complex containing specified amenities. Under the terms of the revised Development Agreement:

(a)	Greektown Casino agreed to pay the City of Detroit $44 million in installment payments (installment payments), and contributed certain investment assets.

(b)

Greektown Casino is, required to continue its standby letters of credit, totaling $49,928,000, to secure principal and interest payments on certain bonds issued by the Economic Development Corporation of the City of Detroit (EDC) and must also make the principal and interest payments under these bonds (EDC payments) (see Note 11).

(c)

Greektown Casino signed an indemnity agreement with the City of Detroit and the EDC with respect to certain matters. Payments made under this indemnity agreement plus liabilities accrued at December 31, 2007, resulted in capitalizing costs of $32,047,000 ($30,991,000 at December 31, 2006). This amount includes the costs to settle a lawsuit as more fully described in Note 12.

(d)	Greektown Casino contributed to the City of Detroit its one-third interest, with a cost basis of $2,833,000, in Jefferson Holdings, LLC.

The installment payments, EDC payments, payments under the indemnity agreement and lawsuit settlement, and the contribution of the ownership interest in Jefferson Holdings, LLC give rise to an identifiable intangible asset, casino development rights, in the amount of $128,808,000 at December 31, 2007 ($127,752,000 at December 31, 2006), which, under the terms of the revised Development Agreement, have an indefinite life.

16

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

5. Debt and Notes Payable

Debt and notes payable consist of the following as of December 31, 2007 and 2006:

	2007	2006

	(In Thousands)

Term loan	$158,433	$189,525
Incremental term loan	31,580	—
Revolving credit facility	75,072	35,000
10.75% Senior Notes due 2013, face value of $185,000,000, less unamortized discount of $1,788,000 and $2,090,000 at December 31, 2007 and 2006, respectively	183,212	182,910

	448,297	407,435
Less current portion	448,297	1,900

Long-term debt and notes payable, less current portion	$—	$405,535

All outstanding debt is recorded in current liabilities as of December 31, 2007, due to the covenant violations and other matters described in Note 2. The below sections describe the original payment terms of each debt instrument.

In April 2007, the Company obtained $100 million of new debt capacity consisting of a $37.5 million incremental term loan drawn on such date, a $37.5 million incremental delayed draw term loan to be drawn within a year of closing, and an increase of $25 million of borrowings under the revolving credit facility. As a result of the existing covenant violations at December 31, 2007, in March 2008, the Company agreed to reduce the commitments under the delayed draw term loan to zero, accordingly, no amounts are available under the delayed draw term loan. Also, in response to a covenant violation at September 30, 2007, on November 14, 2007, a member of the Company made an equity contribution of $35 million. This amount was used to pay down the term loan and incremental term loan on a pro rata basis.

Term Loan, Incremental Term Loan, and Revolving Credit Facility

The Company is the borrower under a $190 million, seven-year term loan agreement, a $37.5 million incremental term loan, and a $125 million, five-year revolving credit facility (including letters of credit).

17

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

5. Debt and Notes Payable (continued)

The terms of the term loan facility include the following:

•	Seven-year maturity.

•

Quarterly amortization of $475,000, beginning on December 31, 2006 through December 31, 2011; thereafter, quarterly amortization payments of one-fourth the outstanding amount for each of the four quarters beginning on March 31, 2012.

•

Interest payments are payable quarterly, at a rate equal to, at the Company’s option: (i) for a base rate loan, (A) the greater of (I) the rate of interest then most recently established by the administrative agent (Merrill Lynch Capital Corporation) in New York, New York as its base rate for U.S. dollars loaned in the United States, and (II) the federal funds rate plus 0.50%, plus (B) a margin based on the ratio of total net senior debt to EBITDA (1.50% or 1.75%) or (ii) for a LIBOR loan, LIBOR plus a margin based on the ratio of total net senior debt to EBITDA (2.50% or 2.75%).

The $37.5 million incremental term loan has the same terms as the $190 million term loan, except for the following:

•	Five-year maturity.

•

Quarterly principal amortization payments of $37,500, beginning on June 30, 2007 through December 31, 2011; thereafter, quarterly principal amortization payments of one-fourth the outstanding amount for each of the four quarters beginning on March 31, 2012.

The terms of the revolving credit facility include the following:

•	Five-year maturity.

•

Interest payments are payable monthly or quarterly, at a rate equal to, at the Company’s option: (i) for a base rate loan, (A) the greater of (I) the rate of interest then most recently established by the administrative agent (Merrill Lynch Capital Corporation) in New York, New York as its base rate for U.S. dollars loaned in the United States, and (II) the federal funds rate plus 0.50%, plus (B) a margin based on the ratio of total net senior debt to EBITDA (1.25% or 1.50%) or (ii) for a LIBOR loan, LIBOR plus a margin based on the ratio of total net senior debt to EBITDA (2.25% or 2.50%).

18

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

5. Debt and Notes Payable (continued)

The Company has letters of credit outstanding of $49,928,000 under the revolving credit facility to secure principal and interest payments on certain bonds issued by EDC (see Note 11). As a result of the outstanding balance and outstanding letters of credit, no additional amounts are available to be drawn on the revolving credit facility.

The proceeds from the term loan and the revolving credit facility have been advanced to Greektown Casino in exchange for a note payable having terms similar to those contained in such facilities.

As security for the term loan and any amounts owing under the revolving credit facility, the Company has pledged its 100% equity interest in Greektown Casino. In addition, Greektown Casino has guaranteed repayment of these borrowings. Further, Greektown Casino assigned a security interest in all of its assets as collateral for the above agreements.

Except as permitted under the terms of the loan and other credit facilities (i.e., revolver and letter of credit) and unsecured note arrangements described below, Greektown Casino will not be permitted to incur any other indebtedness.

10.75% Senior Notes Due 2013 (Notes)

The Company and Greektown Holdings II, Inc. entered into a $185 million unsecured and unsubordinated note arrangement to fund its operations and meet certain obligations and equity commitments. Greektown Casino does not guarantee repayment of the Notes. The terms of the Notes include the following:

•	Maturity date of December 1, 2013.

•

Interest payments on the Notes accrue at the rate of 10.75% per annum and are payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 2006, to the Holders of record of Notes at the close of business on November 15 and May 15, respectively, immediately preceding such interest payment date. Interest is computed on the basis of a 360-day year of twelve 30 day months.

19

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

5. Debt and Notes Payable (continued)

•

The Notes are equal in right of payment to all existing and future unsubordinated indebtedness of the Company, and will effectively be subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. In addition, the Notes will be senior in right of payment to any future indebtedness of the Company that is expressly subordinated to the Notes.

•

The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2010, at the redemption prices set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date subject to the rights of the Holders of the Notes.

Year	Redemption Price

2010	105.375%
2011	102.688%
2012 and thereafter	100.000%

In addition, at any time and from time to time prior to December 1, 2008, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds from one or more public equity offerings, at a redemption price in cash equal to 110.75% of the principal amount thereof, plus accrued and unpaid interest therein, if any, to the date of redemption subject to the condition that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding after such redemption.

The Notes were issued by the Company at a discount of 1.307%. As of December 31, 2007 and 2006, the Senior Notes payable have been reported on the balance sheet, net of the unamortized discount of $1,788,000 and $2,090,000, respectively.

Additional Notes may be issued in one or more series from time to time subject to compliance with the covenant requirements.

20

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

5. Debt and Notes Payable (continued)

Derivative Financial Instruments

The Company uses derivative financial instruments to manage well-defined interest rate risks. The Company is party to interest rate swap agreements, which are used for reducing the potential impact of increases in interest rates on the Company’s variable-rate debt. The interest rate swap requires the Company to pay an amount equal to a specific fixed rate of interest times a notional amount and to receive in return an amount equal to a variable rate of interest times the same notional amount. The notional amounts are not exchanged. The net amounts received or paid are recorded as an adjustment to interest expense. No other cash payments are made unless the contract is terminated prior to its maturity, in which case the contract would likely be settled for an amount approximating its fair value.

As of December 31, 2007, the Company was a party to interest rate swap agreements as follows to convert a total of $265 million of variable rate debt to fixed-rate debt through the term of the swap agreements.

Notional Amount	Borrower Pays	Counterparty Pays	Agreement Expires

$70 million	4.85% fixed	3-month LIBOR	December 31, 2010
$195 million	4.64% fixed	6-month LIBOR	December 1, 2013

6. Leases

Greektown Casino has entered into several noncancelable operating leases, primarily for office space, equipment, parking and vehicles. Rental expense under these agreements for the years ended December 31, 2007 and 2006, was $2,622,000 and $288,000, respectively. Greektown Casino also subleases certain portions of its owned or leased facilities under noncancelable operating leases. Rental income under these leases for the years ended December 31, 2007 and 2006, was $778,000 and $563,000, respectively. In addition, during 2007 Greektown Casino entered into a settlement agreement with the lessor of a parking garage whereby Greektown Casino agreed to pay $2.25 million related to lease restoration costs, this amount is recorded as an expense in 2007, and the related liability is recorded in accrued expenses and other liabilities at December 31, 2007.

21

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

6. Leases (continued)

At December 31, 2007, future minimum rental payments required under noncancelable operating leases with initial or remaining lease terms in excess of one year and lease and sublease income were as follows. Future minimum lease payments include some operating leases with related parties.

	Capital Lease Payments	Operating Lease Payments	Lease and Sublease Income

	(In Thousands)
Period ended December 31:
2008	$336	$54	$671
2009	336	22	604
2010	336	—	517
2011	336	—	447
2012	336	—	293
Thereafter	8,036	—	2,391

	9,716	$76	$4,923

Less amount representing interest	8,930

Present value of net minimum capital lease payments	786
Less current installments of obligation under a capital lease	—

	$786

Certain of the leases include escalation clauses relating to the consumer price index, utilities, taxes, and other operating expenses. Greektown Casino will receive additional rental income in future years based on those factors that cannot be estimated currently.

22

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

7. Related-Party Transactions

The Company and Greektown Casino have entered into certain business transactions with individuals or entities related to the ownership of direct or indirect member interests. Under the provisions of their internal control system, expenditures to any one related party in excess of $50,000 annually must be approved by the management board. For the years ended December 31, 2007 and 2006, payments to related parties, other than financing-related activities and member distributions, totaled approximately $784,000 and $1,057,000, respectively.

Greektown Casino has also entered into a management services agreement with the Sault Ste. Marie Tribe of Chippewa Indians (the Tribe), a related entity to Kewadin, Monroe, and the Company, which requires Greektown Casino to pay a base management fee of $110,000 per month, as well as reimbursement of travel, lodging, and out-of-pocket expenses incurred and all reasonable salary costs and fringe benefit expenses of key personnel who are providing such contracted services. Effective November 2006, the base management fee was reduced to $70,000 per month; this fee was increased to $110,000 per month effective February 1, 2007. Total fees paid are not to exceed $2,000,000 annually. The base fee and fee cap shall be adjusted annually to reflect any change in the consumer price index. This agreement may be terminated by Greektown Casino upon 90 days’ prior written notice, by the Tribe upon 30 days prior written notice, or by mutual agreement of the parties. The total expense incurred for the years ended December 31, 2007 and 2006, was $1,280,000 and $1,240,000, respectively.

Accounts receivable — other includes $298,000 and $2,298,000 as of December 31, 2007 and 2006, respectively, for the amounts due from Monroe, a member of the Company. During 2007, $2,000,000 of this amount, plus $250,000 of interest was converted to a long-term note receivable. The note receivable beats interest at a rate of 6% and matures on March 31, 2009. In addition, the Tribe has guaranteed $1,050,000 of accounts receivable – gaming at December 31, 2007.

23

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

8. Member’s Equity

Upon formation of the Company in September 2005, the members’ interest in Greektown Casino was transferred to the Company by the two owners. Consistent with their former ownership interests in Greektown Casino, Kewadin and Monroe each own a 50% interest in the Company. The transactions involving a substitution of the Company for the members’ interests in Greektown Casino have been considered as transactions between common control entities, and therefore have been accounted for at carrying value.

As part of this ownership transaction, the member agreement among Kewadin, Monroe and Greektown Casino became the member agreement among Kewadin, Monroe and the Company.

Kewadin and Monroe are required to make installment payments to former members of Monroe on or prior to November 10, in the specified years: (i) $20.7 million in 2007; (ii) $19.3 million in 2008; and (iii) $18.0 million in 2009. Kewadin and Monroe have yet to make the 2007 payment and the Company has not made any distributions to such entities in respect of such payment. Currently, such entities have received a waiver for the 2007 payment until June 2008, subject to the option of the former members to terminate such waiver upon fourteen days written notice. The indenture for the senior notes permits the Company to make distributions as necessary to permit Kewadin and Monroe to fulfill these payment obligations, provided certain financial conditions are met. However, if Kewadin and Monroe do not make such payments, Kewadin may be required to sell its interest in Monroe, which could result in a change in control event under the Company’s outstanding debt obligations, which could result in an event of default.

On November 14, 2007, a member of the Company made an equity contribution to the Company of $35 million. These funds were advanced to the Company as an equity contribution. The Company utilized these funds to pay down the term loan and incremental term loan on a pro rata basis.

24

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

9. Gaming Taxes and Fees

Under the provisions of the Michigan Gaming Control and Revenue Act (the Act), casino licensees are subject to the following gaming taxes and fees on an ongoing basis:

•	An annual licensing fee;

•

An annual payment, together with the other two casino licensees, of all MGCB regulatory and enforcement costs. The Company was assessed $9,826,000 and $9,540,000 for its portion of the annual payment for the years ended December 31, 2007 and 2006, respectively;

•

A wagering tax, calculated based on adjusted gross gaming receipts, payable daily, of 24%. The amended Act also provides for certain increases in the wagering tax if Greektown Casino’s Expanded Complex facilities are not operational from and after July 1, 2009, and a reduction in that tax once they are operational; and

•	A municipal services fee in an amount equal to the greater of 1.25% of adjusted gross gaming receipts or $4 million annually.

These gaming taxes and fees are in addition to the taxes, fees, and assessments customarily paid by business entities conducting business in the State of Michigan and the City of Detroit, and amounted to $89,596,000 and $89,590,000 for the years ended December 31, 2007 and 2006, respectively.

Effective January 1, 2006, Greektown Casino is required to pay a daily fee to the City of Detroit in the amount of 1% of adjusted gross receipts, increasing to 2% of adjusted gross receipts if adjusted gross receipts exceed $400 million in any one calendar year. Additionally, if and when adjusted gross receipts exceed $400 million, Greektown Casino will be required to pay $4 million to the City of Detroit. The Company’s adjusted gross receipts did not exceed $400 million during the calendar year 2007 or 2006.

On December 31, 2007, Greektown Casino entered into an Acknowledgement of Violation (AOV) with the Michigan Gaming Control Board. The AOV included four complaints addressing procurement, kiosks, electronic gaming device meters and signage. Under the terms of the AOV, a total fine of $750,000 was assessed, of which $300,000 was immediately payable and $450,000 is being held in abeyance for three years provided that Greektown Casino does not commit further violations. If Greektown Casino commits no further violations within the three-year period, the fine held in abeyance will be forgiven. The Company has recorded the $300,000 as expense during 2007. The remaining amount has not been recorded as no further violations occurred during 2007.

25

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

10. Commitments and Contingencies

Millennium Management Group LLC (Millennium) has been retained to provide Greektown Casino with certain consulting services related to the operation of the casino for a period through November 30, 2010. For these services, Greektown Casino compensates Millennium via a consulting fee of $83,000 per month, plus certain expenses. The fee amounted to $1 million for each of the years ended December 31, 2007 and 2006.

Greektown Casino continues to enter into several agreements with various vendors providing goods and services related to the development of the Expanded Complex. As of December 31, 2007, the commitments related to construction of the Expanded Complex amounted to approximately $148 million ($53,258,000 at December 31, 2006).

The Company, including Greektown Casino, is a defendant in various pending litigation. In management’s opinion, the ultimate outcome of such litigation will not have a material adverse effect on the results of operations or the financial position of the Company, including Greektown Casino.

Under the revised Development Agreement, Greektown Casino has signed a Guaranty and Keep Well Agreement, whereby Greektown Casino agreed to certain conditions and performance obligations related to construction of the Expanded Complex and casino operations. The revised Development Agreement also provides that should a triggering event, as defined, occur, Greektown Casino may sell its assets, business, and operations as a going concern at their fair market value to a developer named by the City of Detroit.

11. Long-Term Payable to City of Detroit

Under the original Development Agreement among Greektown Casino, the City of Detroit, and the EDC, Greektown Casino was required to provide letters of credit (LOCs) to support certain bonds issued by the EDC in connection with the acquisition and development of a proposed permanent casino site. Under the revised Development Agreement, Greektown Casino must continue its standby LOCs, totaling $49,928,000, to secure principal and interest payments on certain bonds issued by the EDC and must also make the principal and interest payments required under these bonds. The proceeds of the bonds were used to acquire land along the Detroit River, where the permanent casino facilities were initially proposed to be located. Under the revised Development Agreement, Greektown Casino and the other Detroit casino developers will forgo their right to receive any of the land, but will remain obligated to repay the bonds. Greektown Casino’s $49,928,000 obligation has been recorded as a long-term payable in the accompanying balance sheet. The EDC bonds bear interest at a variable rate (4.96% as of December 31, 2007), payable monthly, and the principal is due in November 2009.

26

Greektown Holdings, L.L.C.

Notes to Consolidated Financial Statements (continued)

12. Lawsuit Settlement Obligation

A settlement agreement was reached in various lawsuits that were filed challenging the constitutionality of the Casino Development Competitive Selection Process Ordinance. As of December 31, 2007, payments totaling $16 million have been made against this settlement obligation. Additional payments required under the agreement include $1 million (inclusive of interest) annually for the next 24 years through 2031. As of December 31, 2007 and 2006, the lawsuit settlement obligation consisted of the following:

	2007	2006

	(In Thousands)

Total lawsuit settlement obligation	$40,000	$40,000
Less payments made to date	(16,000)	(15,000)

Lawsuit settlement obligation to be paid	24,000	25,000
Less imputed interest at 6%	(11,450)	(12,217)

Amounts to be paid, at present value	12,550	12,783
Current portion at present value	981	981

Lawsuit obligation at present value, less current portion	$11,569	$11,802

13. 401(k) Plan

Salaried employees of Greektown Casino can participate in a 401(k) Plan (the Plan) whereby Greektown Casino matches a certain percentage of the employees’ contribution. For union employees, Greektown Casino shall make contributions to the Plan based on years of service. The total payments made and expense recognized under the Plan by Greektown Casino for the years ended December 31, 2007 and 2006 amounted to $2,178,000 and $2,164,000, respectively.

27